As filed with the Securities and Exchange Commission on March 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL BLUE GROUP HOLDING AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	7374	98-1557721
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zürichstrasse 38, 8306 Brüttisellen, Switzerland

+41 22 363 77 40

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

10 E 40th Street, 10th Floor

New York NY 10016

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth B. Wallach

Xiaohui (Hui) Lin

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Securities to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Secondary Offering:
Ordinary shares, par value $0.0001 per share	6,666,665(1)(2)	$12.40(3)	$82,666,646.00	$9,018.94

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional securities that may be offered or issued by Global Blue Group Holding AG (the “Company”) in connection with any stock split, stock dividend or similar transaction.

(2)	Represents the aggregate of 6,666,665 ordinary shares of the Company registered for resale by the selling securityholders named in this registration statement.
(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price represents the average of the high and low prices of our ordinary shares on March 17, 2021 on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 23, 2021

PRELIMINARY PROSPECTUS

6,666,665 ORDINARY SHARES

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,666,665 ordinary shares of Global Blue Group Holding AG, a public company incorporated under the laws of Switzerland (the “Company”).

The Company will not receive any proceeds from the sale of the securities by the selling securityholders. However, the Company will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “GB”. The last reported sale price of our ordinary shares on March 22, 2021 was $12.81 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or prospectus supplements carefully before you make your investment decision.

The registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will issue, offer or sell, as applicable, any of the securities. The selling securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell the shares under “Plan of Distribution.”

The Company is an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, is subject to reduced public company reporting requirements.

Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 24 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED                 , 2021

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the selling securityholders have authorized any other person to provide you with different or additional information. Neither we nor the selling securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to 6,666,665 ordinary shares of the Company from time to time through any means described under “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among others, the specific amounts and prices of the ordinary shares being offered and the terms of the offering.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

i

EXCHANGE RATE PRESENTATION

Certain amounts described in this prospectus have been expressed in U.S. dollar for convenience and, when expressed in U.S. dollar in the future, such amounts may be different from those set forth in this prospectus due to intervening exchange rate fluctuations.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Global Blue’s audited consolidated financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are referred to in this prospectus as “IFRS.” We refer in various places within this prospectus to non-IFRS financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Sales in Store (“SiS”), Adjusted Net Income (Group Share), Adjusted Effective Tax Rate, Adjusted Net Debt and Leverage Ratio, some of which are more fully explained in “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for Global Blue’s consolidated financial results prepared in accordance with IFRS.

FINANCIAL STATEMENT PRESENTATION

Accounting Treatment of the Capital Reorganization

The Company was incorporated on December 10, 2019 for the purpose of effectuating the business combination (the “Business Combination”) between Far Point Acquisition Corporation (“FPAC”) and Global Blue. The transaction has first been accounted for as a capital reorganization whereby the Company is the successor to its predecessor Global Blue Group AG. As a result of the first step described above, the existing shareholders of Global Blue Group AG continued to retain control through their majority ownership of the Company.

The capital reorganization was immediately followed by the acquisition of FPAC, which is accounted for within the scope of IFRS 2 (Share-based Payment). The shares issued by the Company are recognized at fair value and recorded as consideration for the acquisition of the public shell company, FPAC. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as a result of FPAC not being recognized as a business as defined by IFRS 3 (Business Combination) given it consisted predominantly of cash in the Trust Account. In addition, the following factors were also taken into consideration: (i) the business of Global Blue Group AG comprises the ongoing operations of the Company; (ii) Global Blue Group AG’s senior management comprise the senior management of the Company; (iii) the pre-Business Combination shareholders of Global Blue Group AG have the largest ownership of the Company and the right to appoint the highest number of members to the board of directors of the Company (the “Board of Directors”) relative to other shareholders; and (iv) the headquarters of the Company is that of Global Blue Group AG.

Application of Newly Adopted Accounting Standards

From April 1, 2018 onward, Global Blue has adopted IFRS 9 (Financial Instruments), IFRS 15 (Revenue from Contracts with Customers) and IFRS 16 (Leases), selecting the modified retrospective approach. Therefore, Global Blue has not restated its financial information as of and for the financial year ended March 31, 2018 or any prior periods for these new standards and, as a result, the information for such periods is not fully comparable to the financial information of Global Blue as of and for the financial years ended March 31, 2019 and 2020.

Restatement

Global Blue’s historical audited consolidated financial statements for the year ended March 31, 2020 have been restated. See Note 1 to Global Blue’s audited consolidated financial statements included elsewhere in this prospectus.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Business Combination, factually supportable and, with regards to the unaudited pro forma condensed combined income statement, are expected to have a continuing impact on the results of the Company.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined for the historical periods presented here. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the future financial position and results that the Company will experience. Global Blue Group AG and FPAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which Global Blue competes as well as Global Blue’s analysis, conducted prior to the COVID-19 pandemic, of statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Global Blue’s business and markets, including information obtained from the OECD, Euromonitor, the World Bank, the International Air Transport Association and Tourism Economics (collectively, “Industry Analysis”). Such information is supplemented where necessary with Global Blue’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Global Blue’s management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, references to the “Company” are to Global Blue Group Holding AG, whereas references to “Global Blue,” “we,” “us,” or “our” are to Global Blue Group Holding AG and its subsidiaries for the period from August 28, 2020, Global Blue Group AG and its subsidiaries from March 16, 2018 to August 27, 2020, and Global Blue Investment & Co S.C.A. and its subsidiaries from August 1, 2012 to March 15, 2018.

In this prospectus:

“2012 GB Acquisition” means the acquisition on August 1, 2012 of Global Blue Luxembourg Holdings S.à r.l. by funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group.

“2021 PIPE Transactions” means the purchase of a total of 6,666,665 ordinary shares of Global Blue pursuant to the share purchase and subscription agreements between the Company and certain investors.

“Acquirer(s)” means a financial institution that processes credit or debit card payments on behalf of a merchant.

“Adjusted Net Debt” means the aggregate principal amount of non-current loans and borrowings, less cash and cash equivalents.

“Amendment Letter” means an amendment letter dated January 14, 2020 amending and restating the Facilities Agreement entered into by Global Blue with, among others, BNP Paribas (Suisse) S.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank International Limited, Royal Bank of Canada, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, Credit Suisse International and JPMorgan Chase Bank N.A., London branch, as amendment participating lenders, and RBC Europe Limited, as agent and security agent.

“AML” means anti-money laundering.

“Ant” or “Strategic Secondary 2020 PIPE Investor” means Antfin (Hong Kong) Holding Limited.

“APAC” means the Asia Pacific region.

“ATM” means automated teller machines.

“AVPS” means added-value payment solutions.

“Backstop Provider” means Cloudbreak Aggregator LP, a Cayman Islands limited partnership that is the managing member of the Founder and an affiliate of Third Point.

“Best-rate guarantee” means Global Blue’s best-rate guarantee, which allows an international shopper to be refunded the difference between Global Blue’s transaction fee and that of its issuing bank.

“C-PECs” means convertible preferred equity certificates.

“CAGR” means compounded annual growth rate.

“Cayman Holdings” means Global Blue Holding L.P., a Cayman Islands exempted limited partnership.

“Closing” means the closing of the transactions contemplated by the Merger Agreement and the share purchase and contribution agreements with certain PIPE investors, which occurred on August 28, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation Ordinance” means the Swiss Compensation Ordinance.

“Conversion Agreement” means the conversion agreement, dated August 28, 2020, by and among the Company and each of the Seller Parties in respect of the Series A Preferred Shares which grants the holders put rights and the Company call rights and redemption rights.

“Currency Select” means Currency Select Pty Limited (previously, Travelex Outsourcing Pty Limited).

“DCC” means dynamic currency conversion.

“drive-to-store” means data-driven and high-impact marketing solutions to increase brand awareness and increase international shopper footfall for merchants.

“DTC” means The Depository Trust Company.

“eDCC” means e-commerce dynamic currency conversion.

“eligible SiS” means SiS that are eligible for VAT refund.

“EMEA” means Europe, Middle East and Africa.

“eTFS” means electronic TFS.

“EU” means European Union.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Executive Management” means members of the executive management of Global Blue. See “Board of Directors and Executive Management.”

“Facilities” means the Term Loan Facility and the Revolving Credit Facility.

“Facilities Agreement” means the term and revolving credit facilities agreement dated October 25, 2019 entered into by Global Blue, with, among others, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, BNP Paribas (Suisse) S.A., J.P. Morgan Securities PLC, Morgan Stanley Bank International Limited and Royal Bank of Canada, as mandated lead arrangers, and RBC Europe Limited, as agent, and as amended and restated by the Amendment Letter.

“Founder” means Far Point LLC, a Delaware limited liability company, an initial stockholder of FPAC and the primary holder of FPAC Class B Common Stock before the Business Combination.

“FPAC Class A Common Stock” means FPAC’s Class A common stock, par value $0.0001 per share.

“FPAC Class B Common Stock” means FPAC’s Class B common stock, par value $0.0001 per share.

“FPAC IPO” means the initial public offering of Units of FPAC, consummated on June 14, 2018.

“GDPR” means the EU’s General Data Protection Regulation 2016/679, as amended.

v

“Global Blue Warrants” means existing warrants of the Company that entitle the holder thereof to purchase for $11.50 one ordinary share (subject to adjustment in accordance with the Warrant Agreement).

“Globetrotter” means SL Globetrotter, L.P., a Cayman Islands exempted limited partnership.

“GST” means goods and services tax.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Industry Analysis” means Global Blue’s analysis, conducted prior to the COVID-19 pandemic, of the sources of statistics, data and other information relating to markets, market sizes, market shares, market positions and other industry data pertaining to Global Blue’s business and markets, including information obtained from the OECD, Euromonitor, the World Bank, the International Air Transport Association and Tourism Economics.

“international shopper” means international travelers shopping abroad.

“Liquidity Loans” means loans in an aggregate amount of $75 million that may be extended under the Supplemental Liquidity Facility.

“Management Roll-up” means, prior to the Closing, pursuant to the Management Shareholders Agreement, a series of exchange and contribution transactions involving Global Blue Group AG and certain of its subsidiaries, through which the Management Sellers became shareholders of the Company.

“Management Sellers” means the individuals who are parties to the Merger Agreement as “Management Sellers.”

“Management Shareholders Agreement” means the management shareholders agreement dated January 16, 2020, and amended by the management shareholders agreement deed of amendment dated August 26, 2020, by and among Cayman Holdings, Globetrotter, the Company, Mr. Jacques Stern (as management representative) and Estera Trust (Jersey) Limited (as trustee of the Global Blue Equity Plan Employee Trust).

“MCC” means Mobile Customer Care.

“MCP” means multi-currency processing.

“Merger” means the merger of Global Blue US Merger Sub Inc. with and into FPAC, with FPAC being the surviving corporation in the merger and a wholly-owned indirect subsidiary of the Company following the merger.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of January 16, 2020, by and among FPAC, Globetrotter (both as itself and as the GB Shareholders’ Representative), the Company, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc., Cayman Holdings, the Management Sellers, Global Blue Group AG, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, the Founder, and Jacques Stern, solely in his capacity as the Management Representative, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“minimum purchase amount” or “MPA” means the minimum transaction size for transactions and goods to be eligible for VAT refunds.

“MIP” means the management incentive plan adopted as part of the Business Combination.

“NC-PEC” means non-convertible preferred equity certificates.

“NYSE” means the New York Stock Exchange.

“OECD” means the Organization for Economic Co-operation and Development.

“p.p.” means percentage point(s).

“Partners Group” means Partners Group AG (or its affiliates).

“PCI DSS” means Payment Card Industry Data Security Standard.

“POS” means point-of-sale.

“price differential” means the difference in price between products in destination countries compared to international shoppers’ origin countries.

“Primary 2020 PIPE Investor” or “Manulife” means Manulife Investment Management Limited and/or the funds managed by it, as applicable.

“Prior Facilities” means the prior term loan facility and the prior revolving credit facility that were each governed by the Prior Facilities Agreement.

“Prior Facilities Agreement” means the senior facilities agreement dated July 26, 2012 (as subsequently amended, re-stated and conformed).

“Private Placement Warrants” means the Warrants sold to the Founder in a private placement in connection with the FPAC IPO.

“PSP(s)” means payment services provider.

“Public Warrants” means Warrants included in Units sold in the FPAC IPO.

“Refinancing” means the refinancing of Global Blue’s bank indebtedness under the Prior Facilities pursuant to the Facilities Agreement.

“Registration Rights Agreement” means the agreement dated August 28, 2020, between the Company, Third Point, the Seller Parties and certain other parties thereto, including Thomas W. Farley, with respect to our ordinary shares and other Company securities, including Global Blue Warrants and Series A Preferred Shares, received by such parties in connection with the Business Combination (together with any securities issued in connection with any stock split or subdivision, stock dividend, distribution or similar transaction with respect thereto, the “Registrable Securities”).

“Relationship Agreement” means the second amended and restated relationship agreement dated September 7, 2020, between the Company, Globetrotter and the Strategic Secondary 2020 PIPE Investor.

“Revolving Credit Facility” means a €100 million revolving credit facility governed by the Facilities Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Seller Parties” means Globetrotter, Cayman Holdings and the Management Sellers.

“Series A Preferred Shares” means the Series A preferred shares of the Company, which may be converted into ordinary shares of the Company, under certain circumstances, on a cashless and one-for-one basis.

“Shareholders Agreement” means that certain agreement, dated August 28, 2020, made in connection with the transaction contemplated by the Merger Agreement, by and among Cayman Holdings, Globetrotter, Thomas W. Farley and certain members of management of the Company.

“Silver Lake” means Silver Lake Management Company III, L.L.C. (or its affiliates).

“SiS” means sales in store, a key performance indicator which reflects either (i) the value (including VAT) of goods purchased by the international shopper at the POS in the TFS business or (ii) the value (including VAT) of the payments made by the international shoppers at the POS in the AVPS business.

“Southeast Asia” means Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam.

“Supplemental Liquidity Facility” means the supplemental liquidity facility for $75 million that Globetrotter and Cayman Holdings made available to Global Blue on the terms and conditions of a loan agreement dated September 30, 2020.

“Term Loan Facility” means a €630 million term loan facility governed by the Facilities Agreement.

“TFS” means third-party serviced tax-free shopping.

“TFS business” means Tax Free Shopping Technology Solutions.

“third-party serviced” means VAT refunds conducted by TFS providers, excluding VAT refunds conducted in-house by merchants.

“Third Point” means Third Point LLC and/or its affiliates, as applicable.

“Transaction” or “Transactions” means the transactions contemplated by the Merger Agreement and the share purchase and contribution agreements with the PIPE investors that occurred at or immediately prior to the Closing, including the Merger.

“Trust Account” means the trust account that held a portion of the proceeds of the FPAC IPO.

“U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means Units issued in the FPAC IPO, each consisting of one share of FPAC Class A Common Stock and one-third of one Warrant.

“VAT” means value added tax.

“Waiver Letter” means the waiver letter dated July 13, 2020 that accompanied a proposal of Silver Lake to FPAC to improve the liquidity position of Global Blue.

“Warrant Agreement” means the warrant agreement, dated June 11, 2018, between FPAC and the warrant agent named therein, as modified by a warrant assumption agreement, dated August 28, 2020, by and among FPAC, the Company and Continental Stock Transfer & Trust Company, as warrant agent.

“Warrants” means warrants, under the terms of the Warrant Agreement, to purchase FPAC Class A Common Stock issued in the FPAC IPO and simultaneous private placements. Each whole warrant entitled the holder thereof to purchase one share of FPAC Class A Common Stock at a price of $11.50 per share (subject to adjustment in accordance with the Warrant Agreement) and upon the Closing became a Global Blue Warrant.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

“$,” “USD” and “U.S. dollar” each refers to the United States dollar;

“€,” “EUR” and “euro” each refers to the lawful currency of certain participating member states of the European Union; and

“CHF” and “Swiss franc” each refers to the legal currency of Switzerland.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•	currency exchange rate risk, including commercial risk if certain currency zones become less attractive for inbound international shoppers;

•	dependence on international travel;

•	dependence on overall level of consumer spending;

•	the impact of the COVID-19 pandemic on international travel and similar health-related travel disruptions;

•	dependence on the skills, experience and efforts of senior management and key personnel, and negative impact of COVID-19 cost saving measures;

•	sensitivity of net working capital to short-term, month-to-month volume growth, and short-term, temporary surge of net working capital;

•	decrease in VAT rates or changes in VAT or VAT refund policies;

•	changes to regulatory environment, licensing requirements and government agreements;

•	adaptation and enhancement of our existing technology offerings and continued resilience and uptime of underlying technology platform;

•	loss of merchant accounts to our competitors due to the competitive market;

•	disintermediation of TFS processes;

•	price harmonization or convergence between destination markets and home markets;

•	taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators;

•	adverse competition law rulings;

•	integrity, reliability and efficiency of Global Blue’s internal controls and procedures;

•	dependence of TFS business on airport concessions and agreements with agents;

•	risks associated with operating in emerging markets;

•	risks associated with strategic arrangements or investments in joint ventures with third parties;

•	loss through physical disaster, data security breach, computer malfunction or sabotage;

•	reliance of AVPS business on relationships with Acquirers and involvement of card schemes;

•	counterparty risk and credit risk;

x

•	losses from fraud, theft and employee error;

•	inability to attract, integrate, manage and retain qualified personnel or key employees;

•	complex and stringent data protection and privacy laws and regulations;

•	AML, sanctions and anti-bribery laws and regulation and related compliance costs and third-party risks;

•	risks relating to intellectual property;

•	litigation or investigations involving us, and resulting material settlements, fines or penalties;

•

event of default resulting from failure to comply with covenants or other obligations contained in the Facilities Agreement, and failure to repay or refinance the outstanding debt under the Facilities Agreement when due;

•	reliance on our operating subsidiaries to provide funds necessary to meet our financial obligations, and the constraint on our ability to pay dividends;

•	restrictions imposed on our business by our indebtedness, and the risk that a significant increase in our indebtedness could result in changes to the terms on which credit is extended to us;

•	inability to execute strategic plans due to inability to generate sufficient cash flow;

•	interest rate risks;

•	currency translation and transaction risk;

•	impairment of intangible assets;

•	significant drop in market price of our securities due to future sales of our securities, or the perception of future sales;

•

increase in the number of securities eligible for future resale in the public market and dilution to our shareholders as a result of the Global Blue Warrants becoming exercisable for and Series A Preferred Shares being convertible into ordinary shares;

•	junior ranking of the ordinary shares compared to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation;

•	volatility in the trading price of our securities;

•	reports published by analysts, including projections in those reports that differ from our actual results;

•	continued listing of our securities on the NYSE;

•	information permitted to be filed and corporate governance practices permitted to be followed as a result of being a “foreign private issuer” under the rules and regulations of the SEC;

•	limited availability of attractive takeover proposals due to provisions in the Company’s articles of association and Swiss law;

•

inability to remediate material weaknesses in internal control over financial reporting and failure to maintain an effective system of internal controls, and the inability to accurately or timely report our financial condition or results of operations;

•

failure to maintain an effective system of internal control over financial reporting, and loss of securityholder confidence in our financial and other public reporting from inability to accurately report our financial results or prevent fraud;

•

significant decreases or fluctuations in price of our securities from fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving our customers and negative media coverage;

•	lack of development of a market for the Company’s securities;

•	issuance by the Company of additional shares or other securities without shareholder approval;

•	the control by Silver Lake over us, and potential differences in the interests pursued by Silver Lake from the interests of our other securityholders;

•	higher costs as a result of being a public company;

•

requirement for prior consent of or post-closing notification to the Bank of Italy, as well as restrictions and other requirements, for acquiring a direct or indirect substantial stake in our share capital, for so long as Global Blue Currency Choice Italia S.r.l. (“GBCCI”) holds a license from the Bank of Italy;

•

limited ability of securityholders to bring an action against the Company or against its directors or officers or to enforce a judgment against the Company or them, due to the Company’s incorporation in Switzerland, the Company conducting a majority of its operations outside of the United States and the majority of the Company’s directors and officers residing outside the United States;

•	lack of application to the Company of certain protections of Swiss law applicable to Swiss domestic listed companies;

•	status as an “emerging growth company,” and reduced disclosure and governance requirements applicable to emerging growth companies;

•	applicability of Swiss withholding tax to dividend distributions or share repurchases;

•

adverse U.S. federal income tax consequences to a U.S. person from owning at least 10% of the ordinary shares (as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”); and

•

U.S. federal income tax consequences to U.S. Holders (as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) of the ordinary shares if the Company is a passive foreign investment company for U.S. federal income tax purposes for any taxable year.

These and other factors are more fully discussed under “Risk Factors” and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Group

Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, which has been driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2020, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2020, Global Blue enabled approximately 29 million international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating 66 million transactions amounting to €22.9 billion (for the financial year ended March 31, 2020) and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities.

The ongoing COVID-19 pandemic is having a significant negative impact on Global Blue’s financial condition, revenues and results of operations. See “—Recent Developments” and “Risk Factors.”

Recent Developments

COVID-19

A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. However, following the recent approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will re-open and international travel will resume gradually over time. See, in particular, “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted” and “Other Information About Global Blue” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Global Blue Credit Ratings

In March 2020, Moody’s downgraded Global Blue’s corporate family rating to B2 from B1 and placed the rating on negative outlook. In April 2020, S&P Global also downgraded Global Blue’s long-term issuer and senior secured debt ratings to B+ (with a stable outlook) from BB- (with a stable outlook). In June 2020, S&P

Global further downgraded Global Blue’s long-term issuer and senior secured debt ratings to B (with a negative outlook). Moody’s followed with a downgrade of Global Blue’s corporate family rating to B3 and placed the rating on negative outlook in August 2020. These rating actions reflected the agencies’ expectations of the impact of COVID-19 and subsequent recovery. In September 2020, each of Moody’s and S&P Global withdrew their respective rating, but S&P Global noted that the refinancing of Global Blue’s term loan pushed the maturity of its long-term indebtedness to 2025.

Litigation Involving Certain 2020 PIPE Investors

The Company, FPAC and certain PIPE investors entered into share subscription agreements pursuant to and on the terms and subject to the conditions of which the PIPE investors committed to subscribe for and purchase, concurrently with the Closing, in the aggregate, 12,500,000 ordinary shares for $10.00 per share or an aggregate purchase price of $125 million.

Certain of the PIPE investors who had committed to subscribe for in aggregate $110 million of our ordinary shares did not consummate their subscriptions, alleging the failure of certain closing conditions in their share subscription agreements to be satisfied. The Company and Globetrotter have commenced litigation with each of such investors for breach of contract. The litigation with each of such investors is in its early stages, and the outcome of the Company’s and Globetrotter’s claims cannot be predicted.

Business Combination

On August 28, 2020, the Business Combination was consummated. As part of the Business Combination, Globetrotter, Cayman Holdings and the Management Sellers undertook a series of transactions pursuant to which they sold, exchanged and contributed their ordinary shares of Global Blue Group AG for a mix of cash, ordinary shares of the Company and preferred shares of the Company. In addition, Global Blue US Merger Sub Inc., a wholly owned indirect subsidiary of the Company, merged with and into FPAC, with FPAC being the surviving corporation in the merger and a wholly owned indirect subsidiary of the Company following the merger. As part of the transactions described above, a newly formed, wholly owned subsidiary of the Company, organized as a Swiss GmbH (“New GmbH”), acquired all of the outstanding ordinary shares of Global Blue Group AG, either directly from the Seller Parties, or as a contribution from the Company of shares of Global Blue Group AG acquired by it, and Global Blue Group AG became a wholly owned subsidiary of New GmbH. As part of the Business Combination, the Warrants of FPAC became Global Blue Warrants.

Conversion of Certain Series A Preferred Shares

In connection with the Business Combination, which was consummated on August 28, 2020, Globetrotter committed to FPAC in the Waiver Letter to convert certain Series A Preferred Shares that would be held by the holders thereof following the closing of the Business Combination. On December 16, 2020, Globetrotter and certain other holders of Series A Preferred Shares completed the conversion of 5,929,477 Series A Preferred Shares into ordinary shares of the Company on a one-for-one basis in satisfaction of the commitments made in the Waiver Letter. This represents 25% of the Series A Preferred Shares issued at Closing.

Facilities Agreement Waiver

On February 3, 2021, to preserve financial flexibility in light of the ongoing COVID-19 pandemic, we obtained a waiver from our lenders (the “Facilities Agreement Lenders”) under the Facilities Agreement.

The waiver provides that the semi-annual total net leverage financial covenant under the Facilities Agreement shall not be tested on the first two test dates, which would have been September 30, 2021 and

March 31, 2022 as originally envisaged by the Facilities Agreement. The financial covenant will now instead be tested for the first time on September 30, 2022.

In connection with the Facilities Agreement Lenders’ agreeing to the terms of the waiver, we agreed that for the period from (and including) September 30, 2021 to (and excluding) September 30, 2022 (the “Waiver Period”), we shall ensure that the liquidity (being the aggregate amount of cash and cash equivalents and the aggregate amount available to us on a committed or uncommitted basis for utilization under any facilities or other debt or equity financing) on the last day of each calendar month (or, if such day is not a business day, then on the next succeeding business day) shall not be less than €35,000,000 (the “Liquidity Condition”).

The Liquidity Condition shall cease to apply if our revenues for any calendar month first being equal to or more than an amount equal to 40% of our revenues for the pre-COVID-19 period, namely the corresponding calendar month during the period from (and including) February 1, 2019 to (and including) January 31, 2020. If the Liquidity Condition is not met, we can cure a breach of the Liquidity Condition with the proceeds of equity or subordinated debt contributions or any other source available to us.

We have also agreed that we will deliver to the agent under the Facilities Agreement for distribution to the Facilities Agreement Lenders, a copy of any of our unaudited consolidated financial statements for any financial quarter ending during the period from (and including) February 3, 2021 to the last date of the Waiver Period which are publicly filed by us and made available to our shareholders on the later of (i) the date such financial statements are filed and made available and (ii) the date falling 60 days after the end of the relevant financial quarter.

2021 PIPE Transactions and the ZigZag Acquisition

On March 4, 2021, we and certain investors entered into share purchase and subscription agreements, pursuant to and on the terms and subject to the conditions of which the investors committed to subscribe for and purchase a total of 6,666,665 ordinary shares for an aggregate purchase price of $70,000,000, at $10.50 per share, payable in cash. The 2021 PIPE Transactions closed on March 22, 2021. The proceeds from such subscriptions and purchases were used to finance the acquisition of ZigZag Global Limited (“ZigZag Global”), which closed on March 19, 2021. ZigZag Global is a leading Software-as-a-Service (SaaS) technology platform that helps retailers manage worldwide e-commerce returns and exchanges more profitably, and consumers to enjoy a smoother and enhanced return experience. With both companies operating in the retail industry, Global Blue believes it can leverage its merchants relationships to further accelerate ZigZag Global’s adoption and, similarly, ZigZag Global is expected to enhance Global Blue’s own value proposition to its merchants.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” The Company will remain an “emerging growth company” until the earlier of: (i) the last day of the financial year (a) following the fifth anniversary of the completion of the FPAC IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of the Company’s shares that is held by non-affiliates exceeds $700 million as of the last day of the second financial quarter of such financial year, and (ii) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Company is also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time as we are no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Summary Risk Factors

Investing in the Company’s securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in the Company’s securities. These risks include, among others:

•	Global Blue is subject to currency exchange rate risk in the conduct of its business;

•	Global Blue’s business is highly dependent on international travel;

•	Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns;

•

The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had and are expected to continue to have a significant negative impact on Global Blue;

•

Global Blue’s success is dependent on the skills, experience and efforts of its senior management and key personnel, and any COVID-19 cost-saving measures undertaken by Global Blue may negatively impact its business;

•

Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital;

•	A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business;

•	Changes in the regulatory environment, licensing requirements and government agreements could adversely affect Global Blue’s business;

•	Global Blue must continually adapt and enhance its existing technology offerings and ensure continued resilience and uptime of its underlying technology platform to remain competitive in its industry;

•	Global Blue operates in a competitive market and Global Blue may lose merchant accounts;

•	Global Blue’s business may be adversely affected by disintermediation of TFS processes;

•	Price harmonization or convergence between destination markets and home markets may adversely affect Global Blue’s business;

•	Global Blue is subject to taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators;

•	Adverse competition law rulings could restrict Global Blue’s ability to expand or to operate its business as it wishes and could expose Global Blue to fines or other penalties;

•	The integrity, reliability and efficiency of Global Blue’s internal controls and procedures may not be guaranteed;

•	Global Blue’s TFS business is dependent on its airport concessions and agreements with agents;

•	Global Blue operates in emerging markets and is exposed to risks associated with operating in such markets;

•	Global Blue may be adversely affected by risks associated with strategic arrangements or investments in joint ventures with third parties;

•	Global Blue’s business is subject to loss through physical disaster, data security breach, computer malfunction or sabotage;

•	Global Blue’s AVPS business relies on relationships with Acquirers and on the involvement of card schemes;

•	Global Blue is subject to counterparty risk and credit risk;

•	Global Blue is subject to losses from fraud, theft and employee error;

•	Global Blue may not be able to attract, integrate, manage and retain qualified personnel or key employees;

•	Global Blue is subject to complex and stringent data protection and privacy laws and regulations;

•	Global Blue’s business is subject to anti-money laundering, sanctions and anti-bribery regulations and related compliance costs and third-party risks;

•	Global Blue is subject to risks relating to intellectual property;

•	Litigation or investigations involving Global Blue could result in material settlements, fines or penalties;

•	Failure to comply with the covenants or other obligations contained in the Facilities Agreement could result in an event of default;

•	Global Blue relies on its operating subsidiaries to provide it with funds necessary to meet Global Blue’s financial obligations and Global Blue’s ability to pay dividends may be constrained;

•	Global Blue’s indebtedness imposes restrictions on Global Blue’s business;

•	Global Blue’s inability to generate sufficient cash flow could affect its ability to execute its strategic plans;

•	Global Blue is exposed to interest rate, currency translation and transaction risks;

•	Global Blue’s consolidated financial statements include significant intangible assets which could be impaired;

•

As a “foreign private issuer” under the rules and regulations of the SEC, the Company is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer”;

•	Global Blue has identified material weaknesses in its internal control over financial reporting;

•	If Global Blue fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud;

•	Silver Lake is able to exert control over Global Blue;

•	Global Blue is incurring higher costs as a result of being a public company;

•

For so long as GBCCI holds a license from the Bank of Italy, acquiring a direct or indirect substantial stake in Global Blue’s share capital may require the prior consent of, or post-closing notification to, the Bank of Italy and may be subjected to restrictions and other requirements;

•	Securityholders have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them;

•

Global Blue is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors;

•	The Company may not be able to make dividend distributions or repurchase shares without subjecting shareholders to Swiss withholding tax.

Corporate Structure

The following diagram depicts our organizational structure. Percentages refer to voting power of our ordinary shares and Series A Preferred Shares held by the respective shareholders or shareholder groups. Our ordinary shares and Series A Preferred Shares have the same voting rights. Therefore, in calculating the percentages, (a) the numerator is calculated by adding the number of our ordinary shares held by the shareholder and the number of Series A Preferred Shares held by the shareholder; and (b) the denominator is calculated by adding the aggregate number of our ordinary shares outstanding and the aggregate number of Series A Preferred

Shares outstanding (but excluding shares held in treasury). The structure chart assumes none of the outstanding Global Blue Warrants are exercised.

(1)

Reflects ordinary shares and Series A Preferred Shares held by our directors, members of Executive Management, and other employees. This includes ordinary shares and Series A Preferred Shares held by Estera Trust (Jersey) Limited as trustee on behalf of certain employees and members of management.

(2)

Reflects ordinary shares and Series A Preferred Shares directly held by Globetrotter and Cayman Holdings. SL Globetrotter GP, Ltd. is the general partner of Globetrotter and Cayman Holdings. The sole shareholder of SL Globetrotter GP, Ltd. is Silver Lake Technology Associates III Cayman, L.P. The general partner of Silver Lake Technology Associates III Cayman, L.P. is Silver Lake (Offshore) AIV GP III, Ltd. Each of the entities identified in this footnote may be deemed to beneficially own the securities held by Globetrotter and Cayman Holdings.

(3)	Reflects ordinary shares acquired by Ant pursuant to the share purchase and contribution agreement dated January 15, 2020 by and amongst Ant, the Company, Globetrotter and Cayman Holdings.

Corporate Information

The Company is a stock corporation (Aktiengesellschaft) incorporated under Swiss law with operations primarily in Switzerland and was incorporated in December 2019 solely for the purpose of effectuating the Business Combination, which was consummated on August 28, 2020.

Global Blue Group AG is a stock corporation (Aktiengesellschaft) incorporated under Swiss law and is domiciled in Switzerland. Global Blue Group AG was incorporated in Switzerland on March 16, 2018 and has been the consolidating entity for purposes of Global Blue’s financial statements. Prior to such time, Global Blue Investment & Co S.C.A., which is an indirect wholly owned subsidiary of Global Blue Group AG, had been the consolidating entity for purposes of Global Blue’s financial statements and the holding company of Global Blue since August 1, 2012, when funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group acquired, in aggregate, 100% of the share capital of Global Blue Luxembourg Holdings S.à r.l., the parent company of Global Blue at the time (the “2012 GB Acquisition”).

The Company’s registered office and the mailing address of its principal executive office is Zürichstrasse 38, 8306 Brüttisellen, Switzerland and its telephone number is +41 22 363 77 40. The Company’s principal website address is www.globalblue.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus. The Company’s agent for service of process in the United States is Cogency Global Inc., located at 10 E 40th Street, New York, NY 10016.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s ordinary shares.

Ordinary shares being registered for resale by the selling securityholders named in this prospectus	6,666,665 ordinary shares of the Company

Ordinary shares outstanding	187,534,962, including 7,000,000 ordinary shares held in treasury (as of March 22, 2021)

Dividend policy	Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board of Directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy.”

Use of proceeds	The selling securityholders will receive all of the proceeds from the sale of any ordinary shares sold by them pursuant to this prospectus. The Company will not receive any proceeds from these sales. See “Use of Proceeds.”

Market for our securities	Our ordinary shares are listed on the NYSE under the symbol “GB”.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

SELECTED CONSOLIDATED HISTORICAL AND OTHER FINANCIAL INFORMATION

FPAC

This section contains the following selected historical financial information to assist you in your analysis of the financial aspects of Global Blue: FPAC’s condensed balance sheet information as of June 30, 2020, March 31, 2020, December 31, 2019 and December 31, 2018, as well as FPAC’s condensed statements of operations information for the six months ended June 30, 2020 and June 30, 2019, the three months ended March 31, 2020 and March 31, 2019, and the year ended December 31, 2019 and from February 23, 2018 (inception) through December 31, 2018. The selected historical financial information has been derived from FPAC’s (i) unaudited financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and June 30, 2019, (ii) unaudited financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and March 31, 2019, and (iii) audited financial statements as of December 31, 2019 and December 31, 2018 and for the year ended December 31, 2019 and the period from February 23, 2018 (inception) to December 31, 2018, included elsewhere in this prospectus.

FPAC’s financial statements have been prepared in accordance with U.S. GAAP and are presented in U.S. dollars.

The information is only a summary and should be read in conjunction with FPAC’s financial statements and related notes contained elsewhere in this prospectus. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of FPAC. Certain amounts that appear in this section may not sum due to rounding.

SELECTED CONDENSED BALANCE SHEET INFORMATION

	As of June 30, 2020 (unaudited)	As of March 31, 2020 (unaudited)	As of December 31, 2019	As of December 31, 2018
	(in millions of US$, except share and per share data)	(in millions of US$, except share and per share data)	(in millions of US$, except share and per share data)	(in millions of US$, except share and per share data)
Assets:
Current assets:
Cash	0.5	0.7	1.1	1.7
Prepaid expenses and other current assets	0.5	0.1	0.1	0.1

Total current assets	1.0	0.8	1.2	1.8
Investments held in Trust Account	651.4	651.4	649.4	639.7
Other assets	0	0	0	0

Total Assets	652.4	652.7	650.6	641.5
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	0.2	0.1	0	0
Accrued expenses	9.7	8.5	2.2	0.6
Income tax payable	—	0.4	—	1.5
Franchise tax payable	0.0	0.1	0.1	0.1

Total current liabilities	10.0	9.1	2.3	2.2
Deferred underwriting commissions	20.7	20.7	20.7	20.7

Total Liabilities	30.7	29.8	23.0	22.9
Commitments
Class A common stock, $0.0001 par value; 61,797,692, 62,258,819 and 61,358,834 shares subject to possible redemption at $10.00 per share at March 31, 2020, December 31, 2019 and December 31, 2018, respectively	616.7	618.0	622.6	613.6
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,452,308, 991,181 and 1,891,166 shares issued and outstanding (excluding 61,797,692, 62,258,819 and 61,358,834 shares subject to possible redemption) at March 31, 2020, December 31, 2019 and December 31, 2018, respectively	—	—	—	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 15,812,500 shares issued and outstanding at March 31, 2020, December 31, 2019 and December 31, 2018	0	0	0	0
Additional paid-in capital	0	0	0	0.4
Retained earnings	5.0	5.0	5.0	4.6

Total stockholders’ equity	5.0	5.0	5.0	5.0

Total Liabilities and Stockholders’ Equity	652.4	652.7	650.6	641.5

SELECTED CONDENSED STATEMENTS OF OPERATIONS INFORMATION

	For the six months ended June 30, 2020 (unaudited)	For the six months ended June 30, 2019 (unaudited)	For the three months ended March 31, 2020 (unaudited)	For the three months ended March 31, 2019 (unaudited)	For the year ended December 31, 2019	For the period from February 23, 2018 (inception) through December 31, 2018
	(in US$ millions, except share and per share data)	(in US$ millions, except share and per share data)	(in US$ millions, except share and per share data)	(in US$ millions, except share and per share data)	(in US$ millions, except share and per share data)	(in US$ millions, except share and per share data)
General and administrative costs	(8.0)	(1.1)	(6.6)	(0.3)	(2.1)	(1.0)
Franchise tax expense	(0.1)	(0.1)	0	(0.1)	(0.2)	(0.1)

Loss from operations	(8.1)	(1.2)	(6.6)	(0.4)	(2.3)	(1.1)
Interest and investment income	2.7	8.1	2.5	3.8	14.4	7.2

Income (loss) before income tax expense	(5.4)	6.9	(4.1)	3.4	12.1	6.1
Income tax expense	(0.5)	(1.7)	(0.5)	(0.8)	(3.0)	(1.5)

Net income (loss)	(5.9)	5.1	(4.6)	2.6	9.1	4.6
Weighted average shares outstanding of Class A common stock	63,250,000	63,250,000	63,250,000	63,250,000	63,250,000	63,250,000
Basic and diluted net income per share, Class A	0.03	0.10	0.03	0.05	0.18	0.09
Weighted average shares outstanding of Class B common stock	15,812,500	15,812,500	15,812,500	15,812,500	15,812,500	15,812,500
Basic and diluted net loss per share, Class B	(0.51)	(0.07)	(0.41)	(0.02)	(0.13)	(0.06)

Global Blue

This section contains the following selected historical financial information: Global Blue’s unaudited condensed consolidated financial statement data as of December 31, 2020 and for the nine months ended December 31, 2020 and 2019 and Global Blue’s consolidated financial statement data as of and for the financial years ended March 31, 2020, 2019 and 2018. These are derived from Global Blue’s audited and unaudited consolidated financial statements, included elsewhere in this prospectus. Global Blue’s historical audited consolidated financial statements for the year ended March 31, 2020 have been restated. See Note 1 to Global Blue’s audited consolidated financial statements included elsewhere in this prospectus.

Global Blue’s audited consolidated financial statements have been prepared in accordance with IFRS and are presented in euro.

The information is only a summary and should be read in conjunction with Global Blue’s consolidated financial statements and related notes contained elsewhere in this prospectus and the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Global Blue. Certain amounts that appear in this section may not sum due to rounding.

SELECTED CONSOLIDATED INCOME STATEMENT DATA

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions, except share and per share data)		(in € millions, except share and per share data)
Total revenue	34.2	337.5	420.4	413.0	421.4
Operating expenses	(414.6)	(289.3)	(379.2)	(354.4)	(361.6)

Operating (Loss) / profit	(380.4)	48.2	41.2	58.5	59.9
Finance income	1.7	3.6	5.3	2.8	2.4
Finance costs	(18.9)	(28.2)	(37.2)	(31.5)	(34.5)

Net finance costs	(17.2)	(24.6)	(31.8)	(28.7)	(32.1)

(Loss) / Profit before tax	(397.6)	23.5	9.4	29.8	27.7
Income tax benefit / (expense)	24.5	(4.6)	(7.7)	(23.0)	(8.3)

(Loss) / Profit for the period	(373.1)	18.9	1.7	6.9	19.5
Owners of the parent	(372.0)	13.7	(3.5)	2.4	15.7
Non-controlling interests	(1.1)	5.2	5.2	4.5	3.8
(Loss) / Profit for the period	(373.1)	18.9	1.7	6.9	19.5
Shares outstanding	191,643,885	40,000,000	40,000,000	40,000,000	40,000,000
Basic attributable profit / (loss) per share	(1.94)	0.34	(0.09)	0.06	0.39
Diluted attributable profit / (loss) per share	(1.94)	0.34	(0.09)	0.06	0.39

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

	As of December 31,	As of March 31,
	2020	2020 Restated	2019	2018
	(in € million)	(in € millions)
ASSETS
Non-current assets	655.5	712.8	777.8	783.1
Current assets	288.3	411.4	421.3	384.4

Total assets	943.8	1,124.2	1,199.2	1,167.6
EQUITY AND LIABILITIES
Equity attributable to owners of the parent	(86.9)	63.1	78.5	80.7
Non-controlling interests	6.1	8.4	8.4	8.9

Total equity	(80.8)	71.5	87.0	89.6
Liabilities
Non-current liabilities	776.9	704.0	717.8	689.1
Current liabilities	247.7	348.7	394.4	388.8

Total liabilities	1,024.6	1,052.7	1,112.2	1,078.0

Total equity and liabilities	943.8	1,124.2	1,199.2	1,167.6

SELECTED CONSOLIDATED CASH FLOW STATEMENT DATA

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020	2019	2018
	(in € millions)		(in € millions)
Net cash from / (used in) operating activities	(83.0)	116.4	189.3	114.3	85.0
Net cash from / (used in) investing activities	(12.2)	(27.8)	(42.7)	(40.3)	(26.8)
Net cash from / (used in) financing activities	80.6	(19.0)	(22.2)	(19.1)	(119.8)
Net foreign exchange differences	(2.4)	(0.6)	(1.2)	(0.6)	(2.3)

Net increase / (decrease) in cash and cash equivalents	(17.0)	69.0	123.1	54.4	(63.9)
Cash and cash equivalents at the beginning of the period	226.1	104.1	104.1	50.7	111.7
Cash and cash equivalents at the end of the period	209.2	172.5	226.1	104.1	50.7
Net change in bank overdraft facilities	0.1	(0.6)	(1.1)	(1.0)	2.9

Net change in cash and cash equivalents	(17.0)	69.0	123.1	54.4	(63.9)

OTHER FINANCIAL DATA OF GLOBAL BLUE

The table below presents certain financial measures on a consolidated basis, which are not recognized measures of financial performance or liquidity under IFRS, as of and for the nine months ended December 31, 2020 and 2019 and as of and for the financial years ended March 31, 2020, 2019 and 2018. Global Blue’s historical audited consolidated financial statements for the year ended March 31, 2020 have been restated. See Note 1 to Global Blue’s audited consolidated financial statements included elsewhere in this prospectus. These non-IFRS measures are presented because they are used by management to monitor the underlying performance of Global Blue’s business and operations. In addition, these non-IFRS measures presented in this prospectus are measures commonly used in Global Blue’s industry and by analysts and investors as supplemental measures of performance. Additionally, these measures, when used in conjunction with related IFRS financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as a basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing Global Blue and its results. These non-IFRS measures may not be indicative of Global Blue’s historical operating results nor are such measures meant to be predictive of Global Blue’s future results. These non-IFRS measures should be read in conjunction with the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Not all companies calculate non-IFRS measures in the same manner or on a consistent basis. As a result, these measures and ratios may not be comparable to measures used by other companies under the same or similar names. Accordingly, undue reliance should not be placed on the non-IFRS measures presented below.

	As of and for the Nine Months Ended December 31,		As of and for the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions, except for percentages and ratios)		(in € millions, except for percentages and ratios)
Volume
Total SiS	1,900	18,500	22,855	22,598	21,844

Profitability
Adjusted EBITDA(1)	(2.3)	187.3	170.7	173.5	171.0
Adjusted EBITDA Margin (%)(1)	(82.7)%	42.9%	40.6%	42.0%	40.6%
Adjusted Net Income / (Loss) (Group Share)(2)	(64.0)	65.9	71.9	83.5	94.3
Adjusted Effective Tax Rate (%)(3)	15.2%	23.0%	22.7%	23.0%	22.7%

Leverage
Adjusted Net Debt(4)	519.8	457.5	403.9	525.9	579.3
Leverage Ratio(4)			2.4	3.0	3.4

(1)

Adjusted EBITDA is defined as profit for the period adjusted to exclude (i) net finance cost, (ii) income tax expense, (iii) depreciation and amortization (including the amortization of intangible assets acquired through business combinations) and (iv) exceptional items that Global Blue does not consider indicative of its ongoing operating performance, and which are not directly related to ordinary business operations or included in the assessment of management performance. The exceptional items are itemized below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenue. In evaluating Adjusted EBITDA or Adjusted EBITDA Margin, you should be aware that, in the future, Global Blue may incur expenses that are the same as or similar to some of the adjustments set forth below. Global Blue’s presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that its future results will be unaffected by exceptional items. Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools, and you should not consider either in isolation, or as a substitute of Global Blue’s results as reported under IFRS. For example, Adjusted EBITDA and Adjusted EBITDA Margin do not reflect (i) Global Blue’s capital expenditure or future requirements for capital expenditure, (ii) changes in, or cash requirements for, Global Blue’s working capital needs, (iii) the interest expense, or the cash requirements necessary to service interest or principal payments, on Global Blue’s debt, (iv) income tax expense or the cash necessary to pay income taxes or (v) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future. Set forth below is a reconciliation of profit for the period to Adjusted EBITDA for the periods presented.

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
(Loss) / Profit for the period	(373.1)	18.9	1.7	6.9	19.5
Net finance cost	(17.2)	(24.6)	31.8	28.7	32.1
Income tax benefit / (expense)	24.5	(4.6)	7.7	23.0	8.3

Operating profit / (Loss)	(380.4)	48.2	41.2	58.5	59.9
Depreciation and amortization(a)	87.2	83.6	113.6	105.1	86.7
Exceptional items(b)	(264.9)	(13.0)	16.0	9.9	24.4

Adjusted EBITDA	(28.3)	144.7	170.7	173.5	171.0

(a)

Depreciation and amortization consist of (i) amortization of intangible assets acquired through business combinations and (ii) other depreciation and amortization, which have been broken out below. Set forth below is an overview of depreciation and amortization for the periods presented.

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
Amortization of intangible assets acquired through business combinations(i)	(55.9)	(55.8)	74.5	74.6	74.8
Other depreciation and amortization	(31.3)	(27.8)	39.1	30.5	11.9

Depreciation and amortization	(87.2)	(83.6)	113.6	105.1	86.7

(i)

Represents the amortization of the assets recognized as a result of purchase price allocation from an acquisition. Figures shown predominantly relate to the amortization in connection with the 2012 GB Acquisition.

(b)

Exceptional items consist of items which Global Blue does not consider indicative of its ongoing operating performance, not directly related to ordinary business operations and which are not included in the assessment of management performance. Set forth below is an overview of exceptional items for the periods presented.

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020 Restated	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
Business restructuring expenses(i)	(9.8)	(1.9)	(2.2)	(4.4)	(2.6)
Corporate restructuring expenses(ii)	(250.1)	(6.7)	(10.3)	(1.3)	(7.1)
Monitoring fee (including Directors fee)(iii)	(0.2)	(0.5)	(0.7)	(0.8)	(1.0)
Impairment(iv)	(3.0)	(0.1)	(1.0)	—	(2.0)
Net sales of assets (loss)(v)	(0.1)	(0.6)	(0.1)	(0.7)	(0.0)
Share-based payments(vi)	(0.5)	(3.1)	(3.3)	(1.7)	(0.7)
Other exceptional items(vii)	(1.2)	(0.0)	1.7	(1.0)	(11.0)

Exceptional items	(264.9)	(13.0)	(16.0)	(9.9)	(24.4)

(i)

Business restructuring expenses for the nine months ended December 31, 2020 correspond to expenses related to workforce reduction in several jurisdictions as a result of COVID-19 and the abolishment of the Tax Free Shopping scheme in the UK. Business restructuring expenses for the other periods presented correspond to expenses related to replacement of management positions and costs associated with replacing roles, changing of facilities or discontinued operations.

(ii)

Corporate restructuring expenses for the nine months ended December 31, 2020 correspond to charges incurred associated with the capital reorganization and subsequent merger with FPAC. This included a non-cash issuance charge of €135.3 million which represents the difference in the fair value of equity instruments held by FPAC stockholders over the fair value of identifiable net assets of FPAC, a non-cash share-based revaluation charge of €59.7 million upon conversion of previously cash-settled plans to equity-settled plans, the write-off of historical unamortized debt costs of €8.1 million partially offset by €3.6 million of IFRS 9 conversion unwinding amounts, a transaction bonus of €6.0 million and advisory expenses associated with the transaction of €44.5 million. Corporate restructuring expenses for the nine months ended December 31, 2019 correspond to legal, consultancy and advisory expenses associated with preparing the Group for an exit by the shareholders of the Group which was underway then. The amounts related to the financial years ended March 31, 2018 and 2019 are associated with historical preparations for the exit of the shareholders. The costs in the financial year ended March 31, 2020 relate to costs incurred in relation to the Business Combination.

(iii)

Monitoring fee (including Directors fee) comprises fees payable to Silver Lake and Partners Group in connection with a monitoring fee agreement that was entered into on July 31, 2012 and related reimbursements, as well as compensation paid to directors for their service on our board of directors. On May 14, 2020, Silver Lake and Partners Group agreed to waive their respective rights to a monitoring fee for any portion accrued and payable after December 31, 2019. The obligation to pay the monitoring fee terminated at Closing.

(iv)

Impairment for the nine months ended December 31, 2020 corresponds mainly to the write down of customer contracts in the UK. Effective January 1, 2021, the UK abolished the TFS scheme which allowed international visitors in the UK to reclaim the VAT paid on goods being exported. Global Blue’s TFS revenues generated in the UK in the financial year ending March 31, 2020 represented 12% of the Group’s revenue. See “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business.” In the financial year ended March 31, 2018, impairment relates to the impairment of the goodwill of the

Malaysian operating subsidiary, in anticipation of the Malaysian government’s decision to abolish its GST whilst in the financial year ended March 31, 2020 impairment relates to the impairment of certain capitalized software, following a detailed review of the software across the full organization.
(v)	Net sales of assets loss comprises losses on sales of property, plant and equipment.
(vi)

Share-based payments reflect the fair value change in the share-based payment liability according to IFRS 2 (Share-Based Payment). The share-based compensation plan was implemented as part of the 2012 GB Acquisition. For the nine months ended December 31, 2020, the share-based payment reflects the impact of the MIP put in place following the Closing.

(vii)

Other exceptional items comprise one-offs, such as the provision associated with the French tax audit in the financial year ended March 31, 2018, the closing of the Malaysian operating subsidiary in the financial year ended March 31, 2019 and the release of the contingent consideration (related to the Refund Suisse acquisition) in the financial year ended March 31, 2020.

(2)

Adjusted Net Income (Group Share) is defined as profit / (loss) attributable to owners of the parent adjusted to exclude (in each case only the share attributable to owners of the parent): (i) exceptional items that Global Blue does not consider indicative of its ongoing operating performance, (ii) amortization of intangible assets acquired through business combinations and (iii) tax effects of adjustments. Global Blue’s management believes that Adjusted Net Income (Group Share) is a meaningful measure for investors because it provides a view of Global Blue’s underlying profitability without the impact of non-operating, exceptional expenses and without the accounting effects resulting from amortization of intangible assets acquired through business combinations. Set forth below is a reconciliation of profit / (loss) attributable to owners of the parent to Adjusted Net Income (Group Share) for the periods presented.

	For the Nine Months Ended September 30,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
Profit / (loss) attributable to owners of the parent	(372.0)	13.7	(3.5)	2.4	15.7
Exceptional items	264.9	(13.0)	16.0	9.9	24.4
Amortization of intangible assets acquired through business combinations	(55.9)	(55.8)	74.5	74.6	74.8
Tax effect of adjustments(a)	(12.8)	(16.7)	(14.9)	(3.4)	(20.6)

Adjusted Net income / (Loss) (Group Share)	(64.0)	65.9	71.9	83.5	94.3

(a)

The exclusion of exceptional items and amortization of intangible assets acquired through business combinations mechanically implies an increased tax payment. There are certain exceptional income tax expenses, which are not related to the financial year and, as such, are excluded. Set forth below is an overview of such expenses for the periods presented.

	For the Nine Months Ended September 30,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
Income tax expenses related to amortization of intangible assets acquired through business combinations	11.3	11.3	(15.1)	(15.1)	(15.1)
Tax impact of exceptional items	2.9	1.2	(1.2)	(2.8)	(8.3)
Exceptional income tax expenses(i)	(1.4)	4.2	1.3	14.5	2.7

Tax effect of adjustments	12.8	16.7	(14.9)	(3.4)	(20.6)

(i)

Exceptional income tax expenses relate mainly to the tax audit of Global Blue’s Italian subsidiary. See “Other Information About Global Blue—Legal and Arbitration Proceedings, Investigations and Tax Audits—Tax Matters—Italy.”

(3)

Adjusted Effective Tax Rate is equal to (i) income tax expense plus the tax effect of adjustments divided by (ii) profit before tax plus exceptional items and amortization of intangible assets acquired through business combinations. Global Blue management believes that Adjusted Effective Tax Rate is a relevant measure and is more representative of the rate implied by income taxes paid. In addition, adjusted tax expenses are more representative of the actual amount of cash taxes paid. Global Blue believes that income tax expense and profit before tax, those being the IFRS line-items used to calculated the Effective Tax Rate, are impacted by items not representative of the operational performance of the business. Set forth below is an overview of the items required to calculate Effective Tax Rate and Adjusted Effective Tax Rate for the periods presented.

	For the Nine Months Ended September 30,		For the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
(i) Income tax benefit / (expense)	24.5	(4.6)	(7.7)	(23.0)	(8.3)
Tax effect of adjustments(a)	(12.8)	(16.7)	(14.9)	(3.4)	(20.6)
(ii) Adjusted tax expenses	11.7	(21.2)	(22.6)	(26.3)	(28.9)
(iii) (Loss) / Profit before tax	(397.6)	23.5	9.4	29.8	27.7
Exceptional items(b)	(264.9)	(13.0)	16.0	9.9	24.4
Amortization of intangible assets acquired through business combinations	(55.9)	(55.8)	74.5	74.6	74.8
(iv) Adjusted profit / (Loss) before tax	(76.8)	92.3	99.8	114.3	127.0
(i)/(iii) Effective Tax Rate (%)	6.2%	19.5%	82.1%	77.0%	29.8%
(ii)/(iv) Adjusted Effective Tax Rate (%)	15.2%	23.0%	22.7%	23.0%	22.7%

(a)	Tax effect of adjustments are certain exceptional income tax expenses, which are not related to the financial year. See footnote (2) above for further details on tax effect of adjustments.
(b)

Exceptional items consist of items which Global Blue does not consider indicative of its ongoing operating performance, which are not directly related to ordinary business operations or included in the assessment of management performance. See footnote (1)(b) above for further details on exceptional items.

(4)

Adjusted Net Debt is defined as (i) the aggregate principal value of non-current loans and borrowings, less (ii) cash and cash equivalents. Global Blue believes Adjusted Net Debt is a meaningful measure for investors because it provides a view as to Global Blue’s indebtedness. This definition is consistent with the definition of Adjusted Net Debt under the Facilities Agreement. Global Blue defines Leverage Ratio as Adjusted Net Debt divided by Adjusted EBITDA. Global Blue believes Leverage Ratio is a meaningful measure for investors because it provides a view as to Global Blue’s indebtedness relative to the Adjusted EBITDA. Relative to the IFRS definition of net debt, Adjusted Net Debt excludes: (a) capitalized financing costs and the IFRS 9 loan modification impact (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Impact of new standards issued”), as these are non-cash elements and are not representative of the cash-based obligation, (b) other bank overdraft, which represents short-term borrowings and (c) current and non-current lease liabilities, which do not represent obligations to lenders. Set forth below is a reconciliation to Adjusted Net Debt and an overview of the items required to calculate Leverage Ratio for the periods presented.

	As of and for the Nine Months Ended December 31,		As of and for the Financial Year Ended March 31,
	2020	2019	2020 Restated	2019	2018
	(in € millions)		(in € millions)
Principal value of non-current loans and borrowings—term loan	630.0	630.0	630.0	630.0	630.0
Principal value of non-current loans and borrowings—RCF	99.0	—	—	—	—
Cash and cash equivalents	(209.2)	(172.5)	(226.1)	(104.1)	(50.7)

Adjusted Net Debt	519.8	457.5	403.9	525.9	579.3
Adjusted EBITDA			170.7	173.5	171.0

Leverage Ratio(b)			2.4	3.0	3.4
Adjusted Net Debt	519.8	457.5	403.9	525.9	579.3
Current lease liabilities	12.6	14.0	14.0	13.7	—
Non-current lease liabilities	20.4	33.7	27.8	32.4	—
Capitalized financing costs	(7.8)	(10.6)	(9.7)	(13.4)	(17.2)
IFRS 9 loan modification impact	—	4.7	4.3	5.8	—
Other bank overdraft(a)	1.0	1.5	1.1	2.1	3.0

Net debt	546.0	500.7	441.3	566.6	565.1

(a)	Local credit facilities are available in certain jurisdictions. None of these local overdraft facilities were committed in nature.
(b)	Calculated on a twelve month basis.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Data”) gives effect to the Business Combination and is described under “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary unaudited pro forma condensed combined income statement data for the twelve months ended March 31, 2020 and the nine months ended December 31, 2020 give effect to the Business Combination as if it had occurred on April 1, 2019. The Summary Pro Forma Data has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information appearing elsewhere in this prospectus and the accompanying notes to such pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the consolidated financial statements and related notes of Global Blue and FPAC included elsewhere in this prospectus.

The Summary Pro Forma Data has been presented for informational purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Data does not purport to project the future financial position or operating results of the Company. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the notes to the accompanying unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Management of Global Blue has made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this should be read in conjunction with the historical financial information included elsewhere in the prospectus.

Summary Unaudited Pro Forma Condensed Combined Income Statement

	For the Nine Months Ended December 31, 2020	For the Financial Year Ended March 31, 2020(a)
	(in € millions)
Total revenue	34.2	420.4
Operating expenses	(177.3)	(376.3)
Operating (loss) / profit	(143.1)	44.1
Profit for the period attributable to owners of the parent	(185.5)	4.3
Profit for the period attributable to ordinary shares	(168.2)	3.9
Profit for the period attributable to Series A Preferred Shares	(17.2)	0.4
Ordinary Shares
Pro forma weighted average number of shares in issue, basic	173,855,373	173,855,373
Basic attributable profit per share	(€0.97)	€0.02
Pro forma weighted average number of shares in issue, diluted	173,855,373	191,643,885
Diluted attributable profit per share	(€0.97)	€0.02
Series A Preferred Shares
Pro forma weighted average number of shares in issue, basic	17,788,512	17,788,512
Basic attributable profit per share	(€0.97)	€0.02
Pro forma weighted average number of shares in issue, diluted	17,788,512	17,788,512
Diluted attributable profit per share	(€0.97)	€0.02

(a)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuate in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

COMPARATIVE PER SHARE DATA

The following table sets forth the historical comparative share information for Global Blue and FPAC on a standalone basis and the unaudited pro forma combined share information for the twelve months ended March 31, 2020 and nine months ended December 31, 2020, after giving effect to the Business Combination.

The following comparative per share data is only a summary and should be read together with the historical financial information of FPAC and Global Blue as well as the financial statements of FPAC and Global Blue and related notes that are included elsewhere in this prospectus. The following comparative per share data is derived from, and should also be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus.

The comparative per share data does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FPAC or Global Blue would have been had the companies been combined during the period presented. The ordinary shares and Series A Preferred Shares share equally in dividends declared or accumulated, and have equal participation rights in undistributed earnings.

Nine Months Ended December 31, 2020—Weighted average number of shares in issue

	Global Blue	FPAC	Pro Forma Combined
Basic Common Class A	173,855,373	63,250,000	173,855,373
Diluted Common Class A	173,855,373	63,250,000	173,855,373
Basic Common Class B	N/A	15,812,500	N/A
Diluted Common Class B	N/A	15,812,500	N/A
Basic Series A Preferred Shares	17,788,512	N/A	17,788,512
Diluted Series A Preferred Shares	17,788,512	N/A	17,788,512

Nine Months Ended December 31, 2020

Profit for the period attributable to the owners of the parent (€M)	(372.0)	(5.1)	(185.5)
Ordinary shares (€)	(337.5)	N/A	(168.2)
Series A Preferred Shares (€)	(34.5)	N/A	(17.2)
Basic Class A attributable profit/(loss) per share (€)	(€1.94)	€0.14	(€0.97)
Diluted Class A attributable profit/(loss) per share (€)	(€1.94)	€0.14	(€0.97)
Basic Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Diluted Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Basic Series A Preferred Shares attributable profit/(loss) per share (€)	(€1.94)	N/A	(€0.97)
Diluted Series A Preferred Shares attributable profit/(loss) per share (€)	(€1.94)	N/A	(€0.97)

Twelve Months Ended March 31, 2020—Weighted average number of shares in issue

	Global Blue Restated(a)	FPAC	Pro Forma Combined(b)(c)
Basic Common Class A	40,000,000	63,250,000	173,855,373
Diluted Common Class A	40,000,000	63,250,000	191,643,885
Basic Common Class B	N/A	15,812,500	N/A
Diluted Common Class B	N/A	15,812,500	N/A
Basic Series A Preferred Shares	N/A	N/A	17,788,512
Diluted Series A Preferred Shares	N/A	N/A	17,788,512

Twelve Months Ended March 31, 2020

Profit for the year attributable to the owners of the parent (€M)	(3.5)	1.7	4.3
Ordinary shares (€)	N/A	N/A	3.9
Series A Preferred Shares (€)	N/A	N/A	0.4
Basic Class A attributable profit/(loss) per share (€)	(€0.09)	€0.14	€0.02
Diluted Class A attributable profit/(loss) per share (€)	(€0.09)	€0.14	€0.02
Basic Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Diluted Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Basic Series A Preferred Shares attributable profit/(loss) per share (€)	N/A	N/A	€0.02
Diluted Series A Preferred Shares attributable profit/(loss) per share (€)	N/A	N/A	€0.02
Equity attributable to owners of the parent (€M)	63.1	4.6	21.9
Basic Class A attributable equity per share (€)	€1.58	€0.03	€0.13
Diluted Class A attributable equity per share (€)	€1.58	€0.03	€0.11
Basic Class B attributable equity per share (€)	N/A	€0.03	N/A
Diluted Class B attributable equity per share (€)	N/A	€0.03	N/A

(a)

Prior to the Business Combination, 40,000,000 ordinary shares of Global Blue Group AG were outstanding. As a result of the contribution to the Company (and giving effect to the Management Roll-up, which includes the conversion of non-convertible equity certificates and other items), the number of shares increased.

(b)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuate in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

(c)	The total number of shares reflect Closing-related adjustments to the share consideration and the cash consideration under the Merger Agreement and an exchange rate of 1.1859 U.S. dollar per euro.

RISK FACTORS

An investment in the Company’s securities carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase the Company’s securities. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.

Risks Related to Global Blue’s Industry, Business and Regulatory Environment

Global Blue is subject to currency exchange rate risk in the conduct of its business, including commercial risk if certain currency zones become less attractive for inbound international shoppers.

Global Blue’s business operates globally and Global Blue is subject to currency exchange rate risk. Global Blue’s main service, the TFS business, exposes it to commercial risks due to changes in relative foreign exchange rates between international shoppers’ origin and destination currencies, which may reduce the purchasing power of international shoppers, and, consequently, may negatively affect transaction volumes, typically for a short period until the relative foreign exchange rates reverse. This in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition. Such foreign exchange rate fluctuations can be driven by numerous factors, including regulatory decisions, government relations, monetary policy and macroeconomic factors that affect appreciation and depreciation between currencies. For example, in 2017, the depreciation of the Russian ruble against the euro negatively affected Russian spending in the Eurozone. In addition, during the spring and summer of 2018, the appreciation of the euro against emerging market currencies dampened the spending of international shoppers in the Eurozone and as a result negatively impacted Global Blue’s revenue growth.

These fluctuations may also impact Global Blue’s AVPS business as movements in relative foreign exchange rates between origin and destination currency pairs may reduce the number of AVPS transactions completed and could therefore have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions.

Global Blue’s business is highly dependent on international travel. Regional or global circumstances affecting international travel, such as airline strikes, natural disasters, international hostilities, civil unrest, terrorist attacks, contagious disease outbreaks or other similar events, could reduce international travel, which in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition. For example, terrorist attacks in recent years in Belgium, England, France, Germany, Sweden, Turkey and other countries have contributed to temporarily depressed levels of tourism growth in Europe and have had an impact on Global Blue’s revenue and exposed Global Blue’s revenue profile to increased volatility. In 2016, for instance, France experienced terrorist attacks in Paris (Bataclan) and Nice, resulting in a temporary decrease in TFS SiS in France. Additionally, in 2018 and 2019, the yellow vests (gilets jaunes) protests in France also caused a short-term decrease in spending in Paris, as the protests discouraged international shoppers from travelling to Paris and the protesters made it difficult for international shoppers to access shops. Moreover, contagious disease outbreaks, such as the SARS outbreak in 2003 and MERS in 2015, have historically temporarily curtailed, to varying degrees, the number of arrivals by international shoppers to jurisdictions in which Global Blue operates. More recently, the ongoing COVID-19 pandemic, and the measures adopted by governments, businesses and individuals in response to it, have resulted in significant travel disruption. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.”

Passenger volumes and international travel may also be affected by travel restrictions. More stringent immigration laws and difficulties in obtaining visas may deter international shoppers and reduce their numbers in countries in which Global Blue operates. In particular, Global Blue’s TFS business provides services to merchants who have a significant number of Chinese international shoppers as customers and would be adversely affected by increased restrictions on Chinese shoppers’ ability to travel internationally. For example, Global Blue’s TFS business was temporarily impacted when the EU introduced new biometric visa requirements in October 2015, which caused a temporary slowdown in visa processing until all new compliant visa centers were fully operational and at full potential for processing visa applications. Any such travel restrictions could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns.

Global Blue’s management believes that a significant part of Global Blue’s business serves the leisure segment of the travel industry. In addition to the factors listed under “—Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions,” leisure travel may also be adversely affected by general economic downturns and conditions. The number of transactions and the amount spent by international shoppers in stores is affected by general economic conditions, particularly those which underpin international travel and shopping across the world. Economic recession and other economic indicators, such as levels of employment, levels of disposable income, inflation, consumer credit availability and interest rates, may also negatively impact spending patterns and can affect all of Global Blue’s business segments. A deterioration of market conditions may also slow down or reverse the growth of the middle class in emerging markets, which could in turn reduce international travel and extra-regional shopping spend. While the ultimate negative impact on Global Blue’s results of operations cannot be accurately quantified at this time, the COVID-19 pandemic could result in an economic recession that potentially slows down middle class growth, leisure travel and spending patterns. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.” A materialization of any of the above would have an adverse effect on Global Blue’s business, results of operations and financial condition.

The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.

A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has rapidly spread to over 170 countries globally. On March 11, 2020, the World Health Organization recognized COVID-19 as a pandemic.

Governments of many countries, regions, states and cities have taken preventative measures to try to contain the spread of COVID-19. These measures have included imposing restrictions on international travel and closing borders to all non-essential travel, business closures and social distancing protocols. Additionally, many businesses have voluntarily chosen or been mandated to temporarily close their operations and limit business- related travel, and individuals have decided to postpone or cancel leisure travel on an unprecedented scale.

Collectively, these measures have severely curtailed international travel and diminished the level of economic activity around the world, including in the international travel and extra-regional shopping sectors.

The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition, consistent with the risks discussed under “—Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions” and “—Global Blue’s business is dependent on the overall level of consumer spending, which is affected by general economic conditions and spending patterns.” The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s SiS for the nine months ended December 31, 2020 were down 90% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, were also down 90%. Beginning in July, European countries have begun to reopen borders to the majority of the Schengen area and select non-Schengen countries. However, there can be no assurance that these border re-openings will not be reversed in response to a resurgence in COVID-19 outbreaks. As shops reopen and international travel resumes over time, management anticipates that Global Blue’s performance may improve accordingly.

The discussion of historical performance, as presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for the financial year ended March 31, 2020 only reflects the initial impact from the COVID-19 pandemic, which started to affect Global Blue’s business from February 2020. Accordingly, key financial metrics such as SiS, revenue and Adjusted EBITDA growth for the financial year ended March 31, 2020 are not reflective of the annual results expected for the financial year ending March 31, 2021 or any future periods. Global Blue’s management expects that the pandemic will continue to have negative consequences on Global Blue’s results of operations, cash flows and financial position as of and for future periods including the financial year ending March 31, 2021. Given the global and evolving nature of the pandemic, its impact on the international travel and extra- regional shopping sectors, and its impact on consumer spending through any economic recession, the ultimate negative impact and the duration of such negative impact on Global Blue’s results of operations cannot be accurately quantified at this time. However, following the recent approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will re-open and international travel will resume gradually over time and that Global Blue’s performance may improve accordingly in the long-term.

Depending on jurisdiction, Global Blue has furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes are available, Global Blue has required personnel to take their (partially paid or unpaid) leave or has reduced its workforce. Moreover, members of senior management have agreed to temporary salary cuts. These personnel decisions vary based on function, country, and seniority. In addition, some governments have also approved tax holidays, allowing companies to postpone certain tax payments. Governments are continuously refining, expanding and/or clarifying their respective schemes, meaning that the exact benefits to the business community, including Global Blue, are evolving. Global Blue has implemented extensions of furlough and/or partial employment schemes where longer-term government support is available and a workforce reduction where no meaningful support schemes are available.

In addition to the primary impacts discussed above, the COVID-19 pandemic could have a wide range of negative secondary impacts on Global Blue. For instance, merchants or customs and tax authorities could potentially fail or refuse to pay Global Blue, as discussed under “Global Blue is subject to counterparty risk and credit risk,” which could negatively impact Global Blue’s business, results of operations, and financial condition, although to date, any such impacts have been immaterial in the context of Global Blue’s financial condition. Global Blue only pays the revenue share to merchants after having collected the receivables, thereby reducing the net exposure. Separately, as the pandemic subsides and related preventative measures are lifted, international shoppers’ continuing health concerns could potentially outweigh pent-up travel and shopping demand, which in turn would depress demand for travel and tax-free shopping. Similarly, international shoppers’ demand could also be reduced should the number of airlines or operated routes not increase to levels seen before the pandemic. In addition, any economic recession resulting from the pandemic may also result in reduced consumer spending. Such reduced demand from international shoppers could significantly impact Global Blue’s business, results of operations and financial condition. Global Blue cannot predict when the impacts of the pandemic will subside or how quickly thereafter international travel, consumer spending and demand for tax-free shopping and Global Blue services will return to pre-pandemic levels.

Global Blue’s success is dependent on the skills, experience and efforts of its senior management and key personnel, and any COVID-19 cost saving measures undertaken by Global Blue may negatively impact its business.

Global Blue’s success is dependent on the skills, experience and efforts of Global Blue’s senior management and key personnel that collectively and individually enable Global Blue to operate and manage the business effectively. As discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19,” and in response to the COVID-19 pandemic, Global Blue is assessing and implementing longer-term cost savings initiatives to reduce its monthly cash expenditures. These initiatives include, among others, the continuation of furlough measures or the reduction of employees’ working hours where longer-term government support is available and a workforce reduction where no meaningful support schemes are available.

While management is carefully managing the longer-term COVID-19 prompted cost saving measures to ensure retention of the necessary knowledge and expertise to support the business when volumes recover, as a result of these measures, there could be a loss of institutional knowledge, experience, and/or expertise which could limit the ability of Global Blue to manage the business effectively, react to external developments, retain clients and make necessary technological developments. Similarly, these cost saving measures may negatively impact the morale of Global Blue’s workforce, leading to voluntary departures of additional employees. Although Global Blue management expects the roles of its furloughed and former employees to be performed by others, their skill sets may not allow them to perform the work as proficiently or efficiently as others. Accordingly, this could potentially negatively impact Global Blue’s business, results of operations and financial condition.

Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.

In Global Blue’s TFS business, net working capital is primarily driven by the timing of the payments that Global Blue makes to merchants and international shoppers, and the timing of the payments that it receives from merchants and tax authorities, which makes its net working capital sensitive to short-term, month-to-month volume growth. Typically, Global Blue refunds the VAT (net of transaction fees) to the international shoppers, after which it collects the full VAT from the merchant or tax authorities after approximately thirty (30) days on average and pays the merchant the percentage of the transaction fee after approximately one hundred (100) days on average.

If Global Blue experiences rapid month-on-month volume growth, for instance assuming a quick recovery in international travel after the COVID-19 pandemic, this could lead to a short-term, temporary surge of its net working capital to fund the rapid volume increase in VAT refunds. Very large movements in Global Blue’s net working capital position could have a significant effect on its business and financial condition, if Global Blue is unable to finance, internally or externally, the net working capital needs due to the timing impact of when Global Blue refunds the VAT (net of transaction fees) to the international shopper versus when it collects the VAT from the merchants and tax authorities.

A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business.

Any reduction in VAT rates or adverse changes to VAT policies in Global Blue’s current or potential new markets could have a negative impact on Global Blue’s business and results of operations. For example, the British government abolished the VAT Retail Export Scheme on January 1, 2021, and now overseas visitors to the United Kingdom will no longer be able to obtain a VAT refund on items they buy in the United Kingdom and take home with them in their luggage. Measured by destination country of international shoppers who were using Global Blue’s TFS business during the financial year ended March 31, 2020, the United Kingdom represented 12% of Global Blue’s total revenue. Legal and regulatory changes may also restrict Global Blue’s activities, including through nationalization of the VAT refund scheme or by eliminating the availability of VAT refund schemes altogether, limiting the number of TFS providers within those jurisdictions or restricting Global Blue’s ability to process TFS claims on behalf of international shoppers. Changes in laws and regulations may also place restrictions on Global Blue’s business model, for example by limiting transaction fees that Global Blue charges to international shoppers using Global Blue’s TFS business. Such changes, which are unpredictable and outside of Global Blue’s control, may cause Global Blue to incur higher compliance costs. While VAT rates have historically been increased and many countries have adopted VAT policies in recent years, any such changes to VAT rates or VAT policies could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Certain countries impose restrictions on the transactions and goods that are eligible for VAT refunds, such as MPA or a list of items that are eligible for VAT refunds. An increase in the MPA or a reduction in the list of eligible items would lead to a reduction in the number of transactions that are eligible for VAT refunds. Global Blue believes that in the event there is such a shift in any of the countries in which Global Blue operates, it would have a negative impact on Global Blue’s results of operations.

Changes in the regulatory environment, licensing requirements and government agreements could adversely affect Global Blue’s business.

Global Blue’s operations are subject to risks associated with the prevailing local political climate, particularly where governmental decisions have an impact on Global Blue’s business. For example, the Chinese government is seeking to repatriate luxury spend, which, if successful, could negatively impact Global Blue’s business by slowing growth in Chinese international spending on luxury goods. Such risks could also include, among others, increased restrictions on the use of currency abroad, restrictions on transfers of funds, increased enforcement of import duties and restrictions on goods declared at customs, complexity of domestic and international customs and tariffs, as well as transparency of transactions.

Global Blue’s business is also subject to varying levels of supervision and regulation in the territories in which Global Blue’s services are offered. For instance, certain of Global Blue’s operations rely on local licenses, authorizations and government agreements and any adverse changes to such licensing or authorization requirements or government agreements may result in a loss of, or adverse changes to, such operations. Global Blue currently holds licenses or government agreements to operate TFS services in Argentina, the Bahamas, Cyprus, Denmark, Finland, France, Iceland, Latvia, Lebanon, Morocco, Poland, Singapore, Spain, Turkey and Uruguay. Global Blue has also been granted a European Payment Institution License by the Bank of Italy, which has been passported across the EU. In addition, changes to the standards established by payment card industry bodies (specifically, the PCI DSS) could entail specific technical requirements and a certification process which could require significant costs to ensure compliance. Failure to obtain or maintain a license, be awarded a government tender in a particular location or comply with industry body standards, could preclude Global Blue from offering its TFS and/or AVPS businesses in that location or subject Global Blue to fines and penalties under local laws.

Global Blue’s costs of compliance would also increase if countries were to adopt legislation requiring Global Blue to obtain licenses or government contracts to conduct TFS services, or if more of the countries in which Global Blue operates were to treat Global Blue’s DCC services as a regulated business and require a license to offer currency conversion. Global Blue has various ongoing compliance and reporting obligations to the Bank of Italy which Global Blue must comply with in order to maintain the European Payment Institution License. Any material increase in the costs associated with obtaining and maintaining licenses or government contracts, or penalties for failure to comply, as a result of a change in law or otherwise, could force Global Blue to leave the relevant jurisdiction or lead to the payment of fines, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue must continually adapt and enhance its existing technology offerings and ensure continued resilience and uptime of its underlying technology platform to remain competitive in its industry.

The TFS segment of the global personal luxury market is subject to ongoing and rapid technological changes in response to the expectations of all stakeholders within the TFS ecosystem. Merchants are increasingly expecting more insight into international shopper trends from TFS solutions, and deeper integrations between TFS solutions and their payment solutions and IT infrastructure. International shoppers are increasingly expecting greater convenience and personalization in the form of more country-specific refund methods and more immediate refund methods. Customs and authorities expect smoother export validation processes, as well as increased security and compliance.

In order for Global Blue’s business to remain competitive and grow in this rapidly evolving market, Global Blue must continually adapt and enhance its existing technology offerings, as well as develop new products to meet the particular needs of each market and each stakeholder in the TFS ecosystem. To do this, Global Blue needs to anticipate demand in a wide variety of markets and industries and devote appropriate resources, including Global Blue’s resource and development budget, to meeting the expectations of merchants, international shoppers, customs and tax authorities, financial institutions that process credit or debit card payments on behalf of Acquirers and card schemes. If Global Blue is unable to develop technologies that align with stakeholder expectations, Global Blue may lose market share. Any failure to remain innovative or to introduce new or upgraded technologies that are responsive to changing merchant, international shopper or government requirements may have a material adverse effect on Global Blue’s competiveness and could cause Global Blue to lose its market position in core markets.

In addition, efforts to enhance and improve existing products and technologies, as well as develop new ones, involve inherent risks, and Global Blue may not be able to manage these developments and enhancements successfully. Global Blue may also fail to accurately foresee the direction of the TFS and DCC industries, which could lead Global Blue to make investments in technologies and products that do not gain market acceptance and generate insufficient returns.

Any failure to deliver an effective and secure service, or any performance issue that arises with a new or innovative product or service, could result in significant processing errors or other losses. Because of these factors, Global Blue’s development efforts could result in increased costs that could reduce profitability, in addition to a loss of revenue if new products are not delivered in a timely manner or do not perform as indicated. Furthermore, any performance errors in Global Blue’s front-end solutions could result in reputational harm.

Global Blue’s in-house technology platform enables payment processing through three mobile wallets and 10 credit card integrations, transaction processing through 40 PSPs and 200 POS providers and validation through 18 integrations with customs validation export software platforms. The number of existing integrations is also expected to increase as countries move toward digital export validation. As a result, it is critical for Global Blue’s technology solutions to remain operational at all times to service its counterparties. Any failure to deliver an effective and secure service, any performance issue or any downtime could deteriorate Global Blue’s relationships with merchants and customs and tax authorities and could lead to reputational damage that has a material adverse effect on its business, results of operations and financial condition.

Global Blue operates in a competitive market and Global Blue may lose merchant accounts to Global Blue’s competitors.

Global Blue’s business operates in a competitive market. Global Blue’s TFS business competes primarily with other TFS providers, such as Planet and Global Tax-Free, and also competes with a limited number of merchants that provide TFS services in-house and governments that insource the TFS process. The number of Global Blue competitors in the TFS segment and the extent of their operations have been increasing in recent years, including a number of mobile app-based providers (i.e., technology start-ups) looking to disrupt the TFS segment, and Global Blue expects them to continue to try to expand their operations. Global Blue’s AVPS business, on the other hand, competes with a wide variety of businesses of varying sizes, including online competitors providing omnichannel payment and currency conversion services to businesses and directly to individuals, often at better rates of exchange.

Actions taken by Global Blue’s competitors, as well as actions taken by Global Blue to maintain its competitiveness, have placed and will continue to place pressure on Global Blue’s pricing, margins and profitability, as well as the availability and attractiveness of key contracts. In particular, certain competitors of Global Blue’s TFS business may offer a higher revenue share to merchants, which may be attractive to some merchants. This may require Global Blue to adjust its percentage of revenue sharing with the merchant or lose merchant relationships. Global Blue’s agreements with merchants do not contain exclusivity clauses, which makes it easier for competitors to establish relationships with the merchants that are part of Global Blue’s network. Global Blue’s agreements with merchants are also generally short- to medium-term contracts, generally lasting three years on average. Upon scheduled renewal of a contract or during the term of a contract, Global Blue may face pressure regarding pricing or other contractual terms, making it more difficult to retain its merchants on favorable terms, or Global Blue may be unable to renew contracts with merchants on satisfactory terms. If Global Blue loses existing merchant relationships or a sufficient number of key merchant partners, or if the Company is unable to renew existing contracts upon expiry at attractive terms or at all, this could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s business may be adversely affected by disintermediation of TFS processes.

Disintermediation may happen if certain governments or merchants insource the TFS process partially or entirely. Alternatively, disintermediation of the TFS process could occur if governments amend their VAT regulations to no longer require the merchant to issue tax-free forms and/or determine the eligibility of international shoppers for VAT refunds. For example, some jurisdictions have regulations that could provide the opportunity for “business to consumer” players to establish business models that increase the risk of disintermediation. This and other types of disintermediation may have a negative impact on Global Blue’s TFS business, as its business model is reliant upon its merchant partners.

Conversely, certain countries have outsourced the export validation process. Since export validation is typically a free service provided by customs and tax authorities, this type of outsourcing could create additional costs, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Price harmonization or convergence between destination markets and home markets may adversely affect Global Blue’s business.

The level of spend while shopping abroad, and the willingness of international shoppers to spend abroad, are impacted by the price differential. In particular, the price differential of luxury goods is a significant factor influencing an international shopper’s purchasing decision. If the price differential between various markets is reduced, resulting in price harmonization across destination markets (such as Europe) and home markets (such as APAC) due to changes in retail pricing policies, additional online purchasing options and access, macroeconomic factors (such as relative foreign exchange rates) or government policies (such as a reduction in import duties or consumption taxes), this could lead to a decrease in the number or size of TFS transactions, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue is subject to taxation in multiple jurisdictions, which is complex and often requires making subjective determinations subject to scrutiny by, and disagreements with, tax regulators.

Global Blue is subject to many different forms of taxation in each of Global Blue’s countries of operation including, but not limited to, income tax, withholding tax, property tax, VAT, transfer pricing rules, commodity tax and social security and other payroll-related taxes. Tax law and administration is complex, subject to change and varying interpretations and often requires Global Blue to make subjective determinations. In addition, Global Blue takes positions in the course of its business with respect to various tax matters, including in connection with its operations. Tax authorities around the world are increasingly rigorous in their scrutiny of corporate tax structures and TFS transactions and may not agree with the determinations that are made, or the positions taken, by Global Blue or its commercial partners with respect to the application of tax law, including in relation to issuing tax-free forms and the VAT refunding process. Such disagreements could result in lengthy legal disputes, an increased overall tax rate applicable to Global Blue and, ultimately, in the payment of substantial amounts of tax, interest and penalties, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

On January 7, 2021 the French tax authorities issued the final notice of assessment which definitively closes the tax audit in France for the financial years ended March 31, 2014 through 2016. The notice of assessment confirms the VAT findings related to certain missing information on tax-free forms which are mandatory according to VAT refund regulations in France for an amount of €6.5m and some other minor adjustments. Global Blue has a tax provision in the amount of €6.5 million booked in this regard as of December 31, 2020. Global Blue is waiting for the collection notice from the French tax authorities. Additionally, Global Blue has been subject to a tax audit in Italy relating to transfer pricing in respect of its tax model and certain intercompany charges, as well as withholding tax in respect of such intercompany charges. An income tax payable was booked in the amount of €12.9 million as of December 31, 2020.

Finally, there is a risk that tax authorities in Germany challenge the effectiveness of the profit and loss pooling arrangement entered between Global Blue New Holdings Germany GmbH and Global Blue Deutschland GmbH. Based on the opinion of Global Blue’s advisers, Global Blue has therefore recognized an uncertain tax position of €4.0 million as of December 31, 2020.

See “Other Information About Global Blue—Legal and Arbitration Proceedings, Investigations and Tax Audits” for more information regarding these tax audits. Additional tax expenses could accrue in relation to previous or subsequent tax assessment periods, which are still subject to a pending tax audit or have not been subject to a tax audit yet, or other countries could open tax audits against Global Blue. Tax authorities in other countries could revise original tax assessments and substantially increase the tax burden (including interest and penalty payments) of the relevant entities. The realization of any of these risks could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Adverse competition law rulings could restrict Global Blue’s ability to expand or to operate its business as it wishes and could expose Global Blue to fines or other penalties.

Global Blue is a leading global provider of TFS services. Under EU competition laws and the competition laws in other jurisdictions (to the extent such laws exist), Global Blue runs the risk of being investigated for anti- competitive practices and/or deemed a dominant undertaking in certain markets and, therefore, theoretically capable of abusing a dominant position. Accordingly, there is a possibility of future litigation and/or investigations by competition authorities into Global Blue’s behavior in any market, including where it could be considered to hold a dominant position. Private litigants may also seek damages for certain breaches of competition law through civil courts, as provided by EU competition laws and the laws of other jurisdictions. Were any finding or rulings to be made against Global Blue, Global Blue could be required to pay damages and fines, which could be substantial, and/or Global Blue could be required to alter any behavior determined to be abusive or anti-competitive, both of which could have a material adverse effect on Global Blue’s business, prospects, financial condition and results of operations.

The integrity, reliability and efficiency of Global Blue’s internal controls and procedures may not be guaranteed.

Global Blue’s business relies on internal controls and procedures that govern regulatory compliance, customer and management information, finance, credit exposure, foreign exchange risk and other aspects of its business. With the increasing focus by regulators, the press and Global Blue’s commercial partners on compliance issues, Global Blue’s internal controls and procedures are becoming more important. In particular, compliance with TFS regulation requires that Global Blue’s management and employees are aware of applicable rules and regulations, and that they properly understand and implement them with respect to the issuing, export validating and refunding of TFS transactions. If Global Blue does not inform, train and manage its employees properly, Global Blue may fail to comply with applicable laws and regulations, which could lead to adverse regulatory action. Moreover, the process by or speed with which Global Blue’s internal controls and procedures are implemented or adapted to changing regulatory or commercial requirements may be inadequate to ensure full and immediate compliance, leaving Global Blue vulnerable to inconsistencies and failures that may have a material adverse effect on its business, results of operations and financial condition. Training employees and investing in compliance systems to remain in compliance with applicable laws and regulations also impose additional costs for the operation of Global Blue’s business. Global Blue has identified certain material weaknesses in its internal control related to errors identified in the March 31, 2020 financial statements. See “—Global Blue has identified material weaknesses in its internal control over financial reporting. If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the price of its securities.” Any of the foregoing could result in a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s TFS business is dependent on its airport concessions and agreements with agents.

As of March 31, 2020, more than 40% of Global Blue’s TFS refund points were located in airports, and Global Blue has entered into concession agreements with airport authorities for space in on-airport locations. Such agreements typically have terms of three years and do not contain exclusivity provisions. Unlike off-airport locations, where rental space is more freely available, Global Blue’s on-airport refund points cannot move to a nearby location should an airport impose less favorable terms on Global Blue during the renewal process or during the duration of a concession agreement. Any decision by airport authorities to increase rental costs or otherwise modify the economic terms of Global Blue’s concession agreements could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

In certain cases, Global Blue is required to use an agent to offer TFS services. Global Blue’s agents may attempt to modify the economic terms of Global Blue’s arrangements with them, which would have the effect of lowering Global Blue’s margins. Additional airport authorities may also require Global Blue to use agents, thereby lowering Global Blue’s profitability.

Global Blue operates in emerging markets and is exposed to risks associated with operating in such markets.

Global Blue operates in several emerging markets, such as Argentina, China, Morocco, Russia, Turkey and Uruguay, and plans to expand in additional emerging markets in the future. Certain markets in which Global Blue operates or plans to operate have lower levels of economic, political and legal stability compared to Europe. Risks associated with operating in such markets include unexpected changes in regulatory environments, uncertainty in enforcing contracts and intellectual property rights, challenges in obtaining legal redress, difficulties in collecting accounts receivables, foreign exchange controls, as well as bribery and corruption risks, which can all lead to reputational damage and impair Global Blue’s ability to win and retain contracts. In addition, as Global Blue’s relationships with governments in emerging markets are still developing, they can be more sensitive than Global Blue’s relationships with governments in developed countries. For example, the Chinese government has been sensitive to how businesses refer to Hong Kong, Macau and Taiwan in light of the One-China policy and some companies have come into criticism and negative publicity due to not referring to them correctly, which has harmed their relationship with the Chinese government and other stakeholders. Should one or more of these risks materialize, there could be a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue may be adversely affected by risks associated with strategic arrangements or investments in joint ventures with third parties.

Global Blue has made and continues to make certain strategic arrangements with third parties. For example, in certain countries, such as Japan, Lebanon, Russia and Turkey, Global Blue is required, or Global Blue has determined that it is preferable, to partner with a local counterparty in order to grow its local operations. Local counterparties provide financial, business and public relations expertise and assist Global Blue in developing its merchant and government relationships. These arrangements are and may be developed pursuant to joint venture agreements over which Global Blue only has partial or joint control. The joint venture counterparties may have different business or investment strategies from Global Blue, and Global Blue may have disagreements or disputes with such parties. Global Blue’s partners may be unable, or unwilling, to fulfil their obligations under the relevant joint venture agreements and shareholder agreements, may seek to use their rights to block decisions on certain matters, such as distribution of cash, or may experience financial or other difficulties that may adversely impact Global Blue’s investment in a particular joint venture, which in turn could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s business is subject to loss through physical disaster, data security breach, computer malfunction or sabotage.

Global Blue’s business is vulnerable to loss resulting from physical disaster, data security breaches, computer malfunction or sabotage. Most of Global Blue’s business channels rely on computerized networks and systems to process refunds, collect and store personal data relating to international shoppers and perform reconciliations, and rely to a significant degree on the efficient and uninterrupted operation of Global Blue’s various computer and communication systems, including its IT platforms. Any inadequate system design, transition to new systems or any failure of current or future systems could impair Global Blue’s ability to receive, process and reconcile transactions, manage its compliance and risk functions, and conduct other day-to-day operations of its business. In addition, the computer and communications systems are vulnerable to damage or interruption from a variety of sources, including attacks by computer malware, electronic break-ins or cyber-attacks, theft or corruption of confidential data or other unanticipated problems.

Moreover, due to the increasing digitalization of Global Blue’s business model and Global Blue’s growing focus on collecting and monetizing international shopper data, Global Blue is also increasingly exposed to risks associated with the unauthorized use, disclosure, destruction and alteration of personal data. Any significant cyber-attack, unauthorized disclosure of data or any other disruption of Global Blue’s computer or communication systems could significantly affect its ability to manage its information technology systems or lead to recovery costs, damage to its reputation, litigation brought by international shoppers or business partners or a diminished ability to operate the business. In addition, due to the high level of data traffic that Global Blue processes, any disruption in Global Blue’s computerized systems or technological process could in turn have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s AVPS business relies on relationships with Acquirers and on the involvement of card schemes.

Global Blue’s AVPS business relies on relationships with Acquirers, which are financial institutions that process credit or debit card payments on behalf of a merchant, and growth in Global Blue’s AVPS business is derived primarily from establishing new relationships with Acquirers. Global Blue may experience attrition and a consequent decline in the volume of currency conversion transactions it processes as a result of several factors, including transfers of their accounts to Global Blue’s competitors, unsuccessful contract renewal negotiation and account closures. The loss of existing relationships, or a sufficient number of key Acquirers could negatively impact Global Blue’s business. Acquirers involved in Global Blue’s AVPS business may also take advantage of increasing levels of competition to raise their percentage of revenue sharing, thereby reducing Global Blue’s profitability.

Global Blue’s AVPS business also depends on the involvement of card schemes, such as Visa or MasterCard, which act as intermediaries between Acquirers. If there is an increase in the prevalence of foreign exchange cards, which aim to provide currency conversion services at better foreign exchange rates or with lower fees than traditional cards, the number of travelers using Global Blue’s AVPS business could decrease. In addition, the relationship with providers of card schemes is similarly important and any deterioration or termination of such relationships could negatively impact Global Blue’s AVPS business. For example, if card schemes, such as Visa or MasterCard, decided to cease allowing Global Blue’s DCC services, the results of Global Blue’s AVPS business would be adversely affected. An increase in fees charged by card schemes in connection with currency conversion transactions may reduce Global Blue’s margins or compromise Global Blue’s AVPS business model.

In addition, each card scheme may alter rules or policies in a manner that may be detrimental to participants, including Acquirers and issuers that must comply with scheme rules as well as terminal suppliers, e-commerce merchants and PSPs that must comply with terminal, transaction and card data storage security rules. Moreover, as card schemes become more dependent on proprietary technology and seek to provide value-added services to issuers and merchants, there is heightened risk that rules and standards may be governed by the self-interest of the schemes, or of those with influence over the schemes. Changes in the business models or strategies of card scheme operators, including any resulting changes to their respective card scheme rules, could have a material adverse effect on Global Blue’s ability to compete and on Global Blue’s business, financial condition, results of operations and prospects.

Global Blue’s AVPS business may be subject to reputational risks in the event of adverse publicity relating to certain products that Global Blue offers, such as DCC. Further, there is a risk that international shoppers no longer utilize Global Blue’s DCC offerings, which could have a material adverse effect on Global Blue’s business, financial condition, results of operations and prospects.

Global Blue is subject to counterparty risk and credit risk.

Global Blue is subject to potential credit risk from merchants and customs and tax authorities. For each TFS transaction, Global Blue is required to remit funds to international shoppers in advance of receipt of funds from merchants or customs and tax authorities. Although Global Blue has in place reserves that it can draw upon to cover any delays in payment, Global Blue’s reserves would be insufficient to fund all of Global Blue’s debts and liabilities. If merchants or customs and authorities were to fail or refuse to pay Global Blue on a widespread and systemic basis over an extended period of time, due to insolvency, bankruptcy, cash management or store closures (including as a result of the COVID-19 pandemic) or, in the case of customs and authorities, political motives, Global Blue could default on its debts and liabilities, resulting in financial, reputational or customer loss. While the revenue share with merchants is only paid after Global Blue receives the full VAT payment and the net exposure is consequently lower, any occurrence of payment default or delay could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue is subject to losses from fraud, theft and employee error.

Global Blue’s business is vulnerable to loss resulting from fraud, theft and employee error. In particular, Global Blue is vulnerable to loss from fraud if counterfeit tax forms are presented to Global Blue for refund. Third parties may also collect Global Blue’s tax-free forms on behalf of international shoppers and obtain VAT refunds unlawfully.

Additionally, since Global Blue maintains, transports and processes large amounts of currency around the world, Global Blue is vulnerable to losses from theft or fraudulent acts perpetrated by employees or unauthorized individuals who obtain access to Global Blue’s premises or systems. Material occurrences of fraud and theft could damage Global Blue’s reputation or lead to a loss of cash or temporary disruptions to Global Blue’s business. Moreover, the failure to control or reduce fraud or theft in a cost-effective manner could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue may not be able to attract, integrate, manage and retain qualified personnel or key employees.

Global Blue’s success is dependent on the skills, experience and efforts of Global Blue’s senior management and key personnel. In particular, Global Blue depends on certain sales and marketing staff who have established strong relationships with merchants. The loss of services of key members of Global Blue’s sales and marketing team, particularly to a competitor, could lead to a loss of merchant accounts and, in turn, could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

The success of Global Blue’s business also depends on Global Blue’s ability to adapt to rapidly changing technological, social, economic and regulatory developments. This necessitates a range of specialist personnel, particularly in the areas of software development, technical support, finance and control, administration and operations, and requires Global Blue to retain, recruit and develop the necessary personnel who can provide the needed expertise across the entire spectrum of Global Blue’s business and operations. The market for qualified personnel is competitive and Global Blue may not succeed in recruiting additional personnel in line with the growth of Global Blue’s business, or Global Blue may fail to effectively replace current personnel who depart with qualified or effective successors. Global Blue’s efforts to retain and develop personnel may also result in significant additional expenses, which could adversely affect Global Blue’s profitability.

Global Blue is subject to complex and stringent data protection and privacy laws and regulations in the jurisdictions in which Global Blue operates.

Global Blue processes significant amounts of personal and financial information on a daily basis, including names, addresses, credit card details and passport numbers. For this reason, Global Blue is subject to data protection legislation that seeks to protect the processing of personal data and imposes restrictions on the collection, use and other forms of processing of personal data. Data protection and privacy laws and regulations are complex and any significant change in the regulatory environment relating to the protection of personal data may also impact Global Blue’s use of international shopper data in Global Blue’s TFS-related and intelligence offerings. Changes to data protection laws and other significant regulatory changes affecting Global Blue’s business activities may also cause Global Blue to revise its strategy or adopt new technologies and procedures.

A breach of data protection laws and regulations could result in substantial fines and/or other sanctions, including criminal sanctions, being levied against Global Blue. If Global Blue were to experience a data breach and be fined, then this could potentially represent a significant cost for Global Blue. Additionally, any breach of data protection could result in proceedings against Global Blue, including class action privacy litigation in certain jurisdictions. Finally, should Global Blue be found to be in breach of applicable data protection and privacy laws and regulation, it could face material damage to its brand and the potential loss of customer trust and confidence, which in turn could have a material adverse effect on its business, results of operations and financial position.

Global Blue’s business is subject to anti-money laundering, sanctions and anti-bribery regulations and related compliance costs and third-party risks.

Global Blue’s business is subject to anti-money laundering and anti-bribery laws and regulations in the jurisdictions in which Global Blue operates. In addition, Global Blue is subject to laws and regulations that prohibit Global Blue from transmitting money to specified countries or to or on behalf of prohibited individuals, in particular, the laws and regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury in the United States, the United States’ Foreign Corrupt Practices Act, Her Majesty’s Revenue and Customs in the United Kingdom and regulations enacted by the EU’s Common Foreign & Security Policy and the United Nations Security Council.

Equivalent or similar legislation exists in other countries where Global Blue conducts business. Fines and penalties, which may include the shutting down of operations or central banks limiting Global Blue’s ability to source currency, could be imposed in the various countries in which Global Blue operates, and more stringent sanctions, anti-bribery or AML legislation, including “know your customer” requirements, could impose considerable obligations on Global Blue, create increased reporting obligations and trigger the need for increased resources devoted to AML or other compliance functions. Global Blue’s internal policies mandate compliance with AML, sanctions and anti-bribery laws, but Global Blue’s compliance policies and training efforts may not always prevent bad acts or errors committed by Global Blue’s employees or joint venture partners and their employees. For example, if one of Global Blue’s joint venture partners or employees were to bribe a government official in connection with any government award of a TFS license or agreement, Global Blue would be in violation of anti-bribery regulations. Additionally, there is a risk that Global Blue could violate AML regulations by allowing fraudulent VAT refunds to be claimed by not sufficiently checking that the tax-free form was properly issued or validated or not sufficiently checking that the merchant was a genuinely established enterprise. Any failure, or suspected failure, by Global Blue to comply with its obligations relating to AML, sanctions or anti-bribery, could not only have a material adverse effect on its business, results of operations and financial condition, but could also have a material adverse effect on its reputation and goodwill.

Global Blue is subject to risks relating to intellectual property.

Global Blue’s success depends to a significant degree upon its ability to protect and preserve the proprietary aspects of its services and processes. In certain jurisdictions, such as in APAC, where Global Blue has deployed some of its most advanced digital TFS solutions, Global Blue relies on patent laws in order to protect its intellectual property.

Global Blue may not be successful in the implementation of its patent registration strategies. Global Blue may be unable to secure patents in a timely manner or at all, which could limit its ability to protect the relevant intellectual property rights from competitors. Global Blue’s competitors may also secure patents covering Global Blue’s services and processes, thereby exposing Global Blue to infringement liability or preventing Global Blue from fully executing its business model in the relevant jurisdiction. As a result, Global Blue may find that it is unable to continue to offer the best products to international shoppers, or that it is unable to offer products and services upon which its business depends.

Moreover, third parties may in the future assert claims that Global Blue’s systems or products infringe their proprietary rights. Such infringement claims may cause Global Blue to incur significant costs in defending those claims. As a result of any of these claims, Global Blue may be required to discontinue using any infringing technology and providing any related services, to expend resources to develop non-infringing technology or to purchase licenses or pay royalties for other technology. Should any of these risks materialize, they could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Litigation or investigations involving Global Blue could result in material settlements, fines or penalties.

From time to time, Global Blue is the subject of litigation or investigations related to its business, which may result in fines, penalties, judgments, settlements and litigation expenses. Regulatory and judicial proceedings and potentially adverse developments in connection with ongoing litigation may adversely affect the licenses Global Blue holds as well as Global Blue’s business, financial condition and results of operations. There may also be adverse publicity associated with lawsuits and investigations that could decrease international shoppers’ acceptance of Global Blue’s services. Plaintiffs or regulatory agencies in these lawsuits, actions or investigations may seek recovery of very large or indeterminate amounts, and the magnitude of these actions may remain unknown for substantial periods of time. The cost to defend or settle future lawsuits or investigations may be significant and such costs, or the outcome of such lawsuits or investigations, could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Risks Related to Financial Matters and Global Blue’s Capital and Corporate Structure

Failure to comply with the covenants or other obligations contained in the Facilities Agreement could result in an event of default, and any failure to repay or refinance the outstanding debt under the Facilities Agreement when due could have a material adverse effect on Global Blue.

Global Blue has incurred substantial indebtedness. As of December 31, 2020, Adjusted Net Debt amounted to €519.8 million. If there were an event of default under the Facilities Agreement that is not cured or waived in accordance with the terms of the Facilities Agreement, the lenders under the Facilities Agreement could terminate their commitments to lend and cause all amounts outstanding with respect to the loans granted under the Facilities Agreement to become due and payable immediately and/or exercise their rights and remedies under the security documents. Global Blue’s assets and cash flow may not be sufficient to fully repay Global Blue’s outstanding debt under the Facilities Agreement when due, whether upon an acceleration of the loans granted under the Facilities Agreement or on the maturity date of any of the loans granted. Certain assets including the shares and material bank accounts of certain of Global Blue’s material subsidiaries serve as security to secure the obligations under the Facilities Agreement and, upon an acceleration of the Facilities Agreement, the secured parties may enforce such security and exercise rights and remedies under such security documents including to sell, appropriate or otherwise dispose of such assets in order to generate proceeds to repay any outstanding indebtedness under the Facilities Agreement. Upon an acceleration of the Facilities Agreement or upon the final maturity date of any of the Facilities Agreement, there can be no assurance that Global Blue will be able to refinance the Facilities Agreement or that Global Blue’s assets, including those that serve as security for outstanding indebtedness, would be sufficient to repay that indebtedness in full and allow Global Blue to continue to make the other payments that Global Blue is obliged to make, which would impair Global Blue’s ability to run Global Blue’s business, could result in insolvency proceedings or reorganization and could result in investors losing all or a significant portion of their investment. In addition, a default under the Facilities Agreement could result in a default under Global Blue’s other financing arrangements and could cause or permit lenders under those other financing arrangements to accelerate such financing arrangements, causing the amounts owed under those arrangements to become immediately due and payable, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition. For more information regarding the Facilities Agreement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Banking Facilities and Loans—Facilities.”

Global Blue relies on its operating subsidiaries to provide it with funds necessary to meet Global Blue’s financial obligations and Global Blue’s ability to pay dividends may be constrained.

Global Blue operates through a holding structure. Global Blue is a holding company with no material, direct business operations. Global Blue’s only assets are its direct and indirect equity interests in its operating subsidiaries. As a result, Global Blue is dependent on loans, dividends and other payments from these subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of dividends. The ability of Global Blue’s subsidiaries to make such distributions and other payments depends on their earnings and may be subject to contractual or statutory limitations, such as limitations imposed by Global Blue’s financing facilities to which Global Blue’s subsidiaries are guarantors or the legal requirement of having distributable profit or distributable reserves. See “Dividend Policy.” As an equity investor in Global Blue’s subsidiaries, Global Blue’s right to receive assets upon a subsidiary’s liquidation or reorganization will be effectively subordinated to the claims of such subsidiary’s creditors. To the extent that Global Blue is recognized as a creditor of a subsidiary, its claims may still be subordinated to any security interest in or other lien on such subsidiary’s assets and to any of its debt or other obligations that are senior to Global Blue’s claims.

The actual payment of future dividends on our ordinary shares and the amounts thereof depend on a number of factors, including, among others, the amount of distributable profits and reserves, including capital contribution reserves (which can be reduced by losses in a current year or carried forward from previous years), the Company’s capital expenditure and investment plans, revenue, profits, financial condition, the Company’s level of profitability, Leverage Ratio (as defined under “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue”), applicable restrictions on the payment of dividends under applicable laws, compliance with credit covenants, general economic and market conditions, future prospects and such other factors as the Board of Directors may deem relevant from time to time. There can be no assurance that the abovementioned factors will facilitate or allow adherence to the Company’s dividend policy. the Company’s ability to pay dividends may be impaired if any of the risks described under “Risk Factors” were to occur. As a result, the Company’s ability to pay dividends in the future may be limited and the Company’s dividend policy may change. The Board of Directors will revisit the Company’s dividend policy from time to time.

Global Blue’s indebtedness imposes restrictions on Global Blue’s business and a significant increase in Global Blue’s indebtedness could result in changes to the terms on which credit is extended to it.

The Facilities Agreement contains covenants and undertakings. These undertakings restrict or limit, among others, Global Blue’s ability to incur additional indebtedness, Global Blue’s ability to create security, Global Blue’s ability to dispose of assets and Global Blue’s ability to merge or consolidate with other entities (in each case subject to a number of important exceptions and qualifications). If Global Blue breaches any of the covenants with respect to the Facilities Agreement and Global Blue is unable to cure the breach within any applicable grace period specified in the Facilities Agreement (to the extent the breach is capable of being cured) or to obtain a waiver from the relevant lenders, Global Blue would be in default under the terms of the relevant Facilities Agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.”

Since a portion of Global Blue’s cash flow from operations is dedicated to the payment of interest on Global Blue’s indebtedness, these payments reduce the amount of cash Global Blue has available for other purposes, including Global Blue’s working capital needs, capital expenditure, the exploitation of business opportunities and organic growth, future acquisitions and other general corporate needs, as well as dividends. Furthermore, a significant increase in Global Blue’s indebtedness could result in changes to the terms on which banks and other parties are willing to extend credit to it. Any of these events, if they occur, could increase Global Blue’s costs of financing or cause Global Blue to make early repayment on some or all of Global Blue’s indebtedness, either of which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue’s inability to generate sufficient cash flow could affect its ability to execute its strategic plans.

Organic growth opportunities are an important element of Global Blue’s strategy. See “Business—Global Blue’s Strategy.” Global Blue may not generate sufficient cash flow to finance such growth plans. Consequently, the execution of Global Blue’s growth strategy may require access to external sources of capital, which may not be available to Global Blue on acceptable terms, or at all. Limitations on Global Blue’s access to capital, including on Global Blue’s ability to issue additional debt or equity, could result from events or causes beyond Global Blue’s control, and could include, among others, decreases in Global Blue’s creditworthiness or profitability, significant increases in interest rates, increases in the risk premium generally required by investors, decreases in the availability of credit or the tightening of terms required by lenders. Any limitations on Global Blue’s ability to secure external capital, continue Global Blue’s existing finance arrangements or refinance existing financing obligations could limit Global Blue’s liquidity, Global Blue’s financial flexibility or Global Blue’s cash flow and affect Global Blue’s ability to execute Global Blue’s strategic plans, which could have a material adverse effect on Global Blue’s business, results of operations and financial condition.

Global Blue is exposed to interest rate risks.

Part of Global Blue’s existing and future debt and borrowings carry, or may carry, floating interest rates, including floating interest rates linked to EURIBOR or similar “benchmark” interest rates. As of December 31, 2020, all of Global Blue’s interest-bearing loans carried floating interest rates. As of December 31, 2020, none of these loans were covered by interest rate swaps as the floating rate was below the minimum interest rate floor of 0%, which will also apply to borrowings under the Facilities. Adverse fluctuations and increases in interest rates, to the extent that they are not hedged, could have a material adverse effect on Global Blue’s cash flow and financing costs and, consequently, on Global Blue’s business, results of operations and financial condition. In addition, LIBOR and other “benchmark” interest rates are currently the subject of recent and ongoing national, international and other regulatory guidance and proposals for reform, which may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could result in an increase of the interest payable on any of Global Blue’s debt linked to such a “benchmark.”

Global Blue is exposed to currency translation and transaction risk.

Global Blue is exposed to currency translation risk because its group consolidated reporting currency is the euro and hence fluctuations in foreign exchange rates impact the consolidation into euro of foreign currency- denominated assets, liabilities and earnings. In addition, the Company is exposed to foreign currency movements as a result of its share price being denominated in U.S. dollar versus the Company’s reporting currency in euro.

Global Blue’s main transaction risks arise from funding activities and transactions between Global Blue group entities with different functional currencies. Exposures are in the form of cash pools as well as intra-group trade payables and receivables. Global Blue’s largest exposures for the financial year ended March 31, 2020 were to the British pound, Swiss franc and Moroccan dirham, and for the nine months ended December 31, 2020 were to the British pound, Singapore Dollar and Moroccan Dirham. Volatility in these currencies may therefore impact Global Blue’s results of operations if not properly managed. Adverse currency movements could result in a material adverse effect on Global Blue’s business, results of operations and financial condition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure about Market Risk—Foreign Exchange Risk.”

Global Blue’s consolidated financial statements include significant intangible assets which could be impaired.

Global Blue carries significant intangible assets on its balance sheet. As of December 31, 2020, the intangible assets on Global Blue’s balance sheet totaled €576.1, including €411.4 million in goodwill and €27.1 million in trademarks and customer relationships relating to the 2012 GB Acquisition.

Pursuant to current accounting rules, Global Blue is required to assess goodwill for impairment at least annually or more frequently if impairment indicators are present. Impairment indicators include, but are not limited to, significant underperformance relative to historical or projected future operating results, a significant decline in share price or market capitalization and negative industry or economic trends. If such events were to occur, the carrying amount of Global Blue’s goodwill may no longer be recoverable and Global Blue would be required to record an impairment charge. The COVID-19 pandemic and its impact on Global Blue’s business was an impairment indicator that Global Blue assessed. See “—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.” Global Blue assessed its goodwill for impairment as of the most recent reporting date of March 31, 2020, including analyses for the impact of COVID-19. Global Blue considered a sensitivity analysis that included a significant decline for revenue in the financial year ending March 31, 2021 (generally consistent with the recent months following the onset of the COVID-19 pandemic, as detailed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19”), and a recovery profile such that, by the financial year ending March 31, 2025, revenue still would not have fully reached the actual reported revenue for the financial year ended March 31, 2020. This implies a nominal negative compound annual revenue growth rate over this period. The downside case resulted in no impairment, though minimal headroom. Should the impact of the COVID-19 pandemic on Global Blue’s revenue be more severe or of longer duration than assumed in the downside sensitivity, the goodwill balance may be at risk of impairment.

Other intangible assets, such as trademarks and customer relationships, are amortized on a yearly basis. However, if impairment indicators are present, Global Blue is required to test such intangible assets for impairment.

Risks Related to the Company’s Securities

Future sales, or the perception of future sales, by us or our existing securityholders may cause the market price of our securities to drop significantly.

The sale of our securities in the public market, or the perception that such sales could occur, including sales by our existing securityholders and the conversion of the Global Blue Warrants or Series A Preferred Shares, could harm the prevailing market price of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Following the effectiveness of the registration statement of which this prospectus forms a part, substantially all of the Company’s securities may be sold in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the price of the Company’s securities or putting significant downward pressure on the price of the Company’s securities. See “Securities Eligible for Future Sale.”

Global Blue Warrants will become exercisable for ordinary shares and Series A Preferred Shares will be convertible into ordinary shares, which would increase the number of securities eligible for future resale in the public market and result in dilution to our shareholders, and may adversely affect the market price of our ordinary shares.

Outstanding Global Blue Warrants to purchase an aggregate 30,735,950 ordinary shares of the Company are exercisable at a price of $11.50 per share, subject to adjustments. In addition, a total of 17,788,512 Series A Preferred Shares, excluding 5,929,477 Series A Preferred Shares held in treasury, are convertible into ordinary shares, under certain circumstances, on a cashless and one-for-one basis. To the extent such Global Blue Warrants are exercised or Series A Preferred Shares are converted, additional ordinary shares will be issued, which will result in dilution to the holders of ordinary shares and increase the number of securities eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

In addition, the market price of our ordinary shares may also be adversely affected if investors in our ordinary shares view the Series A Preferred Shares as a more attractive means of equity participation in us than owning our ordinary shares or as a results of any hedging or arbitrage trading activity that may develop involving the Series A Preferred Shares and our ordinary shares.

Our ordinary shares rank junior to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation.

Our ordinary shares rank junior to the Series A Preferred Shares with respect to the payment of dividends and amounts payable in the event of our liquidation. This means that, unless dividends have been declared and paid, or set aside for payment, on all outstanding Series A Preferred Shares, no dividends may be declared or paid on our ordinary shares. Likewise, in the event of our liquidation, no distribution of our assets may be made to holders of our ordinary shares until we have paid to holders of the Series A Preferred Shares liquidation proceeds equal to $10.00 per share.

The trading price of the Company’s securities may be volatile.

The trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on the investment in the Company’s securities and the securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	lack of adjacent competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Global Blue or the industries in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of our securities, including ordinary shares, Global Blue Warrants and the Series A Preferred Shares, available for public sale;

•	any major change in the Board of Directors or management;

•

sales of substantial amounts of ordinary shares, Global Blue Warrants and the Series A Preferred Shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress the price of the Company’s securities regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Reports published by analysts, including projections in those reports that differ from Global Blue’s actual results, could adversely affect the price and trading volume of our ordinary shares.

Global Blue currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Global Blue actually achieves. The Company’s ordinary share price may decline if actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports downgrades the Company’s securities or publishes inaccurate or unfavorable research about Global Blue’s business, the Company’s ordinary share price could decline. If one or more of these analysts ceases coverage or fails to publish reports regularly, the Company’s ordinary share price or trading volume could decline. While the Company expects research analyst coverage of the Company, if no analysts commence coverage of Global Blue, the trading price and volume for the Company’s ordinary shares could be adversely affected.

The NYSE may not continue to list the Company’s securities on its exchange, which could limit the ability of investors to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

To continue listing the Company’s securities on the NYSE, Company is required to demonstrate compliance with the NYSE’s continued listing requirements.

There can be no assurance that the Company will be able to meet the NYSE’s continued listing requirement or maintain other listing standards. If our ordinary shares are delisted by the NYSE, and it is not possible to list the Company’s securities on another national securities exchange, Global Blue expects the Company’s securities to be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

•	less liquid trading market for its securities;

•	more limited market quotations for its securities;

•

determination that its ordinary shares are a “penny stock” that requires brokers to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for the Company’s securities;

•	more limited research coverage by stock analysts;

•	loss of reputation;

•	more difficult and more expensive equity financings in the future; and

•	decreased ability to issue additional securities or obtain additional funding in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Company’s ordinary shares remain listed on the NYSE, such shares will be covered securities. Although the states are preempted from regulating the sale of the Company’s securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If the Company’s securities were no longer listed on the NYSE and therefore not “covered securities,” we would be subject to regulation in each state in which we offer the Company’s securities.

As a “foreign private issuer” under the rules and regulations of the SEC, the Company is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain requirements of the NYSE applicable to U.S. companies.

The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, the Company is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. The Company currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the Company’s securities. Accordingly, if you continue to hold the Company’s securities, you may receive less or different information about the Company than you would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer” whose securities will be listed on the NYSE, the Company is permitted to follow certain home country corporate governance practices in lieu of certain requirements of the NYSE. A “foreign private issuer” must disclose in its annual reports filed with the SEC each requirement of the NYSE with which it does not comply, followed by a description of its applicable home country practice. The Company currently intends to follow the corporate governance requirements of the NYSE. However, the Company cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore, in the future, rely on available exemptions that would allow the Company to follow its home country practice. Unlike the requirements of the NYSE, there are currently no mandatory corporate governance requirements in Switzerland that would require the Company to: (i) have a majority of the Board of Directors be independent; (ii) establish a nominating/governance committee; or (iii) hold regular executive sessions where only independent directors may be present. Such Swiss home country practices may afford less protection to holders of the Company’s securities.

The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of its outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) more than 50% of its assets are located in the United States; or (iii) its business is administered principally in the United States. If the Company loses its status as a “foreign private issuer” in the future, it will no longer be exempt from the rules described above and, among others, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, the Company would likely incur substantial costs in fulfilling these additional regulatory requirements and members of the Company’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Provisions in the Articles of Association and Swiss law may limit the availability of attractive takeover proposals.

The Company’s articles of association (the “Articles of Association”) contain provisions that may discourage unsolicited takeover proposals that shareholders of the Company may consider to be in their best interests. In particular, the Articles of Association contain a provision which requires approval by the majority of votes present at a special meeting of the Series A Preferred Shares where the holders of the Series A Preferred Shares would receive less than $10 per Series A Preferred Share in connection with a merger or public tender offer when shareholder approval is required as a condition to the offer. Other provisions in the Articles of Association and Swiss law include the requirement for the affirmative vote of holders of at least two-thirds of the represented shares and the absolute majority of the represented nominal value of the shares at a general meeting of shareholders to amend provisions therein that affect certain shareholder rights or the Company’s ability to enter into certain transactions. These provisions could limit the price investors might be willing to pay for the Company’s securities.

Global Blue has identified material weaknesses in its internal control over financial reporting. If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the price of its securities.

Global Blue has identified material weaknesses in its internal control over financial reporting. A company’s internal control over financial reporting is a process designed by, or under the supervision of, a company’s principal executive and principal financial officers, or persons performing similar functions, and effected by a company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Global Blue identified an error related to a goodwill impairment charge taken in the period ending March 31, 2020 associated with the Refund Suisse business, an acquisition completed in September 2018 for a total consideration of €7 million (of which €1.6 million was in the form of an earn-out). Refund Suisse did not meet certain financial targets which would require payments under the contingent consideration associated with the acquisition, thus resulting in no payment being required by Global Blue. As a result, Global Blue released the contingent consideration liability and recorded a gain in the income statement and impaired associated goodwill which was recorded as part of the original purchase price allocation in 2018. Given that Refund Suisse forms part of the TFS CGU, which has significant headroom, the impairment of €1.6 million (resulting in a reduction in net profit) was incorrect and should not have been recorded. As this amount is material against certain IFRS metrics, the financial statements included within this prospectus required correction and have been restated to correct for this item. Additionally, Global Blue identified an error related to the calculation of its estimated trade receivables loss allowance in the period ending March 31, 2020, of €0.9 million. As this amount is material against certain IFRS metrics, the financial statements included within this prospectus required correction and have been restated to correct for this item.

These material weaknesses arose from a lack of effective internal controls to ensure that accounting policies were appropriately applied to the assessment of the impairment of non-financial assets and estimated trade receivables loss allowance. Specifically, despite accounting policies being in place, there were insufficient procedures and controls to ensure that the policies were appropriately implemented and that there was proper internal review. Global Blue has taken steps to remediate these material weaknesses and to enhance its overall control environment, including implementing changes in its internal control over financial reporting with regard to complex accounting matters and the assessment of the estimated trade receivables loss allowance through implementing additional review procedures with its Chief Financial Officer.

These material weaknesses could result in misstatements of the aforementioned account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

However, the implementation of the remedial measures described above and other measures Global Blue may take may not fully address these material weaknesses in Global Blue’s internal control over financial reporting, and therefore Global Blue might not be able to conclude that it has been fully remedied. If Global Blue fails to correct these material weaknesses or if Global Blue experiences additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls, we may not be able to accurately or timely report its financial information and such failure could result in a negative reaction in the financial markets due to a loss of confidence in the reliability of its financial information, which could negatively affect the market price of its securities. Any such action could negatively affect Global Blue’s results of operations and cash flows.

If Global Blue fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud, and as a result, securityholders could lose confidence in Global Blue’s financial and other public reporting, which would harm its business and the trading price of the Company’s securities.

Effective internal controls over financial reporting are necessary for Global Blue to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause Global Blue to fail to meet its reporting obligations. Global Blue has identified certain material weaknesses in its internal control related to errors identified in the March 31, 2020 financial statements. See “—Global Blue has identified material weaknesses in its internal control over financial reporting. If Global Blue is unable to remediate these material weaknesses or otherwise fails to maintain an effective system of internal controls, Global Blue may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and the price of its securities.” In addition, any testing by it conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by its independent registered public accounting firm, may reveal deficiencies in Global Blue’s internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to its financial statements or identify other areas for further attention or improvement. Inferior internal controls could also subject Global Blue to regulatory scrutiny and sanctions, impair its ability to raise revenue and cause investors to lose confidence in its reported financial information, which could have a negative effect on the trading price of the Company’s securities.

Global Blue will be required to disclose changes made in its internal controls and procedures and its management will be required to assess the effectiveness of these controls annually. However, for as long as the Company is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of Global Blue’s internal controls could detect problems that its management’s assessment might not. Undetected material weaknesses in Global Blue’s internal controls could lead to financial statement restatements and require it to incur the expense of remediation.

Risks Related to Global Blue as a Public Company

Fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving Global Blue’s customers and negative media coverage, may result in significant decreases or fluctuations in the price of Global Blue securities.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our ordinary shares and, as a result, there may be significant volatility in the market price of our ordinary shares. Separately, if the Company is unable to operate as profitably as investors expect, the market price of our ordinary shares will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of the Company’s control could have an adverse effect on the price of our ordinary shares and increase fluctuations in its earnings. These factors include certain of the risks discussed in this prospectus, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting travel and traveler shopping (including pandemics), adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the luxury goods retail industry.

An active market for the Company’s securities may not develop, which would adversely affect the liquidity and price of its securities.

An active trading market for the Company’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your ordinary shares unless an active market for such security can be established and sustained.

The Company may issue additional ordinary shares or other securities without shareholder approval, which would dilute existing ownership interests and may depress the market price of its securities.

The Company may issue additional ordinary shares or other equity securities of equal or senior rank (including Global Blue Warrants and/or Series A Preferred Shares) in the future in connection with, among others, repayment of outstanding indebtedness or Global Blue’s equity incentive plan, without shareholder approval, in a number of circumstances.

The Company’s issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

•	the Company’s existing securityholders’ proportionate ownership interest in the Company may decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding ordinary share may be diminished; and

•	the market price of the Company’s securities may decline.

Silver Lake is able to exert control over Global Blue. The interests pursued by Silver Lake could differ from the interests of Global Blue’s other securityholders.

Silver Lake beneficially owns approximately 78.3% of our ordinary shares. Due to its large shareholdings, Silver Lake is able to exert control in the general meeting of Global Blue shareholders and, consequently, on matters decided by the general meeting, including the appointment of members of the Board of Directors, the payment of dividends and any proposed capital increase. The interests pursued by Silver Lake could differ from the interests of Global Blue’s other securityholders. See “Certain Relationships and Related Person Transactions” for a description of certain arrangements regarding the relationship between the Company and Silver Lake.

Global Blue is incurring higher costs as a result of being a public company.

Global Blue is incurring additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. Global Blue is incurring and will continue to incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related rules implemented by the SEC and the NYSE. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. Global Blue expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Global Blue is currently unable to estimate these costs with any degree of certainty. Global Blue may need to hire more employees or engage outside consultants to comply with these requirements, which will increase its costs and expenses accordingly. These laws and regulations could make it more difficult or costly for Global Blue to obtain certain types of insurance, including director and officer liability insurance, and Global Blue may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for Global Blue to attract and retain qualified persons to serve on the Board of Directors, its committees, or as executive officers. Furthermore, if Global Blue is unable to satisfy its obligations as a public company, it could be subject to delisting of its securities, fines, sanctions and other regulatory action and potentially civil litigation.

For so long as Global Blue Currency Choice Italia S.r.l. (“GBCCI”) holds a license from the Bank of Italy, acquiring a direct or indirect substantial stake in Global Blue’s share capital may require the prior consent of, or post-closing notification to, the Bank of Italy and may be subjected to restrictions and other requirements.

The acquisition, alone or together with others, of a direct or indirect substantial stake (or voting rights) in the share capital of Global Blue, which indirectly controls GBCCI, which is an Italian payment institution supervised by the Bank of Italy, entailing the power to control or exercise a significant influence on the management of Global Blue (and, in turn, on the management of GBCCI), may be subject to the prior consent of the Bank of Italy or to prescribed post-closing notification duties of the Bank of Italy. In order to determine whether the acquisition of a substantial stake (or voting rights) in the share capital of Global Blue triggers the need to obtain the prior consent of the Bank of Italy, the relevant threshold in relation to listed entities is generally 10% of a company’s share capital (or voting rights), although a case-by-case assessment of the shareholders’ structure of Global Blue at the time of an acquisition would be required as the need to obtain prior consent from the Bank of Italy may also stem from other factors (e.g., commercial or shareholders’ agreements in place entailing or excluding the ability to influence the management of Global Blue and/or GBCCI). Non-compliance with the requirement to obtain such a prior consent, or to comply with the applicable post-closing notification duties, would violate articles 19 and 114-undecies of Legislative Decree 1 September 1993, No. 385, as amended, and may lead to administrative sanctions, including but not limited to administrative fines. In addition, failure to obtain such a consent or to comply with the prescribed post-closing notification duties may mean that the voting rights or any other rights attached to the stake (or voting rights) in the share capital of Global Blue acquired by the acquiring entity of such stake may not be exercised, and may result in the annulment of resolutions that have been passed in general meetings of GBCCI where the required majority would not have been reached without the votes attached to the shareholding held by Global Blue in GBCCI’s share capital. Furthermore, equity stakes purchased in the absence of the required prior consent of the Bank of Italy must be sold within the deadline established by the Bank of Italy. If prior consent is required, the Bank of Italy will grant the same after having verified that the applicant satisfies its requirements for reputation, professionalism and good standing, in order to ensure the sound and prudent management of GBCCI.

Securityholders have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them, because the Company is incorporated in Switzerland, because the Company conducts a majority of its operations outside of the United States and because a majority of the Company’s directors and officers reside outside the United States.

The Company is incorporated in Switzerland and conducts a majority of its operations through its subsidiary, Global Blue Group AG, outside the United States. All of the Company’s assets are located outside the United States. A majority of the Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United

States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.

In addition, the Articles of Association provide for arbitration in Zurich, Switzerland in accordance with the Rules of Arbitration of the International Chamber of Commerce for corporate litigation between the Company and its directors and its securityholders. While arbitration clauses in Articles of Association are considered to be valid under Swiss law, it is not settled under Swiss law whether they are also valid in the context of listed companies, which uncertainty could create some delay for securityholders seeking to bring claims against Global Blue or its directors or officers. Costs in arbitration proceedings can be significantly higher than in proceedings before ordinary Swiss courts. Securityholders initiating arbitration proceedings under the arbitration provision contained in the Articles of Association will be required to make advance payments to the arbitration court in order to cover the arbitration court’s expenses and these amounts can be materially higher than in a proceeding in an ordinary Swiss court. Similarly, a securityholder will or may be required to make advance payments to cover the counsel cost of the opposing party in the event it does not prevail or only partly prevails, and such reimbursement cost can be significantly higher than in proceedings in ordinary Swiss courts. Also, the ability to obtain evidence and enforce evidence production obligations in an arbitration proceeding can be significantly less effective than in an ordinary Swiss court proceeding. Further, the enforcement of an arbitration award outside of Switzerland may be more difficult and subject to more burdensome requirements than enforcement of a verdict of a Swiss court. In addition, while such arbitration requirements for corporate litigation would not preclude a securityholder from bringing a claim against Global Blue or its directors or officers in U.S. courts under the civil liability provisions of the U.S. federal securities laws, as noted above, securityholders may be unable to enforce a judgment predicated upon such civil liability provisions in Swiss courts.

As a result of all of the above, our securityholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as securityholders of a U.S. public company.

Certain protections of Swiss law that apply to Swiss domestic listed companies do not apply to the Company.

Due to Global Blue’s cross-border structure, certain protections of Swiss law that apply to Swiss domestic listed companies will not apply to the Company. In particular, the rules of the Swiss Financial Infrastructure Act on disclosure of shareholdings and tender offer rules, including mandatory tender offer requirements and regulations of voluntary tender offers, which typically apply in relation to Swiss companies listed in Switzerland, will not apply to the Company as it will not be listed in Switzerland.

Global Blue is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our ordinary shares may be less attractive to investors.

Global Blue is an “emerging growth company,” as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Global Blue cannot predict if investors will find its shares less attractive because it will rely on these exemptions, including delaying adoption of new or revised accounting standards until such time as those standards apply to private companies and reduced disclosure obligations regarding executive compensation. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market and the price of the Company’s securities may be more volatile. Global Blue may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” Global Blue will remain an “emerging growth company” until the earlier of (1) the last day of the financial year (a) following the fifth anniversary of the completion of the FPAC IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last day of the second financial quarter of such financial year, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The Company may not be able to make dividend distributions or repurchase shares without subjecting shareholders to Swiss withholding tax.

The Company may not be successful in its efforts to make distributions, if any, on a withholding tax-free basis. Distributions made by the Company will generally be subject to a Swiss federal withholding tax at a rate of 35%, except if made out of confirmed capital contribution reserves. However, the Company may be unable to obtain the confirmation by the Swiss tax authorities of the capital contribution reserves in the desired amount. Furthermore, the Company may be unable to make distributions out of confirmed capital contribution reserves for other reasons, such as in case capital contribution reserves were depleted in the context of the redemption of Series A Preferred Shares or as a result of other distributions, to the extent its audited statutory financial statements show a loss carry forward which it may incur as a result of operational losses, or impairment of assets. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. A U.S. holder that qualifies for benefits under the Convention between the United States and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income (the “U.S.-Swiss Treaty”) may apply for a refund of the tax withheld in excess of the 15% treaty rate (or in excess of the 5% reduced treaty rate for qualifying corporate shareholders holding at least 10% of the voting stock of the Company, or for a full refund in the case of qualified pension funds). Payment of a capital distribution in the form of a par value reduction is not subject to Swiss withholding tax. If the Company is unable pay a dividend out of qualifying additional paid-in capital, the Company may not be able to make distributions without subjecting shareholders to Swiss withholding taxes.

Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the par value and the repurchase price. Accordingly, the Company may not be able to repurchase shares for the purposes of capital reduction without subjecting shareholders to Swiss withholding taxes. See “Taxation—Switzerland Taxation.”

Risks Related to the U.S. Federal Income Tax Treatment

If a U.S. person is treated as owning at least 10% of the ordinary shares, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares, such person may be treated as a “United States shareholder” with respect to each of the Company and its direct and indirect subsidiaries that is a “controlled foreign corporation.” If the Global Blue group includes one or more U.S. subsidiaries, under recently-enacted rules, certain of the Company’s non-U.S. subsidiaries could be treated as controlled foreign corporations regardless of whether the Company is treated as a “controlled foreign corporation” (although there is currently a pending legislative proposal to significantly limit the application of these rules).

A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of the controlled foreign corporation’s “Subpart F income” and (in computing its “global intangible low-taxed income”) “tested income” and a pro rata share of the amount of U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due from starting. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. The Company cannot provide any assurances that it will assist holders in determining whether any of its non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations.

If the Company were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. Holders of our ordinary shares could be subject to adverse U.S. federal income tax consequences.

If the Company is or becomes a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder holds ordinary shares (as such term is defined under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”), certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. The Company does not expect the Company to be a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Accordingly, there can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were a PFIC, a U.S. Holder of our Ordinary shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. See “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is being provided to aid you in your analysis of the financial aspects of the Business Combination that was consummated on August 28, 2020. The following has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined income statements for the twelve months ended March 31, 2020 and the nine months ended December 31, 2020 gives pro forma effect to the Business Combination as if it had occurred as of April 1, 2019. This information should be read in conjunction with FPAC and Global Blue Group AG’s respective audited and unaudited financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2020 has been prepared using the following:

•	Global Blue’s restated audited historical consolidated income statement for the twelve months ended March 31, 2020, as included elsewhere in this prospectus;

•	FPAC’s unaudited historical condensed statement of operations for the three months ended March 31, 2020, as included elsewhere in this prospectus;

•	FPAC’s audited historical statement of operations for the twelve months ended December 31, 2019, as included elsewhere in this prospectus; and

•	FPAC’s unaudited historical condensed statement of operations for the three months ended March 31, 2019, as included elsewhere in this prospectus.

The unaudited pro forma condensed combined income statement for the nine months ended December 31, 2020 has been prepared using the following:

•	Global Blue’s unaudited historical condensed consolidated income statement for the nine months ended December 31, 2020, as included elsewhere in this prospectus;

-

For the nine months ended December 31, 2020, the pro forma condensed combined income statement includes six months of Global Blue stand-alone financials and three months of combined FPAC and Global Blue financials; and

•	FPAC’s unaudited historical condensed statement of operations for the six months ended June 30, 2020, as included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the Business Combination been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma condensed combined financial information. Management of Global Blue has made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this unaudited pro forma condensed combined financial information should be read in conjunction with the financial information included elsewhere in this prospectus.

Description of the Transaction

For a description of the Transaction and details of the Business Combination, see “Prospectus Summary—Recent Developments—Business Combination.”

Accounting Treatment

The transaction has first been accounted for as a capital reorganization whereby the Company is the successor to its predecessor Global Blue Group AG. As a result of the first step described above, the existing shareholders of Global Blue Group AG continued to retain control through their majority ownership of the Company. The capital reorganization was immediately followed by the acquisition of FPAC, which is accounted for within the scope of IFRS 2 (Share-based Payment). The shares issued by the Company are recognized at fair value and recorded as consideration for the acquisition of the public shell company, FPAC. Under this method of accounting, there is no acquisition accounting and no recognition of goodwill, as a result of FPAC not being recognized as a business as defined by IFRS 3 (Business Combination) given it consists predominantly of cash in the Trust Account. In addition, the following factors were also taken into consideration: (i) the business of Global Blue Group AG comprises the ongoing operations of the Company; (ii) Global Blue Group AG’s senior management comprise the senior management of the Company; (iii) the pre-Business Combination shareholders of Global Blue Group AG have the largest ownership of the Company and the right to appoint the highest number of members to the Board of Directors relative to other shareholders; and (iv) the headquarters of the Company is that of Global Blue Group AG.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Business Combination, factually supportable and, with regards to the unaudited pro forma condensed combined income statements, are expected to have a continuing impact on the results of the Company.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined for the historical periods presented here. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of future financial position and results that the Company will experience. Global Blue Group AG and FPAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Set forth below is the unaudited pro forma condensed combined income statement for the twelve months ended March 31, 2020 and the nine months ended December 31, 2020, based on the historical financial statements of FPAC and Global Blue Group AG (as adjusted below).

PRO FORMA CONDENSED COMBINED INCOME

STATEMENT FOR THE TWELVE MONTHS ENDED

MARCH 31, 2020 (UNAUDITED)

(in EUR thousands unless otherwise denoted)

	Global Blue (Historical) Restated	FN	FPAC (Historical) U.S. GAAP		FN	IFRS Conversion and Presentation Alignment	FN		Pro Forma Adjustments	FN	Pro Forma Combined	FN
			USD	EUR(A)
Total revenue	420,400		—	—		—			—		420,400
Operating expenses	(379,201)			—		(7,684)	(B	)	180	(C)
									9,673	(D)
									779	(J)
									—	(H)	(376,253)
General and administrative costs	—		(8,338)	(7,504)		7,504	(B	)	—		—
Franchise tax expense	—		(200)	(180)		180	(B	)	—		—

Operating expenses	(379,201)		(8,538)	(7,683)		(0)			10,632		(376,253)

Operating Profit	41,199		(8,538)	(7,683)		(0)			10,632		44,147
Interest and investment income	—		13,101	11,790		(11,790)	(B	)	—		—
Finance income	5,309			—		11,790	(B	)	(11,790)	(C)	5,309
Finance costs	(37,158)			—		—			10,639	(E)
									170	(F)	(26,348)

Net finance costs	(31,849)		13,101	11,790		—			(981)		(21,039)

Profit before tax	9,350		4,563	4,107		(0)			9,651		23,107
Income tax (expense) benefit	(7,681)		(2,714)	(2,443)		—			(3,485)	(G)	(13,609)

Profit for the year	1,669		1,848	1,664		(0)			6,166		9,499
Profit attributable to:
Owners of the parent	(3,532)		1,848	1,664		—			6,166		4,298
Non-controlling interests	5,201		—	—		—			—		5,201

Profit for the year	1,669		1,848	1,664		—			6,166		9,499
Profit attributable to owners of the parent:
Common											3,899
Series A Preferred Shares											399

Profit attributable to owners of the parent:											4,298
Per Share:
Basic attributable profit per share	(€0.09)		$0.02	€0.02	(K)						€0.02	(L)
Basic weighted average number of shares in issue (thousands)	40,000	(I)	79,063	79,063							173,855	(M)
Diluted attributable profit per share	(€0.09)		$0.02	€0.02	(K)						€0.02	(L)
Diluted weighted average number of shares in issue (thousands)	40,000		79,063	79,063							191,644	(M)
Per Series A Preferred Shares:
Basic attributable profit per share											€0.02	(L)
Basic weighted average number of shares in issue (thousands)											17,789	(M)
Diluted attributable profit per share											€0.02	(L)
Diluted weighted average number of shares in issue (thousands)											17,789	(M)

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Income Statement

The adjustments included in the unaudited pro forma condensed combined income statements for the twelve months ended March 31, 2020 are as follows:

(A)

The historical financial information of FPAC was prepared in accordance with U.S. GAAP and presented in USD. The historical financial information was translated from USD to EUR using the following average historical exchange rate of $1.111 per euro for the twelve months ended March 31, 2020.

(B)	Reflects the reclassification adjustment to align FPAC’s historical statement of operations with the presentation of Global Blue’s income statement.

(C)

Reflects the elimination of FPAC historical Interest and Investment Income and Franchise Tax Expense that would not have been earned or incurred, respectively, had the Business Combination been consummated on April 1, 2019.

(D)

Reflects the elimination of FPAC and Global Blue historical transaction costs directly related to the Business Combination, which are non-recurring. This results in a pre-tax impact of approximately €9.7 million for the twelve months ended March 31, 2020.

(E)	Reflects the reduction in Finance Costs as a result of the Refinancing of the Prior Facilities with the Facilities.

P&L Line Item	Historical	Refinancing	Impact
	(Twelve Months Ended March 31, 2020, in thousands of EUR)
Term Loan Expense	(22,238)	(12,775)	9,463
Revolving Credit Facility Expense	(1,008)	(577)	430
Debt Issuance Cost	(2,206)	(1,460)	746

Total	(25,452)	(14,812)	10,639

The Term Loan Facility and the Revolving Credit Facility provide for a variable interest rate, equal to EURIBOR (with a zero floor) for the period plus a margin. As a result of current negative rates, the zero floor is the binding constraint, meaning a 1/8 percent increase or decrease in EURIBOR would not impact the applicable interest rate.

In addition, concurrent with the Refinancing, Global Blue incurred debt issuance costs of €7.8 million, which are capitalized and amortized over 5 years as part of Finance Costs.

In connection with the Refinancing, a one-time IFRS 9 expense of €4.5 million was identified. No adjustment has been made to the unaudited pro forma income statement for the twelve months ended March 31, 2020, due to the fact that the adjustment is non-recurring in nature.

(F)	As a result of the conversion of non-convertible equity certificates at the consummation of the Business Combination, the associated interest expense is eliminated.

(G)	Reflects the cumulative impact on Income Tax Expense from the above adjustments related to the Business Combination, based on the relevant statutory tax rates.

(H)

The Business Combination is accounted for under IFRS 2, as detailed in items (12) above. The IFRS 2 expense is a non-cash expense of €135 million. No adjustment has been made to the unaudited pro forma income statement for the twelve months ended March 31, 2020, due to the fact that the adjustment is non-recurring in nature.

(I)

Prior to the Business Combination, 40,000,000 ordinary shares of Global Blue Group AG were outstanding. As a result of the contribution to the Company (and giving effect to the Management Roll-up, which included the conversion of non-convertible equity certificates and other items), the number of shares has increased.

(J)

The operating expenses include a Global Blue share-based payment expense of €3.3 million for the twelve months ended March 31, 2020 related to a Management Equity Plan from prior to the combination. There are no share-based payment expenses in the FPAC historical condensed income statement. On November 12, 2020, Global Blue granted 7,970,000 share options and 475,491 RSA, in addition to the previously granted 486,527 share options which converted into options over Global Blue ordinary shares at Closing. For the twelve months ended March 31, 2020, Global Blue had recognized €3.3 million of share-based compensation, which under the new MIP would have been €2.5 million The impact on the pro forma financial information in this prospectus is adjusted by €0.8 million to reflect the new MIP.

(K)

FPAC historically presented per share metrics for each of the FPAC Class A Common Stock and the FPAC Class B Common Stock, based on the earnings attributable to each class. For the twelve months ended March 31, 2020, the basic and diluted earnings per share of FPAC Class A Common Stock was €0.14 and the basic and diluted earnings per share of FPAC Class B Common Stock was (€0.47).

(L)

For purposes of calculating attributable profit per share, the two-class method is applied. Our ordinary shares and Series A Preferred Shares share equally in dividends declared or accumulated, and have equal participation rights in undistributed earnings.

(M)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuating in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

PRO FORMA CONDENSED COMBINED INCOME

STATEMENT FOR THE NINE MONTHS ENDED

DECEMBER 31, 2020 (UNAUDITED)

(in EUR thousands unless otherwise denoted)

	Global Blue (Historical)	FN	FPAC (Historical) U.S. GAAP		FN	IFRS Conversion and Presentation Alignment	FN	IFRS	Pro Forma Adjustments	FN	Pro Forma Combined	FN
			USD	EUR(A)
Total revenue	34,231		—	—		—			—		34,231
Operating expenses	(414,610)			—		(7,030)	(B)	(7,030)	(86)	(C)
									44,500	(D)
									(56)	(I)
									58,700	(I)
									6,000	(I)
									135,300	(H)	(177,283)
General and administrative costs	—		(8,005)	(6,944)		6,944	(B)	—	—		—
Franchise tax expense	—		(100)	(86)		86	(B)	—	—		—

Operating expenses	(414,610)		(8,105)	(7,030)		—		(7,030)	244,357		(177,283)

Operating Profit	(380,379)		(8,105)	(7,030)		—		(7,030)	244,357		(143,052)
Interest and investment income	—		2,691	2,334		(2,334)	(B)	—	—		—
Finance income	1,739			—		2,334	(B)	2,334	(2,334)	(C)	1,739
Finance costs	(18,948)			—		—		—	3,039	(E)
									4,500	(E)
									80	(F)	(11,330)

Net finance costs	(17,209)		2,691	2,334		—		2,334	5,284		(9,591)

Profit before tax	(397,588)		(5,413)	(4,696)		—		(4,696)	249,641		(152,643)
Income tax (expense) benefit	24,497		(514)	(446)		—		(446)	(57,973)	(G)	(33,922)

Profit for the year	(373,091)		(5,927)	(5,142)		—		(5,142)	191,668		(186,565)
Profit attributable to:
Owners of the parent	(371,988)		(5,927)	(5,142)		—		(5,142)	191,668		(185,461)
Non-controlling interests	(1,103)		—	—		—			—		(1,103)

Profit for the year	(373,091)		(5,927)	(5,142)		—		(5,142)	191,668		(186,564)
Profit attributable to owners of the parent:
Common	(337,460)										(168,247)
Series A Preferred Shares	(34,528)										(17,215)

Profit attributable to owners of the parent:	(371,988)										(185,461)
Per Share:
Basic attributable profit per share	(€1.94)		($0.07)	(€0.07)	(J)			(€0.07)			(€0.97)	(K)
Basic weighted average number of shares in issue (thousands)	173,855		79,063	79,063				79,063			173,855	(L)
Diluted attributable profit per share	(€1.94)		($0.07)	(€0.07)	(J)			(€0.07)			(€0.97)	(K)
Diluted weighted average number of shares in issue (thousands)	173,855		79,063	79,063				79,063			173,855	(L)
Per Series A Preferred Shares:
Basic attributable profit per share	(€1.94)										(€0.97)	(K)
Basic weighted average number of shares in issue (thousands)	17,789										17,789	(L)
Diluted attributable profit per share	(€1.94)										(€0.97)	(K)
Diluted weighted average number of shares in issue (thousands)	17,789										17,789	(L)

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Income Statement

The adjustments included in the unaudited pro forma condensed combined income statement for the nine months ended December 31, 2020 are as follows:

(A)

The income statement of FPAC was prepared in accordance with U.S. GAAP and presented in USD. The historical financial information was translated from USD to EUR using the following average historical exchange rate of $1.153 per euro for the nine months ended December 31, 2020.

(B)	Reflects the reclassification adjustment to align FPAC’s historical statement of operations with the presentation of Global Blue’s income statement.

(C)

Reflects the elimination of FPAC historical Interest and Investment Income and Franchise Tax Expense that would not have been earned or incurred, respectively, had the Business Combination been consummated on April 1, 2019.

(D)

Reflects the elimination of FPAC and Global Blue historical transaction costs directly related to the Business Combination, which are non-recurring. This results in a pre-tax impact of approximately €44.5 million for the nine months ended December 31, 2020.

(E)	Reflects the reduction in Finance Costs as a result of the Refinancing of the Prior Facilities with the Facilities.

P&L Line Item	Historical	Refinancing	Impact
	(Nine Months Ended December 31, 2020, in thousands of EUR)
Term Loan Expense	(9,323)	(6,370)	2,953
Revolving Credit Facility Expense	(976)	(527)	449
Debt Issuance Cost	(1,096)	(1,460)	(364)

Total	(11,396)	(8,733)	3,039

The Term Loan Facility and the Revolving Credit Facility provide for a variable interest rate, equal to EURIBOR (with a zero floor) for the period plus a margin. As a result of current negative rates, the zero floor is the binding constraint, meaning a 1/8 percent increase or decrease in EURIBOR would not impact the applicable interest rate.

In addition, concurrent with the Refinancing, Global Blue incurred debt issuance costs of €7.8 million, which are capitalized and amortized over 5 years as part of Finance Costs.

Other exceptional financing costs related to the transaction include the write-off of historical unamortized debt costs of €8.1 million partially offset by €3.6 million of IFRS 9 conversion unwinding amounts. These amounts have been adjusted out of the unaudited pro forma income statement for the nine months ended December 31, 2020 due to the fact that the amounts are non-recurring in nature.

(F)	As a result of the conversion of non-convertible equity certificates at the consummation of the Business Combination, the associated interest expense is eliminated.

(G)	Reflects the cumulative impact on Income Tax Expense from the above adjustments related to the Business Combination, based on the relevant statutory tax rates.

(H)

The Business Combination is accounted for under IFRS 2, as detailed in items (12) above. The IFRS 2 expense, which is a non-cash expense, of €135 million has been reversed from the unaudited pro forma income statement for the nine months ended December 31, 2020, due to the fact that the adjustment is non-recurring in nature.

(I)

On November 12, 2020, Global Blue granted 7,970,000 share options and 475,491 RSA, in addition to the previously granted 486,527 share options which converted into options over Global Blue ordinary shares at Closing. As of December 31, 2021, the new MIP generated an impact of €0.5 million, though it only represents approximately a 1.5 months impact, in addition the previous Management Equity Plan was revalued by €1.0 million prior to Closing. Operating expenses were revised to adjust for the full nine months impact sized of €1.5 million, hence implying a (€0.1) million adjustment.

Other reversed transaction effects accounted for in the nine months ended December 31, 2020 include €6.0 million of a one-off transaction bonus and €58.7 million of non-cash share-based revaluation charge upon conversion of previously cash-settled plans to equity-settled plan. These amounts have been adjusted out of the unaudited pro forma income statement for the nine months ended December 31, 2020 due to the fact that the amounts are non-recurring in nature.

(J)

FPAC historically presented per share metrics for each of the FPAC Class A Common Stock and the FPAC Class B Common Stock, based on the earnings attributable to each class. For the nine months ended December 31, 2020, the basic and diluted earnings per share of FPAC Class A Common Stock was €0.03 and the basic and diluted earnings per share of FPAC Class B Common Stock was (€0.44).

(K)

For purposes of calculating attributable profit per share, the two-class method is applied. Our ordinary shares and Series A Preferred Shares share equally in dividends declared or accumulated, and have equal participation rights in undistributed earnings.

(L)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuating in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million (with an additional 5.9 million shares held in treasury) to 17.8 million and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

Earnings per Share

The earnings per share amounts below represent the profit/(loss) attributable to the owners of the parent for the relevant period on a per share basis calculated using the weighted average shares in issue of the Company, including the issuance of additional ordinary shares in connection with the Business Combination, assuming our ordinary shares were outstanding since April 1, 2019. As the Business Combination, including the related proposed investments by the Primary 2020 PIPE Investor and the Strategic Secondary 2020 PIPE Investor, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted profit/(loss) attributable to the owners of the parent for the relevant period on a per share basis assumes that our ordinary shares that would be outstanding, in connection with the Business Combination, have been outstanding for the entire period presented. For purposes of calculating attributable profit per share, the two-class method is applied, as the ordinary shares and the Series A Preferred

Shares share equally in dividends declared or accumulated, and have equal participation rights in undistributed earnings.

(in € thousands, except share and per share information)	Pro Forma Combined
Twelve Months Ended March 31, 2020
Profit for the year attributable to the owners of the parent (€K)	4,298
Profit for the year attribute to ordinary shares	3,899
Profit for the year attributable to Series A Preferred Shares	399
Ordinary Shares
Basic attributable profit per share (€)	€0.02
Diluted attributable profit per share (€)	€0.02
Series A Preferred Shares
Basic attributable profit per share (€)	€0.02
Diluted attributable profit per share (€)	€0.02
Pro forma weighted average number of shares in issue(1)
Seller Parties(2)(3)	141,173,288
2020 PIPE investors / Backstop Provider	20,421,052
Former Founder	4,436,321
Former FPAC Stockholders	7,824,712

Basic pro forma weighted average number of shares in issue	173,855,373
Series A Preferred Shares (as converted)(2)	17,788,512
Management Options(3)

Diluted pro forma weighted average number of shares in issue	191,643,885

(1)	The total number of shares reflect Closing-related adjustments to the share consideration and the cash consideration under the Merger Agreement and an exchange rate of 1.1859 U.S. dollar per euro.
(2)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuating in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

(3)

Includes ordinary shares received by Globetrotter in exchange for Globetrotter’s 6,716,294 shares of the 9,487,500 shares of FPAC Class A Common Stock purchased by Globetrotter beginning on May 17, 2020, with the remainder having been sold to the investment funds managed and/or advised by Partners Group, which have invested alongside Globetrotter in Global Blue since 2012.

As a result of the FPAC share price of $10.69, at Closing, the following dilutive instruments were excluded from the diluted pro forma weighted average number of shares outstanding:

•	The 21,083,333 Public Warrants, issued at the time of the FPAC IPO and, as part of the Business Combination, became Global Blue Warrants, are exercisable at $11.50 / €10.47 per share;

•	The 9,766,667 Private Placement Warrants, issued at the time of the FPAC IPO and, as part of the Business Combination, became Global Blue Warrants, are exercisable at $11.50 / €10.47 per share; and

•

The 468,527 shares underlying outstanding options for ordinary shares, issued in June 2019 in connection with the existing option plan and, as part of the Business Combination, converted, at Closing based on the prevailing exchange rate, into options for ordinary shares, are exercisable at $10.59 / €9.64. These options have not vested and, as such, are not accounted for as dilutive instruments, despite being in-the-money.

On November 12, 2020, Global Blue, in accordance with the approved MIP administered by the Board of Directors, granted 7,970,000 share options and 475,491 RSA, in addition to the 486,527 share options previously granted in June 2019. The 7.97 million granted share options were split between (i) 2.59 million options with a strike at $8.50, (ii) 2.19 million options with a strike at $10.50, (iii) 1.79 million options with a strike at $12.50 and (iv) 1.40 million options with a strike at $14.50. Each award will vest in four tranches over a four-year period. RSA are in part subject to performance targets (the relevant criteria is based on earnings per share growth and total shareholder return as determined by the Board of Directors in consultation with Jacques Stern, the Chief Executive Officer).

(in € thousands, except share and per share information)	Pro Forma Combined
Nine Months Ended December 31, 2020
Loss for the period attributable to the owners of the parent (€K)	(185,461)
Loss for the period attribute to ordinary shares	(168,247)
Loss for the period attributable to Series A Preferred Shares	(17,215)
Ordinary Shares
Basic attributable profit per share (€)	€(0.97)
Diluted attributable profit per share (€)	€(0.97)
Series A Preferred Shares
Basic attributable profit per share (€)	€(0.97)
Diluted attributable profit per share (€)	€(0.97)

Comparative Per Share Data

The following tables set forth the historical comparative share information for Global Blue and FPAC on a standalone basis and the unaudited pro forma combined share information for the twelve months ended March 31, 2020 and nine months ended December 31, 2020, after giving effect to the Business Combination.

The following comparative per share data is only a summary and should be read together with the historical financial information of FPAC and Global Blue as well as the financial statements of FPAC and Global Blue and related notes that are included elsewhere in this prospectus. The following comparative per share data is derived from, and should also be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this prospectus.

The comparative per share data does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FPAC or Global Blue would have been had the companies been combined during the period presented. The ordinary shares and Series A Preferred Shares share equally in dividends declared or accumulated, and have equal participation rights in undistributed earnings.

Twelve months ended March 31, 2020—Weighted average number of shares in issue

	Global Blue Restated(a)	FPAC	Pro Forma Combined(b)(c)
Basic Common Class A	40,000,000	63,250,000	173,855,373
Diluted Common Class A	40,000,000	63,250,000	191,643,885
Basic Common Class B	N/A	15,812,500	N/A
Diluted Common Class B	N/A	15,812,500	N/A
Basic Series A Preferred Shares	N/A	N/A	17,788,512
Diluted Series A Preferred Shares	N/A	N/A	17,788,512
Profit for the year attributable to the owners of the parent (€M)	(3.5)	1.7	4.3
Ordinary shares (€)	N/A	N/A	3.9
Series A Preferred Shares (€)	N/A	N/A	0.4
Basic Class A attributable profit/(loss) per share (€)	(€0.09)	€0.14	€0.02
Diluted Class A attributable profit/(loss) per share (€)	(€0.09)	€0.14	€0.02
Basic Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Diluted Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Basic Series A Preferred Shares attributable profit/(loss) per share (€)	N/A	N/A	€0.02
Diluted Series A Preferred Shares attributable profit/(loss) per share (€)	N/A	N/A	€0.02

(a)

Prior to the Business Combination, 40,000,000 ordinary shares of Global Blue Group AG were outstanding. As a result of the contribution to the Company (and giving effect to the Management Roll-up, which includes the conversion of non-convertible equity certificates and other items), the number of shares increased.

(b)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuating in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.9 million.

(c)	The total number of shares reflect Closing-related adjustments to the share consideration and the cash consideration under the Merger Agreement and an exchange rate of 1.1859 U.S. dollar per euro.

Nine months ended December 31, 2020—Weighted average number of shares in issue

	Global Blue(a)	FPAC	Pro Forma Combined
Basic Common Class A	173,855,373	63,250,000	173,855,373
Diluted Common Class A	173,855,373	63,250,000	173,855,373
Basic Common Class B	N/A	15,812,500	N/A
Diluted Common Class B	N/A	15,812,500	N/A
Basic Series A Preferred Shares	17,788,512	N/A	17,788,512
Diluted Series A Preferred Shares	17,788,512	N/A	17,788,512
Profit for the period attributable to the owners of the parent (€M)	(372.0)	(5.1)	(185.5)
Ordinary shares (€)	(337.5)	N/A	(168.2)
Series A Preferred Shares (€)	(34.5)	N/A	(17.2)
Basic Class A attributable profit/(loss) per share (€)	(€1.94)	€0.14	(€0.97)
Diluted Class A attributable profit/(loss) per share (€)	(€1.94)	€0.14	(€0.97)
Basic Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Diluted Class B attributable profit/(loss) per share (€)	N/A	(€0.47)	N/A
Basic Series A Preferred Shares attributable profit/(loss) per share (€)	(€1.94)	N/A	(€0.97)
Diluted Series A Preferred Shares attributable profit/(loss) per share (€)	(€1.94)	N/A	(€0.97)

(a)

On July 13, 2020, representatives of Globetrotter sent FPAC’s board of directors a memorandum outlining certain changes to the Transaction terms that Globetrotter and certain other shareholders of Global Blue were committed to unilaterally effectuating in connection with the Business Combination. Pursuant to the Waiver Letter, Globetrotter (on behalf of itself and the Seller Parties) provided binding commitments, including the cashless exchange of €50 million Series A Preferred Shares into ordinary shares which was carried out on December 16, 2020. As a result of this, the Series A Preferred Shares were reduced by 5.9 million from 23.7 million to 17.8 million (with an additional 5.9 million shares held in treasury) and our ordinary shares increased by 5.9 million from 167.8 million to 173.8 million.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any ordinary shares offered under this prospectus.

The selling securityholders will receive all of the net proceeds from the sale of any ordinary shares offered by them under this prospectus. The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax, legal services or any other expenses incurred by the securityholders in disposing of their ordinary shares. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus.

DIVIDEND POLICY

The payment of any cash dividends will be dependent upon the revenue, earnings and financial condition of Global Blue from time to time. The payment of any dividends will be within the discretion of the Board of Directors. Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our ordinary shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board of Directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions.

CAPITALIZATION

The following table sets out our consolidated capitalization and indebtedness as of December 31, 2020. The information below should be read together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(in € millions)	As of December 31, 2020	Pro Forma for Business Combination and PIPE Financing(4)(5)
Cash and cash equivalents	209.2	209.2
Total current debt(1)	13.6	13.6
Total non-current debt (excluding current portion of long-term debt)(2)	749.4	749.4
Share capital	1.8	1.9
Share premium	1,574.8	1,633.5
Other equity	(10.1)	(10.1)
Other reserves	(963.2)	(963.2)
Accumulated losses	(690.3)	(690.3)
Non-controlling interests	6.1	6.1
Shareholders’ equity / (deficit)	(80.8)	(22.1)
Total capitalization(3)	682.2	740.9

(1)

Represents debt with a maturity of up to one year, comprising: (i) current lease liabilities (€12.6 million); and (ii) other bank overdraft (i.e., local credit facilities available in certain jurisdictions, none of which are committed in nature) (€1.0 million)

(2)

Represents debt with a maturity of one year or more, comprising of (i) senior term debt, which is calculated as €630.0 million senior term loan principal amount under the Term Facility and €99.0 million of drawings under the Revolving Credit Facility, and (ii) non-current leases (€20.4 million).

(3)	Total capitalization is the sum of total current debt, total non-current debt (excluding current portion of long-term debt) and shareholders’ equity.
(4)

On March 4, 2021, we and certain investors entered into share purchase and subscription agreements, pursuant to which the investors committed to subscribe for and purchase a total of 6,666,665 ordinary shares for an aggregate purchase price of $70,000,000, at $10.50 per share, payable in cash. The 2021 PIPE Transactions closed on March 22, 2021. Assumes an exchange rate of 1.1916 U.S. dollar per euro.

(5)

All the proceeds from such subscriptions and purchases were used to finance the acquisition of ZigZag Global, which closed on March 19, 2021. No debt financing was required for the acquisition. The purchase accounting for the completed ZigZag Global transaction is still subject to finalization.

BUSINESS

Overview

Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, which has been driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2020, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2020, Global Blue enabled approximately 29 million international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating 66 million transactions amounting to €22.9 billion (for the financial year ended March 31, 2020) and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities. See “Other Information About Global Blue—COVID-19” for a summary of the impact of the ongoing COVID-19 pandemic on Global Blue.

Because of Global Blue’s position at the center of the international shopping TFS ecosystem and its technology platform, Global Blue is able to: (i) offer merchant partners incremental sales from international shoppers, increase merchant brand awareness and add an additional revenue stream; (ii) increase the incremental purchasing power of international shoppers and provide a seamless and personalized shopping experience to them; and (iii) help customs and tax authorities increase country attractiveness and adopt higher security and fully compliant operations through digitalization.

A typical TFS transaction begins with the international shopper purchasing goods from a merchant with VAT included in the price. The international shopper is then issued a tax-free form by the merchant, has the tax-free transaction validated by customs and tax authorities, and is refunded by a TFS company (either directly or via a third-party refund agent) an amount equal to the VAT, minus the TFS provider’s transaction fees. The transaction fee is then split between the TFS provider and the merchant. The following illustration summarizes this process. For a more detailed explanation of a typical TFS transaction, see “—Global Blue’s Services—Tax Free Shopping Technology Solutions” below.

SIMPLIFIED OVERVIEW OF THE TFS PROCESS(1)

(1)

This overview is presented for illustrative purposes only and not as a representation of actual amounts involved in the TFS process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with merchants, country mix (i.e., the number of transactions processed in higher refund ratio countries as compared to lower refund ratio countries) and market trends.

Global Blue’s primary AVPS offering is DCC. Global Blue’s DCC service enables international shoppers to make transactions in their home currency, thereby giving them clarity and confidence about their holiday or business spending. A typical DCC transaction begins with the international shopper being prompted to pay in either local or home currency. The international shopper selects the amount paid in their home currency (including a transaction fee) and the issuing bank debits the international shopper in their home currency. The merchant, the acquiring bank and Global Blue receive a share of the transaction fee. The following illustration summarizes this process. For a more detailed explanation of a typical TFS transaction, see “—Global Blue’s Services—Added-Value Payment Solutions” below.

SIMPLIFIED OVERVIEW OF THE DCC PROCESS(1)

Note: (1) FX fees charged by the issuing bank for the conversion of the £900 purchase amount is equal to or greater than the Global Blue dynamic currency conversion fees.

(1)

Graphic is presented for illustrative purposes only and not as a representation of actual amounts involved in the DCC process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with Acquirer and merchants, expected DCC acceptance rates and market trends.

Global Blue delivers its services to the following stakeholders:

•

Merchants: As a “business to business to consumer” (“B2B2C”) TFS service provider, Global Blue offers merchants a broad range of in-store issuing software solutions tailored to their needs, as well as pre- and post-transaction services to better attract and serve international shoppers. Global Blue has approximately 40 years of experience in TFS and, as of March 31, 2020, Global Blue’s TFS network covered more than 300,000 TFS merchant stores. For the financial year ended March 31, 2020, Global Blue processed approximately 35 million TFS transactions and generated €359.6 million in revenue in its TFS business, or 85.6% of its total revenue. In addition, by leveraging its access to proprietary aggregated data on international shoppers, Global Blue is able to provide merchants with innovative analytics and digital marketing solutions that include: (i) solutions designed to help merchants gain better insights into the operational and financial performance of their business and identify incremental revenue opportunities (i.e., Smart Data & Business Intelligence); and (ii) solutions designed to drive revenue for its merchants, increase awareness of TFS and help merchants improve their knowledge of and ability to engage with international shoppers (i.e., Digital Drive to Store & Marketing). For more than 20 years, Global Blue has also offered AVPS, including POS DCC services for the retail and hospitality sectors, eDCC solutions, services and software for ATM, and MCP for online merchants. For the financial year ended March 31, 2019, Global Blue processed 28 million AVPS transactions and generated €60.8 million in revenue in Global Blue’s AVPS business, or 14.5% of Global Blue’s total revenue. For the financial year ended March 31, 2020, Global Blue offered its payment services to international shoppers at more than 120,000 points of interaction across 33 countries.

•

International shoppers: International shoppers are at the core of both Global Blue’s business and the broader luxury market, representing approximately 20% to 30% of the luxury industry’s worldwide revenue. Global Blue offers international shoppers the ability to: (i) seamlessly reclaim VAT on eligible goods purchased outside their country of origin, increasing their purchasing power; and (ii) pay for goods and services abroad in their home currency through DCC services, giving them clarity and certainty about their travel spending. International shoppers have a financial incentive to use Global Blue’s TFS services, as they have the opportunity to receive a refund equaling approximately 70% of the VAT paid on average. Global Blue’s services not only help international shoppers save on shopping, they also facilitate a tax-free journey with a simple and transparent TFS refund process. As of March 31, 2020, Global Blue operated TFS services in more than 40 countries and maintained more than 800 refund points with 10 credit card and three mobile wallet partnerships, allowing Global Blue to offer refunds to international shoppers at a convenient time and using their preferred payment method.

•

Customs and tax authorities: Global Blue’s ambition is to help governments drive tourism by increasing the attractiveness of shopping in countries in which Global Blue operates while making international shoppers’ VAT refund schemes more secure. Global Blue works directly with customs and authorities to improve the efficiency and integrity of their TFS refund schemes. Global Blue believes that its digital TFS shopping ecosystem increases traceability and reduces fraud.

Global Blue continually seeks to improve its competitive position by working closely with merchants, customs and tax authorities, related-service providers and other relevant stakeholders to develop business opportunities both in existing and new markets. Since Global Blue provides a seamless service to stakeholders across the value chain, its technology platform and solutions are a key pillar of its business. Over the years, Global Blue has introduced front-end issuing solutions for merchants, communication tools and applications for international shoppers, and export validation software for customs and tax authorities. Global Blue’s in-house, cloud-based technology platform allows it to connect all of the stakeholders in its TFS ecosystem in order to facilitate payments and transaction processing. Global Blue remains dedicated to innovating and further investing in its operations and software solutions to simplify the use of Global Blue’s services by all stakeholders.

History

Global Blue has been a leader in TFS services since it pioneered the concept in 1980 in Sweden, and maintains a large market share in the segment. Throughout the 1980s and 1990s, Global Blue expanded into 16 new countries, including France, Germany, Spain, Switzerland and, in 1993, Singapore, which was Global Blue’s first expansion beyond Europe. In 2001, Global Blue launched its DCC service and moved its corporate headquarters to Switzerland from Sweden. During the following decade, Global Blue accelerated its global expansion, with TFS and DCC operations launched in several markets throughout Europe, Asia and the Americas, including Argentina and South Korea.

Global Blue was acquired by funds and investment vehicles directly or indirectly managed and/or advised by Silver Lake and Partners Group in 2012.

Over the past few years, Global Blue has continued to grow, launching TFS operations in a number of new markets, including the Bahamas, Japan and Russia. In 2016, Global Blue expanded its DCC business with the acquisition of Currency Select, allowing Global Blue to introduce its business to new markets in APAC, and expand its payments proposition beyond DCC into what is today AVPS.

In 2020, Global Blue became a publicly traded company on the NYSE through a merger with FPAC, a transaction co-sponsored by the institutional asset manager Third Point and former NYSE President Thomas W. Farley.

Global Blue’s Key Strengths

Macroeconomic Drivers of Growth

Global Blue’s business model is well placed to benefit from three powerful macroeconomic tailwinds that are expected to support the growth of Global Blue’s business. As a result of the drivers described below, Global Blue’s TFS SiS increased at a CAGR of 14% between April 1, 2010 and March 31, 2019, while the domestic luxury market and the extra-regional luxury market increased at CAGRs of 5% and 10%, respectively.

Additionally, between April 1, 2014 and March 31, 2019, Global Blue’s AVPS revenue increased at a CAGR of 20%, while the payments market and DCC market (based on DCC POS and ATM addressable spend) have increased at CAGRs of 6% and 12%, respectively.

Emerging market wealth growth

International shoppers from emerging markets accounted for 70% of Global Blue’s eligible SiS for the financial year ended March 31, 2019. As a result, Global Blue’s business benefits from growth of the middle class in emerging markets, which has led to an increase in travel and an increase in international tourism expenditure, particularly in the TFS segment. Between April 1, 2010 and March 31, 2019, a 10% CAGR in the middle class fueled an 11% CAGR in international travel to Global Blue’s TFS destination markets by emerging market travelers, which drove an increase in number of eligible TFS transactions by 11% over the same period. Global Blue believes that there is significant room for this segment of the population to grow.

Industry Analysis conducted prior to the impact of the COVID-19 pandemic suggests that the middle class will continue to increase, resulting in an increase in arrivals from emerging market countries into Global Blue’s markets at a CAGR of approximately 9% over the next six years and that such potential growth should drive long-term structural growth in the TFS industry.

VAT dynamics

Global Blue’s business benefits from several positive developments in VAT regulation around the world, including a proliferation of VAT refund schemes and increases in VAT rates. VAT refund schemes have become a part of national economic strategies, as they are seen as tools to (i) drive inbound tourism (which, in turn, supports higher luxury sales growth) and (ii) support the segment of the domestic economy that is exposed to international shoppers. Global Blue anticipates that at least 10 countries will adopt VAT refund schemes in the next five years (depending on whether the relevant regulations are passed) and Global Blue believes that it is well-positioned to capture the expected TFS segment growth. Since then and as of March 31, 2020, Serbia and Kazakhstan have adopted VAT refund schemes operated by third-party TFS providers.

Digitalization of export validation and payments

Global Blue believes that the digitalization trend across Global Blue’s TFS business will support its growth going forward, as digitalization simplifies and streamlines the customer journey, reducing friction throughout the TFS customer journey.

Digital export validation benefits customs and tax authorities by increasing automation of the validation process, which in turn decreases staffing costs and addresses cost inefficiencies. Digital export validation also increases traceability, which in turn decreases instances of fraud and provides more accurate compliance monitoring. The resulting reduction in the number of physical checks required for international shoppers at customs’ exit points improves Global Blue’s success ratio. This is demonstrated by comparing the success ratio in countries with digital export validation to those without digital export validation. Based on Global Blue’s estimates, countries that implemented digital export validation had approximately a two times higher success ratio than countries with non-digital export validation between 2010 and 2019. For the financial year ended

March 31, 2019, approximately 54% of Global Blue’s SiS was digitally validated (compared to 26% for the financial year ended March 31, 2016). Although this percentage was consistent as of March 31, 2020, 89% of Global Blue’s TFS SiS is expected to be digitally validated by the financial year ended March 31, 2022 (depending on whether the relevant regulations are passed).

In addition, Global Blue believes that the shift towards digitalization increases Global Blue’s value-add to merchants. Unlike in non-digital countries, where TFS providers only need to be integrated with the POS and the payment provider, digitalization requires that the TFS provider be integrated with the POS, PSP and Acquirer, the customs validation export software and the payment provider. This complex integration requires a reliable and agile TFS system that can adapt to frequent regulatory changes.

Clear Market and Technology Leadership

Global Blue’s competitive differentiation is based on its global reach, its portfolio of iconic luxury brand relationships, its in-house technology platform, its continuous product innovation, and its expertise in compliance.

Global Blue is a leading global provider of TFS services, with approximately 70% share of the third-party serviced segment (as measured by TFS SiS) as of March 31, 2019, which is more than three times the market share of Global Blue’s nearest competitor. Within AVPS, in a market of approximately 10 players, Global Blue is the second largest DCC provider globally by revenue, accounting for approximately 20% of the DCC market for the financial year ended March 31, 2019. With a presence in more than 50 countries (i.e., countries where Global Blue offers TFS, AVPS or both) as of March 31, 2020, Global Blue believes its global geographic coverage compares favorably to its two nearest TFS competitors and enables Global Blue to serve merchants on a global scale. Global Blue is present in the majority of European markets and is further expanding its operations in APAC, where Global Blue was the first company to launch its TFS operations in Singapore in 1993. In addition, Global Blue believes that the diversified nature of its footprint better positions it to capture the growth of international shoppers, even considering travel disruptions and destination trends.

Global Blue’s global footprint and attractive value proposition have enabled it to become a key partner to its merchant network. Global Blue has developed a wide range of long-standing relationships, with the average tenure of its top 20 TFS merchants (based on revenue) being more than 20 years as of March 31, 2020. The breadth of Global Blue’s merchant relationships can be demonstrated by the fact that the highest revenue with a single merchant represented only 6% of Global Blue’s TFS revenue for the financial year ended March 31, 2020. Between April 1, 2014 and March 31, 2020, Global Blue gained on average approximately 0.4% of Global Blue’s SiS per annum (net of SiS lost) from new merchants. Collectively, across Global Blue’s network, Global Blue served more than 300,000 TFS merchant stores and was present at more than 120,000 points of interaction in the financial year ended March 31, 2020.

Global Blue operates a fully integrated, in-house technology platform that is scalable and highly secure. Global Blue’s single cloud-based technology platform allows it to cater to a wide array of stakeholder needs and enables ease of innovation and fast deployment. Global Blue’s technology platform allows it to facilitate payment processing through its integrations with, as of March 31, 2020, more than 40 PSP partners and more than 200 POS partners and transaction processing through partnerships with three mobile wallets and 10 credit card providers. Moreover, it provides a validation engine for customs and tax authorities through integrations with 18 customs validation export software platforms. Global Blue also offers issuing solutions software for merchants, export validation software for customs and tax authorities and refund solutions software for refund agents. In parallel, Global Blue offers multiple app-based solutions for international shoppers to facilitate the customer journey. For more information on Global Blue’s technology platform, see “—Global Blue’s Technology Platform—Key platform principles.”

Global Blue’s technology platform continues to evolve and provides new features. Global Blue is heavily focused on innovation, with approximately 23% of its full-time employee base in its product and technology teams as of March 31, 2020, and Global Blue’s annual technology spend (including technology operating expenses and capital expenditure) amounting to an average of 13% of its revenue over the period between April 1, 2014 to March 31, 2020 or €324.4 million in aggregate. As of March 31, 2020, Global Blue has approximately 50 new products in the pipeline, which Global Blue intends to roll out in the medium term to enhance the experience for all stakeholders. For more information on Global Blue’s technology services, see “—Global Blue’s Technology Platform—Key innovation focus areas.”

Global Blue has become the reference point for the TFS segment, advising multiple governments on the benefits of adopting VAT refund schemes and digital export validation. Given Global Blue’s tenure in the TFS ecosystem, it has developed expertise in compliance across over 40 TFS countries. Global Blue has also developed country-by-country relationships enabling Global Blue to adhere to varying customs and authorities requirements, particularly during the ongoing shift to digital export validation.

Business Strategy Based on Creating Value

With international shoppers representing 20% to 30% of worldwide luxury retail revenue for the financial year ended March 31, 2019, and up to 50% of luxury retail revenue in countries with VAT refund schemes, Global Blue’s understanding of and its ability to reach international shoppers is highly relevant for merchants focused on capturing the growth of international shoppers. As a result, Global Blue is not simply a technology and payments partner, but aims to be a long-term partner to empower Global Blue’s merchants to capture the growth of international shoppers.

In addition to the three main macroeconomic drivers described above, Global Blue has a strong set of management initiatives across both TFS and AVPS to drive growth and improve volume, alongside a detailed framework to increase merchants’ revenue. Global Blue also believes it has an opportunity to roll-up targets in adjacent sectors to enhance the value proposition to all stakeholders of the TFS ecosystem and generate value to future shareholders.

For further details on Global Blue’s management initiatives to improve volume growth and enhance value for Global Blue’s merchants, see “—Global Blue’s Strategy” below.

Attractive Transaction-Based Business Model

Global Blue’s business model leverages the macroeconomic growth drivers underpinning the TFS ecosystem, alongside segment and network leadership. Underlying macroeconomic growth is compounded by management initiatives to further enhance volume growth, as well as a variety of initiatives to generate additional revenue. From the financial year ended March 31, 2010 to the financial year ended March 31, 2020, Global Blue’s SiS grew at a CAGR of 14%, with revenue growing, during the same period, at a CAGR of 11%, which is in excess of the growth in the domestic and extra-regional luxury market during the same period.

The meaningful operating leverage in Global Blue’s business has translated this growth into significant Adjusted EBITDA Margin expansion from 23% for the financial year ended March 31, 2010 to 41% for the financial year ended March 31, 2020, implying a CAGR of 6% during this period. When looking at the medium-term from the financial year ended March 31, 2015 to the financial year ended March 31, 2020, the EBITDA CAGR was 17%. In addition, Global Blue’s business also benefits from strong cash conversion. Global Blue believes that its cash conversion is sustainable, underpinned by its historically low and predictable capital expenditure to modernize Global Blue’s solutions for all stakeholders in the TFS ecosystem.

However, the COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition.

International Management Team with Relevant Expertise

Global Blue’s senior management team has many decades of relevant business experience and is led by Global Blue’s Chief Executive Officer and Chief Financial Officer who have on average more than 20 years of public company experience. In addition, members of its executive management have on average more than 10 years of experience working with Global Blue. The management team has relevant experience, which has been useful as Global Blue has expanded its TFS business to process transactions globally and expanded its AVPS business beyond its original product, DCC, to also include financial processing, tokenization and gateway. The long tenure of Global Blue’s management team is one of its critical attributes, particularly given the long-term nature of its business and the importance of continuity when dealing with the decision-makers at its merchant partners. The experience of the management team coupled with Global Blue’s streamlined governance structure has historically allowed it to integrate new acquisitions and forge new strategic partnerships and, going forward, is expected to underpin the successful execution of its business strategy.

Global Blue’s Strategy

Global Blue believes that its competitive strengths and technology leadership have positioned it well to capitalize on the volume and revenue growth opportunities resulting from the underlying macroeconomic drivers. In addition to the three macroeconomic drivers supporting volume growth detailed in “—Global Blue’s Key Strengths—Macroeconomic Drivers of Growth,” set forth below is Global Blue’s road map to increase volume growth in its TFS and AVPS divisions, as well as its action plan to enhance its value proposition to merchants:

Management Strategy to Boost Growth of TFS

Increasing TFS segment penetration through improvements to the success ratio

For the financial year ended March 31, 2019, Global Blue’s global success ratio was 39% on a transaction basis (equivalent to a success ratio of 49% on a SiS basis), meaning there is a substantial opportunity for increased penetration, for example, through addressing the lack of awareness or reducing the perceived friction points throughout the customer journey. Global Blue has several process-driven enablers to improve the overall success ratio, including: (i) pre-trip awareness campaigns; (ii) in-store recognition; and (iii) post-purchase improvements of the customer journey toward the refund.

In order to increase awareness of TFS, Global Blue will launch targeted campaigns in specific origin countries where awareness of TFS is low and roll out advertisements on travel portals for early engagement with international shoppers. Within stores, Global Blue aims to continue rolling out issuing solutions with PSP or customer relationship management integration in order to automatically identify international shoppers and prompt the merchant staff to issue a tax-free transaction. After the purchase, Global Blue plans to continue to expand the number of physical and digital touchpoints (e.g., Mobile Customer Care (Global Blue’s real time TFS notification system), Global Blue’s Traveler App, VIP lounges and brochures) with the international shopper to guide them through the TFS process and further encourage them to complete the TFS refund process. Global Blue will continue to work closely with all Global Blue’s stakeholders to design the tools and technologies required to improve the overall TFS process and, as a result, drive higher success ratios, which will help enhance Global Blue’s overall growth prospects and value propositions.

Increasing TFS segment share by being the leader in product innovation and digitalization

Global Blue believes there is meaningful scope to increase its revenue within the third-party serviced market, which represents a subset of the broader luxury market, by being the first TFS provider to roll out innovative product solutions for all stakeholders of the TFS ecosystem, as well as the leader in newly digitalized countries.

Global Blue aims to remain at the forefront of product innovation by developing new products, which Global Blue believes will attract and support new merchant relationships. Most recently, Global Blue has introduced new and original products and has improved existing products for each step of the TFS customer journey (i.e., issuing, export validation, refunding, and digital customer journey), which are further detailed in “—Global Blue’s Technology Platform.” These have had a direct impact on the success ratio and revenue over the recent years.

With only 56% of Global Blue’s SiS being digitally export validated as of March 31, 2019, Global Blue believes there is potential to increase its TFS segment share by being the first company to offer digitalization in countries that are transitioning to digitalized processes. The transition to digital expert validation represents an opportunity for customs and tax authorities (e.g., reduced cost, higher compliance and fraud detection) and international shoppers (fewer queues at customs for validation). Global Blue has a clear process focused on: (i) engaging with governments as well as customs and tax authorities to advocate for digital export validation; (ii) engaging with merchant partners to promote and roll-out compliant issuing solutions, and, export validation is implemented and compliant issuing solutions are adopted; and (iii) engaging with merchants to provide them with digital features that optimize their operational efficiency, including POS and PSP integrations, promotion of MCC and Global Blue’s Traveler App, as well as implementation of early in-store refund options. Global Blue executed on this strategy in Spain with the launch of the country’s new digital export validation technology, known as DevolucionIVA, which saw an approximately 10% increase in Global Blue’s share of the third-party serviced segment since 2015.

Expanding eligible TFS segment by advocating to governments and customs and tax authorities

Global Blue plans to continue its dialogue with governments and customs and tax authorities in countries without VAT refund schemes to advocate for their benefits, with the ultimate goal of expanding its global footprint. Global Blue aims to expand the scope of VAT refund schemes, either by advocating for a reduction in minimum purchase amounts (“MPAs”) or an expansion in the scope of eligible goods and shoppers, as these policy changes would increase the attractiveness of the country as a shopping destination. Based on Global Blue’s ongoing discussions with governments, it believes MPAs will gradually be lowered. Global Blue believes its efforts will expand the current perimeter of the eligible market, thereby increasing the number of transactions it processes and directly impacting its results of operations going forward. For example, in July 2018 the Spanish government removed its MPA of €90, which increased the number of transactions Global Blue processed and Global Blue’s revenue in Spain by 43% and 15%, respectively, for the twelve months following the implementation of the removal of the MPA.

For example, the UK’s departure from the EU on January 1, 2021 creates a new TFS corridor between EU member states and the UK, allowing British citizens to shop tax free in Europe. Global Blue believes its successful track record of expanding into new markets is a function of its credibility as a leading global TFS provider, its early presence on the ground for negotiation activities and its proactive engagement with relevant local stakeholders.

Management Strategy to Boost Growth of AVPS

Increase DCC penetration by capturing greenfield opportunities

With the acquisition of Currency Select and the new product innovations offered through Global Blue’s AVPS business, Global Blue’s DCC business has evolved from a TFS add-on service to a stand-alone product within Global Blue’s range of AVPS offerings. Global Blue believes that there are meaningful opportunities to grow the DCC business by gaining new Acquirers, cross-selling Global Blue’s products to existing Acquirers, gaining new merchants through existing Acquirers, and increasing international shopper acceptance.

Global Blue aims to gain new Acquirers by capturing greenfield opportunities. These opportunities will most likely come from emerging market countries, as most Acquirers in developed countries already propose DCC.

Global Blue believes there is further room to grow within its existing Acquirer base by cross-selling additional DCC solutions. As of March 31, 2020, Global Blue estimated that only 28% of Acquirers utilized more than one of its DCC solutions (i.e., POS, ATM and e-commerce), highlighting the scope for growth from further cross-selling of its DCC product set.

Global Blue also aims to collaborate with its existing Acquirers to roll out its services to their merchant base. For instance, in Italy, which has one of the highest merchant penetration rates in Global Blue’s network, Global Blue registered a penetration rate of only 47% in 2019, highlighting the opportunity for growth within its own existing base of Acquirers.

Currently, Global Blue’s acceptance rate in its DCC solution is 28% when calculated on a SiS basis. With Global Blue’s acceptance rate for POS and ATM at only 25% and 56%, respectively, Global Blue believes there is headroom for further growth. Global Blue intends to improve the acceptance rate by continuing to improve Global Blue’s DCC offer, including improving the user interface.

Increase customer retention by cross-selling payment solutions

As Global Blue looks to expand the scope of its relationships with its existing Acquirers, Global Blue also plans to roll out its payment solutions, including gateway and financial processing, by leveraging Global Blue’s successful DCC track record. Global Blue currently has multiple ongoing dialogues in this respect and believe that it represents a sizeable growth opportunity.

Management Strategy to Enhance Global Blue’s Value Proposition to Merchants

As a result of Global Blue’s long history in the TFS ecosystem, its large geographic footprint, and its large share of its market segment it has developed an extensive aggregated dataset on international shoppers, enabling it to demonstrate deep insights into the international shopper opportunity to its merchant partners. Global Blue has introduced a broad set of value-enhancing solutions that it is beginning to include in its suite of offerings to benefit its merchant partners, such as: (i) open-eye advisory intelligence solutions to identify opportunities for growth; (ii) data-driven marketing solutions to increase footfall; (iii) techniques and technology to convert footfall into sales and revenue; and (iv) a personalized customer journey to improve customer experience and enhance performance. In parallel, Global Blue has partnered with numerous strategic partners (including Adyen, Cegid, Ctrip, Europass, MasterCard and WeChat) to deliver more advanced solutions to its merchants.

•

Intelligence: Global Blue’s intelligence offering operates as an open-eye advisory service, whereby as of March 31, 2020 Global Blue utilizes its aggregated dataset from approximately 13 million international shoppers, subject to applicable data protection rules, to assist merchants in understanding the international shopper opportunity and identifying opportunities for growth. The proposition employs Global Blue’s extensive transactional dataset, as a product of its global footprint and transaction volume. Global Blue collects approximately 50 data points per transaction for approximately 35 million TFS transactions for the financial year ended March 31, 2020. Relative to other payment providers, Global Blue has a broader and more in-depth view toward capturing useful international shopper statistics, including leveraging data related to passports, purchases and use of TFS services, amongst other data points. Global Blue helps merchants benchmark their TFS solutions performance and provides them with opportunities to capture additional revenue by identifying international shopper traffic, providing international shopper spending analysis and assisting with tactical decisions based on Global Blue’s short-term future outlook. Data collection and business intelligence is a key differentiator for Global Blue’s business, serving to deepen its relationships with merchants and distinguishing it as a strategic partner in assisting with their tactical decision-making.

•

Marketing: Global Blue offers drive-to-store. Global Blue’s marketing solutions are available both digitally and physically and are highly customizable, enabling Global Blue to target both peer groups, including tour groups and international shoppers in Global Blue’s VIP lounges, as well as individuals.

They also allow Global Blue to conduct highly tailored digital marketing campaigns. Global Blue also offers awareness campaigns in countries of origin, promotions and advertising to mobile devices based on known shopping preferences and location, promotions based on country of origin and likely shopping preferences, as well as targeted “extra refund” promotions based on consumer profiles. Global Blue’s main solution, digital drive-to-store, is a targeted, geo-localized, digital coupon offering an “extra-refund” financed by the merchant to specific international shoppers. For instance, Global Blue partnered with Alipay and a British luxury department store in 2019 to offer an 8% extra-refund to Chinese shoppers shopping in London at the department store during Chinese New Year. The promotion led to a 20% uplift in the department store’s SiS from Chinese international shoppers. Global Blue’s data-driven marketing solutions provide a personalized service to merchants, allowing them to access new markets and increase footfall and revenue.

•

Sales: Global Blue offers sales techniques and technology to assist merchants in converting drive-to-store footfall into merchant revenue. Global Blue trains merchant staff to customize their greetings and sales ceremony according to the international shoppers’ nationality and profile, thereby enabling merchants to offer tailored refund services to enable upselling. The ability to recognize and identify international shoppers through Global Blue’s smart technology enables merchant staff to recommend TFS to international shoppers, as well as suggest the appropriate refund technology based on the international shopper’s category, which increases awareness and improves the success ratio. As a strategic partner to merchants, Global Blue enables them to improve operational excellence and increase revenue.

•

Experience: Global Blue created a personalized customer journey to improve customer satisfaction and economic performance. By utilizing technology and data collection, Global Blue offers a convenient guide through the TFS journey for international shoppers based on spend, frequency of travel and familiarity with the TFS process. This digital guide allows international shoppers to check the status of refunds, reminds them to claim refunds and offers payment confirmations that link back to transaction details, thereby increasing spend and customer retention and driving success ratio. Through Global Blue’s issuing solutions, Global Blue also has the flexibility to suggest the ideal type of refund service for the international shopper based on their specific profile.

Support Growth through Acquisitions

Global Blue’s management believes that Global Blue is well-positioned to pursue growth through strategic acquisitions, as a result of the ability to migrate targets onto its integrated in-house technology platform, the availability of publicly traded securities to use as currency to pay for acquisitions, the ability to cross-sell into approximately 400,000 merchant stores and 29 million international shoppers as of March 31, 2020, and the experience in mergers and acquisitions of both the Board of Directors and management team.

On March 19, 2021 Global Blue acquired ZigZag Global, a leading Software-as-a-Service (SaaS) technology platform that helps retailers manage worldwide e-commerce returns and exchanges more profitably, and consumers to enjoy a smoother and enhanced return experience. With both companies operating in the retail industry, Global Blue believes it can leverage its merchants relationships to further accelerate ZigZag Global’s adoption and, similarly, ZigZag Global is expected to enhance Global Blue’s own value proposition to its merchants.

In further executing Global Blue’s acquisition strategy, management intends to apply a selective and financially disciplined approach. Management’s areas of focus are:

•	Information services: Assist merchants with driving additional revenue.

•	Consumer digital marketing: Drive consumer footfall to merchant stores.

•	Technology and payments at POS: Assist merchants with the digital check-out process.

•	Added-value payment solutions: Assist business with managing payment complexity in their environments (e.g., hospitality and retail).

Global Blue’s Services

Global Blue is a global leader in the TFS segment based on its share of the third-party serviced segment. Global Blue’s service offerings comprise its TFS business and its AVPS business, supported by its proprietary, in-house technology platform.

Tax Free Shopping Technology Solutions

Global Blue’s TFS business enables international shoppers shopping at Global Blue’s merchant partners to reclaim VAT on goods purchased outside of their origin country. The TFS business generated 85.6% of Global Blue’s revenue for the financial year ended March 31, 2020 from approximately 35 million TFS transactions with a value of €18.5 billion (measured by SiS). Over the same period, Global Blue’s TFS business refunded approximately 13 million international shoppers.

Global Blue operates a fully integrated, closed-loop and comprehensive network comprised of merchants, international shoppers and customs and tax authorities. A typical TFS transaction follows seven steps: (1) an international shopper purchases goods from a merchant with the VAT included in the purchase price; (2) the merchant issues a tax-free transaction to the international shopper; (3) the international shopper validates the tax-free transaction at customs; (4) the international shopper presents their validated tax-free form to Global Blue or the refund agent, and the international shopper is refunded an amount equal to the VAT, minus Global Blue’s transaction fees; (5) Global Blue receives all of the VAT back from the merchant; (6) Global Blue shares a portion of the transaction fee with the merchant; and (7) the merchant declares the VAT refund and receives the VAT by making the relevant filings with the customs and tax authorities. The following graphic illustrates these seven steps (fund flows are presented in grey, and process flows are presented in blue) using illustrative economics. Assuming, for illustrative purposes only and not as a precise representation of actual amounts involved in the TFS process, that an international shopper makes a purchase (including VAT) totaling €1,200, of which the VAT amount is €200 (assuming a 20% VAT rate), the international shopper is then refunded 70% of the VAT (net of Global Blue’s transaction fee), or €140, while the merchant’s share of the transaction fee is approximately €30 and Global Blue’s share is €30, which represents revenue for it.

The TFS Process(1)

Note: (1) Including VAT.

(1)

Graphic is presented for illustrative purposes only and not as a representation of actual amounts involved in the TFS process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with merchants, country mix (i.e., the number of transactions processed in higher refund ratio countries as compared to lower refund ratio countries) and market trends.

Through Global Blue’s TFS business, it enables merchants to generate incremental sales from international shoppers and increase their brand awareness abroad, while offering them a simplified, user-friendly issuing solution and providing them with an additional revenue stream from transaction fees paid by the international shopper. International shoppers benefit from Global Blue’s services by saving on shopping abroad through VAT refunds, gaining certainty about their refund and having a seamless and highly personalized TFS experience. Customs and tax authorities benefit from Global Blue’s services through increased country attractiveness, higher security and compliance and lower costs, as transactions can be processed with fewer staff and resources.

Global Blue’s end-to-end TFS product offering caters to the entire TFS journey. The objective of Global Blue’s product set is to enhance its success ratio, increase merchants’ operational efficiency, facilitate export validation and improve the international shopper experience. As detailed further below, Global Blue’s products are categorized alongside the four steps of the TFS journey: (i) issuing; (ii) export validation; (iii) refunding; and (iv) digital customer journey.

Issuing

Global Blue has developed a comprehensive portfolio of digital TFS issuing solutions that allow it to meet the different needs of its more than 300,000 TFS merchants (as of March 31, 2020), which range from large department stores with a high volume of transactions, to luxury brands with a global presence requiring the same solution to be implemented across multiple geographies, to small local stores with a low volume of tax-free operations.

Global Blue’s merchant partners can be divided into four key segments:

•

Global accounts: Global Blue’s global accounts consist of those merchants with a diverse geographical footprint and a large number of transactions. For the financial year ended March 31, 2020, global accounts represented 39% of Global Blue’s revenue and included approximately 24,500 stores. For global accounts, Global Blue also offers IC2 Integra and IC2 Source, as well as a broad set of other innovative solutions.

•

Department stores: Global Blue’s department store accounts consist of merchants with a large number of transactions and usually tend to have a select number of large stores in a single country. For the financial year ended March 31, 2020, department stores represented 20% of Global Blue’s revenue and included approximately 4,300 stores. For department stores, which have multiple tills and centralized issuing counters, Global Blue offers specific POS integrations that allow receipt information to be retrieved in a location other than the issuing location. This can be done at a manned service center with the IC2 Interface, or at self-service kiosk (IC2 Kiosk).

•

Key accounts: Global Blue’s key accounts consist of top local merchants with a majority of their business originating from the same region. For the financial year ended March 31, 2020, key accounts represented 19% of Global Blue’s revenue and included approximately 64,000 stores. For key accounts, Global Blue offers several POS integration options, including IC2 Integra and IC2 Source. These integrated solutions simplify the TFS process for merchant staff, as all relevant purchase information, as well as international shopper information, is communicated directly to the issuing solution automatically. Global Blue has over 200 of these integrations already deployed with its POS partners, which allows Global Blue to quickly implement POS solutions to other merchants using or migrating to one of its existing POS partners.

•

Accounts: Global Blue’s accounts consist of merchants with presence in one country and a limited number of transactions. For the financial year ended March 31, 2020, accounts represented 22% of Global Blue’s revenue and included approximately 220,000 stores. For accounts, Global Blue would normally provide stand-alone solutions ranging from a simple web application (IC2 Web), which is accessible through all the major browsers, to installable applications for desktop PCs (IC2 Desktop), mobile tablets and phones (IC2 Mobile) or Android-based payment terminals (IC2 Terminals).

Global Blue’s IC2 solutions are provided through a cloud-based system supporting multiple platforms, which uses a single source code underlying the software and combines the benefits of native apps (dedicated installable shells adapted to the specific hardware to control local devices) and web apps (directly connected to Global Blue’s central host, which pushes updates) with an intuitive user interface that supports mobile devices, including tablets.

Global Blue has also developed a broad range of advanced features intended to simplify the TFS process for merchant staff, thereby optimizing operational efficiency (for example, by reducing each international shoppers’ time at the till). Global Blue’s solutions allow for recognition of international shopper eligibility, capture of purchase data and international shopper information, as well as capture of credit card and mobile wallet details for early refund in store. Full implementation of these features can reduce store check-out time by more than 80%, creating a strong incentive for merchants to deploy these solutions. See “—Global Blue’s Technology Platform” below.

Through Global Blue’s issuing solutions, Global Blue also has the flexibility to suggest the ideal type of refund service for the international shopper based on their specific profile. Global Blue’s data-driven marketing solutions can thereby provide a personalized service to merchants, allowing them to drive revenue for merchants, increase awareness of TFS and help merchants improve their knowledge of and ability to engage with international shoppers:

•

Infrequent shoppers: For international shoppers that are not familiar with the TFS process, Global Blue offers a flexible refund service, which allows for digital or cash refunds following export validation. Infrequent shoppers account for 58% of Global Blue’s total SiS and 90% of total international shoppers for the financial year ended March 31, 2020.

•

Frequent shoppers: For international shoppers who take two or more international trips per year and know how the TFS process works, Global Blue offers early refund in-store, which means the international shopper can be refunded digitally in the store (i.e., before export validation) and the refund can be processed on the same credit card through integration with PSP. Frequent shoppers account for 19% of Global Blue’s total SiS and 9% of total international shoppers for the financial year ended March 31, 2020.

•

Elite shoppers: For international shoppers who know how the TFS process works and have spent at least €40,000 on TFS transactions in the past two years, Global Blue offers net-amount in-store refunds, meaning the shopper pays for the purchase amount of the goods net of VAT after commission. Elite shoppers account for 23% of Global Blue’s total SiS and less than 1% of total international shoppers for the financial year ended March 31, 2020.

Export validation

Global Blue has developed export validation systems (Global Blue’s Customs Approval System (“CAS”) software) to facilitate the execution and handling of TFS claims by customs and tax authorities. This is an open architecture software solution that enables broad integration, connecting with all VAT refund operations in the country. The software includes a risk engine that analyzes transactions to determine whether goods require a physical customs check (referred to as the “red channel”) or not (referred to as the “green channel”). The engine increases customs efficiency by reducing the number of unnecessary checks required during export validation and allowing customs and tax authorities to focus physical inspections on meaningful cases. Global Blue also provides customs and tax authorities with self-service devices (e.g., self-service kiosks) that are the primary point of contact for departing international shoppers. Global Blue’s system provides customs and tax authorities with detailed information, including monthly invoices and statements, an audit trail for each tax-free form and digital access to documents. Global Blue also uses data analytics to detect and prevent fraudulent activity in the TFS segment and have a dedicated department specialized in detecting fraudulent tax-free forms.

Governments can choose to insource the TFS process partially or entirely and certain countries may also streamline the TFS process through digitalized systems. Conversely, certain countries may outsource the export validation process when digitalizing. As of March 31, 2020, nine countries (Cyprus, Denmark, Estonia, Finland, Lebanon, Serbia, Singapore, Sweden and Uruguay) used Global Blue’s in-house developed digital CAS software. Out of these eight countries, Global Blue also operates a digital export validation process for the Singaporean government and an end-to-end TFS process for the Uruguayan government. Singapore was the first country to adopt digital export validation in 2010 and has now transitioned to a fully paperless system, which includes mandatory in-store passport scanning and a database linked to the immigration database and, since February 2020, provides mobile export validation at airports. Global Blue aims to provide efficient solutions to meet the particular needs of each government.

Refunding

Global Blue’s TFS services are designed to enhance international shoppers’ overall shopping experience with Global Blue’s merchants, and, as such, Global Blue offers the largest variety of refund options to ensure a seamless and personalized TFS journey and a broad network of more than 800 refund points. Global Blue provides software solutions throughout the TFS journey that enable refunds to international shoppers. The percentage of the VAT refunded to the tourist has remained broadly consistent during recent financial years and Global Blue would expect it to remain so going forward.

International shoppers can choose to be refunded in a number of different locations:

•

In-store: Global Blue provides in-store early and net amount refunds in certain stores, allowing refunds to the international shopper’s credit card two days after purchase or instantly, respectively. As of March 31, 2020, 11,500 merchant stores in 27 countries offered in-store refund services (representing approximately 8% of stores equipped with in-store refund services) and 7,300 merchant stores net amount refunds (representing 6% of active shops equipped with net amount refunds).

•

Downtown: As of March 31, 2020, Global Blue operated more than 300 downtown refund points for international shoppers, allowing international shoppers to receive immediate cash refunds without having to wait until they reach customs, as well as nine VIP lounges, located in Barcelona, Florence, London, Madrid, Milan, Munich, Paris, Rome and Venice. VIP lounges are dedicated spaces where VIP international shoppers receive their refunds while resting and gaining additional shopping tips and information. In addition, Global Blue’s lounges offer concierge and personal shopping services in town to assist with the TFS process and fast-track export validation services at airports.

•	Airports: As of March 31, 2020, Global Blue offered more than 400 refund points in airports, of which more than 125 points were owned by it.

•	Home: As of March 31, 2020, Global Blue offered more than 70 refund points in international shoppers’ countries of origin to allow international shoppers to obtain VAT refunds after their trip.

•

Mobile: As of March 31, 2020, Global Blue offered mobile refunds to international shoppers, allowing international shoppers to be automatically refunded, post validation, by inputting their account details on the app, instead of visiting a refund booth.

For the financial year ended March 31, 2020, Global Blue issued refunds to international shoppers of approximately 200 nationalities in over 80 currencies, amounting to approximately €2 billion. Global Blue is focused on offering a wide range of refund solutions to meet the diverse preferences of the international shoppers that use Global Blue’s services, including through immediate cash refunds in either their home or local currency, credit card refunds, bank transfers and checks and online refunds to a digital wallet (e.g., Alipay, UnionPay and WeChat), which accounted for 56%, 38% and 6% of refunds during the financial year ended March 31, 2020, respectively. Global Blue is constantly evaluating new payment options in order to ensure that it meets the needs of all international shoppers.

As of March 31, 2020, Global Blue had partnerships with three digital wallet providers and 10 credit card providers, which has allowed it to roll out alternative, simple refund options, such as real-time refund and early refund. These are typically preferred by Global Blue’s merchants as they increase velocity in stores (allowing for up-sell). For example, in August 2019, Global Blue extended its partnership with UnionPay to offer Chinese international shoppers a seamless refund experience by launching a new instant refund option through the UnionPay app. The roll-out began at more than 400 of Global Blue’s refund points in 27 countries and will in the long-term be gradually rolled out to all of its refund points that carry a mobile refund option.

Digital customer journey

In order to drive success ratio, Global Blue is focused on improving the digital customer journey through its MCC and Traveler App, which allow Global Blue to interact directly with its international shoppers. MCC was designed specifically to aid infrequent international shoppers and provides real-time notifications and access to a personalized mobile website to guide international shoppers step-by-step through every stage of the digital customer journey. As the international shopper exits the store, they receive a mobile notification to guide them to the next step of the TFS journey, such as notifications about the specific export validation and refund requirements at the airport from which the international shopper is exiting. One day before exiting the country, MCC sends a refund reminder to the international shopper, reminding them to complete their refund. At the airport, MCC provides the international shopper with an export validation and refund guide to assist the international shopper in successfully validating their tax-free transaction. Finally, once the international shopper is in their home country, MCC allows the international shopper to track their refund until completion. As of March 31, 2020, approximately 6 million international shoppers have used MCC since its launch in 2017 and approximately 90,000 merchants have been enrolled in MCC. In addition, for the calendar year ended March 31, 2020, approximately 14 million notifications were sent through MCC.

Alternatively, Global Blue’s Traveler App was designed to aid frequent and elite international shoppers and uses accurate and robust passport scanning technology as part of a quick and frictionless registration process. This, in turn, speeds up and simplifies the issuing and completing of tax-free forms, which reduces the risk of forms being completed incorrectly and results in a higher percentage of completed refunds. The Traveler App also allows international shoppers to view successful refunds, get instant refund updates and locate refund points. It also includes information about merchants and gives personalized messages based on the international shopper’s location. These tools benefit both Global Blue’s merchant partners (improving customer satisfactions and overall success ratio) and their international shoppers (simplifying the experience and improving transparency of the refund status). As of March 31, 2020, the Traveler App had been downloaded over 575,000 times globally and it was used by more than 53,000 active users per month on average, with a total of 4.3 million app sessions since launch in 2018.

Added-Value Payment Solutions

Global Blue partners with Acquirers to service merchants and empower them to capture the growth of international shoppers. Global Blue’s relationships with merchants accelerate sales of AVPS to Acquirers. Global Blue’s AVPS business represented 14.5% of Global Blue’s revenue for the financial year ended March 31, 2020, corresponding to approximately 31 million AVPS transactions. Over the same period, Global Blue’s AVPS business was utilized by 16 million international shoppers and generated €4.4 billion in SiS, covering more than 50 Acquirers in 33 countries across 120,000 points of interaction.

Global Blue’s AVPS business comprises the Currency Conversion Solutions division (which represented 60% of AVPS SiS and 40% of AVPS revenue for the financial year ended March 31, 2020) and the Payment Solutions division (which represented 40% of AVPS SiS and 60% of AVPS revenue for the financial year ended March 31, 2020). Within the Currency Conversion Solutions division, Global Blue offers DCC, including POS, eDCC and ATM DCC, and MCP for e-commerce. Within the Payment Solutions division, Global Blue offers POS and e-commerce gateway and tokenization solutions and financial processing via direct links with American Express, MasterCard, UnionPay and Visa.

Historically, Global Blue’s main solution was DCC, which Global Blue offered to its merchants as an add-on feature to its TFS business. Global Blue has since moved from being only a DCC provider to its TFS merchant partners to a multi-channel DCC and added-value multi-currency solution provider. Global Blue first expanded its DCC offering to other POS verticals (e.g., hospitality) and then to new DCC verticals (e.g., ATM and e-commerce). Finally, Global Blue moved beyond DCC to offer the products currently categorized as Payment Solutions through the acquisition of Currency Select.

The foundation of Global Blue’s DCC solutions is easily integrated and reliable technology offered through comprehensive technology solutions, optimization of the user experience to maximize acceptance rate and strong merchant relationships to provide Acquirers with new revenue opportunities. Together, this forms a comprehensive range of AVPS services that allows Acquirers to successfully compete in the payment ecosystem.

To illustrate the process, a typical DCC transaction follows eight steps: (1) the merchant offers the international shopper the choice of whether to pay in home currency or local currency, and the international shopper chooses the former; (2) the merchant requests the applicable exchange rate from Global Blue; (3) the merchant prints the bill for the international shopper; (4) the issuing bank (i.e., the bank that issued a credit card to the international shopper on behalf of a card scheme) debits the account of the international shopper in home currency; (5) the card scheme (Visa, MasterCard or another network) debits the issuing bank in home currency; (6) the Acquirer (i.e., the financial institution that maintains the merchant’s bank account) debits the card scheme in the international shopper’s home currency; (7) the Acquirer pays Global Blue in the international shopper’s home currency and Global Blue pays a local currency amount to the Acquirer in return; and (8) the Acquirer credits the merchant’s account in local currency. The following graphic illustrates these eight steps using illustrative economics. Assuming, for illustrative purposes only and not as a representation of actual amounts involved in the DCC process, a purchase amount in British pound of £900, which is equivalent to a purchase amount in euro of €1,000, where the international shopper chooses to pay in their home currency the amount paid (including a 3% fee) is €1,030, each of the Acquirer, the merchant and Global Blue receive a share of the mark-up being €10 each assuming equal revenue sharing amongst them.

THE DCC PROCESS(1)

(1)

Graphic is presented for illustrative purposes only and not as a representation of actual amounts involved in the DCC process. Actual amounts may vary depending on a number of factors, including the revenue share split set out in agreements with Acquirer and merchants, expected DCC acceptance rates and market trends.

In Global Blue’s DCC business, Global Blue sits at the center of the AVPS ecosystem, comprised of Acquirers, merchants, international shoppers and card schemes. For Acquirers, Global Blue’s DCC services provide an additional revenue stream, as Acquirers receive part of the commission paid by the international shopper. For merchants, in addition to receiving revenue from the commission paid by the international shopper, DCC services enhance the international shopper experience. Finally, international shoppers benefit from DCC services by getting a Best-rate guarantee and having the certainty of paying a transparent and known amount in their home currency.

DCC transactions transfer the foreign exchange profit from the issuing bank to Global Blue, the Acquirer and the merchant. Global Blue generates revenue from DCC services through a foreign exchange margin that is split between the merchant, the Acquirer and Global Blue.

Global Blue’s Currency Conversion Solutions services include the following:

•

Innovative POS solutions: Global Blue has developed functionality on payment terminals for merchants, allowing international shoppers to view the cost of their transaction in both local and home currencies and to select their preference. Global Blue has also developed touchscreen functionality to better promote the currency offer, as well as the possibility of both contact and contactless payment options for ease of use. Global Blue believes that the simplified and improved international shopper-facing interface enhances the user experience, increases the international shoppers’ propensity to use DCC services and maximizes revenue for the merchants. Global Blue’s POS solutions also include training and educational materials to help merchant staff interact with international shoppers. Global Blue also provides marketing materials to optimize the POS acceptance rate and Global Blue offers a best-rate guarantee. Global Blue has deployed its POS solutions at a large bank in Singapore, leading to an increase of acceptance rate from less than 10% in March 2017 to more than 50% in December 2017. As of March 31, 2020, approximately 90,000 merchant stores in 27 markets were using Global Blue’s POS solutions.

•

E-commerce DCC (eDCC) and Multi-Currency Point (MCP): Global Blue has developed eDCC to allow international shoppers making purchases online to choose at the moment of the check-out to pay in their home currency once they have entered their MasterCard or Visa details. MCP allows international shoppers to choose their preferred currency in their shopping cart and the foreign exchange margin can be extracted from multiple payment schemes during the online purchasing process. This process can integrate into any merchant’s shopping cart or payment gateway subject to the participating Acquirer and their PSP. Both solutions offer simplified settlement processes in multicurrency or home currency. Global Blue’s MCP solutions have been implemented by a large travel agency in Japan, allowing customers to choose their preferred payment currency with no additional issuing bank conversion, while Global Blue provides the rate for shopping (including margin) and clear and settle the transaction. This has resulted in a recurring annual revenue stream with low operating cost, as well as the opportunity to cross-sell DCC POS solutions. As of March 31, 2020, approximately 864 e-commerce sites in six markets were using Global Blue’s eDCC and MCP solutions.

•

Bank ATM DCC solutions: Global Blue has also developed DCC solutions for ATMs, where local Acquirers offer, and foreign cardholders agree, to convert a cash withdrawal from the Acquirers’ local currency into the cardholder’s billing currency. The DCC solutions provide full disclosure to the cardholder, including a detailed receipt outlining their choice to use the DCC service, the exchange rate used and the amount they will be charged in their home currency. By completing the currency conversion at the ATM, the Acquirer earns a new foreign exchange revenue stream in conjunction with Global Blue, instead of with the card scheme and the issuing bank. Global Blue’s solutions also work to improve acceptance rates by optimizing the user experience and user interface to increase DCC use. Global Blue’s end-to-end transaction capability and direct card scheme end-point connections allow Global Blue to provide solutions for ATM networks and ATM Acquirers to enable DCC service. Global Blue has deployed its user interface and experience enhancement at a large bank in Italy, resulting in an increase in acceptance rate from 22% as of March 31, 2018 to 55% as of March 31, 2020 (reading approximately 70% in certain months during the financial year ended March 31, 2020).

Additionally, as of March 31, 2020, 38,000 ATMs in 13 markets were using Global Blue’s bank ATM DCC solutions.

Global Blue also offers additional Payment Solutions services that allow Global Blue to expand beyond DCC and provide new opportunities for Global Blue’s partners. Global Blue’s Payment Solutions services include the following:

•

Gateway and tokenization solutions for hospitality: Global Blue has developed solutions for the hotel and hospitality sector to integrate payment terminals with property management and restaurant POS systems. This integrated system supports multi-channel payment and tokenization integrated with POS and DCC applications. The tokenization of card numbers ensures compliance with PCI DSS standards, and allows hotels to perform “card-not-present” transactions (i.e., online transactions where the international shopper does not physically present their card) via a virtual terminal interface (thereby reducing the need for physical payment terminals). In addition, Global Blue’s services provide automated key payment processes, including pre-authorization at check-in, top-ups during the stay and express or standard checkout, as well as a consumer interface to support self-service check-in kiosks. In particular, Global Blue has developed a solution for Oracle’s new Oracle Payment Interface, which permits integration with Oracle Hospitality solutions, which has streamlined payment processing across their multiple hospitality outlets. Oracle Hospitality is one of the world’s leading solutions for the hotel and hospitality sector with relationships with leading hotel groups, including Accor, Hyatt, IHG and Marriott. The solution has a generic interface that will also work with other property management system platforms, which support merchants where cross-border transactions take place, and aims to reduce Global Blue’s customers’ costs of operation by eliminating manual processing. Global Blue has implemented the Oracle Payment Interface in the largest independent hotel in Australia, resulting in streamlined payment processing across their multiple hospitality outlets.

•

Financial processing: The acquisition of Currency Select added additional capabilities to Global Blue’s AVPS offerings, including the provision of a white label merchant acquiring platform and a PCI DSS-compliant multicurrency financial processing platform. This platform allows Global Blue to connect payment channels, processing platforms and card schemes and gives Global Blue the ability to process cross-border financial transactions. Global Blue has partnered with third-party financial processing services, including American Express, MasterCard, UnionPay and Visa, to provide its Acquirer partners with additional support when they are unable to support dual-currency authorization. Additionally, Global Blue provides third-party financial authorization and clearing services on behalf of its Acquirers. Global Blue implemented a financial gateway processing scheme in a large ATM network in Japan, providing end-to-end financial processing for all international cards across the ATM network. In addition, Global Blue developed host-to-host connection to one of the largest central payment switches of the Japanese ATM network to provide multicurrency gateway services. As of March 31, 2020, 16 partners in eight markets were using Global Blue’s financial processing solutions.

Global Blue’s Technology Platform

Global Blue operates a single fully integrated, in-house, cloud-based technology platform that underpins its proposition.

Key platform principles

The breadth of solutions required to address Global Blue’s various stakeholders’ differing needs results in a complex ecosystem. Global Blue’s platform is designed to manage significant complexity in an efficient manner and is predicated on the following principles:

•

Scalability: Global Blue’s TFS issuing solutions are fully integrated within a single platform with a single source code underlying the software, a fully virtualized computing environment and a three-tier architecture. Global Blue has adopted a database cluster approach, which is designed to scale with additional computing and storage resources as needed. As a result, Global Blue’s system has been able to successfully handle a CAGR of 15% SiS from the financial year 2010 to the financial year 2020 and can handle high volumes during peak seasons. Global Blue believes that its technology platform’s architecture and scalability are well-aligned with its long-term growth strategy.

•

Agility: Embedded in Global Blue’s technology strategy is a commitment to continuous innovation. The cloud-based nature of Global Blue’s technology platform eases the innovation process and minimizes the time to market. The agility of Global Blue’s platform enables it to easily launch in new countries without major investment, as Global Blue has a centralized platform serving all countries, and enables Global Blue to quickly cope with changes in the industry and in regulatory requirements. In addition, as customs and authorities shift to digital processes, they are prone to more frequent regulatory shifts. This is because communication of regulatory changes is more cumbersome in non-digital countries, as such changes must be communicated to all customs agents and TFS providers. Global Blue has been able to continuously update the parameters of its system to adapt to the ongoing shift toward digital export validation and subsequent frequent changes in VAT refund requirements by customs and tax authorities.

•

Resilience: As Global Blue becomes increasingly integrated with its merchants and their PSPs and POS providers, as well as with the digital export validation systems of customs and tax authorities, its platform’s resilience and reliability becomes paramount. As such, Global Blue’s technology is built with resilience and reliability at its core. Global Blue operates a dual-site (active-active) data center infrastructure, enabling constant redundancy. Both sites provide sufficient resources to host all production environments and, accordingly, qualify for high-availability and disaster recovery purposes. The availability of Global Blue’s issuing solutions has been 99.98% on average during the financial year ended March 31, 2020.

•

Security: Security is embedded in all of Global Blue’s applications. Global Blue has prioritized information security and makes design decisions that anticipate and address current and emerging IT risks. Global Blue is required to comply with stringent data security requirements, including PCI DSS and GDPR. Global Blue has dedicated internal processes to ensure the security of personal data, whereby credit card information is tokenized securely and separately stored in a redundant tokenization mechanism.

Technology operating model

Global Blue prioritizes product and service innovation to address the needs of its stakeholders, as reflected by its annual technology spend (including technology operating expenses and capital expenditure) representing an average of 13% of Global Blue’s revenue between April 1, 2014 and March 31, 2020 or €324.4 million in aggregate.

Global Blue splits its technology spend into three categories: (i) operating expenses (i.e., technology spend included in Global Blue’s operating expenses); (ii) maintenance capital expenditure (i.e., annual capital expenditure to maintain Global Blue’s existing solutions); and (iii) innovation and differentiation capital expenditure (i.e., investment in new solutions). While, on average, Global Blue’s total technology spend has been 13% of Global Blue’s revenue between April 1, 2014 and March 31, 2020, the mix has considerably changed. Most importantly, innovation and differentiation capital expenditure has increased from 0% in March 31, 2015 to 34% in March 2020. Since the current management team was hired in the financial year ended March 31, 2015, Global Blue’s main projects have included IC2 (Global Blue’s multi-platform cloud solution for merchants with multiple features to optimize operational efficiency), Mobile Customer Care (Global Blue’s real-time TFS notification system, which supports improvement in the success ratio), Global Blue’s Traveler App and investments in infrastructure to support the ongoing shift to end-to-end digital export validation. Set forth below are details regarding Global Blue’s technology spend for the financial year ended March 31, 2020 (with a comparison to Global Blue’s technology spend for the financial year ended March 31, 2015):

	2020	2015
Operating expenses	50%	89%
Maintenance capital expenditure	16%	11%
Innovation and differentiation capital expenditure	34%	0%

Total technology spend	100%	100%

In order to ensure increased speed of innovation while adopting a cost-effective approach, the management team made a strategic decision in the financial year ended March 31, 2015 to internalize Global Blue’s software engineering team of approximately 120 full-time equivalents (“FTEs”) thereby shifting away from the more expensive outside consultants and developing internal capabilities through the hiring of new talent. This enabled Global Blue to deliver an increase of more than 25% in terms of work days, while also reducing costs by approximately 30%. More importantly, this enabled Global Blue to retain the knowledge and skillset developed internally, which has resulted in shorter delivery times and higher efficiency going forward. As of March 31, 2020, approximately 23% of Global Blue’s employee base was dedicated to product and technology.

To optimize efficiency, Global Blue has organized these software engineers by grouping them in small teams including technical product management and software engineers, enabling the teams to work with greater agility, achieving an average of 200 releases per annum.

Technology transformation

In the financial year ended March 31, 2008, Global Blue rolled out its first set of digital issuing solutions, including stand-alone solutions (S1, S2 and S3), integrated solutions (I1 and I2), POS solutions (I3) and self-service kiosks (I4). The products were developed on different operating systems and technology platforms, which meant Global Blue’s ability to introduce updates or new features were limited. In the financial year ended March 31, 2017, Global Blue launched the current IC2 suite of solutions (see “—Global Blue’s Services—Tax Free Shopping Technology Solutions—Issuing” above). IC2 is a cloud solution supporting multiple platforms using a single source code (i.e., programming language) underlying the software, combining the benefits of native apps (device control) and web apps (central updates) with an intuitive user interface with support for mobile devices, including tablets. With Global Blue’s underlying IC2 architecture, Global Blue has been able to improve its time to market, as well as reduce development costs.

As of March 31, 2020, Global Blue has transitioned all of its key merchants to IC2 and aims to reach 100% adoption by 2022. In addition, in the financial year ended March 31, 2020, 63% of the transactions Global Blue processed were issued through POS integrations, meaning Global Blue’s solutions were integrated with the merchants’ POS system.

Key innovation focus areas

Global Blue has nearly 50 new products in the pipeline as of March 31, 2020 to be rolled out in the medium term. The new products cover each step of the TFS journey (issuing, export validation, refunding and digital customer journey) and include enhancements to Global Blue’s existing portfolio of solutions, which aim to increase value for merchants.

Global Blue believes that the following will be the key focus areas for future success:

•

Intelligence: Merchants are increasingly focused on data to optimize their forecasting and planning, improve their customer targeting and enhance the impact of their marketing efforts and product set. To help merchants achieve these goals, Global Blue looks to expand and improve upon its intelligence and insight offering.

•

Digital Marketing: Global Blue looks to continue rolling out its drive-to-store solution through geo-localized mobile marketing in order to enable merchants to better engage with international shoppers and increase footfall.

•

Mobile First Digital Customer Journey: To further enhance the international shopper experience at issuing, export validation, refunding and across the digital customer journey, Global Blue is constantly enhancing its solution set to ensure a seamless experience for the international shopper, while also meeting the diverse needs of the merchants as well as customs and tax authorities. In particular, international shoppers can now enjoy an end-to-end TFS experience via their mobile phone, from issuance of the tax-free form at POS, to customs validation at the airport and receipt of the refund to their credit or debit card, or digital wallet.

Global Blue’s constant innovation is an important contributor to its growth strategy. See “—Global Blue’s Strategy—Management Strategy to Boost Growth of TFS.” Global Blue believes that its IT operating model provides it with the flexibility to develop new products and increase the speed of product roll-outs.

Geographic Coverage

As of March 31, 2020, Global Blue provided its services in 52 jurisdictions, including countries in Europe, Middle East, Africa, the Americas and APAC. The following table sets out information relating to Global Blue’s total revenue per geography (based on where the revenue-generating transaction has occurred) for the financial year ended March 31, 2020:

	For the Financial Year Ended March 31, 2020
	Revenue	% of Total Revenue
	(in € millions)
Europe(1)	332.0	79.0%
APAC(2)	85.4	20.3%
Rest of the world(3)	3.1	0.7%

Total	420.4	100%

(1)

Europe includes Austria, Belgium, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Lichtenstein, Lithuania, Luxembourg, Monaco, the Netherlands, Norway, Poland, Portugal, Russia, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey and the United Kingdom.

(2)	APAC includes Australia, Brunei, China, the Cook Islands, Fiji, India, Indonesia, Japan, Malaysia, New Zealand, Papua New Guinea, Singapore, South Korea, Thailand and Western Samoa.
(3)	Rest of the world includes Argentina, the Bahamas, Lebanon, Morocco, the United Arab Emirates and Uruguay.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion of Global Blue’s cash position, results of operations and financial condition contains forward-looking statements that involve risks and uncertainties and should be read together with the selected historical financial information to assist you in your analysis of the financial aspects of Global Blue’s unaudited condensed consolidated financial statements as of and for the nine months ended December 31, 2020 and 2019 and Global Blue’s audited consolidated financial statements as of and for the financial year ended March 31, 2020, 2019 and 2018. These are derived from Global Blue’s financial statements, included elsewhere in this prospectus. Global Blue’s historical audited consolidated financial statements for the year ended March 31, 2020 have been restated. See Note 1 to Global Blue’s audited consolidated financial statements included elsewhere in this prospectus. Accordingly, this Management’s Discussion and Analysis of Financial Condition and Results of Operations reflects the effects of the restatement.

Global Blue’s consolidated financial statements have been prepared in accordance with IFRS and are presented in euro.

Global Blue’s actual results could differ materially from those that Global Blue discusses in these forward-looking statements. Investors should read “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the risks and uncertainties related to those statements. Investors should also read “Risk Factors” for a discussion of certain factors that may affect Global Blue’s business, results of operations and financial condition.

Overview

Global Blue serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international shoppers, which has been driven by multiple long-term macroeconomic tailwinds. Global Blue established the concept of TFS in Sweden in 1980 and has emerged as both a global leader (based on its share of the TFS segment) and a pioneer in technology for TFS. Global Blue also offers AVPS, including DCC, for which Global Blue is a leading provider. As of March 31, 2020, Global Blue operated across more than 50 countries. For the financial year ended March 31, 2020, Global Blue enabled approximately 29 million international shoppers to claim VAT refunds on international shopping or complete international transactions in their home currency. At its core, Global Blue is a technology platform that serves a network of more than 400,000 merchant stores globally through both TFS and AVPS, facilitating 66 million transactions amounting to €22.9 billion (for the financial year ended March 31, 2020) and delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and tax authorities.

COVID-19

A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. See also “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.”

The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s SiS for the nine months ended December 31, 2020 were down 90% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, were also down 90%. Beginning in July 2020, European countries began to reopen borders to the majority of the Schengen area and select non-Schengen countries. However, as a result of a second wave of COVID-19 outbreak and more recently the third wave of COVID-19 outbreak cases after the summer, governments gradually reinstated some of the preventive measures leading to a delay in the reopening of the economy. Following the recent approvals of various COVID-19 vaccines and progressive roll-out of vaccination, it is expected that shops will re-open and international travel will resume gradually over time; management therefore anticipates that Global Blue’s performance may improve accordingly.

The discussion of historical performance, as presented under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” is presented up to December 31, 2020 and, as a result, reflects the impact of the COVID-19 pandemic for the entire reporting period, as it started to affect our business from February 2020. However, given the global and evolving nature of the pandemic, its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the ultimate negative impact and the duration of such negative impact on Global Blue’s results of operations cannot be accurately quantified at this time.

Previous contagious disease outbreaks, such as the SARS outbreak in 2003 and MERS in 2015, have historically temporarily curtailed, to varying degrees, international travel, with growth recovering afterwards to pre-pandemic levels, as a result of a normalization of travel demand and longer-term structural macroeconomic growth tailwinds. Although the COVID-19 pandemic is more significant both in scale and the global preventative response thereto than previous contagious disease outbreaks and other previous travel disruptions, other travel disruptions (e.g., natural disasters, terrorist attacks and civil unrest) have negatively impacted Global Blue’s results of operations during the affected period, with the effects subsiding and reversing after the disruptions and their related effects end. Notwithstanding the foregoing, given the global and evolving nature of the pandemic, Global Blue cannot predict when the impacts of the pandemic will subside or how quickly thereafter international travel, consumer spending, and demand for tax-free shopping and Global Blue services will return to pre-pandemic levels.

As a consequence, Global Blue has adopted a wide range of short-term measures to reduce its monthly cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. These short-term measures included the following impacts to personnel and non-personnel costs which are continuing:

•

Personnel costs: Depending on the jurisdiction, Global Blue furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes were available, Global Blue required personnel to take (partially paid or unpaid) leave or reduced its workforce. These personnel decisions varied based on function, country, and seniority. In addition, members of senior management agreed to temporary salary cuts.

•

Non-personnel costs: Global Blue renegotiated contracts with business partners and reduced local-level third-party employment or advisory services. Global Blue also prohibited any but essential business-related travel, reduced promotional activities and postponed non-strategic new technology expenditures. In addition, where available, Global Blue adhered to any tax holidays provided by relevant governments, allowing the Company to postpone certain tax payments.

As of December 31, 2021 as a result of these short-term measures and gradually some longer-term measures, Global Blue’s average monthly operating expenses (excluding exceptional items and depreciation and amortization) that are fixed in nature of €13.4 million for the nine months ended December 31, 2019 were reduced by 53.5% to €6.2 million in the nine months ended December 31, 2020.

These short-term measures constituted the first phase of reductions in operating expenses (excluding exceptional items and depreciation and amortization) that are fixed in nature. The measures take advantage of various government support schemes, which, in several cases, are expected to expire at a point in time. Accordingly, a portion of the cost savings achieved by these short-term measures will be limited in time, and consequently Global Blue is gradually implementing the next phase of such reductions, which have started to partially supersede the short-term measures. Global Blue expects these long-term measures to enable the Company to operate longer-term with a materially lower cost structure at normalized volume levels. As short-term measures become superseded by Global Blue’s long-term measures, Global Blue expects that the €7.2 million average monthly savings in operating expenses (excluding exceptional items and depreciation and amortization) that are fixed in nature achieved predominantly in connection with the short-term measures (representing an annual run rate of approximately €80 million) will gradually decline to an annual run rate of approximately €50 million.

Regulatory Update

Effective January 1, 2021, the UK abolished the TFS scheme which allowed international visitors in the UK to reclaim the VAT paid on goods being exported and in tandem, the UK also left the European Custom Unit on January 1, 2021.

Global Blue’s Tax Free Shopping revenues generated in the UK in the financial year ending March 31, 2020 represented 12% of the Group’s revenue.

It is anticipated that there are two mitigating factors with the potential to partially mitigate the UK Tax Free Shopping scheme abolition:

•

Shift in shopping behavior destination: according to a Global Blue survey run on more than 40,000 international shoppers around the world between September 14, 2020 and September 16, 2020, a significant proportion of international visitors having shopped in the UK in the past, could decide to redirect their purchases in the EU instead to keep benefiting from the EU Tax Free Shopping scheme. Tourists visit on average 2.6 countries per trip when coming to Europe and are highly price-sensitive as they compare the price of the same goods between the visited country and their home country.

•

UK residents became eligible for Tax Free Shopping in EU: Global Blue estimates that Tax Free Shopping made by British residents within the EU could represent a revenue stream, with a growth potential of around 4% of the Group’s revenue for the financial year ended March 31, 2020.

Basis of Presentation

Segment Reporting

Global Blue separates its business into two segments: TFS and AVPS. Accordingly, its financial statements and other reporting information presented in this prospectus show TFS and AVPS as separate reporting segments, as well as describe the business as a whole.

Key Factors Affecting Global Blue’s Business and Results of Operation

The following factors have contributed, and are expected to continue to contribute, significantly to the development of Global Blue’s business and the results of Global Blue’s operations.

External Factors

Long-term external factors

There are three long-term macroeconomic drivers impacting Global Blue’s business that are inherent to Global Blue’s industry. These include: (i) emerging market wealth growth; (ii) VAT dynamics (for additional information on Global Blue’s regulatory and policy environment, see “Business—Global Blue’s Key Strengths—VAT dynamics”); and (iii) digitalization of export validation.

As a result of these long-term external factors, TFS SiS increased 14% between April 1, 2010 and March 31, 2019, while the domestic luxury market and the extra-regional luxury market increased at a CAGR of 5% and 10%, respectively.

These long-term macroeconomic drivers may be adversely affected by developments that have a lasting impact on our industry. Such developments most notably include:

(i)

significant travel disruptions, as most recently experienced during the ongoing COVID-19 pandemic (see also “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted.”);

(ii)

changes in the regulatory environment, licensing requirements and government agreements, or any reduction in VAT rates or adverse changes to VAT policies in Global Blue’s current or potential new markets, as most recently experienced in the UK as detailed above. See also “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—A decrease in VAT rates or changes in VAT or VAT refund policies in countries in which Global Blue operates could negatively affect Global Blue’s business.”;

(iii)

disintermediation of TFS processes (see also “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Global Blue’s business may be adversely affected by disintermediation of TFS processes.”); and

(iv)

price harmonization or convergence between destination markets and home markets, and the price differential of luxury goods in particular (see also “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Price harmonization or convergence between destination markets and home markets may adversely affect Global Blue’s business.”).

Short-term external factors

There are four short-term factors that impact Global Blue’s business: (i) short-term foreign exchange rate fluctuations (for more information regarding this trend, see “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Global Blue is subject to currency exchange rate risk in the conduct of its business, including commercial risk if certain currency zones become less attractive for inbound international shoppers”); (ii) travel disruptions (for more information regarding this trend, see “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Global Blue’s business is highly dependent on international travel, which may be adversely affected by regional or global circumstances or travel restrictions”); (iii) composition of Global Blue’s growth (mix effects); and (iv) intra-year seasonality.

Short-term foreign exchange rate fluctuations

Historically, foreign exchange rate fluctuations have created short-term volatility in Global Blue’s results of operations, particularly when focusing on shorter periods such as quarterly results. Movements in relative foreign exchange rates between origin and destination currency pairs affect Global Blue’s business by directly influencing the purchasing power of international shoppers, which in turn affects transaction volumes and revenue. As detailed below in “—Results of Operations,” relative foreign exchange rate fluctuations have been both a negative and positive catalyst to the development of Global Blue’s results of operations and the impact on Global Blue’s SiS is instant, as international shoppers adjust their purchase behavior in real time.

Travel disruptions

While international travel has generally increased over the past decade, it can be impacted by macroeconomic conditions, as well as temporary disruptions as a result of natural disasters, contagious disease outbreaks (such as the COVID-19 pandemic), civil unrest, international hostilities, terrorist attacks and other incidents. We have found that the well-diversified nature of our business, based on international shopper origins and destinations and merchant store footprint (see tables below), as well as long-term structural growth in the industry, has allowed us to partially mitigate the potential effects of short-term travel disruptions. While natural disasters or other incidents in a specific region of the world inevitably have an impact on our results of operations in that region, the disruptions have historically been mitigated to different degrees by the results of our operations in other parts of the world that are not affected by such disasters. While the exact effect on travel depends on the type of event, our experience suggests that such disruptions are usually temporary in nature.

Global Blue is currently experiencing the impact of a sizeable travel disruption as a result of the COVID-19 pandemic. While prior disruptions have historically been temporary in nature as outlined above, Global Blue cannot currently predict when the impacts of the pandemic will subside or how quickly thereafter international travel, consumer spending, and demand for tax-free shopping and Global Blue services will return to pre- pandemic levels.

As of March 31, 2020, Global Blue was geared towards emerging markets international shoppers and European destination markets. The International Shoppers were approximately 70% of SiS from emerging markets (e.g., China, South East Asia and India, Russia) and approximately 30% of SiS from developed markets (e.g., USA, GCC, Japan). The International Shoppers destinations were approximately 70% of SiS in Europe (e.g., France, Italy, Germany, and Spain) and 30% of SiS in APAC (e.g., Japan and Singapore). Global Blue benefits from merchant diversification with the top-20 merchants represents approximately 30% of revenue.

Effective January 1, 2021, the UK abolished the TFS scheme which allowed international visitors in the UK to reclaim the VAT paid on TFS shopping in the UK, which, based on a Global Blue survey, could see international shoppers redirect their purchases in the EU instead to keep benefiting from the EU TFS scheme. Similarly, the UK left the European Union which enabled British citizens to shop tax free in Continental Europe, as detailed in “—Regulatory Updates” above. These effects are expected to change the SiS mix within Europe.

Composition of Global Blue’s growth (mix effects)

Due to the diverse nature of Global Blue’s global footprint and merchant base, the composition of its growth can have a direct impact on its results of operations. The elements most relevant for our results of operations and that impact the conversion of Global Blue’s SiS to revenue, are country mix, transaction size, and merchant mix:

•

Country Mix: As of December 31, 2020 the average VAT rate in European countries is approximately 18%, while the average VAT rate in APAC countries is 9%. As a result, the regional composition of Global Blue’s SiS growth directly impacts revenue growth. For example, assuming a purchase price (excluding VAT) of €100 in both APAC and Europe, the international shopper would pay VAT of €8 or €20, respectively. Assuming 70% of the VAT is refunded (€5.60 and €14.00, respectively) and a 50% revenue share between us and the merchant, our revenue would be €1.20 for the APAC transaction (or 1.1% of SiS), compared to €3.00 for the transaction in Europe (or 2.5% of SiS). This means that should international shoppers travel to APAC, instead of Europe, we are able to capture this growth due to our diverse footprint, but the revenue generated in APAC does not offset the loss of revenue in Europe, due to the different SiS to revenue conversion as a result of the level of VAT rates in each geography. This was particularly apparent in the results for the financial year ended March 31, 2019 but reversed for the financial year ended March 31, 2020 with higher growth in Europe relative to the APAC region.

•

Transaction Size: The percentage of VAT that is refunded to international shoppers, and therefore not kept by Global Blue or the merchant, depends on the size of the transaction and differs by country and merchant. As transaction size increases, the percentage of the VAT that is refunded to the international shopper also increases, which leads to a relative reduction in revenue on a percentage basis (but not on an absolute basis). In years where transaction sizes were higher than average due to the mix of international shoppers (i.e., more transactions by wealthy international shoppers than middle class international shoppers, or a greater representation of high net worth individuals from Gulf Cooperation Council countries), the average SiS-to-revenue conversion rate has been lower.

•

Merchant Mix: The percentage of VAT not refunded to the international shopper is then split between Global Blue and the merchant. The exact split of revenue between Global Blue and merchants is a function of the broader commercial relationship between Global Blue and each individual merchant, differs by merchant, and by country. Larger merchants tend to take a greater portion of the revenue share as compared to the average merchant, as they are able to successfully attract a greater number of international shoppers and are more inclined to negotiate commercial terms. As such, the composition of the merchants drives revenue conversion and the delta between SiS growth and revenue growth.

Intra-year seasonality

Global Blue’s business is subject to predictable seasonality because a significant part of its business serves the leisure segment of the travel industry, which is particularly active during the summer season in the Northern Hemisphere. Consequently, Global Blue has a greater need for working capital in the first half of its financial year, during the peak summer season, which is then unwound during the second half of the financial year. See also “—Net Working Capital” below.

Internal Factors

Renewal of contracts and new contract wins

Global Blue’s business depends on its ability to renew its contracts and win new contracts, on favorable economic terms. A percentage of revenue generated from TFS and AVPS transactions is paid to merchants or third parties offering AVPS services, which varies according to contractual arrangements and is renegotiated on a periodic basis. For Global Blue’s TFS merchants, Global Blue has had an average annual positive net churn of 0.4% (3.4% SiS gain and 3.0% SiS loss attributable to merchant churn) from financial year 2016 to financial year 2020, meaning that, historically, there has been an increase in SiS attributable to merchants that have been gained over merchants that have been lost, which is calculated by identifying merchant wins/losses through a bottom-up process, and identifying the corresponding year-over-year SiS deviations. To arrive at the average annual net churn over such period, management sums the SiS relating to gained and lost merchants over the period and divides the result by the total realized SiS over the same period. Global Blue plans to continue to invest in its value proposal offered to merchants to maintain this positive trend going forward.

The following table shows SiS loss/gains attributable to merchants as well as net churn for the periods presented:

	For the Financial Year Ended March 31,
	2020	2019	2018	2017	2016	2015	2015 - 2020
	(% total)
Average annual
SiS loss attributable to merchants	-2.6%	-3.4%	-2.7%	-3.9%	-2.6%	-2.8%	-3.0%
SiS gains attributable to merchants	1.0%	5.1%	1.2%	2.7%	4.5%	6.7%	3.4%
Net churn	-1.6%	1.7%	-1.5%	-1.1%	1.9%	3.8%	0.4%

Upon renewal of a contract with an existing partner or when attempting to enter into a contract with a new partner, Global Blue may accept increases to the merchants’ revenue share. As a result of being a transactional business, Global Blue has generally shared a higher percentage of revenue with merchants as volumes have increased over time.

Success ratio

Global Blue’s revenue is affected by its success ratio, meaning the percentage of eligible TFS transactions that are issued and successfully refunded. The success ratio can be driven by improvements in the issue or refund processes. The issuing process is measured by the issue ratio, meaning the percentage of eligible TFS transactions that are issued a tax-free transaction. The refund process is measured by the refund ratio, meaning the percentage of transactions for which a tax-free transaction has been issued that are successfully refunded. Issue ratio and refund ratio can also be measured on a SiS basis. As the success ratio improves, the number of transactions that Global Blue processes increases.

On a transactional basis, the issue ratio and refund ratio as of March 31, 2019 were 50% and 78%, respectively, resulting in a success ratio of 39% (equivalent to a success ratio of 49% on a SiS basis). This shows that as of March 31, 2019, 61% of the current market was unpenetrated or unaddressed, meaning there is a potential upside on TFS transactions of 2.6 times the current levels. Global Blue seeks to improve the success ratio on the belief that success ratio improvement will be driven by both external industry-wide themes and technological innovation and development of innovative products to improve the functionality for merchants (see “Business—Global Blue’s Key Strengths,” “Business—Clear Market and Technology Leadership” and “Business—Global Blue’s Technology Platform—Key innovation focus areas”).

The following table demonstrates Global Blue’s opportunity to increase its success ratio as of March 31, 2019:

	Measured by Number of Transactions		Measured by SiS
Issue ratio	50%		58%
Refund ratio	78%		86%
Success ratio	39%		49%
Implied upside	2.6	x	2.0	x

The following table demonstrates Global Blue’s opportunity to increase its success ratio as of March 31, 2020. The issue ratio data below is preliminary:

	Measured by Number of Transactions		Measured by SiS
Issue ratio	51%		58%
Refund ratio	79%		88%
Success ratio	40%		51%
Implied upside	2.5	x	2.0	x

Digital innovation

Our business is dependent on our ability to remain a market leader in the TFS industry and the primary partner of choice for merchants and international shoppers in relation to TFS. This is driven by our ability to consistently address the needs of all our stakeholders.

To achieve this, we focus on technological innovation and functionality for merchants by developing innovative products. Our average technology spend (comprised of technology operating expenses and capital expenditure) between April 1, 2014 and March 31, 2020 amounted to 13% of our revenue and we have spent €324.4 million in aggregate on technology during this period. We have invested in technology at a similar level on an absolute basis even in years with slower top-line growth, such as the financial year ended March 31, 2019. While such an approach has impacted our margins, we believe that such investment decisions place us in a better position to benefit from the eventual rebound in growth.

Operating leverage and scalability

Global Blue’s financial profile benefits from high operating leverage, which is attributable to a large portion of Global Blue’s cost base being fixed, a disciplined approach to cost management and investments in technology incurred at earlier periods. As a result of investments already incurred in improving Global Blue’s processes and technology, Global Blue believes that it has the ability to add significant new transaction volumes at limited incremental cost and without significant additional capital expenditure.

Based on operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization), 60% of Global Blue’s cost base was fixed for the financial years ended March 31, 2020. However, as a result of our costs being fixed, if our growth slows or declines, our results of operations will be negatively impacted, as we cannot reduce our cost base to the same extent. Subject to the extent of any growth decline, Global Blue may also implement cost actions that reduce the fixed cost base, as evidenced by the recent short-term and long-term cost savings initiatives in response to the COVID-19 pandemic, thereby partially mitigating the extent of the negative impact. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19.” The remaining 40% of Global Blue’s cost base for the financial year ended March 31, 2020 and the cost base for the nine months ended December 31, 2020 is variable, though generally linked to SiS performance and not revenue.

Key Performance Indicators

Global Blue regularly monitors the following key performance indicators to evaluate its business and trends, measure its performance, prepare financial projections and make strategic decisions. None of these key performance indicators are measures of financial performance under IFRS. Nevertheless, Global Blue believes that these key performance indicators provide an important indication of trends in its financial performance. There are limitations inherent in key performance indicators. In analyzing Global Blue’s future performance, investors should consider any key performance indicator together with the presentation of Global Blue’s results of operations and financial condition under IFRS, rather than as an alternative to IFRS financial measures.

The key performance indicators presented below have not been audited or reviewed by any auditor or other expert. The information used to calculate these key performance indicators is partly derived from management information systems. As these key performance indicators are defined by Global Blue’s management, they may not be comparable to similar terms used by other companies, which may limit their usefulness as comparative measures. Where possible, the measures are clearly defined and a reconciliation to IFRS measures is provided. Where adjustments or addbacks are included, it should not be construed as an inference that Global Blue’s future results will be unaffected by any of the adjusted items, or that Global Blue’s projections and estimates will be realized in their entirety or at all.

Sales in Store (SiS)

Total SiS represents the sum of TFS, SiS and AVPS SiS, which are:

•	TFS SiS represents the value (including VAT) of the goods purchased by the international shopper.

•	AVPS SiS represents the value (including VAT) of the payments made by the international shopper.

The SiS performance has a direct link to the revenue performance, as detailed below in our results of operations. See “—Results of Operations” for further details. The following table presents TFS SiS, AVPS SiS and total SiS for the financial years ended March 31, 2020, 2019 and 2018 and the nine months ended December 31, 2020 and 2019:

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020	2019	2018
	(in € billions)		(in € billions)
TFS SiS	1.0	15.0	18.5	18.2	17.6
AVPS SiS	0.9	3.5	4.4	4.4	4.3
Total SiS	1.9	18.5	22.9	22.6	21.8

TFS SiS

TFS SiS decreased by €14.0 billion, or 93.6%, to €1.0 billion for the nine months ended December 31, 2020, from €15.0 billion for the nine months ended December 31, 2019. As per the drivers of the last quarter, the performance for the last 9 months was equally impacted by the outbreak of the COVID-19 and the spread of the COVID-19 disease.

TFS SiS increased by €0.3 billion, or 1.4%, to €18.5 billion for the financial year ended March 31, 2020, from €18.2 billion for the financial year ended March 31, 2019. This increase was mainly driven by European TFS SiS, as growth reverted toward long-term trends supported by continued growth in arrivals by international shoppers to jurisdictions in which Global Blue operates. There were no significant terrorist attacks and no extended periods of civil unrest that had a material impact on TFS SiS, which increased the attractiveness of Europe compared to other destinations. However, performance significantly declined from the end of January following the outbreak of the COVID-19 pandemic, which resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale.

TFS SiS increased by €0.6 billion, or 3.7%, to €18.2 billion for the financial year ended March 31, 2019, from €17.6 billion for the financial year ended March 31, 2018. The increase was driven by continued international shoppers arriving into Global Blue’s markets, underpinned by the structural growth of the middle class in emerging markets. In addition, during the year, Italy, Portugal and Spain began transitioning to digital export validation, which Global Blue expects will impact TFS SiS growth in the next three to five years due to an improvement in success ratio. While the aforementioned factors supported growth during the financial year ended March 31, 2019, there were multiple headwinds that negatively impacted TFS SiS growth. There were two foreign exchange fluctuations that reduced the growth during the period. First, during the first quarter of the financial year ended March 31, 2019, the euro significantly appreciated against emerging market currencies. Second, in the second and third quarters of the financial year ended March 31, 2019, the Chinese renminbi weakened against the euro as a result of tension from the US-China trade war. These foreign exchange headwinds reduced the purchasing power of international shoppers from emerging markets and diverted international shoppers from Europe to APAC. In parallel, the yellow vests (gilets jaunes) protests in France from November 2018 onwards resulted in a reduction in growth in France, though some of the demand was captured elsewhere in Europe and in APAC.

AVPS SiS

AVPS SiS decreased by €2.6 billion, or 75.6% to €0.9 billion for the nine months ended December 31, 2020, from to €3.5 billion for the nine months ended December 31, 2019 also attributable to the outbreak of the COVID-19 pandemic.

AVPS SiS was flat at €4.4 billion for the financial year ended March 31, 2020, relative to €4.4 billion for the financial year ended March 31, 2019. In line with the TFS SiS growth drivers discussed above, AVPS SiS benefited from a reversion of growth toward long-term trends supported by continued growth in arrivals by international shoppers to jurisdictions in which Global Blue operates. In addition, Global Blue rolled out a new ATM DCC interface in Italy, which drove a significant improvement in acceptance rate and SiS. Furthermore, in 2019, Visa changed its policy to allow Acquirers and ATM operators to offer DCC for all international ATM transactions on Visa-branded cards around the world. Previously, Visa offered DCC for global POS transactions and intraregional European ATM transactions only. However, as noted above, performance significantly declined from the end of January following the outbreak of the COVID-19 pandemic.

AVPS SiS increased by €0.1 billion, or 2.5%, to €4.4 billion for the financial year ended March 31, 2019, from €4.3 billion for the financial year ended March 31, 2018. The slowdown in growth witnessed during the financial year ended March 31, 2019 was due to a decrease of AVPS SiS in Europe caused by the short-term travel disruptions and foreign exchange fluctuations mentioned in “—Key Factors Affecting Global Blue’s Business and Results of Operation—External Factors—Short-term external factors.” In addition, Global Blue lost one Acquirer in Europe following its merger with a payment provider with in-house DCC capabilities. This offset the increase in APAC transactions, consistent with the trend of international shoppers opting for APAC instead of Europe, as discussed above.

Certain Non-IFRS Measures

Other metrics that our management considers regarding our results of operations are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Group Share), and Adjusted Effective Tax Rate. See “Important Information about IFRS and Non-IFRS Financial Measures.”

These non-IFRS measures are presented because they are used by management to monitor the underlying performance of Global Blue’s business and operations. In addition, these non-IFRS measures presented herein are measures commonly used in Global Blue’s industry and by analysts and investors as supplemental measures of performance. Additionally, these measures, when used in conjunction with related IFRS financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as a basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing Global Blue and its results. These non-IFRS measures may not be indicative of Global Blue’s historical operating results nor are such measures meant to be predictive of Global Blue’s future results. Not all companies calculate non-IFRS measures in the same manner or on a consistent basis. As a result, these measures and ratios may not be comparable to measures used by other companies under the same or similar names. Accordingly, undue reliance should not be placed on the non-IFRS measures presented below.

Key Components of Results of Operations

Total revenue

Total revenue represents the fair value of consideration received or receivable from merchants for services provided by Global Blue, net of revenue sharing, VAT and other sales-related taxes, and after eliminating sales within Global Blue. Revenue sharing in the TFS business relates to the revenue sharing with the merchants only, whereas in the DCC business it represents the revenue sharing with merchants and Acquirers.

Specifically, within the TFS business, commission revenue is recognized upon receipt of a validated tax-free transaction from the international shopper, which establishes the right to a VAT refund. In certain instances, the payment to the international shopper cannot be completed successfully and the VAT refund remains unclaimed by the international shopper. These unsuccessful transactions represent a small percentage of the large number of VAT refunds processed. The revenue related to such amounts is recognized when the international shopper’s claim against Global Blue expires, which, in certain countries, may be 20 years later.

Operating expenses

Operating expenses comprises employee benefit expenses, depreciation and amortization (including amortization of intangible assets acquired through business combinations), agent costs (i.e., variable costs paid to refund agents where Global Blue outsources its refunding operations to a third party and pay the operator a fee equal to a percentage of the VAT refund), technology costs, costs for auditors, lawyers and consultants, advertising and promotion costs, other personnel expenses and exceptional items.

Exceptional items

Exceptional items consist of items which are not considered directly related to ordinary business operations by the Board of Directors and which are not included in the assessment of management performance. These include:

•

business restructuring expenses, including expenses related to replacement of management positions, any costs associated with replacing roles, changing facilities or discontinuing operations, and workforce reductions;

•	corporate restructuring expenses, including legal, consulting and advisory expenses;

•

monitoring fees, which are fees charged by Silver Lake and Partners Group, for services rendered by Silver Lake and Partners Group to Global Blue. They cover activities such as advising Global Blue on various topics, including strategy, business plan, budget and capital markets activities; the retention and supervision of independent auditors; and the work performed by third parties, including legal counsel, investment bankers or other financial advisers or consultants. After Closing, this reflects Director fees;

•	impairment of intangible assets;

•	gains and losses on disposals of property, plant and equipment;

•

share-based payments, which reflect the fair value change in the share-based payment liability (according to IFRS 2 (Share-Based Payment)) related to the management equity plan implemented as part of the 2012 GB Acquisition and dissolved prior to the Business Combination. After Closing, this reflects the impact to the income statement of the MIP; and

•	other exceptional items which could be material.

Amortization of intangible assets acquired through business combinations

Amortization of intangible assets acquired through business combinations consists of the amortization of the assets recognized in the process of the purchase price allocation during an acquisition. The majority of this amortization relates to the 2012 GB Acquisition, with the remainder attributable to the acquisition of Currency Select in Australia in 2016.

Other depreciation and amortization

Other depreciation and amortization includes deprecation of property, plant and equipment and amortization of customer relationships, customer contracts, trademarks and software and other intangible assets, excluding the amortization of intangible assets acquired through business combinations.

Net finance costs

Net finance costs comprise interest receivable on short-term bank deposits, dividend income, foreign exchange gains and gains on hedging instruments that are recognized in the income statement, less interest expense payable on borrowings and non-convertible equity certificates (which are expected to be dissolved prior to the Business Combination), foreign exchange losses, losses on hedging instruments and other finance expenses.

Income tax expense

Income tax expense consists of current and deferred income tax. Income tax is recognized in Global Blue’s income statement except to the extent it relates to items recognized directly in equity, in which case it is recognized as equity.

Results of Operations

Comparison of Results of Operations for the Nine Months Ended December 31, 2020 and December 31, 2019

The following tables and subsequent discussion summarizes our financial performance and certain operating results for the nine months ended December 31, 2020 and 2019:

	For the Nine Months Ended Ended December 31,
	2020	2019
	(in € millions)
Income Statement Data:
Total revenue	34.2	337.5
TFS revenue	24.5	288.3
AVPS revenue	9.7	49.1
Operating expenses	(414.6)	(289.3)

Operating profit/(Loss)	(380.4)	48.2
Finance income	1.7	3.6
Finance costs	(18.9)	(28.2)

Net finance costs	(17.2)	(24.6)

Profit/(Loss) before tax	(397.6)	23.5
Income tax recovery/(expense)	24.5	(4.6)

Profit/(Loss) for the period	(373.1)	18.9

Total revenue

Our total revenue decreased by €303.3 million, or 89.9%, to €34.2 million for the nine months ended December 31, 2020, from €337.5 million for the nine months ended December 31, 2019, as a result of the €263.9 million decrease in TFS revenue and €39.4 million decrease in AVPS revenue.

The revenue of our TFS reporting segment decreased by €263.9 million, or 91.5%, to €24.5 million for the nine months ended December 31, 2020, from €288.3 million for the nine months ended December 31, 2019, entirely attributable to the decrease in travel due to the COVID-19 pandemic.

The revenue of our AVPS reporting segment decreased by €39.4 million, or 80.2%, to €9.7 million for the nine months ended December 31, 2020, from €49.1 million for the nine months ended December 31, 2019, as a result of the COVID-19 pandemic.

Operating expenses

The tables below provides the key breakdown of our operating expenses:

	For the Nine Months Ended December 31,
	2020	2019
	(in € millions)
Operating expenses (excluding exceptional items and depreciation and amortization)	(62.6)	(192.8)

Exceptional items	(264.9)	(13.0)
Amortization of intangible assets acquired through business combinations	(55.9)	(55.8)
Other Depreciation and amortization	(31.3)	(27.8)

Depreciation and amortization	(87.2)	(83.6)

Total operating expenses	(414.6)	(289.3)

Operating expenses (excluding exceptional items and depreciation and amortization)

Our Operating Expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) decreased by €130.2 million, or 67.5%, to €62.6 million for the nine months ended December 31, 2020, from €192.8 million for the nine months ended December 31, 2019. The decrease is attributable to a €65.9 million reduction of these operating expenses that are variable in nature in line with the decline in total revenue and a €64.4 million decline in these operating expenses that are fixed in nature mainly driven from the short term measures implemented in March/April 2020 by management which start to gradually be replaced by longer-term measures as the governments start to ramp down furlough measures.

Exceptional items

Our exceptional items were €264.9 million for the nine months ended December 31, 2020 compared to €13.0 million for the nine months ended December 31, 2019. These expenses correspond mainly to (i) charges incurred associated with the capital reorganization and subsequent merger with FPAC of €250.1 million (including a non-cash issuance charge of €135.3 million which represents the difference in the fair value of equity instruments held by FPAC stockholders over the fair value of identifiable net assets of FPAC, a non-cash share-based revaluation charge of €59.7 million upon conversion of previously cash-settled plans to equity-settled plans, the write-off of historical capitalized debt refinancing costs €8.1 million and IFRS 9 conversion unwinding credit amount of €3.6 million), (ii) a transaction bonus of €6.0 million and advisory expenses associated with the transaction of €44.5 million, (iii) business restructuring expenses of €9.8 million associated with severance and restructuring costs as the Company has begun implementing longer-term reductions of operating expenses (excluding exceptional items and depreciation and amortization) that are fixed in nature as short-term measures (government support) started to ramp down and (iv) €3.0 million of impairment expenses mostly linked with the UK TFS discontinuation and (v) expenses related to a share-based payment plan of €0.5 million.

Depreciation and amortization

Our depreciation and amortization increased by €3.6 million, or 4.3%, to €87.2 million for the nine months ended December 31, 2020, from €83.6 million for the nine months ended December 31, 2019.

Our amortization of intangible assets acquired through business combinations increased by €0.1 million to €55.9 million for the nine months ended December 31, 2020, from €55.8 million for the nine months ended December 31, 2019.

Our other depreciation and amortization increased by €3.5 million, or 12.6%, to €31.3 million for the nine months ended December 31, 2020, from €27.8 million for nine months ended December 31, 2019. This increase was primarily due to the increased investment in technology in the prior financial years, consistent with the management team’s focus on digital innovation.

Net finance costs

Our net finance costs decreased by €7.4 million, or 30.1%, to €17.2 million for the nine months ended December 31, 2020, from €24.6 million for the nine months ended December 31, 2019, driven by lower interest costs due to the lower leverage leading to better margin, more favorable interest conditions under our new Facilities Agreement and better monitoring and management of foreign exchange risks compared to the same period last year.

Income tax expense

Our income tax benefit was €24.5 million for the nine months ended December 31, 2020, compared with an expense of €4.6 million for the nine months ended December 31, 2019. The tax benefit of €24.5 million in the nine months ended December 31, 2020 is mainly attributable to the deferred tax income on amortization of intangible assets acquired through business combinations and the negative results of the period. The expense of €4.6 million in the nine months ended December 31, 2019 is attributable to €21.2 million related to the taxable profits and partially offset by an income of €16.6 million mainly related to deferred income on amortization of intangible assets acquired through business combinations.

Non-IFRS Measures

Adjusted EBITDA

Our Adjusted EBITDA decreased by €173.0 million to €(28.3) million for the nine months ended December 31, 2020, compared to €144.7 million of Adjusted EBITDA for the nine months ended December 31, 2019. This was due to a €303.3 million decrease in revenue, which was partially offset by a €130.2 million decrease in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization).

	For the Nine Months Ended December 31,
	2020	2019
	(in € millions)
Operating profit/(Loss)	(380.4)	48.2
Exceptional items	264.9	13.0
Depreciation and amortization	87.2	83.6
Adjusted EBITDA	(28.3)	144.7

Adjusted EBITDA Margin (%)	(n/a )	42.9%

For the nine months ended December 31, 2020, Adjusted EBITDA for our TFS and AVPS reporting segments was €2.0 million and €3.8 million, respectively. Additionally, €(34.1) million of unallocated costs, which are kept at the group level are not allocated to our two reporting segments.

Adjusted Net Income/Loss (Group Share)

Our Adjusted Net Income/(Loss) (Group Share) decreased by €129.9 million to a €64.0 million loss for the nine months ended December 31, 2020, from €65.9 million profit for the nine months ended December 31, 2019, for the reasons discussed above.

	For the Nine Months Ended December 31,
	2020	2019
	(in € millions)
Profit/(loss) attributable to owners of the parent	(372.0)	13.7
Exceptional items	264.9	13.0
Amortization of intangible assets acquired through business combinations	55.9	55.8
Tax effect of above adjustments and exceptional tax items	(12.8)	(16.6)

Adjusted Net Income/(Loss) (Group Share)	(64.0)	65.9

Adjusted Effective Tax Rate

Our Adjusted Effective Tax Rate was 15.2% for the nine months ended December 31, 2020, from 23.0% for the nine months ended December 31, 2019. The reduction in rate is due to certain limitations on the amount of debt interest eligible for tax deduction; specifically, limitations on the tax deductible share of debt interest to the pre-tax earnings.

	Nine Months Ended December 31,
	2020	2019
	(in € millions)
(i) Income tax expense	24.5	(4.6)

Tax effect of adjustments	(12.8)	(16.7)
(ii) Adjusted tax expenses	11.7	(21.2)
(iii) Profit before tax	(397.6)	23.5
Exceptional Items	264.9	13.0
Amortization of intangible assets acquired through business combinations	55.9	55.8

(iv) Adjusted Profit before tax	(76.8)	92.3
(i)/(iii) Effective Tax Rate (%)	6.2%	19.5%
(ii)/(iv) Adjusted Effective Tax Rate (%)	15.2%	23.0%

Comparison of Results of Operations for the Financial Years Ended March 31, 2020 and March 31, 2019

The following tables and subsequent discussion summarizes our financial performance and certain operating results for the financial years ended March 31, 2020 and March 31, 2019:

	For the Financial Year Ended March 31
	2020 Restated	2019
	(in € millions)
Income Statement Data:
Total revenue	420.4	413.0
Of which: TFS revenue	359.6	349.3
Of which: AVPS revenue	60.8	63.7
Operating expenses	(379.2)	(354.4)

Operating profit	41.2	58.5
Finance income	5.3	2.8
Finance costs	(37.2)	(31.5)

Net finance costs	(31.8)	(28.7)

Profit before tax	9.4	29.8
Income tax expense	(7.7)	(23.0)

Profit for the period	1.7	6.9

Total revenue

Our total revenue increased by €7.4 million, or 1.8%, to €420.4 million for the financial year ended March 31, 2020, from €413.0 million for the financial year ended March 31, 2019, as a result of the €10.3 million increase in TFS revenue and a €2.9 million decrease in AVPS revenue.

The revenue of our TFS reporting segment increased by €10.3 million, or 3.0%, to €359.6 million for the financial year ended March 31, 2020, from €349.3 million for the financial year ended March 31, 2019. This implies a 1.6 p.p. positive difference between the increase in TFS revenue of 3.0% and the increase in TFS SiS growth of 1.4%, which is a result of favorable country mix effect, with higher-VAT European TFS SiS growth outpacing the growth in the APAC region that is characterized by lower VAT levels and strong international travel flows to Europe.

The revenue of our AVPS reporting segment decreased by €2.9 million, or 4.5%, to €60.8 million for the financial year ended March 31, 2020, from €63.7 million for the financial year ended March 31, 2019. This implies a 4.7 p.p. negative difference between the decrease in AVPS revenue of 4.5% and the increase in AVPS SiS growth of 0.2%. This increase was primarily due to the strong growth of our Italian ATM business, which generated a lower margin compared to the margin of the broader AVPS business.

Operating expenses

The table below provides the key breakdown of the operating expenses:

	For the Financial Year Ended March 31
	2020 Restated	2019
	(in € millions)
Operating expenses (excluding exceptional items and depreciation and amortization)	249.7	239.4
Exceptional items	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.5	74.6
Other Depreciation and amortization	39.1	30.5

Depreciation and amortization	113.6	105.1

Total operating expenses	379.2	354.4

Operating expenses (excluding exceptional items and depreciation and amortization)

Our operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) increased by €10.3 million, or 4.3%, to €249.7 million for the financial year ended March 31, 2020, from €239.4 million for the financial year ended March 31, 2019. Specifically, employee benefit expenses increased by €9.8 million, or 8.0%, to €131.9 million for the financial year ended March 31, 2020, from €122.1 million for the financial year ended March 31, 2019, reflecting an increase in salaries and bonuses by €10.3 million, or 10.8%, to €105.4 million for the financial year ended March 31, 2020, from €95.1 million for the financial year ended March 31, 2019. The increase in employee benefit expenses is primarily due to increased salaries and new hires in 2020 and relatively lower management bonuses paid in 2019. In addition, as a result of an increase in SiS and refunding costs per transaction, our agent costs (i.e., variable costs paid to refund agents to whom we outsource some of our refunding operations) increased by €4.7 million, or 6.0%, to €83.0 million for the financial year ended March 31, 2020 from €78.3 million for the financial year ended March 31, 2019. Agent costs mainly represent variable costs paid to refund agents where we outsource our refunding operations to a third party and pay the operator a fee equal to a percentage of the VAT refund, but also include tax-free transaction validation fees and payment acquiring and processing fees. The increase in agent fees was particularly driven by the increase in SiS during the first 10 months of the financial year ended March 31, 2020, and thereby ahead of the COVID-19 pandemic, as well as an increase in validation and acquiring costs per transaction in certain countries of the APAC region.

Exceptional items

Our exceptional items increased by €6.1 million, to €16.0 million for the financial year ended March 31, 2020, from €9.9 million for the financial year ended March 31, 2019. This increase was primarily due to accrual of exit-related costs during the financial year ended March 31, 2020. See also footnote (1) under “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue” for an overview of items that management considers not to be directly related to the ordinary course of operations of the business and which are not included in management’s assessment of the financial performance of Global Blue.

Depreciation and amortization

Our depreciation and amortization increased by €8.4 million, or 8.0%, to €113.6 million for the financial year ended March 31, 2020, from €105.1 million for the financial year ended March 31, 2019.

Our amortization of intangible assets acquired through business combinations decreased by €0.2 million, or 0.2%, to €74.5 million for the financial year ended March 31, 2020, from €74.6 million for the financial year ended March 31, 2019. The amortization of intangible assets acquired through business combinations is broadly consistent year-on-year.

Our other depreciation and amortization increased by €8.6 million, or 28.3%, to €39.1 million for the financial year ended March 31, 2020, from €30.4 million for the financial year ended March 31, 2019. This increase was primarily due to the increased investment in technology in the prior financial years, consistent with the management team’s focus on digital innovation. The depreciation of right of use assets as a result of adoption of the accounting treatment of leases (IFRS 16 (Leases)) increased by €1.1 million, or 7.2%, to €16.3 million for the financial year ended March 31, 2020, from €15.2 million for the financial year ended March 31, 2019.

Net finance costs

Our net finance costs increased by €3.2 million, or 11.0%, to €31.8 million for the financial year ended March 31, 2020, from €28.7 million for the financial year ended March 31, 2019, mainly due to net foreign exchange losses.

Income tax expense

Our income tax expense decreased by €15.3 million, or 66.5%, to €7.7 million for the financial year ended March 31, 2020, from €23.0 million for the financial year ended March 31, 2019. This decrease was primarily due to the decline in profit before tax relative to the prior financial year.

Non-IFRS Measures

Adjusted EBITDA

Our Adjusted EBITDA decreased by €2.8 million, or 1.6%, to €170.7 million for the financial year ended March 31, 2020, from €173.5 million for the financial year ended March 31, 2019. This was due to a €7.4 million increase in revenue, which was offset by a €10.3 million increase in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization).

	For the Financial Year Ended March 31,
	2020 Restated	2019
	(in € millions)
Operating profit	41.2	58.5
Exceptional items	16.0	9.9
Depreciation and amortization	113.6	105.1

Adjusted EBITDA	170.7	173.5
Adjusted EBITDA Margin (%)	40.6%	42.0%

For the financial year ended March 31, 2020, Adjusted EBITDA for our TFS and AVPS reporting segments was €215.4 million and €31.8 million, respectively. However, this does not take into account an additional €76.5 million of unallocated costs, which were only kept on the group level and not allocated to our two reporting segments.

Adjusted Net Income (Group Share)

Our Adjusted Net Income (Group Share) decreased by €10.8 million, or 13.9%, to €71.9 million for the financial year ended March 31, 2020, from €83.5 million for the financial year ended March 31, 2019, as a result of preceding movements.

	For the Financial Year Ended March 31,
	2020 Restated	2019
	(in € millions)
Profit/(loss) attributable to owners of the parent	(3.5)	2.4
Exceptional items	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.5	74.6
Tax-effect of adjustments	(14.9)	(3.4)

Adjusted Net Income (Group Share)	71.9	83.5

Adjusted Effective Tax Rate

Our Adjusted Effective Tax Rate was broadly consistent at 22.7% for the financial year ended March 31, 2020, from 23.0% for the financial year ended March 31, 2019, in line with prior financial years.

	For the Financial Year Ended March 31,
	2020 Restated	2019
	(in € millions)
(i) Income tax expense	(7.7)	(23.0)

Tax effect of adjustments	(14.9)	(3.4)
(ii) Adjusted tax expenses	(22.6)	(26.3)
(iii) Profit before tax	9.4	29.8
Exceptional Items	16.0	9.9
Amortization of intangible assets acquired through business combinations	74.5	74.6

(iv) Adjusted Profit before tax	99.8	114.3
(i)/(iii) Effective Tax Rate (%)	82.1%	76.9%
(ii)/(iv) Adjusted Effective Tax Rate (%)	22.7%	23.0%

Comparison of Results of Operations for the Financial Years Ended March 31, 2019 and March 31, 2018

The following table and subsequent discussion summarizes our financial performance and certain operating results for the financial years ended March 31, 2019 and 2018:

	For the Financial Year Ended March 31
	2019	2018
	(in € millions)
Income Statement Data:
Total revenue	413.0	421.4
Of which: TFS revenue	349.3	360.2
Of which: AVPS revenue	63.7	61.2
Operating expenses	(354.4)	(361.6)

Operating profit	58.5	59.9
Finance income	2.8	2.4
Finance costs	(31.5)	(34.5)

Net finance costs	(28.7)	(32.1)

Profit before tax	29.8	27.7
Income tax expense	(23.0)	(8.3)

Profit for the period	6.9	19.5

Total revenue

Our total revenue decreased by €8.5 million, or 2.0%, to €413.0 million for the financial year ended March 31, 2019, from €421.4 million for the financial year ended March 31, 2018, as a result of the €11.0 million decrease in TFS revenue, partially offset by a €2.5 million increase in AVPS revenue.

The revenue of our TFS reporting segment decreased by €11.0 million, or 3.0%, to €349.3 million for the financial year ended March 31, 2019, from €360.2 million for the financial year ended March 31, 2018. This implies a 6.7 p.p. negative difference between the decrease in TFS revenue of 3.0% and the increase in TFS SiS growth of 3.7%, two-thirds of which was attributable to the underlying mix of geography and merchant size (but primarily the geographic mix) that comprised the TFS SiS growth and one-third of which was attributable to higher revenue share offered to win new merchants or renew existing contracts. See “—Key Factors Affecting Global Blue’s Business and Results of Operation—External factors—Short-term external factors—Composition of Global Blue’s growth (mix effects).” Due to the travel disruptions and foreign exchange rate volatility detailed in “—Key Performance Indicators—Sales in Store (SiS)—TFS SiS” above, the growth in TFS SiS was predominantly led by APAC, which resulted in lower conversion to revenue during the financial year ended March 31, 2019, as the average VAT rate is lower in APAC (8%) than in Europe (20%), driving the above-mentioned adverse geographic mix. As a result, the revenue generated in APAC did not offset the decrease in European revenue.

The revenue of our AVPS reporting segment increased by €2.5 million, or 4.1%, to €63.7 million for the financial year ended March 31, 2019, from €61.2 million for the financial year ended March 31, 2018. This increase was primarily due to continued growth of AVPS SiS during the period. The increase in revenue implies a 1.6 p.p. positive difference between the increase in AVPS revenue of 4.1% and the increase in AVPS SiS growth of 2.5%, which was due to continued growth of higher margin AVPS offerings compared to the average margin of the period.

Operating expenses

The table below provides the key breakdown of the operating expenses:

	For the Financial Year Ended March 31
	2019	2018
	(in € millions)
Operating expenses (excluding exceptional items and depreciation and amortization)	239.4	250.4
Exceptional items	9.9	24.4
Amortization of intangible assets acquired through business combinations	74.6	74.8
Other depreciation and amortization	30.5	11.9
Depreciation and amortization	105.1	86.7

Total operating expenses	354.4	361.6

Operating expenses (excluding exceptional items and depreciation and amortization)

Our operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) decreased by €11.0 million, or 4.4%, to €239.4 million for the financial year ended March 31, 2019, from €250.4 million for the financial year ended March 31, 2018. The decrease in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) was mainly caused by the transition to IFRS 16 (Leases) accounting, which resulted in a reduction in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) of €15.7 million in the financial year ended March 31, 2019. Excluding the impact of IFRS 16 (Leases), operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) increased by €4.7 million, or 1.9%, to €255.1 million from €250.4 million.

The increase was driven by variable costs linked to a 3.5% increase in total SiS, as well as our investment in the sales and marketing team, partially offset by a €3.5 million decrease in management bonus payments compared to the prior financial year. Despite the 2.0% decrease in total revenue, as a result of our cost structure being 59% fixed, and the remaining 41% being driven by SiS (rather than revenue), our operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) did not decrease during the financial year ended March 31, 2019.

Exceptional items

Our exceptional items decreased by €14.5 million, or 59.4%, to €9.9 million for the financial year ended March 31, 2019, from €24.4 million for the financial year ended March 31, 2018. See also footnote (1) under “Selected Consolidated Historical and Other Financial Information—Other Financial Data of Global Blue” for an overview of items that management considers not to be directly related to the ordinary course of operations of the business and which are not included in management’s assessment the financial performance of Global Blue.

Depreciation and amortization

Our depreciation and amortization increased by €18.4 million, or 21.2%, to €105.1 million for the financial year ended March 31, 2019, from €86.7 million for the financial year ended March 31, 2018.

Our amortization of intangible assets acquired through business combinations decreased by €0.2 million, or 0.3%, to €74.6 million for the financial year ended March 31, 2019, from €74.8 million for the financial year ended March 31, 2018. The amortization of intangible assets acquired through business combinations is broadly constant year-on-year.

Our other depreciation and amortization increased by €18.6 million to €30.5 million for the financial year ended March 31, 2019, from €11.9 million for the financial year ended March 31, 2018. An amount of €15.2 million of the increase was due to the recognition of the right of use assets as a result of adoption of the accounting treatment of leases (IFRS 16 (Leases)) and the resulting annual depreciation associated with the assets. See also “—Critical Accounting Policies—Impact of New Standards Issued.” The remaining €3.4 million was due to higher depreciation and amortization as a result of increased investment in technology in the prior financial years, consistent with the management team’s focus on digital innovation. See also “—Capital Expenditure” below.

Net finance costs

Our net finance costs decreased by €3.4 million, or 10.6%, to €28.7 million for the financial year ended March 31, 2019, from €32.1 million for the financial year ended March 31, 2018. This decrease was primarily due to lower interest costs for a full financial year from the loans under our historical financing agreements since their re-pricing on October 17, 2017 and lower effective interest rate of those loans due to the adoption of new accounting standards that affect the classification, measurement and de-recognition of financial assets and liabilities and hedging (IFRS 9 (Financial Instruments)). This decrease is partially offset by €1.4 million of additional interest costs from lease liabilities following the adoption of IFRS 16 (Leases) during the financial year ended March 31, 2019. See also “—Critical Accounting Policies—Impact of New Standards Issued.”

Income tax expense

Our income tax expense increased by €14.7 million to €23.0 million for the financial year ended March 31, 2019, from €8.3 million for the financial year ended March 31, 2018. This increase was primarily due to the impact of the tax audit in Italy, as we increased the related provision. See also “Other Information About Global Blue—Legal and Arbitration Proceedings, Investigations and Tax Audits—Tax Matters.”

Non-IFRS Measures

Adjusted EBITDA

Our Adjusted EBITDA increased by €2.5 million, or 1.5%, to €173.5 million for the financial year ended March 31, 2019, from €171.0 million for the financial year ended March 31, 2018 despite a €8.5 million decrease in revenue, which was offset by a €11.0 million decrease in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization), mainly related to the transition to IFRS 16 (Leases) accounting, as explained above.

	For the Financial Year Ended March 31
	2019	2018
	(in € millions)
Operating profit	58.5	59.9
Exceptional items	9.9	24.4
Depreciation and amortization	105.1	86.7

Adjusted EBITDA	173.5	171.0
Adjusted EBITDA Margin (%)	42.0%	40.6%

For the financial year ended March 31, 2019, Adjusted EBITDA of our TFS and AVPS reporting segments was €213.1 million and €35.4 million, respectively. However, this does not take into account an additional €74.9 million of unallocated costs, which were only kept on the group level and not allocated to our two reporting segments.

Adjusted Net Income (Group Share)

Our Adjusted Net Income (Group Share) decreased by €10.8 million, or 11.5%, to €83.5 million for the financial year ended March 31, 2019, from €94.3 million for the financial year ended March 31, 2018, as a result of the preceding movements.

	For the Financial Year Ended March 31
	2019	2018
	(in € millions)
Profit attributable to owners of the parent	2.4	15.7
Exceptional items	9.9	24.4
Amortization of intangible assets acquired through business combinations	74.6	74.8
Tax-effect of adjustments	(3.4)	(20.6)

Adjusted Net Income (Group Share)	83.5	94.3

Adjusted Effective Tax Rate

Our Adjusted Effective Tax Rate was broadly unchanged at 23.0% for the financial year ended March 31, 2019, relative to 22.7% for the financial year ended March 31, 2018.

	For the Financial Year Ended March 31
	2019	2018
	(in € millions)
(i) Income tax expense	(23.0)	(8.3)
Tax effect of adjustments	(3.4)	(20.6)

(ii) Adjusted tax expenses	(26.3)	(28.9)
(iii) Profit before tax	29.8	27.7
Exceptional Items	9.9	24.4
Amortization of intangible assets acquired through business combinations	74.6	74.8

(iv) Adjusted Profit before tax	114.3	127.0
(i)/(iii) Effective Tax Rate (%)	77.2%	29.8%
(ii)/(iv) Adjusted Effective Tax Rate (%)	23.0%	22.7%

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet cash requirements of its business operations, including working capital needs, capital expenditure, debt interest and service, acquisitions, other commitments, and contractual obligations. Our principal sources of liquidity include cash flow from operating activities, cash and cash equivalents on our statement of financial position and amounts available under our revolving credit facilities, bank overdraft facilities and the Supplemental Liquidity Facility. We consider liquidity in terms of the sufficiency of these resources to fund our operating, investing, and financing activities for a period of twelve months. The objective of our capital management is to have sufficient liquidity and to stay within financial and maintenance covenants in order to fulfil our obligations to our creditors.

Our cash flow from operating activities is generated primarily from revenue from VAT refunds. Revenue is generated when an international shopper is refunded, which at first triggers a cash outflow. The cash outflow mirrors a subsequent collection of VAT by Global Blue and payment of revenue share by Global Blue to merchants, which can take several weeks and months, respectively, until cash is received. As a result, we experience cash flow seasonality throughout the year, with a larger net working capital need (and corresponding cash outflow) during the summer months, when international shoppers travel more frequently.

In periods of travel disruptions, such as the ongoing COVID-19 pandemic, Global Blue’s cash generation during the first few months increases as a result of (i) a reduction in cash outflow for VAT refunds to international shoppers and (ii) cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. Assuming a longer travel disruption, the cash balance is expected to gradually decrease as a result of (i) the lack of cash inflow from TFS processing fees due to the lack of new TFS transactions, (ii) cash outflows to settle longer-dated merchant payables and (iii) monthly cash expenditures. See “—Net Working Capital.”

Once the COVID-19 pandemic subsides and international travel and global economic activity resumes, Global Blue might experience rapid volume growth (assuming a quick recovery to pre-pandemic levels), which would lead to a temporary surge of its net working capital and liquidity needs. We expect this would be funded through cash and cash equivalents on our statement of financial position and bank overdraft facilities. Historically, Global Blue has regularly drawn its revolving credit facilities, particularly over the summer (being the period with heightened leisure travel and its corresponding tax-free shopping demand) to finance net working capital needs. Such drawings have typically been repaid during the months following increased needs for working capital as Global Blue collects VAT receivables. See “Risk Factors—Risks Related to Global Blue’s Industry, Business and the Regulatory Environment—Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.” Given the global and evolving nature of the pandemic and its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the level of our working capital needs for the financial year ending March 31, 2022 cannot be accurately quantified at this time.

We require and will need significant cash resources to, among others, fund our working capital requirements, make capital expenditures, meet debt service requirements and interest payments under our indebtedness, fund general corporate uses, and, in certain cases, expand our business through acquisitions. Our future capital requirements will depend on many factors, such as the pace at which government policies change (i.e., new TFS countries, reduction in minimum purchase amounts), spending on product roll-out, and changes in consumer demand linked to relative foreign exchange movements. As detailed in “—Capital Expenditure,” we have made no firm commitments with respect to future investments. We could be required or could elect to seek additional funding through public or private equity or debt financings, however additional funds may not be available on terms acceptable to us, or at all.

As of December 31, 2020, the Company had cash and cash equivalents of €209.2 million, which were predominantly held in Euro, which includes a drawn €99.0 million revolving credit facility, which was drawn as a precautionary measure without specific use of the cash proceeds and which is held on the balance sheet. As at December 31, 2020, the Company had €722.2 million of interest-bearing loans and borrowings recorded on its statement of financial position, consisting of €622.2 million in long-term financing (borrowings of €630.0 million less €7.8 million of capitalized financing fees), €99.0 million drawn on the revolving credit facility and €1.0 million in other bank overdraft facilities. Global Blue has additional liquidity of €81.0 million comprising of €62.0 million equivalent of capacity on a committed Supplemental Liquidity Facility $75.0 million funded by certain selling shareholders), €18.0 million of uncommitted local credit lines and RCF availability of €1.0 million.

Global Blue’s trade payables decreased from €237.3 million as of March 31, 2020 to €158.4 million as of December 31, 2020. Of the remaining December 31, 2020 balance, €57.6 million represents payables to merchants for revenue shares generally subject to those merchants having settled their respective outstanding VAT receivables or representing a credit for merchants to buy Global Blue’s marketing and intelligence. In addition, €77.0 million represents a payable related to unsuccessful refunds (i.e., payments to international shoppers that have not been completed successfully and thus the amounts remain unclaimed). As a result of this payable having been accumulated over multiple years and based on past experience, Global Blue does not expect its unsuccessful refunds balance to fluctuate in the coming 12 months in a manner that would be material to its overall liquidity position.

Global Blue’s trade receivables decreased from €141.3 million of March 31, 2020 to €41.9 million as of December 31, 2020, mainly from collection of VAT receivables from merchants. In the initial months following travel disruptions such as the ongoing COVID-19 pandemic, Global Blue generates cash from collecting near-term VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions.

The Company believes that its cash and cash equivalents, the Supplemental Liquidity Facility and our local credit lines will be sufficient to meet liquidity needs and fund necessary capital expenditure for at least the next 12 months. Given the near-term impacts of the COVID-19 pandemic, and that the exact timing of the revenue recovery to pre-COVID levels are based on the uncertainties of the pandemic and related macro effects as opposed to company-specific factors, Global Blue considered a range of potential recovery scenarios in formulating this view. See “—Net Working Capital” for further discussion of net working capital movements, particularly in slowdowns like that experienced during the COVID-19 pandemic.

In scenarios wherein the low volume environment persists, Global Blue took into account its current run-rate monthly cash expenditure of approximately €10.4 million (operating expenses excluding exceptional items and depreciation and amortization that are fixed in nature €6.2 million, Capital Expenditures €1.8 million, Lease payments €1.2 million and Interest €1.1 million), as well as the fact that while certain short-term cost savings initiatives are associated with government schemes that have started to expire or will expire over the coming months (unless they are extended), management’s permanent cost-savings will partially offset the expiration of these schemes and therefore keep the monthly expenditures materially below the €19.7 million pre-COVID-19 level.

In scenarios wherein the business rebounds within the next 12 months, Global Blue took into account operating income improving but working capital requirements increasing.

Cash Flow

The following table shows our consolidated cash flows from (used in) operating, investing and financing activities for the periods presented:

	For the Nine Months Ended December 31,		For the Financial Year Ended March 31,
	2020	2019	2020	2019	2018
	(in € millions)		(in € millions)
Net cash from operating activities	(83.0)	116.4	189.3	114.3	85.0
Net cash used in investing activities	(12.2)	(27.8)	(42.7)	(40.3)	(26.8)
Net cash used in financing activities	80.6	(19.0)	(22.2)	(19.1)	(119.8)
Net foreign exchange differences	(2.4)	(0.6)	(1.2)	(0.6)	(2.3)

Net (decrease)/increase in cash and cash equivalents	(17.0)	(69.0)	123.1	54.4	(63.9)
Cash and cash equivalents at the beginning of the period	226.1	104.1	104.1	50.7	111.7
Cash and cash equivalents at the end of the period	209.2	172.5	226.1	104.1	50.7
Net change in bank overdraft facilities	0.1	(0.6)	(1.1)	(1.0)	2.9

Net change in cash and cash equivalents at the end of the period	(17.0)	(30.6)	123.1	54.4	(63.9)

Cash flow from operating activities

Net cash from operating activities consists of profit before tax, as adjusted for depreciation and amortization, net financial costs, other non-cash items, net deductible financial income/(costs), income tax paid, interest paid, payment of provisions and changes in net working capital.

Net cash used in operating activities was €83.0 million for the nine months ended December 31, 2020 compared to net cash from operating activities of €116.4 million for the nine months ended December 31, 2019. The outflow in the nine months ended December 31, 2020 was primarily due to an significant decline in profit in the period partially offset by an inflow of net working capital of €9.3 million. The inflow in the nine months ended December 31, 2019 is attributable to the profit generated in the period as well as an inflow of working capital of €23.6 million attributable to the pre-COVID post-high season where typically Global Blue unwinds working capital.

Net cash from operating activities increased by €74.9 million to an inflow of €189.3 million for the financial year ended March 31, 2020 from an inflow of €114.3 million for the financial year ended March 31, 2020, primarily due to an inflow of net working capital of €85.7 million, from €3.3 million for the financial year ended March 31, 2019 to €89.0 million for the financial year ended March 31, 2020, which was partially offset by a decline in profit for the period relative to the prior financial year.

Net cash from operating activities increased by €29.3 million to an inflow of €114.3 million for the financial year ended March 31, 2019 from an inflow of €85.0 million for the financial year ended March 31, 2018, primarily due to an inflow of net working capital of €25.9 million, from an outflow of net working capital of €22.6 million for the financial year ended March 31, 2018 to an inflow of net working capital of €3.3 million for the financial year ended March 31, 2019 (see “—Net Working Capital” below).

Cash flow used in investing activities

Net cash flow used in investing activities consists of purchases of tangible and intangible assets, acquisitions of subsidiaries (net of cash acquired), as well as acquisitions and divestitures of non-current financial assets.

Net cash used in investing activities was €12.2 million for the nine months ended December 31, 2020 compared to net cash used in investing activities of €27.8 million for the nine months ended December 31, 2019. The decrease in net cash used in investing activities was mainly due to (i) a €9.2 million decrease in capital expenditure, from €25.7 million for the nine months ended December 31, 2019 to €16.5 million for the nine months ended December 31, 2020, consistent with the management’s team focus on reducing the cash expenditures as a result of COVID-19 adverse conditions and (ii) a €4.5 million reduced spend on acquisitions of non-current financial assets, from €5.3 million for the nine months ended December 31, 2019 to €0.8 million for the nine months ended December 31, 2020.

Net cash used in investing activities increased by €2.4 million to an outflow of €42.7 million for the financial year ended March 31, 2020 from an outflow of €40.3 million for the financial year ended March 31, 2019. This was primarily due to a €6.3 million increase in acquisition of non-current financial assets, from €1.5 million for the financial year ended March 31, 2019 to €7.9 million for the financial year ended March 31, 2020, as a result of investments in the Europass and Cash Paris Tax Refund and long-term deposits. The increase in net cash used in investing activities was also due to a €4.3 million increase in capital expenditure, from €33.3 million for the financial year ended March 31, 2019 to €37.7 million for the financial year ended March 31, 2020, consistent with the management’s team focus on digital innovation. In contrast, and relative to the financial year ended March 31, 2019 during which Refund Suisse was acquired, no comparable acquisition was completed during the financial year ended March 31, 2020, thereby partially offsetting the increase in net cash used in investing activities.

Net cash used in investing activities increased by €13.5 million to an outflow of €40.3 million for the financial year ended March 31, 2019 from an outflow of €26.8 million for the financial year ended March 31, 2018. This was due to increased investments in software development as part of our strategy to focus on innovation, as well as the acquisition of Refund Suisse, a technology start-up focused on cross-border VAT refunds, for €5.4 million.

Cash flow from (used in) financing activities

Net cash used in financing activities consists of proceeds from the issuance of share capital, repurchase of C-PECs, acquisition of shares and NC-PECs issued by subsidiaries of Global Blue, repayment of loans and borrowings, principal elements of lease payments, proceeds from borrowings and dividends paid to non-controlling interests. While Global Blue has not paid dividends to its shareholders since April 1, 2016, it has repurchased C-PECs, which is economically equivalent to paying dividends. Global Blue repurchased C-PECs in the amount of €113.8 million in the financial year ended March 31, 2018, but did not repurchase C-PECs in the financial years ended March 31, 2019 and 2020. Acquisition of shares and NC-PECs issued by subsidiaries of Global Blue represent the net impact of the issuance of shares to new managers and the repurchase of shares held by managers leaving Global Blue. The C-PECs and the NC-PECs are a function of the leveraged buy-out structure put in place in connection with the 2012 GB Acquisition and, before the Closing, will be removed from the structure.

Net cash from financing activities was €80.6 million for the nine months ended December 31, 2020 compared to cash flow used in financial activities of €19.0 million for the nine months ended December 31, 2019. The inflow for the period ended December 31, 2020 was mainly due to the drawing of the revolving credit facility of €99.0 million partially offset by an outflow of €10.9 million of principal elements of lease payments and €8.4 million of refinancing fees. The outflow for the period ended December 31, 2019 was attributable to €12.1 million of principal elements of lease payments and €4.8 million of dividends paid to non-controlling interests.

Net cash used in financing activities increased by €3.1 million to an outflow of €22.2 million for the financial year ended March 31, 2020 from an outflow of €19.1 million for the financial year ended March 31, 2019. The increase was mainly due to the increase of acquisition of shares and NC-PECs issued by subsidiaries of Global Blue by €1.1 million from €1.0 million in the financial year ended March 31, 2020 to €2.1 million for the financial year ended March 31, 2020 and a €1.0 million increase in dividends paid to non-controlling interests from €3.9 million for the financial year ended March 31, 2018 to €4.8 million for the financial year ended March 31, 2019.

Net cash used in financing activities decreased by €100.7 million to an outflow of €19.1 million for the financial year ended March 31, 2019 from an outflow of €119.8 million for the financial year ended March 31, 2018. The decrease was mainly due to there being no repurchase of C-PECs during the financial year ended March 31, 2019, relative to the prior financial year. This decrease was also supported by a €1.5 million decrease in the acquisition of shares and NC-PECs issued by subsidiaries of Global Blue from €2.6 million in the financial year ended March 31, 2018 to €1.0 million for the financial year ended March 31, 2019. The decrease was partially offset by the principal elements of lease payments, due to recognition of new finance lease liabilities following the adoption of IFRS 16 (Leases) during the financial year ended March 31, 2019.

Net Working Capital

In Global Blue’s TFS business, its net working capital is driven by the timing of the payments that Global Blue makes to merchants and international shoppers, and the timing of the payments that Global Blue receives from merchants and tax authorities, which makes Global Blue’s net working capital sensitive to short-term, month-to-month volume growth. Unless international shoppers wish to be refunded through a credit card refund or another refund method (such as in-store or downtown refunds), Global Blue typically refunds international shoppers in cash after they have validated their tax-free transaction at customs, but before Global Blue receives the VAT back from the merchants, which typically happens approximately 30 days after the VAT refund is collected. Global Blue typically pays the merchant a percentage of the transaction fee only after having received 100% of the VAT back from the merchant, approximately 100 days afterwards.

When Global Blue experiences rapid month-on-month volume growth, for instance assuming a quick recovery in international travel after the COVID-19 pandemic, this could lead to a short-term, temporary surge of its net working capital to fund the rapid volume increase in VAT refunds. Very large movements in Global Blue’s net working capital position could have a significant effect on its business and financial condition, if Global Blue is unable to finance, internally or externally, the net working capital needs due to the timing impact of when Global Blue refunds the VAT (net of transaction fees) to the international shopper versus when it collects the VAT from the merchants and tax authorities. See “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—Global Blue’s net working capital is sensitive to short-term, month-to-month volume growth, and any rapid volume growth associated with the recovery from the COVID-19 pandemic or for any other reason unrelated to the pandemic would lead to a short-term, temporary surge of its net working capital.”

Where Global Blue invoices the tax authority directly for the VAT refund, it experiences no credit risk (as the counterparties are governments). Where Global Blue invoices the merchant, however, it is exposed to credit risk for a few days, since it refunds international shoppers first before invoicing the merchant. Nevertheless, given the high-quality credit profile of Global Blue’s portfolio of merchants, the associated credit risk and potential losses have historically been minimal. In addition, due to Global Blue’s simultaneous payables to merchants in relation to the transaction fees, its net exposure to credit risk is further limited.

While revenue does not significantly fluctuate throughout the year, Global Blue’s net working capital follows seasonal trends, since a significant part of its business serves the leisure segment of the travel industry, which is seasonal in nature. Global Blue’s net working capital increases as business volumes increase, and Global Blue’s net working capital is the highest during the summer season, since passenger volumes tend to increase during the summer holidays in the Northern hemisphere. Conversely, Global Blue’s net working capital decreases rapidly after the summer holidays, as Global Blue releases net working capital that has built up during the summer. However, as a result of the predictable seasonality of Global Blue’s net working capital, it would expect the year-end position to be broadly neutral, absent any significant change in travel flows. See “—Key Factors Affecting Global Blue’s Businesses and Results of Operation—External Factors—Short-term external factors—Intra-year seasonality.”

Global Blue’s net working capital balance is composed of trade receivables, other current receivables and prepaid expenses, less trade payables, other current liabilities, accrued liabilities and current loans and borrowings. Outlined below is the change in net working capital, as recognized in the cash flow statement.

Global Blue recorded a net working capital inflow of €9.3 million for the nine months ended December 31, 2020, compared to an inflow of €23.6 million for the nine months ended December 31, 2019. The Company typically unwinds its working capital from October to December. The inflow of working capital for the nine months ended December 31, 2019 was consistent with such historical trend but the working capital inflow during the nine months ended December 31, 2020 was partially distorted due to the COVID-19 pandemic crisis slowing down the business starting in March 2020, thereby lowering the level of working capital set as a comparison base. As mentioned above, when the business slows down, there is a cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions.

Global Blue recorded a net working capital inflow of €89.0 million for the financial year ended March 31, 2020, compared to an inflow of €3.3 million for the financial year ended March 31, 2019. This change was primarily due to the reduction in volume witnessed during the last two months of the financial year ended March 31, 2020, as a result of the COVID-19 pandemic. As mentioned above, when the business slows down, there is a cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions.

Global Blue recorded a net working capital inflow of €3.3 million for the financial year ended March 31, 2019 compared to an outflow of €22.6 million for the financial year ended March 31, 2018. This change was primarily the result of a lower volume of refunds to international shoppers towards the end of the financial year ended March 31, 2019, as compared to the end of the financial year ended March 31, 2018.

Capital Expenditure

Global Blue defines capital expenditure as purchases of property, plant and equipment (such as machinery, equipment and computers) and intangible assets (such as trademarks, customer relationships and software).

Global Blue’s capital expenditure reduced by €9.2 million, or 35.7%, to €16.5 million for the nine months ended December 31, 2020 from €25.7 million for the nine months ended December 31, 2019. Of the €16.5 million for the nine months ended December 31, 2020, €15.4 million (€22.1 million for the nine months ended December 31, 2019) related to investments in intangible assets and €1.2 million (€3.6 million for the nine months ended December 31, 2019) related to property, plant and equipment.

Global Blue’s capital expenditure amounted to €37.7 million for the financial year ended March 31, 2020 (€33.4 million for the financial year ended March 31, 2019 and €26.6 million for the financial year ended March 31, 2018), of which €32.2 million (€26.6 million for the financial year ended March 31, 2019 and €20.6 million for the financial year ended March 31, 2018) related to investments in intangible assets and €5.6 million (€6.8 million for the financial year ended March 31, 2019 and €6.0 million for the financial year ended March 31, 2018) related to property, plant and equipment.

This represents a step-up from the capital expenditure of €7.3 million and €6.7 million for the financial years ended March 31, 2015 and 2016, respectively. See also “Business—Global Blue’s Technology Platform.” As a result of this step-up, Global Blue’s other depreciation and amortization (excluding the depreciation associated with the IFRS 16 (Leases) right of use asset) has increased from €5.2 million in the financial year ended March 31, 2015 to €22.8 million in the financial year ended March 31, 2020.

We have made no firm commitments with respect to our principal future investments.

Indebtedness

The following table provides an overview of Global Blue’s interest-bearing loans and borrowings as of the dates indicated:

	As of December 31,	As of March 31
	2020	2020	2019	2018
	(in € millions)	(in € millions)
Long-term financing—senior term debt(1)	—	634.3	635.8	630.0
Long-term financing—senior debt facility(2)	630.0	—	—	—
Capitalized financing fees(3)	(7.8)	(9.7)	(13.4)	(17.2)
Long-term financing—Revolving Credit Facility(2)	99.0
Other bank overdraft(4)	1.0	1.1	2.1	3.0

Total interest-bearing loans and borrowings	722.2	625.7	624.5	615.8

(1)

The amount of €634.3 million as of March 31, 2020 includes €4.3 million as a result of the application of IFRS 9 (Financial Instruments). The amount of €635.8 million as of March 31, 2019 includes €5.8 million as a result of the application of IFRS 9 (Financial Instruments). See “—Critical Accounting Policies—Impact of New Standards Issued.” The principal amount under our historic term loan facility is €630.0 million for all periods presented. On August 28, 2020, the historic term loan facility was fully repaid, and the associated liabilities extinguished, consisting of €8.1 million of unamortized debt cost partially offset by €3.6 million of IFRS 9 conversion unwinding amounts.

(2)

Comprised of a term loan of €630.0 million, fully drawn since inception and a revolving credit facility of €100.0 million which was drawn for €99.0 million. The proceeds from the term loan was used to fully repay the term loan and amounts outstanding under the revolving credit facility under the previous facilities agreement.

(3)	Represents costs incurred in relation to refinancing our historic indebtedness.
(4)	Consists of local credit facilities available in certain jurisdictions. None of these local overdraft facilities are committed in nature.

Banking Facilities and Loans

Facilities

Overview and structure

On October 25, 2019, certain members of Global Blue entered into the Facilities Agreement, a facilities agreement entered into with, among others, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, BNP Paribas (Suisse) S.A., J.P. Morgan Securities PLC, Morgan Stanley Bank International Limited and Royal Bank of Canada, as mandated lead arrangers, and RBC Europe Limited, as agent. On January 14, 2020, the Facilities Agreement was amended and restated by an amendment letter entered into with, among others, BNP Paribas (Suisse) S.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank International Limited, Royal Bank of Canada, Bank of America Merrill Lynch International Designated Activity Company, Barclays Bank PLC, Credit Suisse International and JPMorgan Chase Bank N.A., London branch, as amendment participating lenders, and RBC Europe Limited, as agent and security agent. The Facilities Agreement governs the €630 million term loan facility (the “Term Loan Facility”) and the €100 million revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Facilities”). The Revolving Credit Facility includes a swingline sub-facility which allows up to €20 million of the Revolving Credit Facility to be utilized by way of euro-denominated swingline loans. The Facilities are senior secured and governed by English law.

Purpose

Global Blue has used the funds obtained by the Term Loan Facility, together with the available cash to the extent needed, to reimburse the principal amount and the interest accrued by not yet paid on is historic indebtedness, as well as to pay related fees, costs and expenses (including certain of those relating to the Business Combination). The Revolving Credit Facility replaced the historic credit facility and is available, among others, to finance or refinance working capital and/or for general corporate purposes of Global Blue.

In addition, an intercreditor agreement governs the relationships between creditors under the Facilities Agreement. The Facilities are secured by certain collateral. See “—Collateral” below.

Maturity and prepayment

The final repayment date for the Facilities Agreement is the date falling five years after the first date of funding of the Term Loan Facility.

The Facilities Agreement provides for each lender to require a cancellation of its commitments and a prepayment of its loans under the Facilities in the case of a change of control or a sale of all or substantially all of the businesses and assets of Global Blue to persons who are not members of Global Blue. A change of control will occur if any person or group of persons acting together who do not control Global Blue at such time acquire, directly or indirectly, beneficially more than 50% of the issued voting share capital of Global Blue other than certain permitted holders, including, among others, certain existing equity investors of Global Blue.

The Facilities Agreement also contains a standard mandatory prepayment provision in the event that it becomes illegal for a lender to fulfil any of its obligations under the Facilities Agreement. The Facilities Agreement also provides for voluntary prepayment of the Facilities at any time, with prior notice and without any prepayment penalty.

Interest

The Term Loan Facility provides for a variable interest rate, equal to EURIBOR for the period (with a zero floor) plus a spread of 2.00% per annum (the “TL Margin”), subject to mechanisms of increase or decrease depending on Global Blue’s leverage.

The Revolving Credit Facility provides for a variable interest rate to be paid on drawings, equal to EURIBOR for the period (with a zero floor) or, with reference to amounts used in currencies other than euro, to the LIBOR for the period (or other LIBOR replacement rate), plus a spread of 1.75% per annum (the “RCF Margin”), subject to mechanisms of increase or decrease depending on Global Blue’s leverage ratio.

The specific level of increase or decrease in the TL Margin and the RCF Margin, respectively, depending on the Company’s leverage (i.e., the ratio between total net indebtedness and Consolidated Pro Forma EBITDA (see “—Main undertakings” below)) is shown below:

Company’s Leverage	TL Margin	RCF Margin
Higher than 4.00:1	2.75%	2.50%
Equal to or less than 4.00:1 but higher than 3.50:1	2.25%	2.00%
Equal to or less than 3.50:1 but higher than 3.00:1	2.00%	1.75%
Equal to or less than 3.00:1 but higher than 2.50:1	1.75%	1.50%
Equal to or less than 2.50:1 but higher than 2.00:1	1.50%	1.25%
Equal to or less than 2.00:1 but higher than 1.50:1	1.25%	1.00%
Equal to or less than 1.50:1	1.00%	0.75%

Main undertakings

As is customary for financing transactions of similar complexity and nature, the Facilities Agreement sets forth covenants which will restrict Global Blue to permitted activities and provide for general and specific information undertakings, which must be reported to the lenders, including, among others, with respect to: (i) annual and semi-annual reporting obligations; (ii) semi-annual compliance with a leverage ratio test starting on September 30, 2021 (defined as the ratio between total net indebtedness and Consolidated Pro Forma EBITDA and calculated on a rolling 12-month basis) not to exceed 5.00:1 on September 30, 2021 and March 31, 2022, 4.75:1 on September 30, 2022 and March 31, 2023, and 4.50:1 on September 30, 2023 and March 31, 2024, 4.25:1 on September 30, 2024 and March 31, 2025, 3.50:1 on September 30, 2025 and each financial half-year ending thereafter; (iii) prohibitions of substantial changes in the business of Global Blue; (iv) compliance with all applicable laws; (v) negative pledge obligations; (vi) prohibition to carry out disposals; (vii) incurrence of indebtedness by non-obligors; and (viii) prohibitions on undertaking any amalgamation, demerger, merger or corporate reconstruction (other than the Business Combination).

However, on February 3, 2021, to preserve financial flexibility in light of the ongoing COVID-19 pandemic, Global Blue obtained a waiver from Facilities Agreement Lenders under the Facilities Agreement. The waiver provides revised terms with respect to the semi-annual total net leverage financial covenant under the Facilities Agreement. The financial covenant will now instead be tested for the first time on September 30, 2022. In connection with the Facilities Agreement Lenders’ agreeing to the terms of the waiver, Global Blue agreed that for the Waiver Period, it shall maintain the Liquidity Condition. The Liquidity Condition requires that liquidity (being the aggregate amount of cash and cash equivalents and the aggregate amount available to us on a committed or uncommitted basis for utilization under any facilities or other debt or equity financing) on the last day of each calendar month (or, if such day is not a business day, then on the next succeeding business day) shall not be less than €35,000,000. The Liquidity Condition shall cease to apply if Global Blue’s revenues for any calendar month first being equal to or more than an amount equal to 40% of its revenues for the pre-COVID-19 period, namely the corresponding calendar month during the period from (and including) February 1, 2019 to (and including) January 31, 2020. If the Liquidity Condition is not met, Global Blue can cure a breach of the

Liquidity Condition with the proceeds of equity or subordinated debt contributions or any other source available to Global Blue.

Consolidated Pro Forma EBITDA is economically equivalent to Adjusted EBITDA as defined in this prospectus plus projected synergies and costs savings arising in connection with acquisitions, disposals and other group initiatives which may be added to Adjusted EBITDA by Global Blue under the terms of the Facilities Agreement.

Representations and warranties

In addition to the undertakings listed above, the Facilities Agreement provides for representations and warranties with respect to the business, assets, operations, financial condition and prospects of Global Blue and with respect to the Facilities Agreement and ancillary documents, including, among others: (i) the absence of litigation, arbitration and administrative proceedings; (ii) lack of misleading information provided to the lenders; (iii) the correctness and truthfulness of the financial statements; (iv) validity and incorporation of Global Blue; (v) validity and effectiveness of the obligations assumed pursuant to the Facilities Agreement and ancillary documents; (vi) absence of conflicts between the Facilities Agreement and ancillary documents and the constitutional documents, laws or other applicable obligations; (vii) absence of any filing requirements or stamp taxes payable in connection with the Facilities Agreement and ancillary documents; (viii) possession of the necessary powers and authorizations; (ix) choice of the applicable law; (x) absence of defaults; (xi) compliance with anti-corruption laws and sanctions; and (xii) pari passu ranking of the obligations deriving from the financial documents with any other unsecured and unsubordinated debt (present and future).

Guarantees

The Facilities are guaranteed by guarantees from Global Blue and certain other members of Global Blue, based on a guarantor coverage test. The undertakings of Global Blue and other guarantors pursuant to these guarantees are joint and several with the other financial counterparties of the Facilities Agreement (including, among others, the agent, the security agent, the mandated lead arrangers, and each of the lenders), to the extent legally permitted and operationally practical.

Collateral

Within 120 days of the initial utilization of the Term Loan Facility and in accordance with the provisions of the Facilities Agreement, the Facilities will be secured by pledges on the assets of certain material subsidiaries of Global Blue at the time of the implementation of the transaction security, to the extent legally permitted and operationally practical on a first priority basis.

Events of default

The Facilities Agreement also sets forth, in line with market practice, a series of events of default, including, among others: (i) payment default of principal and interest; (ii) failure to comply with the semi-annual leverage ratio test described above; (iii) occurrence of certain insolvency events or the commencement of insolvency proceedings; (iv) untruthfulness of any of the representations and warranties in any material adverse respect; and (v) customary cross payment default and cross acceleration provisions.

Bank Overdrafts

Local credit facilities are available in certain jurisdictions, and the facilities as of March 31, 2020 were limited to €21.4 million, of which €1.1 million were drawn as of March 31, 2020. None of these local overdraft facilities are committed in nature.

Supplemental Liquidity Facility

Under the loan agreement dated September 30, 2020 governing the Supplemental Liquidity Facility (the “Loan Agreement”), Globetrotter and Cayman Holdings (together, the “Lenders”) commit to provide one or more Liquidity Loans to Global Blue or one of its subsidiaries (the “Borrower”). Upon written request by the Borrower and on the terms and subject to the conditions set forth in the Loan Agreement, the Liquidity Loans will be made available to the Borrower to either (i) cure or avoid an actual or imminent breach of the financial covenant under the Facilities Agreement or (ii) to finance in good faith the actual liquidity needs of Global Blue (but only to the extent Global Blue does not have Liquidity (as defined in the Loan Agreement) of €60,000,000 or more). The obligation of the Lenders to provide Liquidity Loans is conditional, among other customary conditions, on: (a) Third Point’s affiliates having completed their investments as and to the extent required by the relevant share purchase and contribution agreement (to the extent the related purchase price has not been reduced to $0); (b) Closing having occurred in accordance with the Merger Agreement; (c) the Borrower having delivered to the Lenders a copy of an approval by the Board of Directors confirming that the Liquidity Loans are drawn to effectuate one of the two purposes of the Loan Agreement; and (d) Global Blue not having access to third party financing where the all-in-yield is equal or less than 10% per annum.

The Liquidity Loans will be postponed and subordinated to all liabilities and obligations of the Borrower under the Facilities Agreement and rank at least pari passu with the claims of all of the Borrower’s other present or future unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies generally. The Liquidity Loans will be available to the Borrower for the period from (but excluding) the Closing until (and including) the earlier of (i) the date falling eighteen (18) months after the Closing and (ii) February 28, 2022. To the extent drawn by the Borrower on the terms and subject to the conditions set forth in the Loan Agreement, the Liquidity Loans will be required to be repaid in full by the Borrower on the earlier of (a) the date falling on the second anniversary of the drawdown of the relevant Liquidity Loan and (b) the occurrence of a Change of Control or Sale (each term as defined in the Facilities Agreement). Interest on the Liquidity Loans will accrue at a rate 2.75% per annum, or such other minimum safe harbor rate as may be applicable from time to time at the start of each interest period based on the principal amount and currency of the Liquidity Loans as published by the Swiss tax authorities. Interest shall accrue and be paid by the Borrower at the end of each six month interest period of the Liquidity Loans, unless the Borrower elects that interest for such interest period shall capitalize and be added to the outstanding principal amount.

Contingent Liabilities and Off-Balance Sheet Liabilities

Global Blue is not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on Global Blue’s financial condition, results of operations, liquidity, capital expenditure or capital resources, except for certain litigation items. See “Business—Legal and Arbitration Proceedings, Investigations and Tax Audits.”

Contractual Obligations and Commitments

Global Blue has various contractual obligations and commercial commitments that are recorded as liabilities in its financial statements.

The following table summarizes certain categories of Global Blue’s contractual obligations owed to third parties by period as of March 31, 2020 on a pro forma basis to account for the Business Combination:

	Payments Due By Period
	Total	Less than 1 Year	1 –3 Years	3 –5 Years	More than 5 Years
	(in € millions)
Long-term debt(1)	630.0	0.0	0.0	630.0	0.0
Interest on long-term debt(2)	63.0	12.6	25.2	25.2	0.0
Financing fees(3)	7.3	7.3	0.0	0.0	0.0
Other bank overdraft	1.1	1.1	0.0	0.0	0.0
Lease liability(4)	41.8	14.0	19.4	6.6	1.8

Total contractual obligations and commitments	743.2	35.0	44.6	661.8	1.8

(1)

This reflects the refinancing of Global Blue’s historic indebtedness and assumes no voluntary pre-payments. This does not reflect the drawing of €79.0 million under the historic revolving credit facility.

(2)	Interest calculated based on the margin of the Facility as of March 31, 2020, based on the applicable base rates and floor requirement.
(3)	Based on the fees associated with the refinancing of Global Blue’s historic indebtedness.
(4)

We adopted the new accounting standard for leases, IFRS 16 (Leases), under which operating leases are to be recorded as balance sheet liabilities, with a corresponding right of use assets. See our audited consolidated financial statements included elsewhere in this prospectus.

Critical Accounting Policies

Except as otherwise indicated, Global Blue’s financial information included in this prospectus has been prepared and presented in accordance with IFRS. See “Important Information about IFRS and Non-IFRS Financial Measures” and the notes to Global Blue’s financial statements contained in this prospectus. In particular, see note (3) (“Significant accounting policies”) to the consolidated financial statements of Global Blue as of and for the financial year ended March 31, 2020 contained in this prospectus.

The preparation of financial statements requires Global Blue’s management to make a number of estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, of revenues and expenses and the disclosure of contingent assets and liabilities. All assumptions, expectations and forecasts used as a basis for certain estimates within Global Blue’s financial statements represent good faith assessments of Global Blue’s future performance for which Global Blue’s management believes there is a reasonable basis.

These estimates and assumptions represent Global Blue’s view at the times they are made, and only then. They involve risks, uncertainties and other factors that could cause Global Blue’s actual future results, performance and achievements to differ materially from those forecasted. The estimates and assumptions that may have a risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below.

Global Blue believes that the following are the most key judgments, assumptions and other estimation uncertainties used in the preparation of the financial statements, where a different opinion or estimate could lead to significant changes to the reported results.

Taxes

Global Blue is subject to income taxes in numerous jurisdictions, and uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded.

Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and the level of future taxable profits together with future tax planning strategies.

Pension Benefits

Global Blue makes estimates about the range of long-term trends and market conditions to determine the value of the deficit and surplus on its retirement benefit schemes, based on Global Blue’s expectation of the future and advice from qualified actuaries.

Long-term forecasts and estimates are necessarily highly judgmental and subject to risk that actual events may be significantly different from those forecasted. If actual events deviate from the assumptions made by Global Blue, the reported surplus or deficit in respect of retirement benefits may be materially different.

Development Costs

Development costs are capitalized. Initial capitalization of costs is based on management’s judgment that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. Assumptions are made regarding the expected future cash generation or future savings of the project, discount rates and expected periods of benefits.

Impact of New Standards Issued

The International Accounting Standards Board has published new standards relating to the classification, measurement and de-recognition of financial assets and liabilities and hedging (IFRS 9 (Financial Instruments)), revenue recognition (IFRS 15 (Revenue from Contracts with Customers)) and the accounting treatment of leases (IFRS 16 (Leases)). Details on these standards and their impacts are disclosed in detail in Global Blue’s annual consolidated financial statements.

•

IFRS 9 (Financial Instruments): In July 2014, the International Accounting Standards Board issued the final version of IFRS 9 based on the modified retrospective approach. IFRS 9 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. Global Blue has applied IFRS 9 since April 1, 2018. The transition to IFRS 9 has decreased retained earnings by €7.4 million and increased loans and borrowings by €7.4 million as of April 1, 2018, and has impacted future interests costs as they are amortized.

•

IFRS 15 (Revenue from Contracts with Customers): IFRS 15 established a comprehensive framework for determining whether, how much and when revenue is recognized. It replaced existing revenue recognition guidance, including IAS 18 Revenue, IAS 11 Construction Contracts and IFRIC 13 Customer Loyalty Programmes. IFRS 15 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. Global Blue chose to adopt the standard on April 1, 2018. Global Blue has analyzed the impact of this standard and have concluded that the transition to IFRS 15 has had no material changes to the recognition of revenue for Global Blue.

•

IFRS 16 (Leases): IFRS 16 introduced a single, on-balance sheet lease accounting model for lessees. A lessee recognizes a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligations to make lease payments. There are optional exemptions for short-term leases and leases of low-value items. The lessor accounting remains similar to the current standard, where lessors continue to classify leases as finance or operating leases. The standard is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted for entities that apply IFRS 15, which Global Blue has applied from April 1, 2018. Accordingly, this standard was adopted on the same date. The transition to IFRS 16 has resulted in a recognition of lease liability as of April 1, 2018 of €54.3 million and a right of use asset for the same amount. In the financial year ended March 31, 2019, Global Blue recognized a lease liability of €46.1 million, of which: (i) €32.4 million is long-term in nature and, as a result, was recognized in the balance sheet within “Other Long Term Liabilities;” and (ii) €13.7 million is short-term in nature and, as a result, was recognized in the balance sheet within “Other Current Liabilities.” For the financial year ended March 31, 2020, Global Blue recognized a lease liability of €41.8 million, comprised of €27.8 million of long-term leases and €14.0 million of short-term leases. As of December 31, 2020, Global Blue recognized a lease liability of €33.0 million, comprised of €20.4 million of long-term leases and €12.6 million of short-term leases. With regard to assets, Global Blue recognized a right of use asset of €45.1 million and €40.4 million within “Property, Plant and Equipment” as of March 31, 2019 and 2020, respectively and €31.2 million as of December 31, 2020. The impact on Adjusted EBITDA was €15.7 million and €15.3 million, which is reflected as a reduction in operating expenses (excluding exceptional items, amortization of intangible assets acquired through business combinations and other depreciation and amortization) in the financial year ended March 31, 2019 and 2020, respectively, and €10.9 million for the nine months ended December 31, 2020. Other depreciation and amortization was also impacted in an amount of €15.2 million and €16.3 million in connection with the recognition of the right of use assets in the financial year ended March 31, 2019 and 2020, respectively, and €11.3 million for the nine months ended December 31, 2020. Net finance costs were also impacted in an amount of €1.4 million and €1.3 million in the financial year ended March 31, 2019 and 2020, respectively, €0.7 million for the nine months ended December 31, 2020.

Quantitative and Qualitative Disclosure about Market Risk

Overview

Global Blue’s activities are exposed to a variety of financial risks such as market risk (including currency risk and interest rate risk), credit risk and liquidity risk. To minimize the impact of potential adverse effects of market volatility on financial performance, Global Blue hedges certain market risks via derivative contracts.

For further details, see note 4 (“Financial risk management”) to the audited consolidated financial statements of Global Blue as of and for the financial year ended March 31, 2020 contained in this prospectus.

Interest Rate Risk

Our interest rate risk arises from our long-term borrowings at floating interest rates. All our borrowings are subject to base interest rates plus a margin. As of March 31, 2020, we had €630.0 million of floating rate debt outstanding (principal value), consisting of borrowings under the Term Loan Facilities for which the base rate of one-month EURIBOR was negative 0.554% (though the facility was subject to a floor of 0%). As a result, none of the borrowings were hedged.

The following table demonstrates the sensitivity to a change in interest rates on Global Blue’s floating rate indebtedness, relative to the rate at the end of each period. Global Blue’s profit before tax is affected through the impact on floating rate borrowings as noted below:

	Increase/decrease in basis points	Effect on profit before tax per annum (€ in millions)
Nine months ended December 31, 2020	100	3.3
Financial year ended March 31, 2020	100	3.6
Financial year ended March 31, 2019	100	4.0
Financial year ended March 31, 2018	100	4.0

Global Blue believes that a movement in interest rates of 100 basis points gives a reasonable measure of Global Blue’s sensitivity to interest rate risk. The table above demonstrates the sensitivity to a possible change in interest rates, with all other variables held constant, on Global Blue’s profit before tax expressed on annual terms.

Foreign Exchange Risk

Global Blue is exposed to foreign exchange risk. There are transactional and translation risks that arise from Global Blue’s global presence, as well as commercial risks due to changes in relative foreign exchange rates between international shopper origin and destination currencies, which affect the competitiveness of different currency zones toward inbound international shoppers. Transactional risks arise mainly from intercompany funding in currencies different from the functional currency of the unit, and Global Blue actively manages this risk by entering into foreign exchange derivative contracts. Such hedging includes the use of short-term ordinary derivative products, which are entered into only for non-speculative purposes. As of March 31, 2020, if currency rates on the major currencies had been 2% higher or lower for the intragroup financing, and with all other variables held constant, pre-tax profit for the financial year ended March 31, 2020 would have been €145,000 lower or higher. As of December 31, 2020, if currency rates on the major currencies had been 2% higher or lower for the intragroup financing, and with all other variables held constant, pre-tax profit for the nine months ended December 31, 2020 would have been €217,300 lower or higher.

Transactional risks also arise from trade payables and receivables which Global Blue considers non-material.

Global Blue is exposed to translation risk because its group consolidated reporting currency is the euro and hence fluctuations in foreign exchange rates impact the consolidation into euro of foreign currency-denominated assets, liabilities and earnings.

The impact of commercial risks due to changes in foreign exchange rates is mitigated by Global Blue’s global diversification. In addition, the fact that Global Blue operates in many currency zones provides, to some extent, a natural hedge in that changes in travel destinations need not result in an overall loss of business, as long as Global Blue is present in alternative destination markets for international shoppers.

Liquidity and Financing Risk

Financing risk is the exposure to financial market forces that may change Global Blue’s ability for debt to be re-financed should it not be repaid by its maturity date, resulting in illiquidity and payment obligations potentially becoming no longer serviceable. Global Blue believes that financing and liquidity risks are limited because of Global Blue’s access to the revolving credit facility, the remaining length and terms of the existing and new debt and the highly cash generative nature of the business.

OTHER INFORMATION ABOUT GLOBAL BLUE

COVID-19

A novel strain of coronavirus (with the resulting illness referred to as COVID-19), that was first identified in China in December 2019 and began to receive widespread international coverage in January 2020, has resulted in governments adopting preventative measures, businesses voluntarily choosing or being mandated to temporarily close their operations and limit business-related travel, and individuals deciding to postpone or cancel leisure travel on an unprecedented scale. See, in particular, “Risk Factors—Risks Related to Global Blue’s Industry, Business and Regulatory Environment—The COVID-19 pandemic has resulted in significantly decreased activity in the international travel and extra-regional shopping sectors and, as a result, has had a significant negative impact on Global Blue. The effects of COVID-19 are expected to continue to have a negative impact on Global Blue’s business, results of operations and financial condition until the pandemic and health concerns subside and the related preventative measures are lifted” and “Other Information About Global Blue” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Global Blue’s management is actively monitoring the situation and its priority has been the safety of Global Blue’s employees. Consistent with current best practices, the majority of Global Blue employees are working from home, with only a select few essential functions continuing to be administered on site through alternating teams.

From a financial perspective, Global Blue is adopting a wide range of measures to reduce Global Blue’s cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. Global Blue’s management team continues to assess its cash expenses in order to optimize Global Blue’s cash outflow in this period of subdued activity. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Material Agreements

Other than the agreements described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness” and “Certain Relationships and Related Person Transactions,” Global Blue has not entered into any material agreements which contain provisions under which Global Blue has an obligation or entitlement that is material to Global Blue as of the date of this prospectus. Global Blue does, however, enter into arrangements with merchants in the ordinary course of its TFS business and arrangements with Acquirers in the ordinary course of its DCC business.

Over the years, Global Blue has established a number of relationships with commercial partners. In Global Blue’s TFS business, it serviced more than 300,000 merchant stores as of March 31, 2020. Most of Global Blue’s contracts with key merchants last for three to five years on average, but it has been in continuous relationships with most of its key merchants for well over a decade, with its top 20 merchants (based on revenue) partnering with Global Blue for an average of over 20 years.

Separately, Global Blue has also formed partnerships with digital wallet providers Alipay, UnionPay and WeChat, allowing Global Blue to cater to its international shoppers’ diverse refund needs and offer a broad range of additional services, such as drive-to-store promotional campaigns.

In Global Blue’s AVPS business, Global Blue has relationships with 50 Acquirers as of March 31, 2020. Most of Global Blue’s contracts with key Acquirers last for two to three years, but Global Blue has had relationships with most of these key Acquirers for over a decade.

Agreements with Merchants

Global Blue’s agreements with merchants in its TFS business generally provide Global Blue with a non-exclusive right to provide VAT refund services to such merchants and their international shoppers in the territory specified in the agreement. Most merchants are entitled to a proportion of transaction fee generated per transaction, which is set out in the agreement. The level of revenue sharing with merchants is calculated as a percentage of the VAT payable on the goods less the amount refunded to the international shopper. Such revenue sharing is subject to renegotiation should the VAT rate change in the territory. Most payments of revenue sharing are subject to the merchant having paid any outstanding VAT invoices to Global Blue. Certain TFS agreements include a marketing budget provided certain sales targets are met, while under other agreements Global Blue provides incentives to the relevant merchant for promoting TFS services.

The TFS agreements include a license of Global Blue’s software to each merchant which cannot be copied or assigned, and upon termination of the TFS agreement, the merchant is required to uninstall the software. Under certain TFS agreements, Global Blue provides more extensive services, including working with the merchant to develop more sophisticated processes to refund VAT to international shoppers. TFS agreements also generally include provisions relating to Global Blue training merchant staff to ensure the tax-free services are carried out correctly.

Most TFS agreements allow for termination if there is a substantial breach, if there is a remediable breach of the agreement which is not remedied within a specified period of time, if a party becomes insolvent or if the party ceases to carry on business, and certain agreements allow for termination by notice given by either party. Generally, TFS agreements are for a fixed term ranging from one to five years and often contain clauses allowing the agreements to continue for consecutive periods of one year or more at the end of the initial term provided the agreement is not terminated.

Agreements with Acquirers

Global Blue’s agreements with Acquirers in its DCC business grant the Acquirer a right to use Global Blue’s DCC services within a specified territory. Global Blue is under an obligation to provide the DCC services in accordance with specific service levels set out in the agreements. The relevant Acquirer is entitled to a fee, which is generally calculated as a percentage of each DCC transaction. Generally, the agreements provide that Global Blue calculates the fee due to the Acquirer and agrees to provide the Acquirer with all information necessary to confirm the calculation.

Certain of the agreements are for a definite term and automatically renew for another definite period at the end of the initial term, whereas others continue indefinitely until terminated by one of the parties. The agreements can be terminated if there is a material breach of the agreement that is not remedied within a specific period of time, in case of insolvency of either party, and certain agreements allow for termination by notice given by either party.

Certain arrangements provide that both Global Blue and the Acquirer will promote the DCC services amongst their client base in the territory specified in the agreement. Global Blue also provides training to merchant staff named by the Acquirer to ensure that sales staff are able to offer the use of DCC to international shoppers.

Legal and Arbitration Proceedings, Investigations and Tax Audits

We are involved in a number of legal and arbitration proceedings as well as investigations and are subject to tax audits, all of which have arisen in the ordinary course of Global Blue’s business. Aside from the tax matters mentioned below, there were no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Global Blue is aware) during the 12 months preceding the date of this prospectus, which may have, or have had in the recent past, significant effects on Global Blue’s financial position or profitability. We maintain outside directors’ and officers’ insurance to protect ourselves against legal claims. See “—Insurance and Indemnification.” Where appropriate, we record a provision for legal and arbitration proceedings when there is a sufficient probability that a dispute or claim will result in a loss and the amount of such loss can be reasonably estimated. As of December 31, 2020, our provisions for legal and arbitration proceedings that have arisen in the ordinary course of our business, including provisions for related legal costs and expenses, totaled €2.2 million. In addition, an accrued liability of €6.5 million in relation to tax audits in France have been booked in Global Blue’s accounts as of March 31, 2020 (see “—Tax Matters—France” below) and an income tax payable of €12.9 million in relation to tax audits in Italy have been booked in the Global Blue’s accounts as of March 31, 2020 (see “—Tax Matters—Italy” below). Finally, Global Blue has recognized an uncertain tax position of €4.0 million for the financial year ended March 31, 2020 (see “—Tax Matters—Germany” below).

Tax Matters

France

The French tax authorities opened a tax audit in October 2016 regarding Global Blue France SAS (“Global Blue France”) for the financial years ended March 31, 2014, 2015 and 2016 with respect to all taxes. The tax audit was focused on Global Blue’s VAT refund business, operating transfer pricing policy, IT systems and interest rates on cash pool balances. In December 2018, the French tax authorities issued a notice of assessment to Global Blue France for the financial year ended March 31, 2014 related to VAT findings for an amount of €6.5 million. The VAT findings relate to certain missing information on tax-free forms which are mandatory according to VAT refund regulation in France. As a consequence, the VAT exemption claimed by Global Blue France in relation to these forms was denied by the French tax authorities. An accrued liability of €10.0 million to cover these amounts was booked in Global Blue’s accounts as of March 31, 2018.

This accrued liability was reduced to €6.5 million as of March 31, 2019 due to a payment of €1.8 million to the French tax authorities and due to a change in management’s estimate of Global Blue’s exposure. The accrued liability balance was unchanged as of March 31, 2020 and December 31, 2020.

On January 7, 2021, the French tax authorities issued the final notice of assessment which definitively closes the tax audit and confirms the VAT findings above and some minor other adjustments. Global Blue is awaiting the collection notice from the French tax authorities in the coming months.

Italy

The Italian tax authorities opened a tax audit in February 2016 on Global Blue Italia S.r.l. (“Global Blue Italy”). As a result of settlement procedures initiated in 2018, a formal settlement was reached with the Italian tax authorities in relation to certain matters in April 2019. The settlement covers the findings on license fees and intercompany interest rate for the financial years ended March 31, 2014 and 2015 as well as the finding on withholding tax on license fee for the calendar years 2013 and 2014 for a total amount of €3.6 million which was paid in April 2019.

Subsequently, Global Blue signed another final settlement with the Italian tax authorities for an amount of €10.9 million which became legally binding on August 3, 2020. This settlement covers the findings on withholding tax on interests for the calendar years 2013 to 2017 and license fees and intercompany interest rate for the financial years ended March 31, 2016, 2017 and 2018, as well as withholding tax on license fees for calendar years 2015 to 2017. The amount of €10.9 million is payable in 16 quarterly instalments with a first and second payment made on August 3, 2020 and November 30, 2020 respectively. Discussions with the Italian tax authorities are ongoing with respect to their finding on withholding tax on interests and license fees for the calendar year 2018.

During the nine months ended December 31, 2020, the Company booked an additional income tax payable of €0.8 million related to the settlement above. As a result of the payment of the two first instalments and the additional accrual, the income tax payable relating to Italy is €12.9 million as at December 31, 2020 (€13.6 million as at March 31, 2020).

Separately, Global Blue Italy received notices of assessment from the tax authorities of the city of Milan with respect to Global Blue Italy’s treatment of certain merchant invoices issued in 2013, 2014 and 2015. At this stage the Company has not deemed it necessary to book a provision for this matter.

Germany

Global Blue New Holdings Germany GmbH (“GBNHG”), as controlling entity, and Global Blue Deutschland GmbH (“GBD”), as controlled entity, entered into a profit and loss pooling agreement (hereinafter the “PLPA”) dated October 5, 2000, allowing the pooling of income and losses of both entities for corporate income and trade tax purposes. While the provisions of the PLPA allow the utilization of capital reserves built up at the level of GBD during the term of the PLPA for loss compensation (or for the profit transfer to GBNHG), such provisions, in light of a recent court ruling issued in April 2018, may not be permissible under German law. Even though GBD has not utilized any capital reserves as permitted by the PLPA, there is a risk that the tax authorities might challenge the effectiveness of the PLPA and, as a consequence, deny the profit and loss pooling within the German Global Blue group relating to the financial year 2019 and previous tax periods. Based on the opinion of Global Blue´s advisers, the Company recognized an uncertain tax position of €4.0m as at December 31, 2020, including an additional €0.2m related to the late interests until December 31, 2020 (€3.8 million as at March 31, 2020). An amended PLPA, from which the provisions in focus were removed, was registered in December 2019; therefore, the risk described above is only related to historical financial years.

Legal and Regulatory Matters

Intellectual Property

Global Blue’s success depends on Global Blue’s ability to protect and preserve the proprietary aspects of Global Blue’s services and processes. In certain jurisdictions, particularly in APAC, Global Blue relies on patent laws in order to protect Global Blue’s intellectual property rights. Global Blue holds a number of patents in respect of Global Blue’s TFS business, including patents in respect of a system used to detect TFS eligibility based on an international shopper’s card number, an eTFS system which enables electronic forms and checks to be issued at Global Blue’s eTFS kiosk. Global Blue also holds a number of patents in respect of Global Blue’s DCC business, including patents relating to methods and related technology used to detect the international shopper’s home currency.

A few times a year, Global Blue conducts assessments to identify any internal proprietary aspects of Global Blue’s services and processes which can and should be protected and to initiate the appropriate action. As part of these assessments, Global Blue also seeks to identify any third-party patent applications which should be opposed in order to protect Global Blue’s business.

Global Blue is the owner of several trademarks, trade names and logos worldwide, including several trademarks for Global Blue, AVPS and Currency Select. Global Blue believes that Global Blue’s core intellectual property rights are adequately protected. Trademarks for the words and the word-and-picture combinations used by Global Blue’s group companies have been registered, or are in the process of registration, in the countries in which they are used.

Regulation and Licensing Overview

Global Blue is subject to increasing levels of regulatory or licensing requirements in the countries in which Global Blue operates. Global Blue works with Global Blue’s outside advisers to ensure ongoing compliance with regulatory developments. To this end, Global Blue updates Global Blue’s compliance records on a regular basis by seeking advice from regulatory lawyers in the territories where Global Blue does business, where required. Local managers are encouraged to engage local counsel with respect to regulatory issues, although Global Blue’s General Counsel’s office oversees this process to ensure that all developments are being implemented.

The main aspects of the regulatory framework to which Global Blue is subject are:

•	TFS regulations and guidelines;

•	licensing requirements;

•	payment card industry standards;

•	data protection;

•	AML, bribery and corruption; and

•	sanctions.

Licensing requirements

Global Blue’s regulatory environment varies from jurisdiction to jurisdiction. In certain jurisdictions, Global Blue requires local licenses or government agreements to operate its business, while other countries do not impose such a requirement. In every jurisdiction in which Global Blue holds a regulatory license (or in which Global Blue may seek a license in the future), the powers afforded to licensing and regulatory authorities are broad; in particular, as well as being granted a wide range of powers in relation to specific regulatory issues, such authorities are granted non-specific discretionary powers to undertake investigations in relation to any matters arising in connection with the provision of the services being provided by an operator under the terms of its license(s).

As a result, Global Blue is potentially subject to the far-reaching exercise of discretionary powers by regulatory authorities. Licensing and regulatory authorities are granted wide-ranging specific powers requiring, among others, the provision of very detailed information covering a licensee’s management, shareholders, investors and financial performance. Relevant authorities also require the ongoing submission of regulatory filings, which could require the provision of detailed information concerning a licensee’s directors, shareholders, investors and key employees, together with its financial performance.

The table below presents the TFS licensing and registration requirements in the markets in which Global Blue operates as of March 31, 2020:

Jurisdiction	Does Global Blue hold a permit, license, government contract or consent to provide TFS services?
Argentina	License granted by government tender through the Argentinian National Tax Authority

Australia	None required

Austria	None required for TFS services, but Global Blue carries a bureau de change license (Wechselstube Lizenz) issued by the FMA (Finanzmarktaufsicht) for providing TFS services in currencies other than euro

Bahamas	Agreement with the Ministry of Finance to act as the TFS Central Refund Agency

Belgium	None required

China	None required

Croatia	None required

Jurisdiction	Does Global Blue hold a permit, license, government contract or consent to provide TFS services?
Cyprus	License from the Ministry of Finance, combined with a bank guarantee

Czech Republic	None required

Denmark	License from Danish customs to be a TFS provider and to make payments in cash/credit card

Estonia	None required

Finland	Agreement with the Finnish Ministry of Employment and Economy to carry out immediate refunds at EU exit points

France	None required

Germany	None required

Greece	None required

Hungary	None required

Iceland	License from the Icelandic customs

Italy	None required

Japan	None required for most TFS activities, but in the process of registering with the Japanese National Taxation Agency to operate central issuing and refund counters as a third-party TFS provider

Kazakhstan	None required

Latvia	None required

Lebanon	Agreement with the Lebanese Ministry of Finance for the provision of TFS services to visitors to Lebanon exporting goods purchased in Lebanon in their personal luggage

Lichtenstein	None required

Lithuania	None required

Grand Duchy of Luxembourg	None required

Monaco	None required

Morocco	Agreement with the Ministry of Finance to operate as a TFS provider

Netherlands	None required

Norway	None required

Poland	Written confirmation from Ministry of Finance confirming that Global Blue fulfils the conditions to be a TFS provider

Portugal	None required

Russia	None required

Jurisdiction	Does Global Blue hold a permit, license, government contract or consent to provide TFS services?

Serbia	Agreement with Serbian government to provide a “custom approval system”

Singapore	Appointment by the Inland Revenue Authority of Singapore to be the TFS Central Refund Agency and to provide and operate the Central Customs Clearing House for validation of tax-free transactions

Slovakia	None required

Slovenia	None required

South Korea	None required

Spain	License from Fiscal Authorities of the Spanish Government

Sweden	None required

Switzerland	None required

Thailand	Global Blue conducts no TFS activities in Thailand

Turkey	VAT processing license

United Kingdom	None required

Uruguay	Agreement with Ministry of Finance to be the TFS Central Refund Agency

European Payment Institution License

In May 2019, Global Blue (via its Italian subsidiary Global Blue Currency Choice Italia S.r.l.) was granted a Payment Institution License by the Bank of Italy which has also been passported across the EU. The European Payment Institution License provides Global Blue with the option, if Global Blue so chooses in the future, to provide both the “execution” and the “acquiring” of payment transactions services across Europe. The Bank of Italy requires that Global Blue complies with additional minimal compliance and reporting obligations in order to maintain the European Payment Institution License, which only apply if Global Blue decides to provide “execution” and “acquiring” of payment transactions services in the future. However, these obligations do not apply if Global Blue continues with Global Blue’s existing AVPS business. The compliance and reporting obligations fall primarily into the following four categories: (i) conduct of business requirements (dealing with Global Blue’s rights and obligations toward merchants and the other group entities to whom Global Blue provides payment services); (ii) complaints handling (which requires Global Blue to have a complaints handling process in place); (iii) reporting to the Bank of Italy (which requires periodic reporting to the Bank of Italy on, among others, capital adequacy, fraud statistics, material events impacting Global Blue Currency Choice Italia S.r.l. and provision of financial statements); and (iv) AML (which requires Global Blue to carry out, among others “know your customer” and due diligence processes on Global Blue’s clients).

Payment Card Industry Data Security Standards

The Payment Card Industry Security Standards Council is a global forum for the development of payment card security standards. It is responsible for publishing the PCI DSS. The Payment Card Industry Security Standards Council’s five founding global brands (American Express, Discover Financial Services, JCB International, MasterCard Worldwide and Visa Inc.) have each incorporated the PCI DSS as the standard of technical requirements for their data security compliance programs. The PCI DSS itself is a proprietary information security standard for organizations that handle cardholder information for the major debit, credit, prepaid, e-wallet, ATM and POS cards. The PCI DSS helps to reduce the risk of theft of international shoppers’ card data through tight controls surrounding the storage, transmission and processing of cardholder data that businesses handle. It also includes standards that promote the detection of fraud and appropriate reactions to security incidents. Version 3.1 of the PCI DSS was released on April 15, 2015 and purports to be effective immediately. All entities that store, process or transmit cardholder data must be PCI DSS compliant. It is not, however, mandatory for all entities to obtain formal validation of PCI DSS compliance, which depends on the payment brand to which the merchant has subscribed or is in agreement. An organization’s compliance with the PCI DSS is validated annually. All of the core payment components that Global Blue operate have been certified as PCI DSS compliant.

Data Protection

Global Blue’s activities involve the handling of large amounts of personal data on individuals. For this reason, Global Blue is subject to data protection legislation which seeks to protect the processing of personal data and the free movement of such data and impose restrictions on the collection, use and other forms of processing of personal data.

The primary body of data protection legislation to which Global Blue’s international operations are subject is the European Data Protection Directive, as implemented by each of the 28 EU member states plus the three additional members of the EEA (Iceland, Liechtenstein and Norway). The European Parliament and Council Directive 1995/46/EC of October 24, 1995, as amended (“Directive 1995/46/EC”) on the protection of individuals with regard to the processing of personal data and on the free movement of such data applies to data processed by automated means (e.g., a computer database of customers) and data contained in, or intended to be part of, non-automated filing systems (e.g., traditional paper files). While national implementing legislation in each EEA country ought to fulfil the objectives and comply with the spirit of Directive 1995/46/EC, certain differences can arise in the implementation of such Directive in different member states.

On April 27, 2016, the GDPR which came into force on May 25, 2018. Unlike Directive 1995/46/EC, the GDPR, as a regulation, has direct legal effect throughout the EU, enforced by national data protection authorities and courts, without requiring transposition into national legislation.

Global Blue keeps personal data safeguarded from unauthorized use, disclosure, destruction and alteration: (i) through the implementation of physical, technical and organizational security measures required by applicable laws; or (ii) in those jurisdictions where specific regulations do not exist for the obligatory implementation of minimum security measures, through the implementation of such physical, technical and organizational security measures as Global Blue considers to be appropriate for, and proportionate to, the risks inherent in the processing of such data, such as accidental loss or damage or unauthorized access. Global Blue also provides disclosure to international shoppers on the intended use of personal information in Global Blue’s tax-free forms and ensure that international shoppers have granted the necessary consent for the use of personal information.

Anti-Money Laundering, Bribery and Corruption

Global Blue’s business is subject to AML and anti-bribery laws and regulations in the jurisdictions in which Global Blue operates. Global Blue is in regular contact with local regulators both at a local and a group level and have instituted systems and staff awareness training programs to detect, prevent, record and report any incidents of corruption or bribery involving local government officials and any attempts or suspected attempts to utilize Global Blue’s products and services to facilitate the movement of criminal funds.

As part of Global Blue’s bribery and anti-corruption policies, Global Blue runs risk assessments in order to analyze global compliance with certain national AML and anti-bribery laws and regulation that have extraterritorial jurisdictions, such as the UK Bribery Act, the Foreign Corrupt Practices Act and the Canadian

Corruption of Foreign Public Officials Act. This policy is implemented by Global Blue across all jurisdictions in which Global Blue operate.

Global Blue has also developed an AML policy and compliance framework based on the European AML directives and FATF (Financial Action Task Force) global recommendations. Global Blue’s global policy is to apply the more stringent standards required by either local legislation or Global Blue’s policy.

Sanctions

United Nations economic and trade sanctions are implemented through local legislation and apply in jurisdictions where Global Blue does business. Global Blue is also subject to EU, UK and certain requirements of OFAC, under such economic and trade sanctions. These sanction regimes prohibit Global Blue from transmitting money to specified countries or to or on behalf of prohibited individuals and mainly require entities to check customers’ names, recipients’ names, banks’ names and the purpose of the transactions.

Global Blue may, through Global Blue’s standard operational practices, become directly or indirectly exposed to various activities that could, without care, put Global Blue in breach of sanctions. These include, in particular, various sanctions which prohibit Global Blue from making available (directly or indirectly) funds, financial assets and/or economic resources to sanctioned parties (commonly referred to as “designated persons”). Ensuring compliance with such sanctions can be complex, noting in particular that the imposition of new sanctions can occur with little or no notice and the lists of designated persons and transactions change frequently. Global Blue has developed procedures and controls designed to monitor and address sanctions-related legal and regulatory requirements. Global Blue continuously seeks to update and enhance these procedures and controls and in particular have focused on the verification of payment identities and record keeping.

Insurance and Indemnification

We maintain insurance coverage, which we believe is relevant for our businesses and operations. Our insurance program includes commercial crime (covering up to CHF 5 million for employee dishonesty, third-party fraud and extortion), property damage/theft for damage from fire and water flooding, as well as burglary, robbery and malicious acts and general liability insurance, and business travel insurance, amongst other coverage. We cannot guarantee, however, that we will not incur any losses or be the subject of any claims that exceed the scope of the relevant insurance coverage. We re-assess our insurance structure at each renewal, taking into account both insurance market conditions and the expansion and development of our business.

In addition to the insurance to be maintained for members of FPAC’s board of directors by Global Blue, the Board of Directors has also enacted an indemnification policy, which provides the members of the Board of Directors and certain members of the Executive Management with the ability to obtain cost advances in legal proceedings and be indemnified in certain circumstances. Pursuant to the Side Letter (see “Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions—Loan Indemnity Letter”), the Lenders will not object to a drawdown of a loan under the Supplemental Liquidity Facility for funding such purpose up to an amount of €10 million.

Organizational Structure

As of the date of this prospectus, Global Blue’s group consists of more than 80 entities in more than 45 countries. Global Blue continuously reviews Global Blue’s group structure with a view toward simplifying Global Blue’s group structure and reducing the number of group companies.

The significant subsidiaries of the Company are listed below.

Name	Country of Incorporation and Place of Business Address	Nature Of Business	Proportion of Ordinary Shares held by the Group
Currency Select Pty Limited	Sydney, Australia	Currency Choice	100.00%
Global Blue Acquisition B.V.	Amsterdam, The Netherlands	Finance Company	100.00%
Global Blue Currency Choice Singapore Pte Ltd	Singapore, Singapore	Currency Choice	100.00%
Global Blue Deutschland GmbH	Düsseldorf, Germany	Tax-Free Shopping	100.00%
Global Blue España SA	Madrid, Spain	Tax-Free Shopping	100.00%
Global Blue Finance S.á r.l.	Luxembourg, Luxembourg	Holding Unit	100.00%
Global Blue France	Paris, France	Tax-Free Shopping	100.00%
Global Blue Group AG	Eysins, Switzerland	Holding Unit	100.00%
Global Blue Holding B.V.	Amsterdam, The Netherlands	Holding Unit	100.00%
Global Blue Holding Limited	George Town, Cayman Islands	Holding Unit	100.00%
Global Blue Holland BV	Amsterdam, The Netherlands	Tax-Free Shopping	100.00%
Global Blue Investment & Co S.C.A.	Luxembourg, Luxembourg	Holding Unit	100.00%
Global Blue Italia S.r.l.	Milan, Italy	Tax-Free Shopping	100.00%
Global Blue Management & Co S.C.A.	Luxembourg, Luxembourg	Holding Unit	100.00%
Global Blue Midco S.á r.l.	Luxembourg, Luxembourg	Holding Unit	100.00%
Global Blue SA	Eysins, Switzerland	Head Office Company	100.00%
Global Blue Service AB	Stockholm, Sweden	Service Provider	100.00%
Global Blue Service Company Austria GmbH	Vienna, Austria	Service Provider	100.00%
Global Blue Singapore Pte Ltd	Singapore, Singapore	Tax-Free Shopping	100.00%
Global Blue TFS Japan Co., Ltd.	Tokyo, Japan	Tax-Free Shopping	50.93%
Global Blue (UK) Ltd	London, United Kingdom	Tax-Free Shopping	100.00%
Global Blue US Holdco LLC	Wilmington, United States	Holding Unit	100.00%

Employees

Global Blue believes that the quality of Global Blue’s employees is key to providing Global Blue’s merchant partners with high-quality services and building long-term relationships with Global Blue’s merchant partners.

Global Blue has a structured, global performance management and talent development process in place that supports Global Blue’s staff in maximizing their performance and achieving their ambitions and lays the groundwork for promotion to Global Blue’s key positions.

As of March 31, 2020, Global Blue employed 2,050 FTEs worldwide. The table below shows the number of FTEs per geographical division for the periods indicated:

	2020	2020%	2019	2019%	2018	2018%
EMEA(1)	1,653	80.6%	1,697	82.7%	1,602	80.8%
APAC(2)	334	16.3%	333	16.2%	356	18.0%
Americas(3)	63	3.1%	23	1.1%	24	1.2%

Total	2,050	100%	2,052	100%	1,982	100%

(1)

EMEA includes Austria, Belgium, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Lebanon, Lichtenstein, Lithuania,

Luxembourg, Morocco, Monaco, the Netherlands, Norway, Poland, Portugal, Russia, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, the United Kingdom and the United Arab Emirates.
(2)	APAC includes Australia, Brunei, China, the Cook Islands, Fiji, India, Indonesia, Japan, Malaysia, New Zealand, Papua New Guinea, Singapore, South Korea, Thailand and Western Samoa.
(3)	Americas includes Argentina, the Bahamas and Uruguay.

As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19,” and in response to the COVID-19 pandemic, Global Blue is assessing and implementing longer-term cost savings initiatives to reduce its monthly cash expenditures. As a result, it expects the number of FTEs to reduce during the financial year ending March 31, 2021.

Global Blue operates an annual target setting and appraisal cycle supported by clear guidelines for performance indicators and a calibration process that is aimed at monitoring development in fixed and variable pay, ensuring fairness and diversity amongst Global Blue’s employees. Global Blue has a bonus policy, aimed at incentivizing Global Blue’s employees to participate in the success of Global Blue’s business.

In order to safeguard the quality of the people Global Blue hires and Global Blue’s reputation, Global Blue applies strict pre-employment screening measures and use assessment tools in the selection process.

Post-Employment Benefit Plans

Global Blue maintains a number of pension plans, including defined contribution plans and defined benefit plans. A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. A defined benefit plan is a post-employment benefit plan obligating an employer to arrange that its employees receive certain pension benefits during their entire pensionable age. In Austria, France, Italy, Norway, South Korea, Sweden, Switzerland and Turkey, Global Blue has a defined benefit plan in place. In all other jurisdictions Global Blue maintain defined contributions plans. As of March 31, 2020, Global Blue had a liability of €8.0 million on its balance sheet for pensions and retirement liabilities.

Employee Representation

Argentina: Approximately 42% of Global Blue’s employees in Argentina were affiliated with the labor union Sindicato de Empleados de Comercio as of March 31, 2020. The relationship between Global Blue and the Sindicato de Empleados de Comercio is constructive and cooperative.

Austria: All employees in Austria are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.

France: All employees in France are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.

Germany: Employees in Global Blue’s Frankfurt refund operations are represented by a works council. The relationship between Global Blue and the works council is constructive and cooperative.

Italy: Approximately 2.5% of Global Blue’s employees in Italy were affiliated with the Italian General Confederation of Labour (Confederazione Generale Italiana del Lavoro) as of March 31, 2020. In addition, the employees are represented under the National Collective Bargaining Arrangement for the Tertiary.

Slovakia: All of Global Blue’s employees in Slovakia are represented by the trade union UniJA, even if they are not members of UniJA. The relationship between Global Blue and UniJA is constructive and cooperative.

European Works Council: In June 2017, representatives of the trade union UniJA and the works council in Austria have requested that a European-wide works council be set up, a process which is governed by EU Directive 2009/38/EC. Global Blue is making preparations to set up a European-wide works council which is likely to take up to three years to be established.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Board of Directors

The table below outlines the name, age and position of the current members of the Board of Directors. Age references in the table below are as of March 1, 2021. The business address for our executive officers and directors is c/o 38, Zürichstrasse, CH-8306 Brüttisellen, Switzerland.

Directors	Age	Position
Thomas W. Farley	45	Chairman of the Board of Directors
Jacques Stern	56	President and Chief Executive Officer, Director
Marcel Erni	55	Director
Christian Lucas	51	Director
Joseph Osnoss	43	Director
Angel Ying Zhao	47	Director
Eric Strutz	56	Director
Eric Meurice	64	Director

Thomas W. Farley has served as FPAC’s Chief Executive Officer and President as well as Chairman of FPAC’s board of directors since May 2018. He currently serves as the Chief Executive Officer, President, Chairman of the Board and a director of Far Peak Acquisition Corporation. Mr. Farley served as President of the NYSE Group of Intercontinental Exchange Inc. (“ICE”) from May 2014 until May 2018. Mr. Farley’s responsibilities included leading all operations for the NYSE and managing a diverse range of equity and equity options exchanges, comprising the largest equities listing and securities trading venue in the world. Mr. Farley joined the NYSE in November 2013 when ICE acquired NYSE Euronext. Prior to becoming President of the NYSE in May 2014, he served as the Chief Operating Officer. Prior to joining the NYSE, Mr. Farley served as Senior Vice President of Financial Markets at ICE, where he oversaw the development of several businesses and initiatives across ICE’s markets. Mr. Farley joined ICE in 2007 as the President and Chief Operating Officer of ICE Futures U.S., formerly the New York Board of Trade. He also represented ICE on Options Clearing Corporation’s board of directors. Prior to joining ICE, Mr. Farley was President of SunGard Kiodex, a risk management technology provider to the derivatives markets and prior thereto served as the business unit’s Chief Financial Officer and Chief Operating Officer. Mr. Farley has also held various positions in investment banking at Montgomery Securities and in private equity at Gryphon Investors. Mr. Farley holds a Bachelor of Arts degree in Political Science from Georgetown University and is a Chartered Financial Analyst.

Jacques Stern has served as Global Blue’s President and Chief Executive Officer since joining Global Blue in 2015 and has served as a member of Global Blue’s board of directors since 2014. He has nearly 30 years of experience in large international companies. He started his career at PricewaterhouseCoopers in 1988 as an auditor and later joined the Accor Group in 1992, where he held various leadership positions, including Chief Financial Officer and Deputy Chief Executive Officer. Between 2010 and 2015, he served as Chairman and Chief Executive Officer of Edenred. Mr. Stern also serves as non-executive director on the boards of Unibail Rodamco Westfield, Perkbox and Voyage Prive. Mr. Stern holds a business degree from the École Supérieure de Commerce de Lille.

Marcel Erni has served as a member of Global Blue’s board of directors since 2012. In addition to serving on Global Blue’s board of directors, he co-founded Partners Group in 1996, where he is currently a partner. He is also an executive member of the board of directors of Partners Group Holding AG and Partners Group AG. Dr. Erni is a member of the Partners Group’s Investment Oversight Committee and Strategy Committee. He previously served as the Chief Investment Officer of Partners Group until June 2017. Dr. Erni is also a member of the boards of directors for Partners Group’s current portfolio companies AMMEGA and GlobalLogic, as well as for PG3 AG, Switzerland, the family office of the founders of Partners Group. Prior to founding Partners Group, he worked at Goldman Sachs & Co. and McKinsey & Co. He has 27 years of industry experience and holds an M.B.A. from the University of Chicago Booth School of Business and a Ph.D. in Finance and Banking from the University of St. Gallen (Switzerland).

Christian Lucas served as Chairman of Global Blue’s board of directors from 2012 to 2020. He is also a Managing Director of Silver Lake, which he joined in 2010 as a co-head of the firm’s activities in EMEA. Mr. Lucas began his career in strategic consulting at McKinsey & Company and worked for approximately 16 years as an investment banker focusing on the technology, digital media, and telecommunications industries in Europe. From 2004 to 2010, Mr. Lucas was Managing Director and Head of the Technology Group at Morgan Stanley. He is currently Vice Chairman of the board of directors of Cegid and Chairman of the board of directors of the Silae group and a board member of MeilleurTaux, having previously served on the boards of directors of Soitec and ZPG. He has been a French Foreign Trade Advisor in the UK since 2012, and was awarded the medal of Knight of the Legion of Honour by France in 2019. Mr. Lucas earned an M.B.A. from Harvard Business School and also graduated from ESSEC Graduate School of Management and from the Paris International Law School at the University Panthéon-Assas, both in France.

Joseph Osnoss has served as a member of Global Blue’s board of directors since 2012. Mr. Osnoss joined Silver Lake in 2002 and is a Managing Partner. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co., where he focused on mergers, acquisitions, and financings in the technology and telecommunications industries. Mr. Osnoss is a director of Cegid, Cornerstone OnDemand, EverCommerce, First Advantage, LightBox, and Sabre. He previously served as member of the board of directors of Cast & Crew (as Chairman), Instinet, Interactive Data, Mercury Payment Systems, and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College with an A.B. in Applied Mathematics and a citation in French Language. He has remained involved in academics, including as a Visiting Professor of Finance at the London School of Economics, a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences, a participant in The Polsky Center Private Equity Council at the University of Chicago, and a Trustee of Greenwich Academy.

Angel Ying Zhao has served as the President of International Business Group, Ant Small and Micro Financial Services Group Co., Ltd. since December 2019. Prior to this, Ms. Zhao held various senior positions in Ant Small and Micro Financial Services Group Co., Ltd. and Alibaba Group since 2005, most recently as the President of Global Business Group, Alibaba Group. Before joining Alibaba Group, Ms. Zhao served as Senior Finance Director of Yahoo China. Ms. Zhao holds an Executive M.B.A. degree from the China Europe International Business School, and a Master degree in Accounting from Tianjin University of Finance and Economics. Ms. Zhao is a Certified Public Accountant and a Certified Public Valuer.

Eric Strutz has served as an independent non-executive director on Global Blue’s board of directors since 2018. In addition to serving on Global Blue’s board of directors, Dr. Strutz is Vice Chairman of the board of directors of Partners Group Holding AG and Chairman of such board of director’s Risk & Audit Committee, as well as member of the board of directors of the firm’s portfolio company Techem. Furthermore, he is a member of the board of directors and Chairman of the Risk Committee of HSBC Bank PLC and Chairman of the Risk Committee and the Audit Committee of HSBC Trinkaus & Burkhardt AG. Dr. Strutz was Chief Financial Officer and a member of the board of managing directors of Commerzbank AG until March 2012. Prior to joining Commerzbank AG, Dr. Strutz was employed by the Boston Consulting Group from 1993, where he was Vice President, Director and Partner as from 2000. He studied at the Universities of Erlangen-Nürnberg and St. Gallen and holds an M.B.A. from the University of Chicago Booth School of Business, as well as a Doctorate summa cum laude in Business Administration from the University of St. Gallen (Switzerland).

Eric Meurice has served as an independent non-executive director of Global Blue’s board of directors since 2018. Prior to joining Global Blue’s board of directors, Mr. Meurice worked at ASML Holding NV as President and Chief Executive Officer from 2004 to June 2013 and Chairman from July 2013 to March 2014. He served as Executive Vice President of Thomson’s TV division from 2001 to 2004 and as Vice President and General

Manager (Western, Southern and Eastern Europe) of Dell from 1995 to 2001. Mr. Meurice holds a master’s degree in Engineering from Ecole Centrale (Paris, France), a master’s degree in Economics from Pantheon-Sorbonne University (Paris, France) and an M.B.A. from Stanford University (USA).

Independence of Directors

As a result of our ordinary shares being listed on the NYSE, the Company has to adhere to the rules of the NYSE in determining whether a director is independent. The Board of Directors has consulted, and will consult, with its counsel to ensure that the Board of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of such board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Global Blue’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Board of Directors Leadership Structure and Role in Risk Oversight

Thomas W. Farley has been appointed as Chairman of the Board of Directors and Jacques Stern has been appointed President and Chief Executive Officer. The Company believes that having Mr. Farley act as Chairman of the Board of Directors and Mr. Stern act as Chief Executive Officer is most appropriate for Global Blue at this time because it provides Global Blue with consistent and efficient leadership, both with respect to Global Blue’s operations and the leadership of the Board of Directors.

Global Blue also believes in the importance of independent oversight. The Company will look to ensure that this oversight is truly independent and effective through a variety of means, including:

•	Having a majority of the Board of Directors be considered independent; and

•	At each regularly scheduled meeting of the Board of Directors, all independent directors will typically be scheduled to meet in a session without the presence of any management directors.

Global Blue believes that the separate roles of Chairman of the Board of Directors and Chief Executive Officer, together with the significant responsibilities of Global Blue’s other independent directors described above, provides an appropriate balance between leadership and independent oversight.

Controlled Company Exemption

Although we are a “controlled company” within the meaning of the NYSE rules, at this time we have chosen not to avail ourselves of the exemptions from certain corporate governance requirements that are available to controlled companies.

Committees of the Board of Directors

The Board of Directors has set up a finance and audit committee (the “Finance and Audit Committee”) and a nomination and compensation committee (the “Nomination and Compensation Committee”), which aim to strengthen and support the Company’s corporate governance structure.

Finance and Audit Committee

The Finance and Audit Committee will consist of at least two members of the Board of Directors, all of which must be non-executive directors. The members of the Finance and Audit Committee are appointed by the Board of Directors. The term of office of the members of the Finance and Audit Committee is one year. In this context, one year means the time period between one annual shareholders’ meeting and the next or, if a member is elected at an extraordinary shareholders’ meeting, between such extraordinary shareholders’ meeting and the next annual shareholders’ meeting. Re-election is allowed. As of the date of this prospectus, the members of the Finance and Audit Committee are Eric Strutz (Chairperson) and Eric Meurice.

The Finance and Audit Committee will hold meetings as often as required, usually ahead of each ordinary meeting of the Board of Directors and at least four times per year.

The Finance and Audit Committee supports the Board of Directors in monitoring: (x) the integrity of Global Blue’s financial statements; (y) the external auditor’s qualification and independence; and (z) the performance of Global Blue’s internal audit function and of the external auditor. In particular, the Finance and Audit Committee has the following duties:

(i)

evaluating the external auditors regarding the fulfilment of the necessary qualifications and independence, including considering whether the external auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the external auditor’s independence, taking into account the opinions of management and the internal audit;

(ii)	ensuring rotation of the audit partners of the external auditor as required by law;

(iii)

selecting and nominating the external auditor for election by the general meeting, being directly responsible for the supervision and compensation of the external auditor (including the resolution of any disagreement between management and the external auditor regarding financial reporting) and pre-approving all auditing services, internal control-related services and non-audit services permitted under applicable statutory law, regulations and listing requirements to be performed for Global Blue by its external auditor;

(iv)

obtaining and reviewing a report from the external auditor at least once per year regarding the external auditor’s internal quality control procedures, any material issues raised by the most recent quality control review (or peer review) of the external auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the external auditor, and any steps taken to deal with any such issues, and all relationships between the external auditor and Global Blue;

(v)

discussing with the external auditor the results of its audits and any unusual items or disclosures contained in the audits, as revised, and requesting a formal written statement from the external auditor documenting such discussion;

(vi)

reviewing the major reports prepared by the internal audit to the Executive Management, and the Executive Management’s responses to such reports, including any supervision toward the remediation of open audit issues;

(vii)

reviewing periodically the adequacy of the organizational structure, budget and appointment or replacement of the senior internal audit executive and discussing with the Chief Financial Officer, as needed, the internal audit department’s responsibilities, staffing and any recommended changes in the planned scope of the internal audits;

(viii)

reviewing and discussing with the Chief Executive Officer and the Chief Financial Officer, as needed, and the external auditor Global Blue’s annual financial statements to consider significant financial reporting issues and judgments made in connection with the preparation of Global Blue’s financial statements, including any significant changes in Global Blue’s selection or application of accounting principles;

(ix)	reviewing and discussing where necessary any interim reports;

(x)

reviewing and discussing with the Executive Management and the external auditor their assessment of the effectiveness of Global Blue’s internal controls, disclosure controls and procedures for financial reporting and whether any changes are appropriate in light of such assessment;

(xi)

reviewing and discussing all significant deficiencies in the design or operation of internal controls which could adversely affect Global Blue’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls, any fraud, whether or not material, that involves management or other employees who have a significant role in Global Blue’s internal controls, and any significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(xii)	reviewing such other matters in relation to Global Blue’s accounting, auditing, financial reporting and compliance with applicable laws and internal policies;

(xiii)	reviewing significant issues regarding the status of Global Blue’s material legal matters, as well as material legislative and regulatory developments that may have significant impact on Global Blue;

(xiv)	annually reviewing the financial literacy of each committee member to determine whether he/she meets the applicable legal standards and confirming the audit committee financial expert; and

(xv)	performing such additional tasks and responsibilities as delegated by the Board of Directors from time to time.

Nomination and Compensation Committee

The Nomination and Compensation Committee will consist of at least two members of the Board of Directors, all of which shall be non-executive directors. The members of the Nomination and Compensation Committee are elected at the general meeting of shareholders. The term of office of the members of the Nomination and Compensation Committee is one year. In this context, a year means the time period between one annual shareholders’ meeting and the next or, if a member is elected at an extraordinary shareholders’ meeting, between such extraordinary shareholders’ meeting and the next annual shareholders’ meeting. Re-election is possible. As of the date of this prospectus, the members of the Nomination and Compensation Committee are Joseph Osnoss (Chairperson), Eric Strutz and Thomas W. Farley.

The Nomination and Compensation Committee will hold meetings as often as required, but at least three times per year.

The function of the Nomination and Compensation Committee is to support the Board of Directors concerning: (i) the compensation strategy and policy; (ii) design of the compensation plans; (iii) particular compensation of the Chairman of the Board of Directors, the members of the Board of Directors, the Chief Executive Officer and other members of the Executive Management; (iv) the compensation report; and (v) other tasks in relation to compensation and benefits, as may be delegated by the Board of Directors. In addition, the Nomination and Compensation Committee assists the Board of Directors in: (a) establishing the principles for the selection of candidates for members of the Board of Directors and the Chief Executive Officer; and (b) the identification and selection of individuals who are qualified to become (or be re-elected as) members of the Board of Directors or the Chief Executive Officer. The Nomination and Compensation Committee adheres to the nomination rights granted under the terms of the Relationship Agreement. In particular, the Nomination and Compensation Committee has the following duties:

(1)	developing a compensation strategy in line with the principles described in the Articles of Association and submitting such strategy to the Board of Directors for approval;

(2)	supporting the Board of Directors in preparing the proposals to the general meeting regarding the compensation of the directors and the Executive Management;

(3)	preparing the compensation report and submitting such report to the Board of Directors for approval;

(4)	proposing to the Board of Directors for approval by the general meeting the aggregate maximum compensation of the Board of Directors and the aggregate maximum compensation of the Executive Management;

(5)	proposing to the Board of Directors the contractual terms (if any) relating to and compensation of the members (including the Chairman) of the Board of Directors;

(6)

proposing to the Board of Directors the compensation of the Chief Executive Officer and the other members of the Executive Management within the framework of the aggregate maximum compensation approved by the general meeting;

(7)	proposing to the Board of Directors targets and determination of target achievement under the performance-based short-term variable compensation of the Executive Management;

(8)

together with the Finance and Audit Committee, assessing whether Global Blue’s incentives for employees below the Executive Management level are appropriately aligned to business performance and do not encourage excessive risk-taking;

(9)

at the end of each performance period, taking into consideration the evaluation of the Board of Directors of Global Blue’s performance against targets established at the beginning of the performance period, evaluating individual performance and recommending the amount of compensation earned by the Chief Executive Officer and the Executive Management to the Board of Directors for approval, taking into account the overall performance of the business;

(10)	periodically assessing the effectiveness of the short-term and long-term incentive plans (if adopted) in relation to Global Blue’s strategic objectives, values and pay-for-performance principles;

(11)

annually assessing the level of compensation of the Board of Directors and submitting to the Board of Directors its recommendations for the compensation of directors and the compensation of the Chairman of the Board of Directors;

(12)

as directed by the Chairman of the Board of Directors, overseeing communication and engagement on executive compensation matters with shareholders and their advisers, including shareholder voting on compensation of the Board of Directors and the Executive Management, and assessing the voting results on executive compensation matters of the most recent general meeting;

(13)	considering and approving the policy for and scope of pension arrangements operated by Global Blue;

(14)	annually assessing the engagement and performance of external advisers engaged by the Nomination and Compensation Committee and their independence in relation to any potential conflicts of interest;

(15)

keeping abreast of regulatory and corporate governance best practice requirements regarding the compensation of Board of Directors, the Executive Management and other senior executives, as well as market trends and consideration of external factors that may influence compensation in terms of design, structure, quantum, disclosure, and other factors;

(16)

preparing and annually reviewing succession plans for the directors and committee members, including the chairpersons and the Chief Executive Officer, and making proposals to the Board of Directors for the election and the re-election of persons for these positions;

(17)

with the participation of the Chairman of the Board of Directors, actively seeking, interviewing and screening individuals qualified to become candidates for director positions, for recommendation to the Board of Directors;

(18)	assessing and recommending to the Board of Directors whether members of the Board of Directors should stand for re-election;

(19)	annually submitting to the Board of Directors a proposal regarding the determination of the independence status of the directors and the corresponding disclosure; and

(20)	undertaking such further duties and responsibilities as provided for in the Articles of Association, the Organizational Regulations (as defined in this prospectus) or applicable law.

Organizational Regulations

The Company has in place organizational regulations (the “Organizational Regulations”) which govern organizational matters relating to the Company, including but not limited to certain qualified majority matters which require the approval of a majority of the directors including (for so long as Globetrotter and Cayman Holdings together hold at least 25% of the voting rights in the Company) the vote of at least one director representing Globetrotter, such as certain share or convertible debt issuances and related party transactions, the number of members of the Board of Directors and amendments to the Organizational Regulations and Articles of Association.

Executive Management

The table below outlines the name, age and position of the current members of the Executive Management. Age references in the table below are as of March 1, 2021.

Name	Age	Position
Damian Cecchi	48	Senior Vice President of Added Value Payment Solutions
Fabio Ferreira	48	Chief Information Officer
Greg Gelhaus	45	Chief Operating Officer—APAC
Jacques Stern	56	President and Chief Executive Officer
Jeremy Henderson-Ross	43	General Counsel and Company Secretary
Jeremy Taylor	45	Senior Vice President Operations
Jorge Casal	53	Senior Vice President New Markets, Americas and Public Affairs
Laurent Delmas	57	Chief Operating Officer—Europe South
Loïc Jenouvrier	52	Chief Financial Officer and Human Resources Senior Vice President
Pier Francesco Nervini	52	Chief Operating Officer—Europe North, Central and Global Accounts
Tomas Mostany	49	Senior Vice President of Tax Free Shopping Technology Solutions

Biographical information concerning the members of the Executive Management is set forth below.

Damian Cecchi has served as Global Blue’s Senior Vice President of Added Value Payment Solutions since 2017 and joined Global Blue in 2016 following the acquisition of Currency Select, where he worked as General Manager. He has more than 20 years of experience in the payments industry across different companies, starting in 1995 at Hypercom as Account and Business Development Manager. Prior to joining Currency Select in 2004, he worked at the Australia and New Zealand Banking Group (“ANZ”) as Manager Chip Card and Merchant Services from 2000 to 2002, and at the National Australia Bank (“NAB”) as Associate Director, Transaction from 2002 to 2004. He has a bachelor’s degree in Business from Monash University and an M.B.A. from the Sydney Business School, University of Wollongong.

Fabio Ferreira has served as Global Blue’s Chief Information Officer since joining Global Blue in 2015. He has more than 20 years of experience in information technology leadership positions, particularly in information technology architecture redesign and management of mission-critical applications. He started his career at Ambev in 1995 and held various leadership positions in Brazilian companies before joining the Accor Group. At Accor Group, he held several positions, including Chief Information Officer Latin America for Accor Hotels. From 2012 to 2015, he held the position of Chief Information Officer Latin America at Edenred. He has a bachelor’s degree in Computer Science and an M.B.A. from the University of Sao Paulo.

Greg Gelhaus has served as Global Blue’s Chief Operating Officer—APAC since joining Global Blue in 2014. Prior to joining Global Blue, he worked as Engagement Manager for Marakon from 2005 to 2009 and later joined Alvarez & Marsal as Director of the European Restructuring Group in 2009. From 2011 to 2013, he served as Group Finance and Operations Director at Kirkham. He has an M.B.A. from the Wharton School and a Bachelor of Business Administration in Accounting from the University of Michigan.

Jacques Stern has served as Global Blue’s President and Chief Executive Officer since joining Global Blue in 2015 and has served as a member of Global Blue’s board of directors since 2014. He has nearly 30 years of experience in large international companies. He started his career at PricewaterhouseCoopers in 1988 as an auditor and later joined the Accor Group in 1992, where he held various leadership positions, including Chief Financial Officer and Deputy Chief Executive Officer. Between 2010 and 2015, he served as Chairman and Chief Executive Officer of Edenred. Mr. Stern also serves as non-executive director on the boards of Unibail Rodamco Westfield, Perkbox and Voyage Prive. Mr. Stern holds a business degree from the École Supérieure de Commerce de Lille.

Jeremy Henderson-Ross has served as Global Blue’s General Counsel and Company Secretary since joining Global Blue in 2015. From 2000 to 2005, he worked as a solicitor at Mayer Brown, specializing in corporate and commercial law. In 2005, he joined Loyalty Management Group and, following its buyout by Aimia Inc., held the position of General Counsel, EMEA at Aimia Inc. between 2008 and 2015. He has an LL.B. from the University of Reading.

Jeremy Taylor has served as Global Blue’s Senior Vice President Operations since 2014. He joined Global Blue in 1999 as Operations and New Markets Manager and has since held various management positions at Global Blue across different geographies. He recently led the creation of Global Blue’s central operations center in Slovakia.

Jorge Casal has served as Global Blue’s Senior Vice President New Markets, Americas and Public Affairs since 2015. He joined Global Blue in 1999 as Country Manager Argentina and has since held various management positions across different geographies, including Country Manager Spain, Area Manager Iberia, Argentina and Mexico, Vice President Sales UK, Mediterranean & Latin America and, most recently, Senior Vice President Tax Free Shopping from 2008 to 2015. He has a bachelor’s degree in Business Administration from the University of Buenos Aires.

Laurent Delmas has served as Global Blue’s Chief Operating Officer—Europe South since joining Global Blue in 2016. He started his career in 1986 at Edenred, where he held various management positions, including Managing Director USA, Managing Director United Kingdom and, from 2009 to 2016, Managing Director France. Mr. Delmas holds a business degree from ESSEC Business School.

Loïc Jenouvrier has served as Chief Financial Officer and Human Resources Senior Vice President since joining Global Blue in 2015. He started his career in 1990 at the Accor Group, where he held various leadership positions, including Chief Financial Officer of Accor Casinos. Between 2004 and 2008, he served as Chief Financial Officer and Member of the Management Board of the Lucien Barrière Group. Between 2009 and 2015, he served as the Chief Financial Officer of Edenred. Mr. Jenouvrier holds a business degree from the École Supérieure des Sciences Commerciales d’Angers.

Pier Francesco Nervini is Global Blue’s Chief Operating Officer—Europe North, Central and Global Accounts, having served in this position since 2014. He joined Global Blue in 2004 as Managing Director for DCC in Italy and later held the positions of Managing Director for Global Blue Italy from 2005 to 2009, Vice President Global Accounts from 2009 to 2014 and Head of Commercial Europe from 2014 to 2015. He started his career in 1995 at Philips and later Dun & Bradstreet, where he held various management positions. Mr. Nervini holds a degree in Marketing from the Università degli Studi di Firenze.

Tomas Mostany joined Global Blue in 2002 and has served as Senior Vice President of Tax Free Shopping Technology Solutions and Intelligence since 2015. In the past, he served in several other positions at Global Blue, including Country Manager Argentina, Managing Director of Italy and Regional Manager for Southern Europe. Prior to joining Global Blue, he held various management positions within Kodak and Havas. He has an M.B.A. from the Instituto para el Desarrollo Empresarial de la Argentina and a degree in Industrial Engineering from the Instituto Tecnológico de Buenos Aires.

EXECUTIVE COMPENSATION

Overview

The Nomination and Compensation Committee is charged with recommending compensation packages for Global Blue’s executive officers to the Board of Directors.

The compensation decisions regarding Global Blue’s executives will be based on Global Blue’s need to retain those individuals who continue to perform at or above Global Blue’s expectations and to attract individuals with the skills necessary for Global Blue to achieve its business plan. Global Blue intends to be competitive with other similarly situated companies in its industry following completion of the Business Combination.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages. Global Blue believes that performance-based and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

Global Blue’s executive officers will receive a combination of cash and equity compensation. The Nomination and Compensation Committee will be charged with performing an annual review of Global Blue’s executive officers’ cash and equity compensation to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by the Nomination and Compensation Committee, Global Blue may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Global Blue has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and equity compensation, or among different forms of compensation.

Historic Remuneration and Other Awards

The aggregate compensation paid (including salaries, fees, incentives and other benefits) to the board of directors of Global Blue Group AG (including Jacques Stern) and its executive management team (including Jacques Stern) during the financial year ended March 31, 2020 was €1.1 million and €4.8 million, respectively.

Set out in the table below is the compensation paid and other benefits granted to the individual members of the board of directors of Global Blue Group AG during the financial year ended March 31, 2020:

Name	Remuneration (including bonus) (€)	Other Benefits (€)
Christian Lucas	—	—
Eric Meurice	80,000	—
Eric Strutz	80,000	—
Jacques Stern	750,000	174,683
Joseph Osnoss	—	—
Katherine Brody	—	—
Marcel Erni	—	—
Ulf Pagenkopf	—	—

Incentive Plans

Set out below are the historical incentive plans Global Blue has in place as of the date of this prospectus.

2019 Employee Share Option Plan

In June 2019, Global Blue implemented an employee share option plan to encourage the long-term commitment and retention of a limited number of members of its management. Options granted under the option plan, at Closing (and assuming no adjustment under the merger agreement relating to the Business Combination), will represent options to acquire approximately 550,000 ordinary shares in the aggregate at a strike price of approximately $10.88. The resulting options shall vest in two stages, with 50% vesting on June 25, 2022 and 50% vesting on June 25, 2024.

If an optionholder ceases to be an employee of a member of Global Blue, his or her unvested options will lapse. In addition, all options that are not exercised prior to June 25, 2027 will automatically lapse.

Upon the exercise of the options, Global Blue shall either issue or transfer ordinary shares to the employee or, at Global Blue’s sole election, settle the exercised options in cash.

Transaction Bonus

In addition, €6 million (including all taxes, fees, social security, and other related costs) will be payable between September 2020 and August 2021 to certain employees and members of management to acknowledge the time and effort expended in preparation for the Business Combination and/or as a retention mechanism for key employees, subject to the consent of the Board of Directors and the relevant employee or member of management not having given or been given notice of termination of their employment contract with Global Blue.

Service and Director Agreements

Jacques Stern Service Agreement

Jacques Stern’s employment with Global Blue is governed by a service agreement. Mr. Stern is subject to customary provisions in relation to his obligations as a senior executive including any fiduciary obligations he may owe to Global Blue, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from competing with Global Blue or soliciting customers for a period of 24 months after the termination of his employment. Employment may be terminated by either Mr. Stern or Global Blue on six months’ notice.

Eric Meurice Director Agreement

Eric Meurice’s terms of appointment as a non-executive director of the Company is governed by a director agreement. Mr. Meurice is subject to customary provisions in relation to his obligations as an independent non-executive director including any fiduciary obligations he may owe to the Company, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from assuming a role in any business that is in competition with the Company for a period of one year after the termination of his appointment. Mr. Meurice’s re-election as an independent non-executive director will be put to the Company’s shareholders for approval at each annual general meeting.

Eric Strutz Director Agreement

Eric Strutz’s terms of appointment as a non-executive director of the Company is governed by a director agreement. Mr. Strutz is subject to customary provisions in relation to his obligations as an independent non-executive director including any fiduciary obligations he may owe to the Company, as well as his obligations in relation to confidentiality and intellectual property. He is also subject to customary restrictive covenant obligations under Swiss law that prohibit him from assuming a role in any business that is in competition with the Company for a period of one year after the termination of his appointment. Mr. Strutz’s re-election as an independent non-executive director will be put to the Company’s shareholders for approval at each annual general meeting.

Management Incentive Plan

On November 12, 2020, Global Blue adopted a MIP, which is administered by the Board of Directors. The purpose of the MIP is to give employees of Global Blue (including executive and non-executive directors and officers) an opportunity to become shareholders of Global Blue, and thereby to participate in its future long-term success and prosperity. Under the MIP, Global Blue has granted two types of awards: (x) a RSA or (y) Options. See “Unaudited Pro Forma Condensed Combined Financial Information—Earnings per Share.”

Each award will vest over a four-year period in tranches determined by the Board of Directors for each participant. 50% of each RSA will not be subject to any performance targets. 50% of each RSA will be subject to performance targets based on earnings per share growth and absolute and relative total shareholder return . Awards are documented in an award certificate in respect of each participant which state, among other things, the type of award being granted, further detail around the performance conditions attached to the award and, if the award is an award of Options, the exercise price. The Board of Directors has discretion under the terms of the MIP to vary the particular terms applicable to an individual award, through the relevant participant’s award certificate.

An award (or any tranche of an award) lapses in certain circumstances which are set out in the MIP plan documentation adopted by the Nomination and Compensation Committee of the Board of Directors.

Unless otherwise determined by the Board of Directors, the maximum aggregate number of Options under the MIP shall be 8,000,000 in total and the maximum aggregate number of RSAs granted under the MIP shall be 476,670 in total; provided, however, that the Board of Directors may issue awards over an additional 500,000 Common Shares in aggregate under the MIP in the form of Options or RSAs.

Swiss Ordinance

Global Blue is subject to the Compensation Ordinance.

The Compensation Ordinance contains a “say on pay” approval mechanism for the compensation of the Board of Directors and the Executive Management pursuant to which the shareholders must vote on the compensation of the Board of Directors and the Executive Management on an annual basis. In accordance therewith, the Articles of Association will provide that each year, beginning at the annual general meeting of shareholders in 2021, the annual general meeting of shareholders must hold separate votes on the proposals of the Board of Directors regarding the aggregate maximum amount of:

(i)

the compensation for the Board of Directors for the term of office until the next annual general meeting of the shareholders (i.e., at the annual general meeting of the shareholders in 2021, shareholders will vote on the compensation of the Board of Directors for the period from the date of that annual general meeting of the shareholders until the next annual general meeting of the shareholders in 2022); and

(ii)

the compensation of the Executive Management for the next financial year (i.e., at the annual general meeting of the shareholders in 2021, shareholders will vote on the compensation of the Executive Management for the following financial year starting April 1, 2022).

The Compensation Ordinance also contains compensation disclosure rules. Pursuant to these rules, Global Blue will be required to prepare an annual compensation report. The compensation report must be published and made available to shareholders no later than the publication of the invitation to the general meeting. Pursuant to the Articles of Association, the compensation report must be presented at the annual general meeting of the shareholders for a non-binding advisory vote. The compensation report will include the compensation of the members of the Board of Directors and of the members of the Executive Management on an aggregate basis, as well as the amount for the highest paid member of the Executive Management.

The Compensation Ordinance also bans severance payments, payments in advance and commissions for certain mergers and acquisition transactions.

DESCRIPTION OF SECURITIES

Share Capital

As of March 22, 2021, there were 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, and 23,717,989 Series A Preferred Shares issued, including 5,929,477 Series A Preferred Shares held in treasury. There were also 30,735,950 Global Blue Warrants outstanding, each exercisable at $11.50 / €10.47 per share.

Capital Structure of Global Blue

Issued Share Capital

The share capital of the Company is CHF 2,112,529.51 and is divided into 187,534,962 registered ordinary shares, including 7,000,000 registered ordinary shares held in treasury, with a nominal value of CHF 0.01 each and 23,717,989 registered Series A Preferred Shares, including 5,929,477 Series A Preferred Shares held in treasury, with a nominal value of CHF 0.01 each. The share capital is fully paid up.

Increase of share capital

Under Swiss law, the Company may increase its share capital and issue new shares through an ordinary capital increase, an authorized capital increase or a conditional capital increase. In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against the Company’s equity, against contributions in kind, or for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the preemptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within three months of shareholder approval. In an ordinary capital increase, holders of ordinary shares as well as Series A Preferred Shares have preemptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, see “—Preemptive Rights and Advance Subscription Rights.”

The shareholders can further authorize the Board of Directors by way of an amendment of the Articles of Association to increase the share capital in an amount not to exceed 50% of the share capital registered in the commercial register for a period of two years without further shareholder approval. To create authorized capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding authorized share capital increases is set forth below under “—Authorized Share Capital.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to shareholders. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. The requirements for a conditional capital increase are set forth below under “—Conditional Share Capital.”

Authorized Share Capital

The Articles of Association authorize the Board of Directors to increase the share capital of the Company and issue new ordinary shares, without further shareholder approval, at any time until August 27, 2022 in an amount not exceeding CHF 752,898.34 through the issuance of up to 75,289,834 fully paid-in ordinary shares. After August 27, 2022, the authorized share capital will be available to the Board of Directors for the issuance of additional shares only if the shareholders re-approve the authorization. Such authorization is limited to two years in each case under Swiss law as currently in force.

The Board of Directors will determine the time of issuance, the issue price, the manner in which the new shares will be paid for, the date from which the new shares carry the right to dividends and, subject to the provisions of the Articles of Association, the expiry or allocation of preemptive rights not exercised. The Board of Directors may allow preemptive rights that are not exercised to expire, or it may sell such rights or shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

In an authorized capital increase, holders of ordinary shares as well as Series A Preferred Shares would have preemptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold. However, the Board of Directors may exclude or restrict these preemptive rights in certain circumstances as set forth in the Articles of Association. For further details on these circumstances, see “—Preemptive Rights and Advance Subscription Rights.”

Conditional Share Capital

The Articles of Association authorize the increase of the share capital of the Company:

•

by issuing up to 19,000,000 ordinary shares, upon the exercise of options or in connection with other rights regarding shares (including restricted stock units or performance stock units) granted to officers and employees or directors at all levels of the group as resolved by the Board of Directors (“Conditional Capital for Employee or Director Participation”);

•

by issuing up to 19,000,000 ordinary shares by means of the exercise of conversion rights or options in relation with convertible debt instruments, bonds, loans and similar forms of financing of the Company or of a subsidiary company (“Conditional Capital for Convertible Debt”); or

•

by issuing up to 19,000,000 ordinary shares in connection with the exercise of shareholder warrants that have been issued in connection with the listing of the Company to former holders of the Private Placement Warrants of FPAC (“Conditional Capital for Existing Shareholder Warrants,” and, collectively with Conditional Capital for Employee or Director Participation and Conditional Capital for Convertible Debt, “Conditional Capital”).

Unless determined otherwise, Swiss law grants shareholders advance subscription rights to acquire the instruments that are issued in connection with Conditional Capital in an amount proportional to the nominal value of the shares they hold. However, the advance subscription rights and preemptive rights of shareholders are excluded with respect to Conditional Capital for Employee or Director Participation or Conditional Capital for Existing Shareholder Warrants. In relation to Conditional Capital for Convertible Debt, the Board of Directors is authorized to exclude or restrict the advance subscription rights of shareholders in certain circumstances. See “—Preemptive Rights and Advance Subscription Rights.”

The terms of the instruments relating to Conditional Capital are determined as follows:

•

In connection with Conditional Capital for Employee or Director Participation, the Board of Directors determines the conditions for the allocation and exercise of the options and other rights regarding shares from article 4a of the Articles of Association concerning “Conditional Capital—Employee or Director Participation;” the shares may be issued at a price below the market price.

•

In connection with Conditional Capital for Existing Shareholder Warrants, our ordinary shares may be issued at a price equal to or below the current market price; the Board of Directors will specify the specific conditions of issue including the issue price of the shares in the terms of the shareholder warrants.

•	In connection with Conditional Capital for Convertible Debt, the Board of Directors determines the conditions for the granting of the options and conversion right.

Series A Preferred Shares

The Series A Preferred Shares have the same dividend (including liquidation dividends), voting and other rights as our ordinary shares. In addition, the Series A Preferred Shares will enjoy preferred dividends (“Preference Dividend”) as follows:

•

for dividends resolved for the financial year ending March 31, 2026, and thereafter, an amount equal to 8% per annum (“Percentage”) of $10.00 will be paid ($0.80 per share) under the prerequisite that the general meeting of shareholders resolves a corresponding dividend and that the relevant provisions of the Federal Act on the Amendment of the Swiss Civil Code (Part Five: The Code of Obligations) of March 30, 1911 (as amended from time to time, the “Swiss Code”), as well as the other legal requirements applicable to the Company are complied with (no preference dividends will be paid for the financial years ending on or before March 31, 2025);

•	the Percentage will increase in each financial year after the financial year ending March 31, 2026, by an additional percentage point (equal to $0.10 per share) per year; and

•

the general meeting of shareholders may resolve in any given year not to distribute dividends, or to distribute dividends in an amount not covering the full amount of the Preference Dividend; in such cases the respective remaining amount of the Preference Dividend of such year is forfeited at the end of such year, will not be carried forward to the following year(s) and does not increase the basis of the subsequently applicable Percentage. The regular dividend on our ordinary shares and Series A Preferred Shares may be resolved once the general meeting of shareholders has approved the payment of the Preference Dividend for the respective year in full.

In connection with a liquidation, each Series A Preferred Share confers the right to receive, after all debts have been satisfied, a priority claim of the liquidation proceeds in an amount equal to $10.00. After the distribution of the liquidation proceeds to the Series A Preferred Shares have been paid, the remainder will be distributed on our ordinary shares.

To the extent permitted by applicable law, the Company is authorized to acquire all or any portion of the Series A Preferred Shares in exchange for cash and/or ordinary shares (either treasury shares or shares issued out of authorized share capital) pursuant to the Conversion Agreement.

According to the Articles of Association, the transfer of Series A Preferred Shares, be it for ownership or other purposes, is subject to approval by the Board of Directors. The Board of Directors may only refuse such approval, and is obliged to refuse such approval, if the acquirer of the Series A Preferred Shares does not accede to the Conversion Agreement.

The issuance of any preferred shares as well as the modification and cancellation, respectively, of article 3b of the Articles of Association concerning “Convertible Series A Preferred Shares” requires the approval of a special meeting of the Series A Preferred Shares, with a majority of the voting rights present at the meeting in person or by proxy (the “Preferred Special Meeting”). In addition, approval at the Preferred Special Meeting is required for (a) the approval of a merger which would result in a holder of a Series A Preferred Share receiving less than $10.00 per Series A Preferred Share, or (b) in case of resolutions by a general meeting of the shareholders being held in the context of a public tender offer for all or part of our ordinary shares, to the extent that a holder of a Series A Preferred Share would receive less than $10.00 per Series A Preferred Share. However, no Preferred Special Meeting will be required for the cancellation of Series A Preferred Shares which are held in treasury by the Company or its subsidiaries. The Series A Preferred Shares confer the same preemptive rights and advance subscription rights for newly issued shares as our ordinary shares. The exclusion of preemptive or advance subscription rights for ordinary shares does not require approval by the Preferred Special Meeting.

Other Classes or Series of Shares

Without prior approval of the shareholders, the Board of Directors may not create shares with increased voting powers (i.e., super voting shares) or another form of preferred shares (Vorzugsaktien). To create super-voting shares or another form of preferred shares (Vorzugsaktien), a resolution of the general meeting of shareholders passed by a qualified majority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. In addition, if another form of preferred shares (Vorzugsaktien) conferring preferential rights over the existing Series A Preferred Shares shall be issued, the consent of both the Preferred Special Meeting and a special meeting of the other form of preferred share is required.

The Company has not issued any non-voting stock to date (Partizipationsscheine, Genussscheine).

Treasury Shares

Treasury shares held by the Company or any of its subsidiaries may be resold or issued to third parties, such as under an equity-based incentive plan of Global Blue. These treasury shares will not have any voting or other rights while held by the Company or any of its subsidiaries.

Preemptive Rights and Advance Subscription Rights

Under the Swiss Code, if new shares are being issued, the existing shareholders have preemptive rights in relation to such shares or rights in proportion to the respective nominal values of their holdings. In the context of an ordinary capital increase approved by a general meeting of shareholders, the shareholders may, by a qualified majority of at least two-thirds of the represented share votes and a majority of the represented nominal value of the shares represented, resolve to exclude or restrict the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to exclude or restrict the preemptive rights of shareholders in the context of an authorized capital increase as described below).

If a general meeting of shareholders approves the creation of authorized or conditional share capital, it can also delegate the decision whether to exclude or restrict the preemptive rights and advance subscription rights for valid reasons to the board of directors. The Articles of Association provide for this delegation with respect to the Company’s authorized share capital and conditional share capital with respect to convertible debt in the circumstances described below under “—Authorized Share Capital” and “—Conditional Share Capital.”

Authorized Share Capital

Under the Articles of Association, the Board of Directors is authorized to exclude or restrict the preemptive rights of the existing shareholders (and to allocate them to third parties):

•	in connection with strategic partnering and co-operation transactions;

•

in connection with mergers, acquisitions of companies (including takeover), enterprises or parts of enterprises, participations or intellectual property rights or other types of strategic investments as well as financing or refinancing of such transactions;

•	for the participation of directors, officers and employees at all levels of the Company and its group companies;

•	for the purpose of expanding the shareholder base in connection with the listing of shares on (additional) foreign stock exchanges;

•

for the exchange and buy-back, respectively, of Series A Preferred Shares in exchange for ordinary shares issued from authorized share capital according to article 3b section 4 of the Articles of Association;

•

in connection with the exercise of warrants that have been issued to former holders of warrants of FPAC, in connection with the listing of the Company and the creation of corresponding treasury shares;

•

in connection with the listing of our ordinary shares, including in connection with exchanges of loan notes or equity instruments issued by the Company’s subsidiary Global Blue Holding Limited to members of management for ordinary shares; or

•	in connection with the issuance of ordinary shares to Globetrotter and other former shareholders of Global Blue in accordance with the price adjustment provisions pursuant to the Merger Agreement.

Conditional Share Capital

In connection with Conditional Capital for Convertible Debt, the Board of Directors is authorized to exclude or restrict shareholders’ advance subscription rights, if the convertible debt instruments, bonds, loans and similar forms of financing are used (1) if an issue by firm underwriting by a consortium with subsequent offering to the public without advance subscription rights seems to be the most appropriate form of issue at the time, particularly in terms of the conditions for issue, or (2) in connection with the financing or refinancing of the acquisition (including takeover) of companies, enterprises, parts of enterprises, participations or joint ventures or other investments.

To the extent shareholders’ advance subscription rights are excluded, (i) the exercise period for convertible debt conversion and option rights granted may not exceed 15 years and seven years, respectively, and (ii) the terms of the relevant convertible debt instruments, bonds, loans and similar forms of financing, including conversion and option terms, should be set taking into consideration the market conditions at the time of their issue.

In connection with Conditional Capital for Employee or Director Participation or Conditional Capital for Existing Shareholder Warrants, shareholders have no advance subscription rights and preemptive rights. See “—Capital Structure of Global Blue—Conditional Share Capital.”

Dividends

Dividends may be paid only if there are sufficient profits as shown in the balance sheet or distributable reserves to allow the distribution of a dividend, both based on the audited and approved statutory financial statements. In case of holding companies, the general legal reserves (allgemeine gesetzliche Reserven), which include share premiums, are generally considered as distributable to the extent they exceed 20% of the share capital. The payment of interim dividends out of profits of the current business year which are not yet shown in an audited and approved balance sheet is not permitted. The Company is required to retain at least 5% of the annual net profits as general legal reserves for so long as these reserves amount to less than 20% of the paid-up nominal share capital (article 671 of the Swiss Code). Swiss law requires that the declaration of a dividend be approved at a general meeting of shareholders. In addition, the Company’s auditors must confirm that the dividend proposal put forth to the general meeting of shareholders by the Board of Directors conforms to the relevant statutory requirements and those of the Articles of Association (article 728a of the Swiss Code).

Dividends are usually due and payable promptly after the shareholders’ resolution relating to the allocation of profits has been passed at a shareholders’ meeting, unless the general meeting of the shareholders resolves otherwise. Under Swiss law and the Articles of Association of the Company, the statute of limitations with respect to dividend payments is five years. Lapsed dividends will accrue to the Company.

Under Swiss law as it is currently in force, distributable profits and reserves have to be accounted in Swiss franc.

In addition, Swiss law allows the reduction of share capital, which may, amongst others, involve a repayment of nominal values or share repurchases. Such reduction is subject to several conditions, which include, amongst others, that the shareholders resolve on such reduction, that the auditor of the company certifies the company’s debts being covered, and that creditors are granted a time period of two months to demand that their claims be satisfied or secured.

Repurchases of Shares

The Swiss Code limits a company’s ability to hold or repurchase its own shares. The Company and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity (excluding nominal share capital legal reserves, reserves for the Company’s own shares and special reserves) is available, as described above under “Description of Securities—Dividends.” The aggregate nominal value of all ordinary shares acquired by the Company and its subsidiaries may generally not exceed 10% of the aggregate share capital at any time. Certain exceptions apply, such as in the context of a cancellation of shares through capital reduction approved by shareholders.

Repurchased shares held by the Company or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For more information about Swiss withholding tax and share repurchases, see “Taxation—Switzerland Taxation.”

Form and Transfer of Shares

According to the Articles of Association, the Company may issue ordinary shares in the form of individual certificates, global certificates and/or uncertificated securities and convert one form into another form of ordinary shares at any time and without the approval of the shareholders. A shareholder may not demand a conversion of the form of our ordinary shares or the printing and delivery of share certificates. With the consent of the shareholder, the Company may cancel issued certificates that are returned to it without replacement.

The Company may create intermediated securities for our ordinary shares. The transfer of intermediated securities and furnishing of collateral in intermediated securities must conform with the regulations of the Swiss Federal Act on Intermediated Securities of October 3, 2008, as amended from time to time. The Company may withdraw ordinary shares issued as intermediary-held securities from the respective custody system.

Uncertified securities (Wertrechte) may only be transferred by way of written assignment; provided, that they are not registered as book-entry securities. In order to be valid, the assignment must be reported to the Company.

All the foregoing paragraphs of this section “Form and Transfer of Shares” apply mutatis mutandis to Series A Preferred Shares.

The Articles of Association do not include any transfer restrictions with respect to ordinary shares.

According to the Articles of Association, the transfer of Series A Preferred Shares, be it for ownership or other purposes, is subject to the approval by the Board of Directors. The Board of Directors may only refuse such approval, and is obliged to refuse such approval, if the acquirer of the Series A Preferred Shares does not accede to the Conversion Agreement.

Where the consent required for transfer of shares is not given, the ownership of the shares and all attendant rights remain with the transferor. However, in the case of acquisition of shares by inheritance, division of estate, matrimonial property law or compulsory execution, ownership and the attendant pecuniary rights pass to the acquirer of the shares immediately, whereas the attendant participation rights pass only when the Company has given its consent. Where the Company fails to refuse the request for consent within three months of receipt or refuses it without just cause, consent is deemed to have been given.

Share Register

Swiss law and the Articles of Association require the Company to keep a share register in which the first and last names of individuals (or the company name for legal entities), domicile (or legal domicile for legal entities) and address of the owners and usufructuaries of ordinary shares and Series A Preferred Shares are recorded. Any person registered in the share register of the Company changing its address must inform the Company accordingly. The main function of the share register is to record shareholders entitled to vote and participate in general meetings of shareholders, or to assert or exercise other rights related to voting rights.

In order to register ordinary shares or Series A Preferred Shares in the Company’s share register, a purchaser must file a share registration form with the Company’s share register, which is expected to be kept by the transfer agent and registrar. Failing such registration, the purchaser may not vote at or participate in general meetings of shareholders.

The Company’s share register will initially be kept by Continental Stock Transfer & Trust Company, which will act as transfer agent and registrar. The share register reflects only record owners of ordinary shares and Series A Preferred Shares who own such shares directly (as opposed to beneficially owned shares held in “street name”). Swiss law does not recognize fractional share interests.

Comparison of Corporate Governance and Shareholder Rights

Global Blue is a Swiss company. Swiss law and the Articles of Association govern the rights of its shareholders. Swiss law differs in some material respects from laws generally applicable to United States corporations and their stockholders. Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of a Delaware corporation and Global Blue according to applicable law and/or its organizational documents, as applicable. You also should review the form Articles of Association, as well as the Delaware corporate law and the corporate laws of Switzerland, to understand how these laws apply Global Blue.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
Applicable corporate law legislation	General Corporation Law of the State of Delaware	Articles 620-763 of the Swiss Code of Obligations, as amended from time to time; the Swiss Ordinance against Excessive Remuneration in Listed Companies dated November 20, 2014, as amended from time to time; the Swiss Merger Act, as amended from time to time.

Special Vote Required for Combinations with Interested Stockholders/Shareholders	A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person	Generally, no special shareholder vote is required for a business combination with a shareholder only because such shareholder became an interested stockholder.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
	became an interested stockholder except if (1) the board had approved the business combination prior to consummation of the transaction (2) the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition, or (3) the business combination is approved by the board, and by a two-third majority vote of the other stockholders in a meeting (i.e., not by written consent).	In the context of a capital increase, however, supermajority vote and disclosure requirements may apply if at that time the company intends to acquire assets from a shareholder or related persons.

Appraisal Rights	A stockholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration the stockholder would otherwise receive in the transaction. Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	If a squeeze-out merger under the Swiss Merger Act occurs, a minority shareholder subject to the squeeze-out merger could seek to claim, within two months of the publication of the squeeze-out merger, that the consideration offered is “inadequate” and petition a Swiss competent court to determine what “adequate” consideration is.

Mergers and Asset Sales; Amendments to Governing Documents	Stockholder approval of mergers, sales of substantially all of the assets and amendments of constitutional documents require a majority of outstanding shares unless the certificate of incorporation requires a higher percentage; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.	Shareholder approval of mergers, sales of all or substantially all of the assets of Global Blue and the amendment of specific sections listed or referenced in article 15 of the Articles of Association require a majority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares; other shareholder approvals require a majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Furthermore, under the Swiss Merger Act, an affirmative vote of at least 90% of the outstanding shares is required (i) to approve a

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
squeeze-out merger, in which minority shareholders of the company being acquired are compensated in a form other than through shares of the acquiring company (e.g., through cash or securities of a parent company of the acquiring company or of another company), or (ii) to approve an asymmetrical demerger.

Quorum	Quorum is set in the constitutional documents, but cannot be less than one-third of outstanding shares.	Swiss law and the Articles of Association do not provide for a quorum requirement.

Stockholder/Shareholder Consent to Action Without Meeting	Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholder.	Under Swiss law, shareholders may not act by written consent.

Inspection of Books and Records; Information Requests	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.

Any shareholder may inspect the company’s books and records if the general meeting of shareholders or the board of directors has granted authorization.

At shareholder meetings, any shareholder is entitled to information from the board of directors on the affairs of the company and from the external auditors on the methods and results of their audit, to the extent this is required for the exercise of shareholder rights and subject to Global Blue’s business secrets or other interests warranting protection.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
Stockholder/Shareholder Lawsuits for violation of directors’ duties	A stockholder may bring a derivative suit for alleged violation of directors’ duties, subject to procedural requirements.

A shareholder may bring a lawsuit for alleged violation of directors’ duties, either for damage caused to the shareholder itself or for damage caused to the company, subject to procedural requirements.

Shareholders bringing lawsuit before Swiss courts may be obliged to advance, and finally bear, court costs and compensation for the defense.

They will generally bear the burden of proof, with no pre-trial discovery or similar procedures being available. If shareholders sue for damage caused to the company, any recovered damages will be paid to the company and not to the shareholder.

Election and Removal of Directors; Vacancies

Under Delaware corporate law, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation’s directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.

Except in the case of a corporation with a classified board (unless the certificate of incorporation provides otherwise) or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

The board shall consist of a minimum of three members and maximum of nine members. The term of the members of the board as well of the chairman/chairwoman shall correspond to the legally permitted maximum term of one year and shall end at the end of the next ordinary general meeting of shareholders.

Re-election is permitted.

Any director or the entire board of directors may be removed with immediate effect, with or without cause, with a majority of the votes cast.

The board of directors may not increase the size of the board of directors or fill any vacancies.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
The board may increase the size of the board and fill any vacancies.

Classified or Staggered Boards	Classified boards are permitted and do prevent the removal of directors with immediate effect.	Classified boards are not available, as the term of office of directors may not exceed one year and any classification would not limit the ability of shareholders to remove directors.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	Directors must exercise a duty of care and duty of loyalty to the company and adhere to the obligation to treat shareholders equally.

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith.	Under Swiss law, a company may indemnify a director or officer of the company against losses and expenses, including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving for the company. Certain limits exist, e.g., if such losses and expenses result from a grossly negligent breach of such director’s or officer’s fiduciary or other duties under Swiss law. A Swiss company may also purchase customary directors and officers liability insurance protection, with a view to protect its directors and officers in cases where it cannot or does not indemnify them.

Limited Liability of Directors	Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends or improper personal benefit.	Directors are personally liable to the company, its shareholders and creditors for damages resulting from an intentional or negligent breach of their duties as directors of the company. If the board has delegated the management of the company to a separate committee, the board’s duties are limited to whether it carefully selected, instructed and supervised the management.

Provision	A Delaware Corporation	Global Blue (A Swiss Company)
However, no limitation or elimination of the monetary liability of a director is possible.

General Meetings of Shareholders

Under Swiss law, an annual ordinary general meeting of shareholders must be held within six months after the end of the Company’s financial year, which is March 31. An extraordinary general meeting of shareholders may be called as often as necessary. The Board of Directors determines the time and location of the general meeting of shareholders.

General meetings of shareholders may be convened by the Board of Directors and, if needed, by the auditors, by publishing a notice in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt) at least 20 days prior to such meeting. The notice must state the day, time and place of the meeting, the agenda, the proposals of the Board of Directors and the proposals of the shareholders who have requested the general meeting of shareholders or that an item be included on the agenda. The Board of Directors is further required to convene an extraordinary general meeting of shareholders if so resolved by a general meeting of shareholders or if so requested by shareholders holding in aggregate at least 10% of the Company’s nominal share capital. Such request must be communicated to the Board of Directors in writing and specify the items to be discussed and the proposals to be decided upon.

Shareholders with voting rights individually or jointly representing at least 10% of the share capital of the Company may demand that items be put on the agenda. Such demands have to be submitted to the Chairperson at least 45 calendar days before the date of the general meeting of shareholders and must be in writing, specifying the item and the proposals.

In a general meeting of shareholders, each ordinary share and each Series A Preferred Share will entitle its registered holder or usufructuary to one vote.

At a general meeting of shareholders, each shareholder may be represented by the independent proxy, or by any other person (who need not be a shareholder). The Board of Directors issues regulations on the procedures of participation and representation at the general meeting of shareholders. The person chairing the general meeting of shareholders decides whether a proxy is acceptable or not.

The chairperson determines the voting procedure. The voting and elections are conducted with electronic voting devices, to the extent that this is possible at the meeting. If not, resolutions or elections will be taken on a show of hands, unless a written ballot is held upon resolution of the general meeting of shareholders or if the person chairing the general meeting of shareholders so directs. If the person chairing the general meeting of shareholders doubts the results of the vote, he/she may change the way of voting. In this case, the preceding resolution or election is deemed not to have occurred.

The Articles of Association do not require a minimum number of shareholders to be present in order to hold a general meeting of shareholders. A general meeting of shareholders passes its resolutions and carries out its elections with the simple majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Abstentions, empty votes and invalid votes will not be taken into account for the calculation of the required majority.

The general meeting of shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:

•	to adopt and amend the Articles of Association;

•	to elect and recall the members of the Board of Directors, the Chairperson, the members of the Nomination and Compensation Committee, the auditors and the independent proxy;

•	to approve the management report and the consolidated accounts;

•	to approve the annual accounts as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

•	to approve the compensation of the members of the Board of Directors and the Executive Management pursuant to articles 8, 27 and 28 of the Articles of Association;

•	to grant discharge to the members of the Board of Directors, the Executive Management and the Nomination and Compensation Committee;

•	to pass resolutions regarding issues that are reserved to the general meeting of shareholders by law or by the Articles of Association or which are presented to it by the Board of Directors;

•

approve separately the proposals by the Board of Directors in relation to the aggregate maximum amount of (i) the compensation of the Board of Directors for the term of office until the next ordinary general meeting of shareholders, and (ii) the compensation of the Executive Management for the next financial year; and

•	hold an advisory non-binding vote on Global Blue’s compensation report.

Under the Articles of Association, a resolution of the general meeting of shareholders passed by at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for:

•	the introduction, easement or abolition of restrictions of the transferability of registered shares;

•	any creation of shares with preferential rights or with privileged voting rights;

•	any authorized or conditional capital increases;

•	any increase of capital against the Company’s equity, against contributions in kind, or for the purpose of acquiring assets or the granting of special benefits;

•	any limitation or withdrawal of subscription rights;

•	any change of the registered office or corporate name of the Company;

•	any sale of all or substantially all of the assets of the Company;

•	any merger, demerger or similar reorganization of the Company;

•	the liquidation of the Company;

•	change of the maximum number of the members of the Board of Directors;

•	any change to article 15 (Qualified majority for important resolutions) of the Articles of Association; and

•

the other cases listed in article 704 paragraph 1 of the Swiss Code and in the Federal Act on Merger, Demerger, Conversion and Transfer of Assets (Merger Act) dated October 3, 2003 (“Swiss Merger Act”), in the relevant applicable version.

In addition to the items listed above, the Swiss Code further requires a resolution of the general meeting of shareholders passed by at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy for a change of the legal purpose of the Company.

Pursuant to the Swiss Merger Act, an affirmative vote of at least 90% of the outstanding shares is required to approve: (i) a squeeze-out merger, in which minority shareholders of the company being acquired are compensated in a form other than through shares of the acquiring company (e.g., through cash or securities of a parent company of the acquiring company or of another company); or (ii) an asymmetrical demerger.

Under the Swiss Code, the Board of Directors has no authority to waive quorum requirements stipulated in the Articles of Association.

Inspection of Books and Records

Under the Swiss Code, a shareholder registered in the share register of the Company has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by a resolution of the board of directors (or if unlawfully denied, by court order) and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder registered in the Company’s share register is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders registered in the Company’s share register may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or material interests of the Company.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, the Company or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at the Company’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate nominal value of at least CHF 2 million may request, within three months after the general meeting of the shareholders, the court to appoint a special commissioner. The court will issue such order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors or an officer of the Company infringed the law or the Articles of Association and thereby damaged the company or the shareholders. If admitted, the costs of the investigation would generally be allocated to the Company and only in exceptional cases to the petitioners.

Arbitration

According to the Articles of Association, corporate litigation will be resolved by an arbitration court, consisting of three arbitrators, with its seat in Zurich, Switzerland. The arbitration proceedings will be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in force on the date on which the request for arbitration is submitted in accordance with these rules. Pursuant to the Articles of Association, the arbitration clause is binding on all shareholders of the Company, the Company itself and the corporate bodies of the Company. While arbitration clauses in Articles of Association are considered to be valid under Swiss law, it is not settled under Swiss law whether they are also valid in the context of listed companies, which uncertainty could create some delay for shareholders seeking to bring claims against Global Blue or its directors or officers. Costs in arbitration proceedings can be significantly higher than in proceedings before ordinary Swiss courts. Shareholders initiating arbitration proceedings under the arbitration provision contained in the Articles of Association will be required to make advance payments to the arbitration court in order to cover the arbitration court’s expenses and these amounts can be materially higher than in a proceeding in an ordinary Swiss court. Similarly, a shareholder will or may be required to make advance payments to cover the counsel cost of the opposing party in the event it does not prevail or only partly prevails and such reimbursement cost can be significantly higher than in proceedings in ordinary Swiss courts. Also the ability to obtain evidence and enforce evidence production obligations in an arbitration proceeding can be significantly less effective than in an ordinary Swiss court proceeding. Further, the enforcement of an arbitration award outside of Switzerland may be more difficult and subject to more burdensome requirements than the verdict of a Swiss court. In addition, while such arbitration requirements for corporate litigation would not preclude a shareholder from bringing a claim against Global Blue or its directors or officers in U.S. courts under the civil liability provisions of the U.S. federal securities laws, as noted above, shareholders may be unable to enforce a judgment predicated upon such civil liability provisions in Swiss courts.

Notices

The publication instrument of the Company is the Swiss Official Gazette of Commerce (Schweizerisches Handelsamtsblatt). The Board of Directors may designate further means of publication.

Takeover Regulation and Mandatory Bids

Swiss law provides for certain rules and protections of shareholders of domestic listed companies. Due to the Company’s proposed cross-border structure, however, several of these rules do not apply to the Company as if it were a Swiss company listed in Switzerland. In particular, the Swiss rules under the Swiss Financial Market Infrastructure Act on disclosure of shareholdings, and the tender offer rules under the Swiss Financial Market Infrastructure Act, including mandatory tender offer requirements and regulations regarding voluntary tender offers, which are typically available in relation to Swiss listed companies, do not apply to the Company since it will not be listed in Switzerland.

Squeeze-Out

Under Swiss law, the Swiss Merger Act provides a means for squeezing out minority shareholders in the context of a merger. Article 8 section 2 of the Swiss Merger Act stipulates that merging companies can provide in the merger agreement that only cash or other compensation will be paid. Such compensation needs to be adequate and requires an affirmative vote of at least 90% of the outstanding shares.

No squeeze-out mechanism pursuant to the Swiss Financial Market Infrastructure Act is available to an acquirer of the Company following a tender offer.

Duration and Liquidation

The Articles of Association do not limit its duration. Under Swiss law, the Company may be dissolved at any time by a resolution adopted at a general meeting of shareholders, which must be passed by the affirmative vote of holders of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy at the general meeting of shareholders. Dissolution and liquidation by court order is possible if (1) the Company becomes bankrupt or (2) shareholders holding at least 10% of the Company’s share capital so request for valid reasons. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed in proportion to the nominal value of ordinary shares held, but this surplus is subject to Swiss withholding tax at rate of currently 35%. The Series A Preferred Shares carry a liquidation preference.

Global Blue Warrants

The Global Blue Warrants represent the right to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as described below. The Global Blue Warrants will expire on the fifth anniversary of Closing at 5:00 p.m. New York City time, or upon an earlier redemption. The Global Blue Warrants are governed by the Warrant Agreement, as modified by a warrant assumption agreement that was entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent, in connection with the Closing. You should review a copy of the Warrant Agreement, as amended.

Public Warrants

The following description applies to Public Warrants that became Global Blue Warrants as a result of the Business Combination.

The Warrant Agreement requires Global Blue, to use its best efforts to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the Company’s ordinary shares issuable upon exercise of the Global Blue Warrants until the expiration of the Global Blue Warrants in accordance with the provisions of the Warrant Agreement. Holders of Global Blue Warrants may, during any period when the Company has failed to maintain an effective registration statement, exercise Global Blue Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act. In such event, each holder would pay the exercise price by surrendering the Global Blue Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Global Blue Warrants held by the holder, multiplied by the excess of the “fair market value” (defined below) over the exercise price of such Global Blue Warrants by (y) the fair market value. The “fair market value” for this purpose will mean the volume weighted average price of ordinary shares as reported during the 10 trading day period ending on the trading day prior to the date notice of exercise is received.

The Company will not be obligated to deliver any ordinary shares pursuant to the exercise of a Global Blue Warrant and will have no obligation to settle such Global Blue Warrant exercise unless a registration statement under the Securities Act with respect to the Company’s ordinary shares underlying the Global Blue Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Global Blue Warrant will be exercisable and the Company will not be obligated to issue ordinary shares as a result of the exercise of a Global Blue Warrant unless our ordinary shares issuable upon such Global Blue Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the such Global Blue Warrants.

Notwithstanding the above, if ordinary shares are at the time of any exercise of a Global Blue Warrant not listed on a U.S. national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Global Blue Warrants who exercise such Global Blue Warrants to do so on a “cashless basis” and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The exercise price and number of ordinary shares issuable on exercise of the Global Blue Warrants will be adjusted in certain circumstances and subject to certain exceptions described in the Warrant Agreement, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the Global Blue Warrants. If, upon exercise of the Global Blue Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of ordinary shares to be issued to the holder.

Once the Global Blue Warrants become exercisable, the Company may call such Global Blue Warrants for redemption if, and only if, the reported last sale price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the holders of Global Blue Warrants. In addition, the Company may only call such Global Blue Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder.

If and when the Global Blue Warrants become redeemable, the Company may not exercise its redemption right if the issuance of ordinary shares upon exercise of the Global Blue Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Global Blue Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Global Blue Warrant prior to such redemption to do so on a “cashless basis.” If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the Global Blue Warrants, including the “fair market value” in such case.

A holder of a Global Blue Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Global Blue Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of our ordinary shares outstanding immediately after giving effect to such exercise.

The Warrant Agreement provides that the terms of the Global Blue Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Global Blue Warrants in respect of Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Global Blue Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a “cashless basis,” if applicable), by certified or official bank check payable to the Company, for the number of the Global Blue Warrants being exercised. The warrantholders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their Global Blue Warrants and receive ordinary shares.

Private Placement Warrants

The following description applies to Private Placement Warrants that became Global Blue Warrants as a result of the Business Combination.

In connection with the Closing, Founder transferred the Global Blue Private Placement Warrants to Globetrotter, Cayman Holdings and Estera Trust (Jersey) Limited. For so long as the Global Blue Private Placement Warrants are held by Globetrotter, Cayman Holdings and Estera Trust (Jersey) Limited or their permitted transferees, (i) such Global Blue Warrants will not be redeemable and (ii) such Global Blue Warrants may be exercised on a “cashless basis.” Otherwise, the Global Blue Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants that became Global Blue Warrants described above, including as to exercise price, exercisability and exercise period, and adjustment. The transferability of such Global Blue Warrants (and any ordinary shares issuable upon exercise thereof) are further regulated under the Shareholders Agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board of Directors has adopted a written related person transaction policy that sets forth certain policies and procedures for the review and approval or ratification of related person transactions, which comprise any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” for purposes of such policy means: (i) any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors; (ii) any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting stock; (iii) any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and (iv) any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company also has in its Organizational Regulations procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

Certain Relationships and Related Person Transactions

Relationship Agreement

On September 7, 2020, the Company, Globetrotter and the Strategic Secondary 2020 PIPE Investor entered into the Relationship Agreement. Pursuant to the terms of the Relationship Agreement, Globetrotter has the right to designate for nomination to the Board of Directors three persons on behalf of itself, and the Strategic Secondary 2020 PIPE Investor has the right to designate for nomination to the Board of Directors one person on behalf of itself. Globetrotter’s board of directors appointment rights taper off as its shareholdings reduce, such that: (i) if the combined shareholdings of Globetrotter, funds affiliated with Partners Group and their affiliates (excluding the Company) (collectively, the “SL Entities”) falls below 20% of our ordinary shares and Series A Preferred Shares (collectively, the “Voting Shares”), Globetrotter shall be entitled to nominate two members to the Board of Directors on behalf of themselves; (ii) if the combined holdings of the SL Entities falls below 10% of Voting Shares, Globetrotter shall only be entitled to nominate one member to the Board of Directors; and (iii) if the combined holdings of the SL Entities falls below 5% of Voting Shares, Globetrotter shall no longer be entitled to nominate a member to the Board of Directors. These reductions in nomination rights with respect to the Board of Directors shall not apply to Globetrotter for the period of two years after the Closing, other than the reduction listed in (i), where Globetrotter’s shareholding falls below 20% of Voting Shares. In connection with the foregoing appointment rights, Globetrotter has separately agreed with Partners Group to appoint for nomination to the Board of Directors a person designated by Partners Group as one of Globetrotter’s nominated members of the Board of Directors, for so long as Partners Group maintains a certain level of direct or indirect ownership interest in the Company. If the combined holdings of the Strategic Secondary 2020 PIPE Investor and its direct and indirect subsidiaries falls below 5% and/or any other conditions agreed upon between the Strategic Secondary 2020 PIPE Investor and the Company ceased to be satisfied, the Strategic Secondary 2020 PIPE Investor shall no longer have the right to nominate a member to the Board of Directors.

For such time as the nomination rights to the Board of Directors apply, Globetrotter shall be entitled to designate an observer of the Board of Directors. For such time as the nomination rights to the Board of Directors apply to Globetrotter, Globetrotter may appoint an advisor to attend meetings (without participating in decision-making or voting) of the Finance and Audit Committee.

Shareholders Agreement

Concurrently with the Closing, certain shareholders of the Company became subject to a Shareholders Agreement regulating the relationship among and between such shareholders.

The parties agreed that, subject to certain exceptions and conditions set forth therein, Thomas W. Farley will not transfer the 2,223,363 ordinary shares (out of the 4,316,321 ordinary shares received by Far Point LLC in respect of shares in FPAC pursuant to the Merger and transferred to Thomas W. Farley and other member of his group at Closing (the “Additional Founder Shares”)) for three years from the Closing, unless the prior written consent of Globetrotter is received (the “Lock-up”).

The Lock-up is subject to certain exceptions, and will not restrict the transfer of Additional Founder Shares where such transfer is, among others: (i) in connection with the acceptance of a public takeover offer, tender offer, merger or similar business combination that applies to the holders of all ordinary shares and is recommended by the Board of Directors; or (ii) where required by law or governmental authority.

If Globetrotter or Cayman Holdings and/or their affiliates transfer any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) in a transaction that is not an SEC-registered offering pursuant to the Registration Rights Agreement, the transferor(s) shall ensure that Thomas W. Farley and other member of his group shall have the right to participate in respect of the proportion of his closing common shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares at the relevant time) as the transferor(s) propose to transfer for the same consideration per Additional Founder Shares and the Unrestricted Founder Shares (as defined in this prospectus) (together, the “Closing Common Shares”) as being paid to the transferor(s) and on the same terms and conditions as apply to the proposed transfer; provided that Thomas W. Farley and other member of his group shall only be required to make representations as to itself and its ownership of our ordinary shares being sold, shall not be required to provide indemnification other than (x) as to his or its respective representations and/or (y) with respect to the Company and/or its subsidiaries, on a proportionate basis with the transferor(s) based on the number of ordinary shares being transferred, his or its indemnification shall be limited to the net proceeds from the sale of our ordinary shares, and he or it shall not be required to agree to any noncompetition covenant or enter into any similar ancillary agreements (provided that he or it may be required to enter into shareholders’ or similar agreements, and/or a non-solicitation covenant, in each case on the same terms and conditions as apply to the transferor(s)) (The “Tag-Along Right”). The Tag-Along Right will not apply where Globetrotter or its affiliates exercise the Drag-Along Right (as defined in this prospectus). If Globetrotter or Cayman Holdings and/or their affiliates transfer any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) in a transaction that is an SEC-registered offering pursuant to the Registration Rights Agreement, Globetrotter shall release from the Lock-up such number of the Additional Founder Shares determined in accordance with the sixth paragraph of this sub-section to enable Thomas W. Farley and any other member of his group to exercise his participation rights under the Registration Rights Agreement in respect of the same mix of Unrestricted Founder Shares and Additional Founder Shares had the Tag-Along Right applied.

If Globetrotter or an affiliate (which shall include Cayman Holdings for so long as it is controlled by SL Globetrotter GP, Ltd. or an affiliate of Globetrotter) proposes to effect a transfer of ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings), the transferor(s) will have the right to require Thomas W. Farley and the other members of his group to transfer (where practicable as part of the same transaction) the proportion of the Closing Common Shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares at the relevant time) as the transferor(s) propose to transfer for the same consideration per Closing Common Share as being paid to the transferor(s) and, where part of the same transaction, on the same terms and conditions as apply to the proposed transfer by the transferor(s); provided, that Thomas W. Farley and any such other member of his group shall only be required to make representations as to itself and its ownership of our ordinary shares being sold, shall not be required to provide indemnification other than (x) as to his or its respective representations and/or (y) with respect to the Company and/or its subsidiaries, on a proportionate basis with the transferor(s) based on the number of ordinary shares being transferred, his or its indemnification shall be limited to the net proceeds from the sale of our ordinary shares, and he or it shall not be required to agree to any non-competition covenant or enter into any similar ancillary agreements (provided, that he or it may be required to enter into shareholders’ or similar agreements, and/or a non-solicitation covenant, in each case on the same terms and conditions as apply to the transferor(s)) (the “Drag-Along Right”). If the transferor(s) are unable to structure the transfer of any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) to exercise the Drag-Along Right as part of the same transaction, it can compel Thomas W. Farley and the other members of his group to transfer the proportion of the respective Closing Common Shares then held as is equal to the proportion of ordinary shares (relative to its total holding of ordinary shares immediately prior to the relevant transaction) as the transferor(s) transferred pursuant to the transaction. If Thomas W. Farley or any member of his group defaults in transferring any of the Closing Common Shares pursuant to this paragraph, any officer of the transferor(s) is irrevocably authorized to execute all documents required to effect the transfer on his behalf. This paragraph will not apply if the transfer is effected by way of an SEC-registered offering pursuant to the Registration Rights Agreement.

If the Tag-Along Right or the Drag-Along Right are exercised at a time when Thomas W. Farley or any member of his group holds the 1,500,000 ordinary shares (out of the 4,316,321 ordinary shares received by Far Point LLC in respect of shares in FPAC pursuant to the Merger and transferred to Thomas W. Farley and others at Closing (the “Unrestricted Founder Shares”)), then at least 50% of the Closing Common Shares to be transferred under in connection with the Tag-Along Right or the Drag-Along Right must comprise Unrestricted Founder Shares or, if there are insufficient Unrestricted Founder Shares to comprise 50%, then such Closing Common Shares to be transferred must include all of the Unrestricted Founder Shares then held by Thomas W. Farley and his group taken as a whole, provided that, if the proportion of Unrestricted Founder Shares comprised in Closing Common Shares held by Thomas W. Farley and his group taken as a whole at the relevant time exceeds 50%, then such larger proportion of Closing Common Shares to be transferred must comprise Unrestricted Founder Shares. If Globetrotter or any of its affiliates transfers any ordinary shares (other than to its respective affiliate, group member or investor in Globetrotter or Cayman Holdings) by way of a transaction that is an SEC-registered offering pursuant to the Registration Rights Agreement, the number of the Additional Founder Shares to be released from the Lock-up will be the same number of Additional Founder Shares that Thomas W. Farley and his group would have been entitled to apply the Tag-Along Right to had the transaction not been an SEC-registered offering pursuant to the Registration Rights Agreement.

Thomas W. Farley and his group shall not have rights or obligations under the Shareholders Agreement to participate in any transfer to or with any 2020 PIPE investor or any affiliate of any 2020 PIPE investor to the extent such transfer arises out of or is in connection with any share purchase and contribution agreement with any 2020 PIPE investor (including any actual or alleged breach of any share purchase and contribution agreement with any 2020 PIPE investor or any settlement or compromise in connection therewith, or any changes to the terms thereof).

The Shareholders Agreement also includes a voting agreement by the shareholders to vote for directors nominated for appointment by Globetrotter and to give effect to the terms of the Series A Preferred Shares.

The Shareholders Agreement is subject to the laws of Delaware. Any disputes arising out of or relating to the Shareholders Agreement shall be subject to the jurisdiction of the Court of Chancery of the State of Delaware.

Management Shareholders Agreement

The Management Shareholders Agreement provides for, among other matters: (i) the calculation of the entitlements of the Management Sellers to receive shares in Global Blue Group AG as part of the Management Roll-up; (ii) once such shares in Global Blue Group AG are exchanged for cash and Voting Shares (pursuant to the Merger Agreement), restrictions on the managers’ ability to transfer the Voting Shares issued to them, except in specified circumstances (such as if it is in the context of a manager leaving the employment of Global Blue); (iii) the managers’ rights to sell a proportion of their Voting Shares alongside Globetrotter when Globetrotter sells Voting Shares, in each case subject to certain qualifications and exceptions; (iv) the repurchase of Voting Shares from managers who cease to be employees in circumstances where they are deemed to be “bad leavers”; and (v) undertakings from each manager to maintain the confidentiality of certain information and not to compete with the Company or solicit its employees, customers or suppliers for a period of 24 months after the cessation of such manager’s employment.

Conversion Agreement

At Closing, the Company entered into a Conversion Agreement with, amongst others, Cayman Holdings and Globetrotter to govern the issuance and delivery of ordinary shares in exchange for Series A Preferred Shares from the holders of Series A Preferred Shares. The holders of Series A Preferred Shares are entitled to receive a preferred dividend in accordance with the Articles of Association.

The Conversion Agreement sets the conversion ratio, of ordinary shares to be received in exchange for Series A Preferred Shares, as one-for-one, subject to certain adjustments. If the number of outstanding ordinary shares is increased by a split-up of ordinary shares or other similar event, the number of ordinary shares issuable on the exchange of each Series A Preferred Shares is increased in proportion to such increase in the outstanding ordinary shares. If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, the number of ordinary shares issuable on the exchange of each Series A Preferred Shares is decreased in proportion to such increase in the outstanding ordinary shares. If an adjustment results in a holder being entitled to receive a fractional interest in an ordinary share upon the exercise of a Series A Preferred Share, the number of ordinary shares to be issued to such holder upon such exchange is rounded to the nearest whole number.

The Conversion Agreement sets out a mechanism by which, among other, a holder of Series A Preferred Shares may exercise a put option with respect to all or part of such holder’s Series A Preferred Shares in a cashless exchange for delivery of ordinary shares and a mechanism by which the Company may exercise a call option with respect to all or part of a holder’s Series A Preferred Shares in a cashless exchange for delivery of ordinary shares. The call option is subject to certain conditions: the holder is not restricted from making a transfer at the time of conversion, the conversion does not take place during a blackout period, and the value of our ordinary shares based on daily dollar volume-weighted average price for 30 trading days prior to conversion equals or exceeds $18.00. The Conversion Agreement also sets out a mechanism by which the Company may redeem some or all of the Series A Preferred Shares following the fifth anniversary from Closing; provided, that no put option or call option has been exercised in respect of the relevant Series A Preferred Shares, the value of each Series A Preferred Share on an as-converted basis based on daily dollar volume-weighted average price for 30 trading days prior to conversion equals or exceeds $10.00, and certain other conditions are met.

The Company agrees, subject to applicable Swiss laws, to use reasonable best efforts to take all actions required to maintain and reserved at all times a number of ordinary shares in the Company’s treasury sufficient from time to time to permit the issuance and delivery of such number of ordinary shares as may be required to consummate the conversions. The Company agrees to use reasonable best efforts to take all actions required to maintain and reserve at all times sufficient authorized share capital to permit the issuance and delivery of ordinary shares in connection the consummation of a conversion, including by proposing to increase the authorized share capital concurrently with any upward adjustment of the number of ordinary shares issuable in connection with a conversion. If the Company intends to incur or increase indebtedness and: (i) such indebtedness would result in the ratio of Global Blue’s indebtedness to EBITDA being greater than five; and (ii) at the time of the proposed increase of such indebtedness there would be at least €25,000,000 of Series A Preferred Shares outstanding, the proposed increase will require the prior written approval of the holders of a majority of the Series A Preferred Shares prior to such increase.

The Conversion Agreement is governed by the laws of Delaware. Any dispute arising out of or relating to the Conversion Agreement is subject to arbitration in Zurich, Switzerland, in accordance with the Rules of Arbitration of the International Chamber of Commerce.

Registration Rights Agreement

At Closing, the Company, Third Point, the Seller Parties and certain other parties thereto, including Thomas W. Farley, entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file a shelf-registration statement within 45 days of the Closing, subject to the ability to delay such filing under certain circumstances. The registration statement of which this prospectus forms a part represents such shelf registration statement. Globetrotter and its affiliates and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to the Company take-down notices under the shelf registration statement stating their intent to sell Registrable Shares (including shares held by the Escrow Agent (as defined in the Registration Rights Agreement) on behalf of Management Sellers) in an underwritten offering, which may be either a marketed or non-marketed underwritten offering. If the Company fails to file the shelf registration statement or fails to maintain the effectiveness of the shelf registration statement, the Demand Shareholders are also entitled to demand that the Company register Registrable Shares (including shares held by the Escrow Agent) in amounts having an aggregate value equal to or greater than $30 million. The ability of certain parties to the Registration Rights Agreement to sell Registrable Securities are subject to certain transfer restrictions, including those described above under “—Shareholders Agreement.” Other parties holding Registrable Securities are entitled to join in underwritten offerings under the shelf registration statement, demand registrations or other registrations by the Company, subject to customary cutbacks. Under the Registration Rights Agreement, the Company will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arises from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

Waiver Letter

On July 13, 2020, Globetrotter issued the Waiver Letter (on behalf of itself, Global Blue and the Seller Parties) to FPAC in connection with the transactions contemplated by the Merger Agreement, whereby, among others, Globetrotter committed (on behalf of itself and the Seller Parties) after the Closing to complete a cashless exchange of up to €50 million of Series A Preferred Shares for ordinary shares. Such cashless exchange is expected to be completed in the coming weeks.

Loan Agreement

On the terms and conditions of a loan agreement dated September 30, 2020, Globetrotter and Cayman Holdings will make available to Global Blue the Supplemental Liquidity Facility to ensure access to additional liquidity and/or provide an “EBITDA-based cure” for the financial covenants of the Facilities Agreement. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Banking Facilities and Loans—Supplemental Liquidity Facility.”

Loan Indemnity Letter

On September 30, 2020, Globetrotter and Cayman Holdings entered into a side letter (the “Side Letter”), whereby they confirmed, among others, that “actual liquidity needs of the Group” (as referred to under clause 5(a)(ii) of the loan agreement) may include (to the extent the Company does not itself otherwise have access to the needed liquidity to satisfy the indemnification obligations) indemnification obligations of the Company in favor of directors under the Company’s indemnification policies from time to time in effect in an aggregate amount up to $10 million, and that they will not object to a drawdown of a loan under the Supplemental Liquidity Facility for such purpose in such amount if the Company has such a liquidity need. The Side Letter was given for the benefit of each director of the Company during the period a loan may be drawn down under the Supplemental Liquidity Facility and shall terminate immediately at such time as the Company has first obtained a directors’ and officers’ liability insurance policy which covers (a) any public offering of securities issued by any company or outside entity, or (b) the purchase or sale of any publicly traded securities for which the company is subject to the Exchange Act. The Company countersigned the Side Letter on September 30, 2020, following which date it committed itself to use reasonable endeavors to obtain directors’ and officers’ liability insurance on commercially reasonable terms as soon as is reasonably practicable.

Loans Granted to Members of the Board of Directors or the Executive Management

As of the date of this prospectus, the Company has no outstanding loan or guarantee commitments to members of the Board of Directors or the Executive Management.

Other Related Party Transactions

For additional information on related party transactions, see Note 42 (“Related party transactions”) to the Company’s annual consolidated financial statements contained in this prospectus.

MAJOR SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of ordinary shares at March 22, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of ordinary shares;

•	each of our directors and members of Executive Management; and

•	all our directors and members of Executive Management as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying the Global Blue Warrants and Series A Preferred Shares, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Beneficial Owners	Number of ordinary shares		Number of Series A Preferred Shares		Percentage of ordinary shares(1)
Directors and Executive Management
Marcel Erni	—		—		—
Thomas W. Farley(2)	3,723,363		—		2.1%
Christian Lucas	—		—		—
Eric Meurice	—		—		—
Joseph Osnoss	—		—		—
Eric Strutz	—		—		—
Angel Ying Zhao	—		—		—
Jorge Casal	*		*		*
Damian Cecchi	*		*		*
Laurent Delmas	*		*		*
Fabio Ferreira	*		*		*
Greg Gelhaus	*		*		*
Jeremy Henderson-Ross	*		*		*
Loïc Jenouvrier	*		*		*
Tomas Mostany	*		*		*
Pier Francesco Nervini	*		*		*
Jacques Stern	*		*		*
Jeremy Taylor	*		*		*
All directors and members of Executive Management as a group (18 persons)	6,617,959		502,198		3.9%
Other 5% Shareholders
Silver Lake(3)	144,938,999	(4)	16,909,624	(5)	78.3%
Antfin (Hong Kong) Holding Limited(6)	12,500,000		—		6.9%
Third Point LLC(7)	10,462,958		—		5.8%

*	Less than 1%.
(1)

In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners, the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by such beneficial owner (if any) and the number of ordinary shares held upon the conversion of all Series A Preferred Shares held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding, the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by such beneficial owner, if any (but not the number of ordinary shares issuable upon the exercise of Global Blue Warrants held by any other beneficial owner), and the number of ordinary shares held upon the conversion of all Series A Preferred Shares held by such beneficial owner, if any (but not the number of ordinary shares held upon the conversion of Series A Preferred Shares held by any other beneficial owner). The conversion ratio of Series A Preferred Shares to ordinary shares is one-to-one, subject to any adjustments pursuant to the Conversion Agreement.
(2)	Reflects ordinary shares held by Thomas W. Farley and by the TWF 2020 Investment Trust, of which Thomas W. Farley is the trustee.
(3)

Reflects securities directly held by Globetrotter and Cayman Holdings. SL Globetrotter GP, Ltd. is the general partner of Globetrotter and Cayman Holdings. The sole shareholder of SL Globetrotter GP, Ltd. is Silver Lake Technology Associates III Cayman, L.P. The general partner of Silver Lake Technology Associates III Cayman, L.P. is Silver Lake (Offshore) AIV GP III, Ltd. Each of the entities identified in this footnote may be deemed to beneficially own the securities held by Globetrotter and Cayman Holdings. The business address of each of the entities listed above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025.

(4)

The 144,938,999 ordinary shares shown in the table consist of (a) 98,017,072 ordinary shares held by Globetrotter, (b) 6,548,415 Global Blue Warrants held by Globetrotter exercisable for the issuance of 6,548,415 ordinary shares, (c) 37,671,577 ordinary shares held by Cayman Holdings, and (d) 2,701,935 Global Blue Warrants held by Cayman Holdings exercisable for the issuance of 2,701,935 ordinary shares.

(5)	The 16,909,624 ordinary shares shown in the table consist of (a) 11,970,487 Series A Preferred Shares held by Globetrotter and (b) 4,939,137 Series A Preferred Shares held by Cayman Holdings.
(6)

The information in the table regarding Ant’s interests in the Company is based on the Schedule 13D filed by Antfin (Hong Kong) Holding Limited, Hangzhou Yunqiang Enterprise Management Consulting Co., Ltd. (“Hangzhou Yunqiang”) and Ant Group Co., Ltd. (“Ant Group”) on September 8, 2020. The business address for Ant is 26/F., Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong. The business address for Hangzhou Yunqiang and Ant Group is Z Space, No. 556 Xixi Road, Hangzhou, China.

(7)	The business address of Third Point LLC is 55 Hudson Yards, New York, NY 10001.

SELLING SECURITYHOLDERS

This prospectus relates, in part, to the offer and sale from time to time by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,666,665 shares of the Company.

The following table sets forth the names of the selling securityholders, the number of ordinary shares beneficially owned by each of them at March 22, 2021, the maximum number of ordinary shares which may be offered pursuant to this prospectus, and the number and percentage of ordinary shares to be beneficially owned by each selling securityholder assuming all of the ordinary shares which may be offered by such selling securityholder pursuant to this prospectus are sold. The “Percentage of Ordinary Shares Owned after Offering” column is based on 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, at March 22, 2021.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of their ordinary shares. The selling securityholders may offer all or part of the ordinary shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the selling securityholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares that will be held by the selling securityholders after an offering can be provided. A selling securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” The Company will not receive any of the proceeds from the sale of the ordinary shares sold by the selling securityholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

None of the selling securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the selling securityholders. Selling securityholders information for each additional selling securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s ordinary shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholders and the number of ordinary shares registered on its behalf.

Name of Selling Securityholder	Ordinary Shares
	Before Offering		Shares to be Sold	After Offering
	Number	Percent(1)		Number	Percent
Alyeska Master Fund, L.P.(2)	1,904,761	*	1,904,761	—	—
Wells Fargo Global Small Cap Fund(3)	225,000	*	225,000	—	—
Wells Fargo Special Small Cap Value Fund(4)	4,536,904	*	4,536,904	—	—
Total	6,666,665		6,666,665	—	—

*	Less than 1%.
(1)

In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such beneficial owners; and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding.

(2)

Represents our ordinary shares acquired by Alyeska Master Fund, L.P. pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Alyeska Master Fund, L.P. The business address for Alyeska Master Fund L.P. is 77 W. Wacker Drive, Suite 700, Chicago, IL 60601

(3)

Represents our ordinary shares acquired by Alyeska Master Fund, L.P. pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Wells Fargo Global Small Cap Fund. The business address for Wells Fargo Global Small Cap Value Fund is 100 Heritage Reserve, Menomonee Falls, WI 53051

(4)

Represents our ordinary shares acquired by Alyeska Master Fund, L.P. pursuant to the share purchase and subscription agreement dated March 4, 2021, between the Company and Wells Fargo Special Small Cap Value Fund. The business address for Wells Fargo Special Small Cap Value Fund is 100 Heritage Reserve, Menomonee Falls, WI 53051.

TAXATION

Switzerland Taxation

The following summary sets forth the material Swiss tax consequences of receiving, owning and disposing of ordinary shares. As regards all other events, investors should consult their own tax advisors about the Swiss tax consequences.

This summary is based upon Swiss tax laws and the practices of the Swiss tax authorities in effect on the date of this prospectus. In addition, this summary is based upon a tax ruling obtained from the Swiss tax authorities on July 15, 2020, which confirmed the tax consequences relating to the Merger; provided, the relevant circumstances remain the same and the Merger is completed within six months from July 15, 2020, and from the Zurich Cantonal Tax Administration on August 26, 2020, which confirmed certain Swiss tax consequences of the Merger. Such law and administrative practice is subject to change at any time, possibly with retroactive effect. The summary does not constitute tax advice and is intended only as a general guide. It is not exhaustive and shareholders should consult their own tax advisors about the Swiss tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of ordinary shares.

Material Swiss Tax Consequences Relating to our ordinary shares

Swiss Withholding Tax

Non-taxable and taxable distributions

Dividends and other similar cash or in-kind distributions (including scrip or stock dividends) on ordinary shares made or paid by Global Blue are subject to Swiss federal withholding tax (Verrechnungssteuer), currently at a rate of 35% (applicable to the gross amount of the taxable distribution). The Swiss withholding tax must be withheld by the Company on the gross amount of the dividend or other distribution and be remitted to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung). Dividends on ordinary shares made or paid by the Company out of capital contribution reserves (Reserven aus Kapitaleinlagen) confirmed by the Swiss tax authorities and distributions on ordinary shares made or paid by the Company based upon a reduction in the nominal value of ordinary shares (Nennwertherabsetzung) are exempt from Swiss withholding tax.

Provided, that the Company is not listed on a Swiss stock exchange, the Company will not be subject to restrictions on the payment of dividends out of capital contribution reserves applicable to Swiss listed companies. It is at the discretion of the Company to decide whether to distribute a dividend out of capital contributions reserves free of Swiss withholding tax and/or out of profit/retained earnings/non-qualifying reserves subject to Swiss withholding tax.

Capital gains realized on the sale of ordinary shares are not subject to Swiss withholding tax (other than in case of a sale to the Company (i) for cancellation, (ii) if the total of repurchased shares exceeds 10% of the Company’s share capital or (iii) if the repurchased ordinary shares are not resold within the applicable time period after the repurchase, if and to the extent the redemption price less the nominal value of the redeemed ordinary shares is not booked against confirmed capital contribution reserves).

Refund of Swiss withholding tax on taxable distributions

Swiss resident recipients: The relevant Swiss tax authority will refund or credit the Swiss withholding tax deducted by the Company on dividends or other distributions on our ordinary shares in full to holders of ordinary shares who are individuals resident in Switzerland and to holders who hold our ordinary shares as part of a trade or business in Switzerland, and who, in each case, among others, are also the beneficial owners of our ordinary shares and the dividends or the other distributions made or paid by the Company on our ordinary shares and who duly report the dividend or other distribution in their income tax return or their statutory financial statements, as applicable, for the relevant tax period.

Non-resident recipients: A shareholder who is not resident in Switzerland and who does not hold our ordinary shares as part of a trade or business carried on through a permanent establishment in Switzerland may be entitled to a full or partial refund of the Swiss withholding tax deducted if the country in which the recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and the conditions of such treaty are met. A reduction of the Swiss withholding tax at the source is not provided for by Switzerland for portfolio holdings. Holders of ordinary shares should be aware that the procedures for claiming treaty benefits (and the time frame required to obtain a tax refund) may differ from country to country and should consult their own legal, financial or tax advisors regarding the procedures for claiming a refund of the Swiss withholding tax.

Residents of the U.S.: A holder of ordinary shares who is a resident of the U.S. for purposes of the U.S.-Swiss Treaty without a trade or business carried on through a permanent establishment in Switzerland to whom the shares are attributable or who is a qualified U.S. pension fund and who, in each case, is also the beneficial owner of the shares and the dividend or other distribution and who meets the conditions of the U.S.-Swiss Treaty, may, if the holder is a qualified U.S. pension fund, apply for a full refund of the Swiss withholding tax, if the holder is a corporation owning at least 10% of Global Blue voting rights apply for a refund of the Swiss withholding tax withheld in excess of the 5% reduced treaty rate and in all other cases apply, for a refund of the Swiss withholding tax withheld in excess of the 15% treaty rate. The claim for a refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms, together with the form providing instructions, may be obtained from the Swiss embassy or any Swiss consulate general in the U.S., the Swiss Federal Tax Administration at the address below or may be downloaded from the Swiss Federal tax Administration’s website. Four copies of the form must be duly completed and then signed before a notary public of the U.S. and three of them must then be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, CH-3003 Bern, Switzerland. The form must be accompanied by suitable evidence demonstrating the deduction of the Swiss withholding tax, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the dividend subject to the withholding tax became payable.

Swiss Securities Turnover Tax

Secondary market dealings in ordinary shares in which neither a Swiss domestic bank nor a Swiss domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) is a party or an intermediary to the transaction are not subject to Swiss securities turnover tax (Umsatzabgabe). For secondary market dealings in ordinary shares in which a Swiss domestic bank or a Swiss domestic securities dealer is a party or an intermediary to the transaction, Swiss securities turnover tax at a rate of 0.15% of the purchase price of our ordinary shares will be payable if none of the exemptions provided for in the Swiss Federal Stamp Duty Act apply. Subject to applicable statutory exemptions in respect of the parties to a transaction, generally half of the tax is charged to each of the parties.

Swiss Income Tax

Holders resident outside of Switzerland and not engaged in trade or business in Switzerland

A holder of ordinary shares who is not a resident of Switzerland for Swiss tax purposes, and who, during the applicable tax year, has not engaged in a trade or business carried on through a permanent establishment in Switzerland for tax purposes, is not subject to any Swiss federal, cantonal or communal income tax as a result of the receipt of dividends or other distributions on ordinary shares or in respect of any capital gains realized on the sale of ordinary shares. See “—Swiss withholding tax” above for a summary of the Swiss withholding tax treatment of dividends and other distributions and capital gains on ordinary shares. See “—International automatic exchange of information in tax matters” and “—Swiss facilitation of the implementation of the U.S. Foreign Account Tax Compliance Act” below for a summary on the exchange of information in respect of holding ordinary shares in an account or deposit with a financial institution or paying agent in Switzerland.

Swiss resident individuals as holders holding shares as private investments

Dividends and other distributions on ordinary shares made or paid by the Company out of confirmed capital contribution reserves and distributions made or paid by the Company on ordinary shares based upon a capital reduction are exempt from Swiss federal, cantonal and communal income tax for holders of ordinary shares who are individual residents in Switzerland for Swiss tax purposes and who hold our ordinary shares as private investments. Other dividends and distributions on ordinary shares are included in the Swiss federal, cantonal and communal taxable income for such holders.

A capital gain realized by a holder of ordinary shares who is an individual resident in Switzerland for Swiss tax purposes and who holds our ordinary shares as a private investment classifies as a tax-exempt private capital gain and a capital loss as a non-tax deductible private capital loss for purposes of Swiss federal, cantonal and communal income tax. A capital gain realized on a sale of ordinary shares to the Company (i) for cancellation, (ii) if the total of repurchased shares exceeds 10% of the Company’s capital or (iii) if the repurchased ordinary shares are not resold within the applicable time period after the repurchase, if and to the extent the redemption price less the nominal value of the redeemed ordinary shares is not booked against confirmed capital contribution reserves, is included in the Swiss federal, cantonal and communal taxable income.

See “—Shares held as assets of a Swiss business” below for a summary of the taxation treatment of Swiss resident individuals who, for income tax purposes, qualify as “professional securities dealers.”

Shares held as assets of a Swiss business

For a holder who holds ordinary shares as part of a trade or business conducted in Switzerland, dividends and other distributions, including capital repayments or distributions out of capital contribution reserves, made or paid by the Company on ordinary shares, and capital gains or losses realized on the sale of ordinary shares are included in (or deducted from) taxable income in the relevant taxation period for purposes of Swiss federal, cantonal and communal individual or corporate income tax. This taxation treatment also applies to private individuals who are Swiss residents and qualify as “professional securities dealers” for income tax purposes.

A Swiss corporation or co-operative, or a non-Swiss corporation or a non-Swiss co-operative holding ordinary shares as part of a Swiss permanent establishment, may benefit from relief from Swiss taxation of the dividends or other distributions, including capital repayments or distributions out of capital contribution reserves, by way of a participation deduction (Beteiligungsabzug) if our ordinary shares held at the time of the dividend or other distribution have a market value of at least CHF 1 million.

Swiss Wealth Tax and Capital Tax

Shares held by holders resident outside of Switzerland and not engaged in trade or business in Switzerland

A holder of ordinary shares who is not a resident of Switzerland for Swiss tax purposes, and who, during the applicable tax year, has not engaged in a trade or business carried on through a permanent establishment in Switzerland for tax purposes, is not subject to any cantonal and communal wealth or annual capital tax because of the mere holding of our ordinary shares.

Shares held by holders resident in Switzerland

A Swiss resident individual holder of ordinary shares is required to report ordinary shares as part of private wealth and is subject to cantonal and communal wealth tax.

A holder who holds ordinary shares as part of a trade or business conducted in Switzerland is required to report ordinary shares as part of business wealth or taxable capital and is subject to cantonal and communal wealth or annual capital tax.

International Automatic Exchange of Information in Tax Matters

Switzerland has concluded a multilateral agreement with the European Union on the international automatic exchange of information (the “AEOI”) in tax matters (the “AEOI Agreement”). This AEOI Agreement entered into force as of January 1, 2017 and applies to all 27 member states as well as Gibraltar. Furthermore, on January 1, 2017, the multilateral competent authority agreement on the automatic exchange of financial account information and, based on such agreement, a number of bilateral AEOI agreements with other jurisdictions entered into force. The Federal Act on the International Automatic Exchange of Information in Tax Matters, which is the primary legal basis for the implementation of the AEOI standard in Switzerland, entered into force on January 1, 2017, as well.

Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, which may include ordinary shares, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU Member State or in a treaty state. Switzerland has signed and is expected to sign further bilateral or multilateral AEOI in tax matter agreements with other countries. Certain of these agreements entered into force on January 1, 2020, or will enter into force at a later date.

A list of such multilateral agreements and bilateral agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Finance (SIF) (www.sif.admin.ch/ sif/en/home/themen/internationale-steuerpolitik/automatischer-informationsaustausch.html).

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On September 20, 2019, the protocol of amendment to the double taxation treaty between Switzerland and the U.S. entered into force allowing U.S. competent authority in accordance with the information reported in aggregated form to request all the information on U.S. accounts without a declaration of consent and on non-consenting non-participating financial institutions.

On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a discussion of material U.S. federal income tax considerations to U.S. Holders (as defined in this prospectus) relating to the acquisition, ownership and disposition of the ordinary shares as of the date hereof. The discussion below only applies to the ordinary shares held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the ordinary shares;

•	persons holding the ordinary shares as part of a “straddle,” constructive sale, hedging, integrated transactions or similar transactions;

•	a person whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders that are controlled foreign corporations or PFICs;

•	a person required to accelerate the recognition of any item of gross income with respect to the ordinary shares as a result of such income being recognized on an applicable financial statement;

•	a person actually or constructively owning 10% or more of the ordinary shares; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the ordinary shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of ordinary shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES. EACH HOLDER OF ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

A “U.S. Holder” means a beneficial owner of ordinary shares, who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States can exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) the trust has a valid election in place be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations with respect to holders other than U.S. Holders.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we are treated as a PFIC for any taxable year during which the U.S. Holder holds the ordinary shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

We do not currently expect the Company to be treated as a PFIC for the current taxable year or for foreseeable future taxable years. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were to be treated as a PFIC, U.S. Holders holding the ordinary shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such ordinary shares (or shares of any of the Company’s subsidiaries that are PFICs) and certain distributions received on such ordinary shares (or shares of any of the Company’s subsidiaries that are PFICs). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in the Company.

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income the amount of any cash distribution paid on the ordinary shares treated as a dividend. A cash distribution on such ordinary shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in such holder’s shares (but not below zero), and any excess will be treated as gain from the sale or exchange of such ordinary shares as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares.” It is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should expect that a distribution will generally be treated as a dividend.

Any dividends received by a U.S. Holder (including any withheld taxes) will be includable in such U.S. Holder’s gross income as ordinary income on the day actually or constructively received by such U.S. Holder.

Such dividends received by a non-corporate U.S. Holder will not be eligible for the dividends received deduction allowed to corporations under the Code. With respect to non-corporate U.S. Holders, certain dividends received from a “qualified foreign corporation” may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. A foreign corporation is also treated as a “qualified foreign corporation” with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ordinary shares, which are listed on the NYSE, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that the ordinary shares will be considered readily tradable on an established securities market in later years or that the Company will be eligible for the benefits of such a treaty. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from the Company if it is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year (see “—Passive Foreign Investment Company Rules” above).

The amount of any dividend paid in euros will equal the U.S. dollar value of the euros received calculated by reference to the exchange rate in effect on the date the dividend is received by a U.S. Holder, regardless of whether the euros are converted into U.S. dollars. If the euros received as a dividend are converted into U.S. dollars on the date they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the euros received as a dividend are not converted into U.S. dollars on the date of receipt, you will have a basis in the euros equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the euros will be treated as U.S. source ordinary income or loss.

As described more fully in “—Switzerland Taxation—Swiss Withholding Tax—Refund of Swiss withholding tax on taxable distributions—Residents of the U.S.” above, a U.S. Holder who is not a resident in Switzerland and who does not hold the ordinary shares as part of a trade or business carried on through a permanent establishment in Switzerland may be entitled to a full or partial refund of Swiss withholding tax deducted on dividends. A U.S. Holder may be required to properly demonstrate to the Company and the Swiss tax authorities its entitlement to the refund under the U.S.-Swiss Treaty. Subject to certain conditions and limitations (including a minimum holding period requirement), Swiss federal withholding taxes (Verrechnungssteuer) on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ordinary shares will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the ordinary shares could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held ordinary shares for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in such ordinary shares with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of the ordinary shares and will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of the ordinary shares as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed above, upon a sale or other taxable disposition of the ordinary shares (other than pursuant to a conversion described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Tax Reporting and Backup Withholding

Individuals and certain domestic entities that are U.S. Holders will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. Holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to the ordinary shares.

Dividend payments with respect to the ordinary shares and proceeds from the sale, exchange, or other disposition of the ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the resale by the selling securityholders named in this prospectus, including their donees, pledgees, transferees or their successors, of 6,666,665 ordinary shares of the Company.

We will not receive any of the proceeds from the sale of the ordinary shares by the selling securityholders. However, the Company will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The net proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholders as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through loans or pledges of the shares, including to a broker-dealer or an affiliate thereof;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling securityholders that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholders.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

The selling securityholders may engage brokers and dealers and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals or as agents of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling securityholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, at prices determined at the time of sale or at prices otherwise negotiated. Broker-dealers may use block transactions and sales to and through broker-dealers.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares are listed on the NYSE under the symbol “GB”.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholders or borrowed from any selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, or perform services for us or the selling securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any agent or broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Lock-Up Agreements

Certain of our shareholders have entered into lock-up agreements. See “Certain Relationships and Related Person Transactions—Certain Relationships and Related Person Transactions—Shareholders Agreement.”

SECURITIES ELIGIBLE FOR FUTURE SALE

As of March 22, 2021, there were 187,534,962 ordinary shares outstanding, including 7,000,000 ordinary shares held in treasury, and 23,717,989 Series A Preferred Shares issued, including 5,929,477 Series A Preferred Shares held in treasury. There were also 30,735,950 Global Blue Warrants outstanding, each exercisable at $11.50 / €10.47 per share.

Following the effectiveness of the registration statement of which this prospectus forms a part, substantially all of the Company’s securities may be sold in the open market or in privately negotiated transactions. We cannot make any prediction as to the effect, if any, that sales of our shares, or the availability of such securities for sale will have on the market price of our securities. Sales of substantial amounts of our securities in the public market could adversely affect prevailing market prices of our securities.

At Closing, the Company, Third Point LLC, the Seller Parties and certain other parties thereto, including Thomas W. Farley, entered into the Registration Rights Agreement with respect to our ordinary shares and other securities of the Company, including Global Blue Warrants and Series A Preferred Shares, received by such parties in connection with the Business Combination (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we agreed to file a shelf-registration statement within forty five (45) days of the Closing, subject to the ability to delay such filing under certain circumstances. Globetrotter and its affiliates and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to us take-down notices under the shelf registration statement stating their intent to sell Registrable Shares in an underwritten offering, which may be either a marketed or non-marketed underwritten offering.

Globetrotter and its affiliates, Far Point LLC and Third Point (collectively, the “Demand Shareholders”) are entitled from time-to-time to deliver to the Company take-down notices under the shelf registration statement stating their intent to sell Registrable Securities (including shares held by the Escrow Agent (as defined in the Registration Rights Agreement) on behalf of Management Sellers) in an underwritten offering, which may be either a marketed or non-marketed underwritten offering. If the Company fails to file the shelf registration statement or fails to maintain the effectiveness of the shelf registration statement, the Demand Shareholders are also entitled to demand that the Company register Registrable Securities (including shares held by the Escrow Agent) in amounts having an aggregate value equal to or greater than $30 million.

The ability of the Demand Shareholders and the other parties to the Registration Rights Agreement to sell Registrable Securities are subject to certain transfer restrictions. Other parties holding Registrable Securities will be entitled to join in underwritten offerings under the shelf registration statement, demand registrations or other registrations by the Company, subject to customary cut-backs. Under the Registration Rights Agreement, the Company will indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, will agree to indemnify the Company and certain persons or entities related to the Company, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At Closing, the Company ceased to be a shell company. On September 3, 2020, we filed “Form 10 information” with the SEC reflecting our status as an entity that is not a shell company on Form 20-F.

When and if Rule 144 becomes available for the resale of our securities, Rule 144 will permit ordinary shares that have been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•	1% of the total number of our outstanding ordinary shares; or

•	the average weekly trading volume of our ordinary shares, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Such sales are also subject to specific manner-of-sale provisions, a six-month holding period requirement for restricted securities, notice requirements and the availability of current public information about us. An “affiliate” is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with an issuer.

Rule 144 will also permit a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), to freely sell such securities subject only to the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least one year beneficially owned ordinary shares that are restricted securities (including the holding period of any prior owner other than an affiliate), will be entitled to freely sell such securities under Rule 144 without regard to the public information requirements of Rule 144. To the extent that any of our affiliates sell their ordinary shares, other than pursuant to Rule 144 or a registration statement, the purchaser’s holding period for the purpose of effecting a sale under Rule 144 commences on the date of the transfer from the affiliate.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted securities who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted securities in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted securities by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted securities who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144 (when and if available), but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of ordinary shares by the selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. dollar
SEC registration fee	$9,018.94
Legal fees and expenses	100,000.00
Accounting fees and expenses	35,000.00
Printing expenses	50,000.00
Miscellaneous expenses	50,000.00

Total	$244,018.94

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Switzerland and conducts a majority of its operations through its subsidiary, Global Blue Group AG, outside the United States. All of the Company’s assets are located outside the United States. A majority of the Company’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s directors and officers.

In addition, the Articles of Association provide for arbitration in Zurich, Switzerland for corporate litigation, including, without limitation, legal proceedings between the Company, its directors and its shareholders.

LEGAL MATTERS

The validity of ordinary shares has been passed on by Niederer Kraft Frey AG, Swiss counsel to Global Blue.

EXPERTS

The financial statements of Global Blue Group AG as of March 31, 2020, 2019 and 2018 and for each of the three years in the period ended March 31, 2020 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s restatement of its consolidated financial statements as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse—Swiss Expert Association for Audit, Tax and Fiduciary.

The financial statements for Far Point Acquisition Corporation as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to the ability of Far Point Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements) thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.globalblue.com. After the Business Combination, through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Global Blue Group AG

Page No.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Income Statement for the periods from April 1, 2019 through March 31, 2020, April 1, 2018 through March 31, 2019 and April 1, 2017 through March 31, 2018	F-7
Consolidated Statement of Comprehensive Income / (Loss) for the periods from April 1, 2019 through March 31, 2020, April 1, 2018 through March 31, 2019 and April 1, 2017 through March 31, 2018	F-8
Consolidated Statement of Financial Position as of March 31, 2020, March 31, 2019 and March 31, 2018	F-9
Consolidated Statement of Cash Flows for the periods from April 1, 2019 through March 31, 2020, April 1, 2018 through March 31, 2019 and April 1, 2017 through March 31, 2018	F-10
Consolidated Statement of Changes in Equity for the periods from April 1, 2019 through March 31, 2020, April 1, 2018 through March 31, 2019 and April 1, 2017 through March 31, 2018	F-11
Notes to Consolidated Financial Statements	F-14

Unaudited Financial Statements
Unaudited Condensed Consolidated Income Statement for the nine months ended December 31, 2019 and December 31, 2020	F-93
Unaudited Condensed Consolidated Statement of Comprehensive Income / (Loss) for the nine months ended December 31, 2019 and December 31, 2020	F-94
Unaudited Condensed Consolidated Statement of Financial Position for the nine months ended December 31, 2019 and December 31, 2020	F-95
Unaudited Condensed Consolidated Statement of Cash Flows for the nine months ended December 31, 2019 and December 31, 2020	F-96
Unaudited Condensed Consolidated Statement of Changes in Equity for the nine months ended December 31, 2019 and December 31, 2020	F-97
Notes to Unaudited Condensed Consolidated Financial Statements	F-100

Far Point Acquisition Corporation

Page No.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-135
Balance Sheets as of December 31, 2019 and December 31, 2018	F-136
Statements of Operations for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018	F-137
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018	F-138
Statements of Cash Flows for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018	F-139
Notes to Financial Statements	F-140

Unaudited Financial Statements
Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019	F-153
Condensed Statements of Operations for the three months ended June 30, 2020 and June 30, 2019 and for the Six Months Ended June 30, 2020 and June 30, 2019	F-154
Condensed Statements of Changes in Stockholders’ Equity for the three months ended June 30, 2020 and June 30, 2019 and for the Six Months Ended June 30, 2020 and June 30, 2019	F-155
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2020 and June 30, 2019	F-156
Notes to Unaudited Condensed Financial Statements	F-157

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Global Blue Group AG

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Global Blue Group AG and its subsidiaries (the “Company”) as of March 31, 2020, 2019 and 2018, and the related consolidated income statements, statements of comprehensive income, statements of cash flows and statements of changes in equity for each of the three years in the period ended March 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2020, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2020 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Restatement of Previously Issued Financial Statements

As discussed in Note 1 to the consolidated financial statements, the Company has restated its 2020 financial statements to correct errors.

Change in Accounting Principle

As discussed in Notes 3 and 13 to the consolidated financial statements, the Company changed the manner in which it accounts for leases in 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – COVID-19

As discussed in Note 44 to the consolidated financial statements, in March 2020 the COVID-19 outbreak was recognized as a pandemic, with governments taking preventative measures, including imposing restrictions on international travel and closure of all non-essential stores. These measures have negatively impacted the Company’s business and recent results of operations and financial condition. At this point, the Company cannot reasonably estimate the duration and severity of this pandemic, which could have a significant negative impact on the Company’s business, results of operations, financial position and cash flows in the year ending March 31, 2021.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

July 31, 2020

We have served as the Company’s or its predecessors’ auditor since 2010.

Global Blue Group AG

Consolidated Financial Statements

1 April 2018 – 31 March 2020

Zürichstrasse 38.

CH-8306 Brüttisellen, Switzerland

CHE-218.820.653

N43.	Shareholders of Global Blue Group AG	F-87
N44.	COVID-19 Considerations	F-87
N45.	Events after the reporting period	F-89

GENERAL INFORMATION

Board of Directors

Christian Lucas

Jacques Stern

Marcel Erni

Joseph Osnoss

Katherine Brody

Eric Meurice

Eric Strutz

Ulf Pagenkopf

Registered office

Zürichstrasse 38, 8306 Brüttisellen, Switzerland

Auditors

PricewaterhouseCoopers SA (CHE-390.062.005), Genève

Owners

The shareholders of Global Blue Group AG - Group are outlined in Note 43

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED INCOME STATEMENT

		Restated
(€ thousands)	Notes	2019/20	2018/19	2017/18
Total revenue	6	420,400	412,956	421,444

Operating expenses	7	(379,201)	(354,433)	(361,587)

Operating Profit		41,199	58,523	59,857
Finance income	11	5,309	2,825	2,394
Finance costs	11	(37,158)	(31,505)	(34,519)

Net finance costs	11	(31,849)	(28,680)	(32,125)

Profit before tax		9,350	29,843	27,732
Income tax expense	12	(7,681)	(22,956)	(8,254)

Profit for the year		1,669	6,887	19,478

Profit / (loss)attributable to:
Owners of the parent		(3,532)	2,350	15,683
Non-controlling interests		5,201	4,537	3,795

Profit for the year		1,669	6,887	19,478

Basic Profit / (loss) per share	15	(0.09)	0.06	0.39

Diluted Profit / (loss) per share	15	(0.09)	0.06	0.39

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME/(LOSS)

		Restated
(€ thousands)	Notes	2019/20	2018/19	2017/18
Profit for the year		1,669	6,887	19,478
Other comprehensive income (loss)
Items that will not be reclassified to profit or loss:
Remeasurements on post-employment benefit obligations	30	(2,162)	428	319
Income tax effect	12	307	(74)	(3)

		(1,855)	354	316
Items that may be reclassified to profit or loss in subsequent periods:
Currency translation differences		(9,168)	1,854	(10,027)
Cash flow hedges	24	—	—	902

		(9,168)	1,854	(9,125)

Other comprehensive income / (loss) for the year, net of tax		(11,023)	2,208	(8,809)

Total comprehensive income / (loss) for the year		(9,354)	9,095	10,669

Attributable to:
Owners of the parent		(14,237)	4,502	7,456
Non-controlling interest		4,883	4,593	3,213

Total comprehensive income / (loss) for the year		(9,354)	9,095	10,669

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		Restated
(€ thousands)	Notes	31 Mar 2020	31 Mar 2019	31 Mar 2018
ASSETS
Non-current assets
Property, plant and equipment	13,16	51,355	56,213	9,854
Intangible assets	17	631,002	695,622	750,499
Deferred income tax asset	29	12,349	10,864	9,408
Investments in associates and joint ventures	41	2,895	2,444	—
Other non-current receivables	18	15,170	12,703	13,360

		712,771	777,846	783,121
Current assets
Trade receivables	20	141,306	249,331	266,072
Other current receivables	21	33,760	49,247	33,563
Derivative financial instruments		742	—	—
Income tax receivables		1,573	3,612	23,242
Prepaid expenses	22	7,919	15,045	10,893
Cash and cash equivalents	23	226,139	104,072	50,674

		411,439	421,307	384,444
Total assets		1,124,210	1,199,153	1,167,565

EQUITY AND LIABILITIES
Equity attributable to owners of the parent
Ordinary shares	24	341	341	341
Share premium	24	391,856	391,856	391,856
Other reserves	24	(11,881)	(1,201)	(5,635)
Accumulated losses		(317,195)	(312,455)	(305,856)

		63,121	78,541	80,706

Non-controlling interests	25	8,376	8,426	8,905

Total equity		71,497	86,967	89,611

Liabilities
Non-current liabilities
Non Convertible Equity Certificates	26	4,891	4,494	1,591
Loans and borrowings	27	624,595	622,398	612,793
Derivative financial instruments		—	176	174
Other long term liabilities	28	29,753	34,498	3,810
Deferred income tax liabilities	29	34,564	49,376	63,850
Post-employment benefits	30	7,962	5,062	5,407
Provisions for other liabilities and charges	31	2,235	1,746	1,485

		704,000	717,750	689,110
Current liabilities
Trade payables	32	237,319	263,720	268,388
Other current liabilities	33	45,236	58,888	34,072
Accrued liabilities	34	41,833	39,970	44,968
Current income tax liabilities		23,244	29,756	38,444
Loans and borrowings	27	1,081	2,102	2,972

		348,713	394,436	388,844

Total liabilities		1,052,713	1,112,186	1,077,954

Total equity and liabilities		1,124,210	1,199,153	1,167,565

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

		Restated
(€ thousands)	Notes	2019/20	2018/19	2017/18
Profit before tax		9,350	29,843	27,732
Depreciation and amortisation	9	113,581	105,133	86,719
Net financial costs	11	31,849	28,680	32,125
Other non cash items	35	2,939	1,205	18,690
Net deductible financial costs	35	(4,772)	(1,071)	(1,673)
Income tax paid		(28,100)	(28,292)	(24,748)
Interest paid		(24,567)	(24,479)	(26,759)
Payment of provisions	31	—	(17)	(4,517)
Changes in working capital	36	88,980	3,338	(22,578)

= Net cash from operating activities (A)		189,260	114,341	84,991

Purchase of tangible assets	16	(5,550)	(6,800)	(5,950)
Purchase of intangible assets	17	(32,181)	(26,615)	(20,612)
Acquisition of subsidaries net of cash acquired		—	(5,467)	2,312
Acquisition of non-current financial assets	18,41	(7,856)	(1,541)	(2,622)
Divestiture of non-current financial assets	18	2,867	147	110

= Net cash used in investing activities (B)		(42,720)	(40,276)	(26,762)

Proceeds from issuance of share capital	24	—	—	85
Repurchase of CPECs	24	—	—	(113,811)
Acquisition of shares and NC-PECs issued by subsidaries		(2,096)	(1,029)	(2,557)
Principal elements of lease payments	13	(15,266)	(14,154)	—
Dividends paid to non-controlling interests	25	(4,846)	(3,881)	(3,507)

= Net cash used in financing activities (C)		(22,208)	(19,064)	(119,790)

Net foreign exchange difference (D)		(1,198)	(557)	(2,335)

= Net increase (decrease) in cash and cash equivalents (E) = (A) + (B) + (C) + (D)		123,134	54,444	(63,896)

Cash and cash equivalents at beginning of period	23	104,072	50,674	111,687
Cash and cash equivalents at end of period	23	226,139	104,072	50,674
Net change in bank overdraft facilities		(1,066)	(1,046)	2,883

= NET CHANGE IN CASH AND CASH EQUIVALENTS		123,134	54,444	(63,896)

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(€ thousands)	Notes	Issued capital	Share premium	Other reserves	Cash flow hedge reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Total	Non- controlling interests	Total
Balance as at 31 March 2019	24	341	391,856	9,890	—	(10,572)	(519)	(312,455)	78,541	8,426	86,967
Balance as at 1 April 2019		341	391,856	9,890	—	(10,572)	(519)	(312,455)	78,541	8,426	86,967
Profit/(loss) for the year Restated		—	—	—	—	—	—	(3,532)	(3,532)	5,201	1,669
Other comprehensive income/(loss)	24	—	—	—	—	(8,897)	(1,807)	—	(10,704)	(318)	(11,021)
Total comprehensive income/(loss) Restated		—	—	—	—	(8,897)	(1,807)	(3,532)	(14,236)	4,883	(9,353)

Dividends	25	—	—	—	—	—	—	(64)	(64)	(4,846)	(4,910)
Total contribution by and distribution to owners of the parent, recognised directly in Equity		—	—	—	—	—	—	(64)	(64)	(4,846)	(4,910)
Decrease in scope of consolidation		—	—	—	—	—	—	16	16	—	16
Capital increase		—	—	—	—	—	—	(2)	(2)	—	(2)
FX effect of the acqusition to be cancelled		—	—	—	—	—	—	—	—	(16)	(16)
Restatement to hyperinflation (1)		—	—	—	—	—	—	(959)	(959)	—	(959)
Other transactions		—	—	24	—	—	—	(199)	(175)	(71)	(246)
Total transactions with owners of the parent, recognised directly in equity		—	—	24	—	—	—	(1,144)	(1,120)	(87)	(1,207)

Balance as at 31 March 2020 Restated	24	341	391,856	9,914	—	(19,469)	(2,326)	(317,195)	63,121	8,376	71,497

(1)	The effect of EUR0.9m in the line “Restatement to hyperinflation” is a result of the hyperinflation in Argentina.

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

As at 31 March 2020 the share capital comprised of 40,000,000 shares with a nominal value of EUR0.009 each.

(€ thousands)	Notes	Issued capital	Share premium	Other reserves	Cash flow hedge reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Total	Non- controlling interests	Total
Balance as at 31 March 2018	24	341	391,856	7,607	—	(12,339)	(903)	(305,856)	80,706	8,905	89,611
Changes in accounting policies (IFRS 9)		—	—	—	—	—	—	(7,406)	(7,406)	—	(7,406)
Balance as at 1 April 2018		341	391,856	7,607	—	(12,339)	(903)	(313,262)	73,300	8,905	82,205
Profit/(loss) for the year		—	—	—	—	—	—	2,350	2,350	4,537	6,887
Other comprehensive income/(loss)	24	—	—	—	—	1,767	384	—	2,151	57	2,208
Total comprehensive income		—	—	—	—	1,767	384	2,350	4,501	4,594	9,095

Dividends	25	—	—	—	—	—	—	(5)	(5)	(3,881)	(3,886)
Total contribution by and distribution to owners of the parent, recognised directly in Equity		—	—	—	—	—	—	(5)	(5)	(3,881)	(3,886)
Impact from the changes in % of ownership held (1)		—	—	—	—	—	—	456	456	(1,810)	(1,354)
Increase in scope of consolidation		—	—	—	—	—	—	—	—	633	633
FX effect of the acqusition to be cancelled		—	—	—	—	—	—	20	20	(15)	5
Restatement to hyperinflation (2)		—	—	2,283	—	—	—	(2,430)	(147)	—	(147)
Other transactions		—	—	—	—	—	—	416	416	—	416
Total transactions with owners of the parent, recognised directly in equity		—	—	2,283	—	—	—	(1,538)	745	(1,192)	(447)
Balance as at 31 March 2019	24	341	391,856	9,890	—	(10,572)	(519)	(312,455)	78,541	8,426	86,967

(1)

The effect for the financial year 2018/19 of EUR(1.8)m and (EUR0.7m at 31 March 2018) in the line “Impact from the changes in % of ownership held” is a result of the capital decrease and ownership change in IRIS Global Blue Malaysia (Note 38).

(2)	The effect of EUR2.3m in the line “Restatement to hyperinflation” is a result of the hyperinflation in Argentina (Note 24).

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

As at 31 March 2019 the share capital comprised of 40,000,000 shares with a nominal value of EUR0.009 each.

(€ thousands)	Notes	Issued capital	Share premium	Other reserve	Cash flow hedge reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Total	Non- controlling interests	Total
Balance as at 1 April 2017	24	1,764	91,106	298,974	(859)	(2,870)	(1,272)	(197,976)	188,867	7,305	196,172
Profit/(loss) for the year		—	—	—	—	—	—	15,683	15,683	3,795	19,478
Other comprehensive income/(loss)	24	—	—	—	900	(9,449)	322	—	(8,227)	(581)	(8,808)
Total comprehensive income		—	—	—	900	(9,449)	322	15,683	7,456	3,214	10,670

Issue of share capital	24	897	76,300	—	—	—	—	—	77,197	—	77,197
Conversion of Convertible Preferred Equity Certificates into shares	24	—	—	(46,774)	—	—	—	(30,423)	(77,197)	—	(77,197)
Redemption of Convertible Preferred Equity Certificates	24	—	—	(22,561)	—	—	—	(91,250)	(113,811)	—	(113,811)
Dividends	25	—	—	—	—	—	—	—	—	(3,507)	(3,507)
Total contribution by and distribution to owners of the parent, recognised directly in Equity		897	76,300	(69,335)	—	—	—	(121,673)	(113,811)	(3,507)	(117,318)
Effects of the capital reorganisation	24	(2,320)	224,450	(222,032)	—	—	—	—	98	—	98

Acquisition (-) / Sale (+) of shares from Management		—	—	—	—	—	—	(1,231)	(1,231)	—	(1,231)
Acquisition of non-controlling interest in IRIS Global Blue Malaysia		—	—	—	—	—	—	—	—	1,221	1,221
Impact from the changes in % of ownership held (1)		—	—	—	(41)	(20)	47	(658)	(672)	672	—
Total transactions with owners of the parent, recognised directly in equity		—	—	—	(41)	(20)	47	(1,889)	(1,903)	1,893	(10)

Balance as at 31 March 2018	24	341	391,856	7,607	—	(12,339)	(903)	(305,856)	80,706	8,905	89,611

As at 31 March 2018 the share capital comprised of 40,000,000 shares with a nominal value of EUR0.009 each.

The notes on pages F-14 to F-89 are an integral part of these consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	Corporate information

Global Blue Group AG (‘the Company’ or ‘Global Blue’) and its subsidiaries (together ‘the Group’) provide technology-enabled transaction processing services for merchants, banks, governments and travellers. The Group has operating subsidiaries around the world.

The Company is a partnership limited by shares incorporated on 16 March 2018. The registered office is established in 38, Zürichstrasse, CH-8306 Brüttisellen, Switzerland under the number CHE-218.820.653 Global Blue Group AG is the ultimate parent of the Group.

These group consolidated financial statements, previously issued 23 June 2020, were restated to reflect the matters described below in the section “Restatement of Previously Issued Consolidated Financial Statements”. These restated financials statements were authorized for issue by the Directors of the Company on 31 July 2020.

The consolidated financial statements of Global Blue Group AG have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and are presented in Thousands of Euros (EURk).

The principal activities of the Group are described in Note 2.

Owners’ structure

Global Blue Group AG is the ultimate holding company for the Group.

On 16 January 2020 Global Blue announced it will become a publicly traded company on the New York Stock Exchange through a merger with Far Point Acquisition Corporation (NYSE: FPAC), a special purpose acquisition company co-sponsored by the institutional asset manager Third Point LLC and former NYSE President Thomas W. Farley. The new public company will be incorporated in Switzerland and will trade as Global Blue under ticker symbol NYSE: “GB” upon closing. The transaction is expected to close before or by 31 August 2020 and is subject to approval by FPAC stockholders and other customary closing conditions, including regulatory approvals.

Restatement of Previously Issued Consolidated Financial Statements

The Company has restated its previously issued consolidated financial statements for the year ended March 31, 2020 (authorized on 23 June 2020) to reflect the correction of errors related to 1) an incorrect impairment of goodwill associated with its Refund Suisse business, 2) an understatement of the estimated trade receivables loss allowance, and 3) an overstatement of share based payment expense. A description of the adjustments and their impact on the previously issued financial statements are included below.

Refund Suisse did not meet certain financial targets which would require payments under contingent consideration associated with the acquisition (see Note 38), thus resulting in no payment being required by the Company. As a result, the Company released the contingent consideration liability and recorded a gain in the income statement and impaired associated goodwill which was recorded as part of the original purchase price allocation in 2018. Given that Refund Suisse forms part of the TFSS CGU, which has significant headroom, the impairment of €1,551k was incorrect and should not have been recorded. The effect of this correction was a €1,551k decrease in operating expenses and associated increase in intangible assets. In addition, the Company has adjusted its estimated trade receivables loss allowance related to certain European TFSS jurisdictions where the Company had under-provisioned. The effect of this correction was a €910k increase in operating expenses and associated decrease in current trade receivables. Separately, the Company has corrected an assumption in its share-based payment expense calculation. The effect of this correction was a €281k decrease in operating expenses and associated other current liabilities. The combined effect of these adjustments is to increase operating income by €922k. The restatement also reflects the applicable adjustment for income taxes.

In evaluating the aggregated effects of these errors to its previously issued consolidated financial statements in accordance with IAS 8 – Accounting Policies, Accounting Estimates and Errors (“IAS 8”), the Company has decided to restate its previously issued consolidated financial statements for the financial year ended 31 March 2020. The restatement did not have an effect on the preceding periods.

All financial information and relevant disclosures presented in the accompanying notes have been corrected and restated to reflect the correction of these errors.

The following tables present the effect of the aforementioned revisions on the Company’s consolidated income statement, consolidated statement of comprehensive income, consolidated statement of financial position, consolidated statement of cash flows, and consolidated statement of changes in equity.

Restatement of Consolidated Income Statement

	2019/20
(€ thousands)	As Reported	Adjustment	Restated
Total revenue	420,400	—	420,400
Operating expenses	(380,123)	922	(379,201)

Operating Profit	40,277	922	41,199

Profit before tax	8,428	922	9,350

Income tax expense	(7,899)	218	(7,681)

Profit for the year	529	1,140	1,669

Profit / (loss) attributable to:
Owners of the parent	(4,672)	1,140	(3,532)

Basic Profit / (loss) per share	(0.12)	0.03	(0.09)

Diluted Profit / (loss) per share	(0.12)	0.03	(0.09)

Restatement of Consolidated Statement of Comprehensive Income

	2019/20
(€ thousands)	As Reported	Adjustment	Restated
Profit for the year	529	1,140	1,669

Total comprehensive income / (loss) for the year	(10,494)	1,140	(9,354)

Attributable to:
Owners of the parent	(15,377)	1,140	(14,237)

Restatement of Statement of Financial Position

	2019/20
	As Reported	Adjustment	Restated
Intangible assets	629,451	1,551	631,002
Deferred income tax asset	12,131	218	12,349

Non-current assets	711,002	1,769	712,771
Trade receivables	142,216	(910)	141,306
Current assets	412,349	(910)	411,439

Total assets	1,123,351	859	1,124,210

Equity attributable to owners of the parent
Accumulated losses	(318,335)	1,140	(317,195)

Total equity	70,357	1,140	71,497

Other current liabilities	45,517	(281)	45,236
Current liabilities	348,994	(281)	348,713

Total liabilities	1,052,994	(281)	1,052,713

Total equity and liabilities	1,123,351	859	1,124,210

Restatement of Consolidated Statement of Cash Flows

	2019/20
(€ thousands)	As Reported	Adjustment	Restated
Profit or (loss) before tax
Profit before tax	8,428	922	9,350
Other non cash items	4,771	(1,832)	2,939
Change in working capital	88,070	910	88,980

Net cash from operating activities	189,260	—	189,260

Net Change in Cash and Cash Equivalents	123,134	—	123,134

Restatement of Consolidated Statement of Changes in Equity

	As Reported			Adjustments			Restated
(€ thousands)	Accumulated Losses	Total (pre- NCI)	Total (post- NCI)	Accumulated Losses	Total (pre- NCI)	Total (post- NCI)	Accumulated Losses	Total (pre- NCI)	Total (post- NCI)
Balance as at 31 March 2019	(312,455)	78,541	86,967	—	—	—	(312,455)	78,541	86,967

Balance as at 1 April 2019	(312,455)	78,541	86,967	—	—	—	(312,455)	78,541	86,967

Profit/(loss) for the year	(4,672)	(4,672)	529	1,140	1,140	1,140	(3,532)	(3,532)	1,669

Total comprehensive income/(loss)	(4,672)	(15,376)	(10,493)	1,140	1,140	1,140	(3,532)	(14,236)	(9,353)
Balance as at 31 March 2020	(318,335)	61,981	70,357	1,140	1,140	1,140	(317,195)	63,121	71,497

NOTE 2	General information about the business

Product offering

The Company serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international travellers shopping abroad, driven by multiple macroeconomic tailwinds. The Company offers third-party serviced tax free shopping (“TFSS”) solutions and offers added-value payment solutions (“AVPS”), including dynamic currency conversion. At the core, the Company is a technology platform that serves a network of merchant stores globally through both TFSS and AVPS, delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and authorities.

Tax Free Shopping Technology Solutions

Tax Free Shopping Technology Solutions (TFSS) is the Group’s principal service. TFSS is value added tax (VAT) refund service, allowing eligible shoppers to reclaim VAT on goods purchased outside of their home country. Merchants benefit from TFSS through increased sales and greater customer satisfaction from their foreign customers.

Global Blue actively seeks to educate merchants and travellers in VAT refund opportunities to increase the proportion of VAT refunds that are issued and successfully refunded. In addition, Global Blue has also simplified the end-to-end refund process for its customers through the development of specific technology and processes.

Intelligence and Marketing services, which are also included in the TFSS product offering, provide merchants multiple channels and services to better target travellers.

Added-Value Payment Solutions

The Group offers Added-Value Payment Solutions (AVPS) through two brands: Currency Choice and Currency Select.

The AVPS services enable customers to pay in their choice of preferred currency, home or destination, at the point of sale when shopping outside of their home country.

Global Blue’s AVPS value proposition to travellers is to provide clarity around the final amount that they will be charged as they are given the option to pay the purchase price in their preferred currency, fixed at the time of purchase. For travellers, it is a convenient and transparent service with competitive FX pricing. For businesses (e.g., merchants and hotels), AVPS generate incremental revenues.

AVPS are designed to integrate with merchants’ point-of-sale hardware and Global Blue has designed the systems workflow to allow the merchants’ business processes to remain largely unchanged.

Global Blue provides the currency conversion service for Point of Sale, eCommerce DCC and DCC at ATMs, as well as Multi-Currency Processing (MCP) for online retailers.

NOTE 3	Significant accounting policies

Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with IFRS as issued by the International Accounting Standards Board and adopted by the IASB.

The consolidated financial statements are prepared to provide the reader with of a set of financial statements in connection with the preparation for a potential exit of the current shareholders.

The consolidated financial statements include three years of financial information from 1 April 2017 to 31 March 2020 and have been prepared using the accounting policies as applied in each year.

The consolidated financial statements have been prepared on a historical cost basis, except for derivative financial instruments that have been measured at fair value.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements, are disclosed in Note 5.

Basis of consolidation

The consolidated financial statements comprise the financial statements of Global Blue Group AG and its subsidiaries as at 31 March 2020, 2019 and 2018.

Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when it has power over that entity, when it is exposed or has rights to variable returns from its involvement with that entity and when it has the ability to use its power over that entity to affect the amount of the returns. Subsidiaries are fully consolidated from the date on which control is transferred to the Group and are de-consolidated from the date that control ceases.

Inter-company transactions, balances and unrealized gains on transactions between group companies are eliminated unless the transaction provides evidence of an impairment of the transferred asset. Unrealized gains/losses are also eliminated. Accounting policies of subsidiaries are consistent with the policies adopted and selected by the Group.

Transactions and Non-controlling interest

Transactions with non-controlling interests that do not result in loss of control are accounted for as equity transactions – that is, as transactions with the owners in their capacity as owners. For purchases from non-controlling interests, the difference between fair value of any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gain or losses on disposals to non-controlling interests are also recorded in equity.

When the Group ceases to have control, any retained interest in the entity is re-measured to its fair value at the date when control is lost, with the change in carrying amount recognized in profit or loss. This fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss.

Investment in joint ventures

The Group applies IFRS 11 to all joint arrangements. Under IFRS 11, investments in joint arrangements are classified as either joint operations or joint ventures, depending on the contractual rights and obligations of each investor. The Group has assessed the nature of its joint arrangement and determined it to be a joint venture. A joint venture is a type of joint arrangement whereby the parties, with joint control of the arrangement, have the rights to the net assets of the joint venture. The Group exercises joint control over a joint arrangement when decisions relating to the relevant activities of the arrangement require the unanimous consent of the Group and the other parties with whom control is shared.

Joint ventures are accounted for using the equity method.

Under the equity method of accounting, interest in a joint venture is initially recognised at cost and adjusted thereafter to recognise the Group’s share of the post-acquisition profits or losses and movements in other comprehensive income. When the Group’s share of losses in a joint venture equals or exceeds its interests in the joint venture, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the joint venture.

Changes in accounting policy

Changes in accounting policy in the financial year 2019/20

New accounting standards, amendments and interpretation effective in the financial year 2019/20 had no significant impact on the consolidated financial statements of the Group.

Changes in accounting policy in the financial year 2018/19

The following new standards have been adopted as of 1 April 2018 and are reflected in the consolidated financial statements:

IFRS 9 – Financial instruments

IFRS 9 addresses the classification, measurement and recognition of financial assets and financial liabilities. The complete version of IFRS 9 was issued in July 2014 with the objective of replacing the guidance in IAS 39 that relates to the classification and measurement of financial instruments. IFRS 9 retained, though in a simplified manner, the mixed measurement model and established three primary measurement categories for financial assets: amortised cost, fair value through other comprehensive income (OCI) and fair value through profit or loss (FVPL). The basis of classification depends on the entity’s business model and the contractual cash flow characteristics of the financial asset. Investments in equity instruments are required to be measured at fair value through profit or loss, unless the Company makes an irrevocable decision at the initial recognition of the investment, to present the subsequent changes in fair value in OCI. IFRS 9 established a new expected credit losses model that replaced the incurred loss impairment model used previously in IAS 39. With respect to financial liabilities, there were no changes to classification and measurement except for the recognition of changes in own credit risk in other comprehensive income and for liabilities designated at fair value through profit or loss. IFRS 9 relaxed the requirements for hedge effectiveness by replacing the bright line hedge effectiveness tests, which enabled the use of hedge accounting if the hedge was 80%-125% effective. Instead, IFRS 9 requires an economic relationship between the hedged item and hedging instrument, and that the ‘hedged ratio’ is the same as the one management actually use for risk management purposes. Documentation related to hedging is still required, though different to that currently prepared under IAS 39.

In July 2017, the IASB (‘Board’) released the accounting standard for modifications of financial liabilities under IFRS 9. That is, when a financial liability measured at amortised cost is modified without resulting in derecognition, a gain or loss should be recognised in profit or loss. The gain or loss is calculated as the difference between the original contractual cash flows and the modified cash flows discounted at the original effective interest rate.

At 1 April 2018 the IFRS 9 transition has an impact on the retained earnings of EUR7.4m (decrease), loans and borrowings of EUR7.4m (increase), and the future interest costs as they are amortised.

Global Blue adopted the standard as of 1 April 2018 based on the modified retrospective approach.

Global Blue has analysed the impact of the standard and has concluded the following:

•	The new hedge requirements have no impact on the financials of Global Blue, as the Company does not apply hedge accounting;

•	The financial liabilities are measured at “amortised cost”, which has been reflected in equity as of 1 April 2018;

•

The impact of implementing the expected loss model on trade receivables is immaterial. The Group determines at each reporting date the impairment allowances by measuring the expected credit loss, using the lifetime expected loss allowance model, under the simplified approach.

The following table presents the reclassification of financial instruments on adoption of IFRS 9 as at 1 April 2018:

Measurement category
	Original (IAS 39)	New IFRS 9
Financial assets
Other non-current financial receivables	Loans and receivables/Amortised cost	Amortised cost
Trade receivables	Loans and receivables/Amortised cost	Amortised cost
Other receivables excluding other non-financial receivables	Loans and receivables/Amortised cost	Amortised cost
Cash and cash equivalents	Loans and receivables/Amortised cost	Amortised cost

Financial liabilities
Loans and borrowings	Amortised cost	Amortised cost
Derivative financial instruments	FVPL	FVPL
Other long term liabilities	Amortised cost	Amortised cost
Trade payables	Amortised cost	Amortised cost
Other current liabilities excluding non-financial liabilities	Amortised cost	Amortised cost
Accrued liabilities excluding non-financial liabilities	Amortised cost	Amortised cost

IFRS 15 - Revenue from contracts with customers

IFRS 15 deals with revenue recognition and establishes principles for reporting useful information to users of financial statements about the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Revenue is recognized when a customer obtains control of a good or service and thus has the ability to direct the use and obtain the benefits from the good or service. The standard replaces IAS 18 ‘Revenue’ and IAS 11 ‘Construction contracts’ and related interpretations. The standard is effective for annual periods beginning on or after 1 January 2018 and earlier application is permitted.

Global Blue adopted the standard as of 1 April 2018, based on the modified retrospective approach.

Global Blue has analysed the impact of the standard and has concluded that there are no material changes to the recognition of revenue for the Group. However, the Group has identified the need to change to the current revenue recognition approach in relation to very limited number of advance payments for contracts with select customers, as described in Note 17 and Note 22. These payments for contracts with customers were previously recorded as capitalised intangible assets and were expensed through the income statement over the lifetime of such contracts. With the new standard, the portion of such payments and contracts which is related to the current financial year is recorded as a negative revenue, while the remaining amount is recognized as a prepaid expense.

IFRS 16 - Leases

IFRS 16 replaces IAS 17 and sets out new principles for the recognition, measurement and presentation of leases. The main impact for Global Blue’s financial statements is that IFRS 16 introduces a single lessee accounting model requiring a lessee to recognize lease contracts on balance sheet via right-of-use assets and lease liabilities. In addition, the new standard requires a more extensive level of disclosure for lessees and lessors. The standard is effective for annual periods beginning on or after 1 January 2019 and earlier application is permitted.

IFRS 16 Qualification

To qualify as a lease under IFRS 16, an agreement has to transfer the right to control the use of an identified asset - (i.e. direct how and for what purpose the asset is used), throughout the designated period of use, in exchange for consideration, so that the customer has the right to obtain substantially all of the economic benefits from the use of the identified asset.

The IFRS 16 contains exemptions for certain types of contracts, such as: (i) short term leases where the useful life is less than 12 months, (ii) low value asset leases, and (iii) non-lease components. These contracts are recognized though the income statement, as other expenses, when incurred.

Lease liability

The lease liability represents the net present value of lease payments over the lease term (as detailed below). The interest expense on the lease liability is presented as a component of finance costs. Where these lease agreements do not specify the implicit interest rate and as these subsidiaries are financed internally, Global Blue uses its incremental borrowing rate.

Right of use asset

Right of use assets are capitalised at a value equivalent to the lease obligation at inception and depreciated over the lease term.

At the inception of the lease contract the initial direct costs are capitalised in the value of Right of use asset. Initial direct costs are the incremental costs of obtaining a lease that would not have been incurred if the lease had not been obtained.

Lease term

The lease term corresponds to the non-cancellable period of each contract. Where leases contain an option to either extend or terminate early, the Company is required to make an assessment regarding the likelihood of exercising such option on a lease-by-lease basis.

Extension and termination options are included in a number of property and equipment leases across the Group. These terms are used to maximise operational flexibility in terms of managing contracts. The majority of extension and termination options held are exercisable only by the Group and not by the respective lessor.

In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option. Extension options (or periods after termination options) are only included in the lease term if the lease is reasonably certain to be extended (or not terminated). If the lessor has a termination option, the lease term is limited to the enforceable lease term.

Implementation date and impact summary

Global Blue adopted the standard as of 1 April 2018 under the cumulative catch-up approach, at which it recognized the Right of use asset in line with the lease liability recognized. As IFRS 15 has been adopted as of 1 April 2018, Global Blue qualified for the early adoption of IFRS 16, alongside the adoption of IFRS 15.

The following table contains the differences between the lease commitments under IAS 17 and the lease liability at the date, as a result of the adoption of IFRS 16:

(€ thousands)
Change in accounting policy	2018/19	2017/18
Operating lease commitments disclosed as at 31 March 2018	70,138	—
(Less): short-term leases recognised on a straight-line basis as expense	(348)	—
(Less): low-value leases recognised on a straight-line basis as expense	(7)	—
(Less): contracts reassessed as service agreements	(1,732)	—
Add/(less): adjustments as a result of a different treatment of extension and termination options	11,259	—
Add/(less): adjustments relating to changes in the index or rate affecting variable payments	(20,431)	—
Discounted using the incremental borrowing rate	(4,554)	—

Lease liability recognised as at 1 April 2018	54,325	—

Upcoming changes in accounting policy

New and revised standards will be applied in the financial years 2020/21 and beyond. Global Blue’s assessment is that the standards, amendments and interpretation issued and not yet effective for the financial year 2020/21 will not have a significant impact on the consolidated financial statements.

Performance Measures

Amortization of intangible acquired through business combinations

Represents the amortization of the assets recognized in the process of the purchase price allocation during an acquisition. The majority of this amortization relates to the 2012 acquisition of Global Blue by Silver Lake and Partners Group (see below).

Exceptional items

Exceptional items consist of items which the board considers as not directly related to ordinary business operations and which are not included in the assessment of management performance. These are detailed in note 10 and include:

•	Business restructuring expenses, including expenses related to replacement of management positions and any cost associated with replacing roles, changing of facilities or discontinued operations;

•	Corporate restructuring expenses, including legal, consultancy and advisory expenses associated with preparing the Group for an exit by GB Shareholders; which is currently underway;

•

Monitoring fees, which are fees charged by the ultimate owners of the Group, funds advised by Silver Lake and Partners Group, for services rendered by Silver Lake and Partners Group to Global Blue. They cover activities such as advising the Group on various topics, including strategy, business plan, budget and capital markets activities; the retention and supervision of independent auditors; and the work performed by third parties, including legal counsel, investment bankers, or other financial advisors or consultants. The monitoring fees were waived from 01 January 2020, meaning that there shall be no further monitoring fee payments after the financial year ended 31 March 2020;

•	Impairment of intangible assets, including the discontinuation of an IT project or other intangible assets;

•	Gains and losses on disposals of fixed assets;

•	Share-based payments, which reflect the fair value change in the share-based payment liability (according to IFRS2) related to the management equity plan implemented as part of the 2012 acquisition;

•	Other exceptional items which could be material, if they occur.

Revenue recognition

Revenue is recognized when a customer obtains control of goods or services and thus has the ability to direct the use and obtain the benefits from the goods or services. Revenue represents the fair value of consideration received or receivable from clients for services provided by the Group, net of discounts, VAT and other sales-related taxes, after eliminating sales within the Group.

Revenue from external customers derives from following services:

VAT refund services

Global Blue provides a solution that facilitates the VAT refund process for both merchants and travellers. Specifically, the traveller receives a refund from Global Blue of the total VAT paid, less a commission, which varies based on a number of factors such as the merchant, country and amount of purchase. After processing the refund, Global Blue invoices either the relevant merchant or the government, for the full VAT amount, which is paid to the Group in full. The merchant then reclaims the VAT from the government and invoices Global Blue in turn for their portion of the commission, the rate of which varies according to the contractual agreements with each customer. Whilst the transaction flow involves various parties, Global Blue’s involvement in respect of the tax authorities is considered to be of a pass-through nature, and it is therefore considered to be an agent for this part. The commission received by Global Blue, net of the share paid to the merchant, is recognized as revenue.

Such service is contracted with merchants, who are provided with a license to a specifically designed IT system, related forms to collect the relevant information about the traveller to allow a tax refund and any related training and support required to allow the merchant to make use of Global Blue’s service. These elements are all essential to the provision of VAT refund services and, as a result of their interdependency, and the fact the customer (i.e. merchant) would not be able to make use of such elements on their own, they are considered part of a single performance obligation.

Commission revenue is recognized at a point in time, upon receipt of a validated tax refund transaction from the traveller, which establishes the right to a VAT refund.

In certain instances, the payment to the traveller cannot be completed successfully and the amount due remains unclaimed. These unsuccessful payments represent a very small percentage of the large number of refunds processed. The revenue related to such amounts is recognized when the residual risk of a cash outflow is extinguished.

Service revenues from other related solutions, such as intelligence and marketing, are recognized at the point in time the services are performed and delivered. Timing of recognition is made by reference to when there is a right to consideration to the extent of the performance of contractual obligations and the agreed level of fees for the services.

Timing of recognition of revenue is made by reference to the time the advertisements are published on the appropriate medium and based on the agreed level of fees.

Payment and AVPS services

In a Dynamic Currency Choice transaction, a traveller pays for goods or services in their preferred currency, which is fixed at the time of the transaction and at which point the Group earns a commission for the foreign exchange spread for our service, from which fees are paid to both the participating merchant and the acquiring bank.

As the Company is acting only as an agent, revenue is recorded net in the consolidated income statement at the time of the transaction (i.e. at a point in time). The revenue recognised, consists of the total AVPS commission earned from the traveller (i.e. gross commission) less the amount of commissions paid to participating merchants and acquiring banks.

Global Blue provides other minor services to merchants (e.g., tax audit support to the merchant customers), which represent an insignificant part of the Company’s activities and have therefore not been separately considered for IFRS 15 purposes.

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (CODM). The CODM, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Executive Committee (ExCom).

Finance Income / Expense

Interest income is recognized in the income statement as it accrues, using the effective interest method. Finance income comprises of interest receivable on funds invested, foreign exchange gains and losses, and gains and losses on hedging instruments that are recognized in the income statement.

Finance expense consists of interest payable on borrowings calculated using the effective interest rate method and interest payable on lease liabilities using the incremental borrowing rates.

Sales tax

Revenues, expenses and assets are recognized net of the amount of sales taxes / value added taxes except:

•

where the sales tax incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of an asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the statement of financial position.

Leases

The lease liability resulting from the adoption of IFRS 16 is initially measured at the present value of the lease payments payable over the lease term discounted at the incremental borrowing rate.

The lease liability is subsequently remeasured to reflect changes in:

•	the lease term (using a revised discount rate);

•	the assessment of a purchase option (using a revised discount rate);

•	the amounts expected to be payable under residual value guarantees (using the original discount rate); or

•	future lease payments resulting from a change in an index or a rate used to determine those payments (using the original discount rate).

The lease contracts that do not meet the recognition criteria of IFRS 16 or qualify as exceptions, such as low value assets contracts or short-term lease contracts, are expensed through the income statement directly.

The interest expense on the lease liability is presented as a component of finance costs.

Foreign currencies

Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The consolidated financial statements are presented in thousands of Euros, which is the Group’s presentation currency.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement.

Group companies

The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of the statement of financial position;

•

Income and expenses for each income statement are translated at average exchange rates or at rates prevailing on the transaction dates (a reasonable approximation of the actual rate being available); and

•	All resulting exchange differences are recognized as a separate component of other comprehensive income called “currency translation adjustments”.

On consolidation, exchange differences arising from the translation of the net investment in foreign operations, and of borrowings and other currency instruments designated as hedges of such investments, are taken to other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity are recognized in the income statement as part of the gain or loss on sale.

Goodwill arising on acquisition of a foreign operation and any fair value adjustment arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.

Property, plant and equipment

Property, plant and equipment, except the Right of use asset, are stated at cost less accumulated depreciation and any accumulated impairment losses. The cost of an item of property, plant and equipment consists of the purchase price and any costs directly attributable to bringing the asset into use. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation is calculated on a straight-line basis, writing down the assets, excluding any estimated residual value, in equal instalments over their estimated useful economic lives as follows:

•	Machinery, equipment and computers: 3-5 years

•	Leasehold improvements: over the contract period

The residual values and useful economic lives of all Machinery, equipment and computers are reviewed on an annual basis and adjusted, if appropriate, at the end of each financial year. Leasehold improvements are depreciated over the remaining useful life of the related asset or to the date of the next leasehold renewal, whichever is sooner.

Gains and losses on disposals are calculated by comparing proceeds with carrying amount and are included as appropriate in “Exceptional items” in the income statement.

The Right of use asset is recognized according to IFRS 16 as follows:

•

At the initial recognition of the lease, the Right of use asset is measured at the amount of lease liability plus any initial direct costs incurred by Global Blue and adjustments such as: lease incentives and payments at or prior to commencement;

•	Subsequently, the Right of use asset is measured at cost less the accumulated depreciation and accumulated impairment.

Depreciation is calculated on a straight-line basis over the lease term.

The Right of use asset is tested for impairment according to IAS 36 provisions.

Intangible assets

Goodwill

The excess of the fair value of consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired are recorded as goodwill.

Goodwill is included in “intangible assets” and carried at cost less accumulated impairment losses. Goodwill is tested annually for impairment or more frequently if events or changes in circumstances indicate a potential impairment. For the purposes of impairment testing, goodwill acquired in a business combination is allocated to each of cash-generating units (CGU) that are expected to benefit from the synergies of the combination. The carrying value of CGU is compared to the recoverable amount, which is the higher of value in use and the fair value less costs of disposal. Any impairment is recognized immediately in the income statement within respective activity in the functional income statement. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Customer relationships

Acquired customer relationships are recognized at the acquisition date at fair value and amortised over a 9 to 20.5-year period, reflecting the estimated useful life of these assets.

Customer contracts

Long-term customer contracts include the incremental costs of obtaining a contract with a customer and are recognised as assets, as long as a service is being rendered over the contract period.

Trademarks

Trademarks acquired in a business combination are recognized at fair value. Trademarks have a finite useful life and are carried at cost less accumulated amortization. Amortization is calculated using the straight-line method to allocate the cost over 20 years, reflecting the estimated useful life of these assets.

Software and other intangible assets

Computer software licenses that do not form an integral part of related hardware are capitalised at cost and amortised over their useful life.

Costs associated with maintaining computer software programs are recognized as an expense as incurred. Costs that are directly associated with the production of identifiable and unique software products controlled by the Group that will generate probable economic benefits beyond one year, are recognized as intangible assets. Costs include the software development employee costs and an appropriate portion of relevant overheads. Computer software development costs recognized as an intangible asset are amortised over their useful economic life of 3-5 years.

Impairment of non-financial assets

Assets that have an indefinite useful life, for example goodwill, are not subject to amortization but are tested at least annually for impairment or more frequent if events or changes in circumstances indicate a potential impairment. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill subject to impairments in previous years are reviewed for possible reversal of the impairment at each reporting date.

Financial assets

Classification

The Group classifies its financial assets in the two following categories: “at fair value through profit or loss” and “at amortised cost”. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition as follows:

(a) Financial assets at fair value through profit or loss

Financial assets shall be measured at fair value through profit or loss unless they are measured at amortised cost or at fair value through other comprehensive income. Assets in this category are classified as current assets if expected to be settled within 12 months; otherwise, they are classified as non-current.

(b) Financial assets at amortised cost

Financial assets at amortised cost are held in order to collect contractual cash flows paid on specified dates, which solely consist of payment of principal and interest on the principal amount outstanding. These assets are included in current assets, except for maturities greater than 12 months after the end of the reporting period, which are classified as non-current assets. The Group’s Financial assets at amortised cost consist of trade receivables, other current receivables and cash and cash equivalents in the consolidated statement of financial position.

The Group does not have financial assets measured at fair value through OCI.

Trade receivables

Trade receivables are amounts due from merchants and tax authorities for merchandise sold or services performed in the ordinary course of the TFSS and Intelligence and Marketing businesses. The majority of amounts accounted as trade receivables are related to invoices and accruals for processed TFSS transactions as well as early refunds to tourists and refund agents. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provisions for impairments. A provision for impairment of a trade receivable is established based on the expected credit loss model. The Group applies the IFRS 9 simplified approach to measuring the expected credit loss, which uses a lifetime expected loss allowance. To measure the expected credit loss, trade receivables have been grouped by countries, days past due and also by retailers, authorities and others.

The expected credit loss rates are based on the payment profiles of customers over a 12 months period before 31 March 2020, 1 April 2019 and 1 April 2018 respectively and the corresponding historical credit losses over the analysed period. The historical credit losses are adjusted in order to reflect the current and forward-looking information on macroeconomic factors affecting the ability of customers to settle the receivables.

One of the potential consequences of COVID-19 pandemic is that merchants or customs and tax authorities could potentially fail or refuse to pay Global Blue, which could negatively impact Global Blue’s business and results of operations, resulting in an increase in Trade receivables past due for more than 3 months. That said, there has not been a material increase in trade receivables past due for more than 3 months since March 2020. In addition, Global Blue only pays the revenue share or commission to merchants after having collected the receivables, thereby reducing the net exposure. Thus, the Group concluded that there is no significant difference between the historical loss rates and the expected credit loss rates. Further details in relation to the COVID-19 pandemic are included in Note 44.

The Group applies the following expected loss rates:

Days past due	Expected loss rates (as at 31 March 2020)	Expected loss rates (as at 31 March 2019)
0 – 3 months	0%	0%
3 – 6 months	25%	25%
6 – 9 months	50%	50%
9 – 12 months	75%	75%
>12 months	100%	100%

The closing loss allowance of trade receivables as at 31 March 2018 reconciles fully to the opening loss allowance as at 1 April 2018. Therefore, the initial application of IFRS 9 expected credit loss model did not have any impact on retained earnings.

The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognized in the income statement within “Other operating expenses”. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against “Other operating expenses” in the income statement.

Previous accounting policy

As at 31 March 2018, the trade receivables were recognized initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Indicators that the trade receivable might be impaired include when a debtor: (i) faces significant financial difficulties, (ii) is expected to enter bankruptcy or financial reorganization, and (iii) defaults on payments (more than 30 days overdue). The amount of the provision is computed as the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Other current receivables

Other current receivables primarily consist of amounts due from customers performed in the ordinary course of the Payments & AVPS business, from input VAT unrelated to the TFSS refunding activities, advances and deposits and tax receivable.

Prepaid expenses

As a result of IFRS 15, a limited set of payments and contracts with customers, are being recorded as a negative revenue (“contra- revenue”), for the portion related to the current financial year, and a prepaid expense for the remaining amount. The prepaid expense is recorded under the name “Merchants” in the financial statement (refer to Note 22). The Group applies the IFRS 9 simplified approach to measuring the expected credit losses from contract assets, which uses the lifetime expected loss allowance model.

Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks and other short term highly liquid investments with original maturities of three months or less. Drawn bank overdrafts are shown within borrowings in current liabilities on the statement of financial position.

Share capital

Ordinary and management shares are classified as equity.

Financial liabilities

The Group classifies its financial liabilities in the following categories: “at fair value through profit and loss” or “other financial liabilities at amortised costs”, as appropriate.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, less directly attributable transaction costs.

The Group’s financial liabilities include trade creditors, bank overdrafts, interests bearing loans and borrowings, and derivative financial instruments.

(a) Financial instruments at fair value through profit and loss

Financial liabilities at fair value through profit and loss include financial instruments held for trading.

Financial liabilities are classified as held for trading if they are acquired for the purpose of selling in the near term. This category includes derivative financial instruments obtained by the Group that are not designated as hedging instruments in hedge relationships as defined by IFRS 9.

Gains and losses on liabilities held for trading are recognized in the income statement within “net finance costs”.

(b) Non-Convertible Preferred Equity Certificates (“NC-PECs”) issued by Global Blue Management & Co S.C.A.

The NC-PECs which have been issued by an indirect subsidiary of the Company to senior management of the Group are considered as debt. They are recognized initially at fair value net of transaction costs incurred and are subsequently carried at amortised cost. Interest on these NC-PECs is calculated using the effective interest method and is recorded in the consolidated income statement within “finance costs”.

(c) Interest-bearing loans and borrowings

Interest-bearing loans and borrowings are recognized initially at fair value, net of transaction costs incurred. Borrowings are subsequently carried at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest method.

Fees paid on the establishment of loan facilities are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalised as a pre-payment for liquidity services and amortised over the period of the facility to which it relates.

Derivative financial instruments and hedging activities

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The Group designates certain derivatives as either:

a)	hedges of the fair value of recognized assets or liabilities or a firm commitment (fair value hedge);

b)	hedges of a net investment in a foreign operation (net investment hedge);

c)	hedges of a particular risk associated with a recognised asset or liability or a highly probable forecast transaction (cash flow hedge).

The Group documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedging transactions. The Group also documents its assessment both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months, and as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.

Cash flow hedge

Global Blue has no cash flow hedges in the financial year ending 31 March 2020.

Upon recalculation of the fair value of the derivative instruments, should a portion of the change adhere to the necessary criteria, then it is designated as an effective cash flow hedge and is recognized in “Other comprehensive income”. Whereas, should a portion of the change be designed as ineffective, the related gain or loss is immediately recognized in the income statement within “Net finance costs”.

Amounts accumulated in equity are reclassified to profit or loss in the period when the hedged item affects the profit or loss, such as when the forecasted interest payment takes place.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss, that was previously reported in equity, is immediately transferred to the income statement within “Net finance costs”.

Certain derivative instruments do not qualify for hedge accounting. Changes in the fair value of any of these derivative instruments are recognized immediately in the income statement within “Net finance costs”.

Derecognition of financial assets and liabilities

Financial assets are derecognized when the contractual rights to the cash flow have expired or been transferred together with substantially all risks and rewards. Financial liabilities are derecognized when they are extinguished.

Other long-term liabilities

Share-based payments

The Group operates a share-based plan which qualifies as a cash-settled share-based payment in accordance with IFRS 2. The share-based compensation plan was implemented as part of the 2012 acquisition of the Group by funds advised by Silver Lake and Partners Group. The fair value of the employee’s services received in exchange of the grant of the shares is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the shares granted and is recognised over the vesting period.

At the end of each reporting period, the Group revises its estimates of the fair value of the liability for the share-based payment and the difference is recognised under expenses. As soon as the Group estimates that the payment will happen within the next financial year, the liability is reclassified to the other short-term liabilities.

Current and deferred income tax

The current income tax charge is calculated based on the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting, nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized, or the deferred income tax liability is settled.

Deferred income tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences, and the carry-forward of unused tax losses, can be utilized.

Employee benefits

Defined contribution plans

The Group has insured contributory plans covering substantially all employees. The costs for these plans are accounted for in the income statement within “employee benefit expenses”. Payments to defined contribution plans are charged as an expense as they fall due. Payments made to state plans are dealt with as payments to defined contribution plans where the Group’s obligations under the plans are equivalent to those arising in a defined contribution plan.

Defined benefit plans

The Group’s net obligation in respect of defined benefit pension plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any plan assets is deducted. The discount rate is the yield at the balance sheet date on high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method.

Remeasurement gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise.

All past-service costs are recognized immediately in the income statement.

Other long-term benefits plans

Other long-term benefits are plans, other than defined contribution plans, defined benefit plans or termination benefits, which do not fall due wholly within 12 months after the end of the period in which the employees render the related service (e.g. long service leave plans). These obligations are measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the expected reporting period, using the projected unit credit method. The calculation takes into account the expected future salary levels, experience of employee departures and periods of service.

Remeasurement gains and losses arising from experience adjustments, changes in actuarial assumptions and the costs for these plans are accounted for in the income statement.

Termination benefits

Termination benefits are payable when employment is terminated by the Group before the normal retirement date, or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognizes termination benefits when it is demonstrably committed to a termination when the entity has a detailed formal plan to terminate the employment of current employees without possibility of withdrawal. In the case of a voluntary redundancy, the termination benefits are measured based on the number of employees expected to accept the offer.

Provisions

Provisions for legal claims are recognized when the Group has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of economic benefits will be required to settle the obligation and the amount has been reliably estimated. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

Trade payables

Trade payables are obligations to pay for services that have been acquired in the ordinary course of business from merchants and in-transit payment to tourists. Trade creditors are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

In-transit payments to tourists

In-transit payments to tourists contain liabilities to tourists in connection with non-cash refunds and unsuccessful payments. The policy for non-cash refunds is that payments will be made within three weeks from the day Global Blue receives the refund request. In certain cases, non-cash refunds do not successfully go through, potentially due to incorrect card or bank details being provided by the traveller. These are then recognized as unsuccessful payments and accounted for as trade payables. When the legal expiration period has passed, which varies from 3 to 20 years from country to country, the unclaimed amount is treated as an extinguishment and the financial liability is released.

Trade creditors and other payables are stated at amortised cost.

Other current liabilities

The expected duration of other assets and liabilities is short, and the values are therefore recognized at nominal value without discounting. Other liabilities primarily consist of accounts payables which are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers, VAT not related to the TFSS refunding activities and personnel-related taxes.

Business combinations

A business combination is a transaction or event in which an acquirer obtains control of one or more businesses. The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred, and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.

The excess of the fair value of consideration transferred and the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill.

NOTE 4	Financial risk management

The Group’s activities are exposed to a variety of financial risks such as market risk (including currency risk and interest rate risk), credit risk and liquidity risk.

To minimize the impact of potential adverse effects of market volatility on financial performance, the Company hedges certain market risks via derivative contracts with banks. The Company manages financial risks through its central treasury department in compliance with policies approved by the board of directors.

(a)	Market risk

i)	Foreign exchange risk

Because of the Euro being the presentation currency of the Group and functional currency of the Company, as well as the international coverage of its TFSS and Payments & AVPS business, the Group is exposed to foreign exchange risks.

Foreign exchange risks are mainly due to the funding of entities with non-Euro functional currencies in the form of intra-group loans and cash pools. The largest exposures are GBP, SGD and SEK and volatility in these currencies may therefore impact the Group’s results.

Trade payables and receivables exposed to foreign exchange risks are mainly intra-group and denominated in the respective entity’s functional currency.

A foreign exchange rate sensitivity analysis has been performed on the monetary items exposed to foreign exchange risks in the statement of financial position.

At 31 March 2020, if currency rates on the major currencies had been 2% higher/lower and with all other variables held constant, pre-tax profit for the year would have been EUR0.1m (EUR0.1m in 2018/19, EUR0.5m in 2017/18) lower/higher.

ii)	Interest rate risk

The Group’s interest rate risk arises from the external senior debt structured at floating rates, accompanied by an interest rate floor. A significant increase in interest rates may affect the funding cost of the Company.

If the market interest rate would have been 1% higher/lower on 31 March 2020 and, with all other variables held constant, pre-tax profit for the year would have been EUR3.6m (EUR4.0m in 2018/19, EUR4.0m in 2017/18) lower/higher as a result of an increase in the borrowing cost of the external senior debt.

(b)	Credit risk

Counterparty credit risk is managed at Group level, except for credit risk relating to accounts receivable balances. Each operating entity is responsible for managing and analysing the credit risk for new clients before standard payment terms and conditions are offered.

Credit risk towards banks arises from cash and cash equivalents, derivative financial instruments and deposits held with these business partners. The credit risk towards banks is managed by Group treasury in compliance with the Group’s policies that define the corporate instructions in relation to managing counterparty limits. As such, investments of surplus funds can only be done with approved counterparties and any new counterparties are to be confirmed by the CFO of the Group before any cash deposits or financial transactions can be executed with them

The Group’s approval policy over banks and financial institutions ensures that consistent and efficient cash management structures are implemented to enable a sound level of cash concentration in the Group. Local Management is required to request written approval to the Group treasury department prior to initiating new bank relationships or financial services or before amending existing relationships or banking setups. In compliance with the Senior Facilities Agreement (SFA), a number of obligors’ bank accounts are pledged and subject to close monitoring by the Group’s treasury department (Note 27).

According to the Group’s policy over cash deposits and financial instruments, the counterparty credit quality is measured by the long-term issue credit ratings of S&P and Moody’s and should be minimum A for financial institutions (cash deposits) and A-1 or P-1 for Money Market Funds. Counterparty credit ratings are closely monitored and may be updated throughout the year subject to approval of the Group’s CFO. Counterparty credit limits are set to minimise the concentration of risks and therefore mitigate financial loss through a counterparty’s potential failure to make payments.

Credit risk from trade receivables and contract assets is managed according to the Group’s policies. Operating entities apply credit risk management procedures in line with these policies. Credit risk is monitored on a country by country basis, considering the aging profile of the customers and historical and forward-looking default indicators. Additionally, the type of counterparty, be it an individual customer or a state authority, is used as a potential class of different risk profiles.

Management of operational entities monitors exposure to credit risk on an ongoing basis. The creditworthiness of new customers is assessed before signing trade contracts. Any change request of the already agreed credit conditions is reviewed from a creditworthiness standpoint and approved by the operational entities. The assessment of creditworthiness takes into consideration external ratings and information from relevant institutions.

As disclosed in Note 20, as at 31 March 2020, 62.7% (83.6% as at 31 March 2019, 84.9% as at 31 March 2018) of total trade receivables are not yet due.

An impairment analysis is performed at each reporting date on an individual customer basis.

There are no significant concentrations of credit risk.

(c)	Liquidity risk

All operational entities of the Group forecast the cash developments weekly on a rolling basis. These are monitored by Group treasury ensuring that the Group’s liquidity position at all times meets operational cash needs.

Surplus cash held by the operating entities over and above amounts required for working capital management are centralized and managed by Group treasury. Where applicable, surplus cash is invested in instruments with appropriate maturities to ensure sufficient liquidity headroom. At the reporting date, the Group deposited EUR3.6m (EUR0.5m in 2018/19, EUR0.6m in 2017/18) with banks and held total liquid assets of EUR226.1m (EUR104.1m in 2018/19, EUR50.7m in 2017/18).

In addition to actively centralizing excess cash available in the local operations as a primary source of liquidity, Group treasury has access to a revolving credit facility of up to EUR80.0m (EUR80.0m in 2018/19, EUR80.0m in 2017/18) and a cash pool facility of up to EUR15.0m (EUR5.0m in 2018/19, EUR5.0m in 2017/18).

The table below analyses the Group’s non-derivative financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the notional, undiscounted cash flows.

	Restated
As at 31 March 2020 (€ thousands)	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	5,176	15,584	20,759	645,015	—
Other long term liabilities (1)	—	—	11,298	15,913	2,540
Trade payables	137,005	82,838	4,362	6,873	6,241
Other current liabilities (2)	21,956	14,473	272	(55)	1,197
Accrued liabilities (3)	25,501	10,251	83	103	1,339

Total	189,638	123,146	36,774	667,849	11,317

As at 31 March 2019 (€ thousands)	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	5,497	16,613	22,050	667,998	—
Other long term liabilities (1)	—	—	11,434	17,964	7,844
Derivative financial intruments	176	—	—	—	—
Trade payables	168,020	93,199	534	1,966	—
Other current liabilities (2)	36,591	13,974	(557)	1,293	56
Accrued liabilities (3)	26,412	8,880	264	326	129

Total	236,696	132,666	33,725	689,547	8,029

As at 31 March 2018 (€ thousands)	Less than 3 months	Between 3 months and 1 year	Between 1 and 2 years	Between 2 and 5 years	Over 5 years
Loans and borrowings (1)	5,497	16,553	22,110	690,048	—
Other long term liabilities (1)	—	—	—	—	3,809
Derivative financial intruments	174	—	—	—	—
Trade payables	208,007	57,699	1,428	1,219	35
Other current liabilities (2)	19,463	6,179	—	—	—
Accrued liabilities (3)	16,200	13,631	440	50	107

Total	249,341	94,062	23,978	691,317	3,951

(1)

The line items “Loans and borrowings” and “Other long-term liabilities”, as presented in the table above, include future interest payments (capitalised interest in the case of Other long-term liabilities). The Group does not have any significant outstanding foreign exchange forward contracts.

(2)

For the purposes of this table, items where the counterparty is the tax authority such as “Personnel taxes” and “VAT”, “withholding tax” have been excluded from the line “Other current liabilities”. For further details on these excluded items see Note 33.

(3)

For the purpose of this table, items where the counterparty is the tax authority such as “accrued social charges” have been excluded from the line “Accrued liabilities”. For further details on the excluded items see Note 34.

Net debt reconciliation

This section presents a breakdown of net debt and details the movements in net debt for each of the periods presented:

Net debt	Notes	31 March 2020	31 March 2019	31 March 2018
Cash and cash equivalents	23	(226,139)	(104,072)	(50,674)
Bank overdraft	27	1,081	2,102	2,972
Borrowings - repayable after one year	27	624,595	622,398	612,793
Lease liabilities - repayable within one year	13	14,001	13,713	—
Lease liabilities - repayable after one year	13	27,745	32,420	—

Net debt		441,283	566,561	565,091

	Assets	Liabilities from financing activities
(€ thousands)	Cash and cash equivalents	Bank overdraft	Borrowings due within 1 year	Borrowings due after 1 year	Lease liabilities due within 1 year	Lease liabilities due after 1 year	Total
Net debt as at 31 March 2019	(104,071)	2,102	—	622,397	13,714	32,420	566,562

Cash flows	(122,996)	(1,066)	—	—	(15,402)	—	(139,464)
Foreign exchange adjustments	928	45	—	—	(158)	(357)	458
Other changes	—	—	—	2,199	15,847	(4,318)	13,728

Net debt as at 31 March 2020	(226,139)	1,081	—	624,595	14,001	27,745	441,283

	Assets	Liabilities from financing activities
(€ thousands)	Cash and cash equivalents	Bank overdraft	Borrowings due within 1 year	Borrowings due after 1 year	Lease liabilities due within 1 year	Lease liabilities due after 1 year	Total
Net debt as at 31 March 2018	(50,673)	2,972	—	612,792	—	—	565,091

Changes in accounting policies IFRS9	—	—	—	7,406	—	—	7,406
Changes in accounting policies IFRS16	—	—	—	—	14,087	40,239	54,326

Net debt as at 1 April 2018	(50,673)	2,972	—	620,198	14,087	40,239	626,823

Cash flows	(52,341)	(1,045)	—	—	(14,154)	—	(67,540)
Foreign exchange adjustments	(1,057)	175	—	—	6	26	(850)
Other changes	—	—	—	2,199	13,775	(7,845)	8,129

Net debt as at 31 March 2019	(104,071)	2,102	—	622,397	13,714	32,420	566,562

	Assets	Liabilities from financing activities
(€ thousands)	Cash and cash	Bank	Borrowings due	Borrowings	Lease	Lease	Total
Net debt as at 1 April 2017	(111,687)	185	—	610,513	—	—	499,011

Cash flows	58,821	2,883	—	—	—	—	61,704
Foreign exchange adjustments	2,193	(96)	—	—	—	—	2,097
Other changes	—	—	—	2,279	—	—	2,279

Net debt as at 31 March 2018	(50,673)	2,972	—	612,792	—	—	565,091

COVID-19 Update

Please refer to Note 44 for details on the impact of COVID-19.

(a)	Capital risk management

The capital structure of the Group as per 31 March 2020 is composed of consolidated equity of EUR71.5m (EUR90.0m in 2018/19, EUR89.6m in 2017/18) and senior debt with a carrying value of EUR624.6m (EUR622.4m in 2018/19, EUR612.8m in 2017/18). This represents an Equity/Capital ratio of 10.3%1 (12.3% in 2018/19, 12.8% in 2017/18). Management is of the opinion that the Company is conservatively capitalised.

(b)	Fair value estimation

The table below discloses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1);

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices) (Level 2);

[1]	Equity/Capital ratio = (Equity)/(Equity + Carrying value senior debt)

•	Inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3).

As at 31 March 2020 (€ thousands)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	–	742	–	742

Total assets	–	742	–	742

Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	–	–	–	–

Total liabilities	–	–	–	–

As at 31 March 2019 (€ thousands)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	–	–	–	–

Total assets	–	–	–	–

Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	–	176	–	176

Total liabilities	–	176	–	176

As at 31 March 2018 (€ thousands)
	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
- Derivative financial instruments	–	–	–	–

Total assets	–	–	–	–

Liabilities
Financial liabilities at fair value through profit or loss
- Derivative financial instruments	–	174	–	174

Total liabilities	–	174	–	174

The fair value of financial instruments that are not traded in an active market (for example over-the-counter derivatives) is determined by using valuation techniques. These valuation techniques maximise the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2.

NOTE 5	Critical accounting estimates and judgements

Critical accounting estimates and judgments

The Group makes estimates and assumptions that affect the reported amounts of assets and liabilities within the next financial year. Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Management believes that the following are the key judgments, assumptions and other estimation uncertainties used in the preparation of the financial statements, where a different opinion or estimate could lead to significant changes to the reported results.

Taxes

The Group is subject to income taxes in numerous jurisdictions and uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded.

Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and the level of future taxable profits together with future tax planning strategies.

For further details see Notes 12 and 29.

Pension benefits

The Group makes estimates about the range of long-term trends and market conditions to determine the value of the deficit and surplus on its retirement benefit schemes, based on the Group’s expectation of the future and advice from qualified actuaries.

Long term forecasts and estimates are necessarily highly judgmental and subject to risk that actual events may be significantly different to those forecasted. If actual events deviate from the assumptions made by the Group, the reported surplus or deficit in respect to retirement benefits may be materially different.

For further details see Note 30.

Development costs

Development costs are capitalised. Initial capitalization of costs is based on management’s judgment that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. Assumptions are made regarding the expected future cash generation or future savings of the project, discount rates and expected periods of benefits. Total software development expenditure capitalised for the financial year amounted to EUR24.7m (EUR23.7m in 2018/19, EUR17.8m in 2017/18) out of to the total development costs incurred of EUR28.4m (EUR27.7m in 2018/19, EUR30.1m in 2017/18).

Lease term of lease contracts IFRS 16

The Group has made the following estimates and judgements related to the lease term of lease contracts:

a)	Renewal of lease contracts with extension option

All lease contracts with an option to extend or terminate early have been reviewed on an individual basis by Global Blue.

Global Blue classifies the lease contracts into the following asset classes: offices, refund points, cars, IT contracts and others. Leases for offices, refund points and IT contracts have an average remaining lease term of 3 years as at 1 April 2018. For these contracts, where there is an option to extend, Global Blue has considered that for a number of contracts it is reasonably certain that they will be extended. On average, these judgements have increased the overall lease duration by a period of 3 years from the upcoming expiration date. Consequently, the lease term of the renewable contracts in the aforementioned asset classes has been set at minimum 3 years as at 1 April 2018.

Considering the underlying business needs, at the end of the aforementioned contracts, it has been assessed as being reasonably certain that Global Blue will renew these contracts for a similar period of time.

b)	Lease term of indefinite period contracts

As at the date of transition to IFRS 16, certain contracts entered by Global Blue are for indefinite periods. Global Blue has the right to exit these contracts on a recurring basis, whereas the counterparties have no substantial termination rights. Global Blue assessed each contract for how long the underlying asset is expected to be used. Considering the underlying business needs, it has been assessed as being reasonably certain that Global Blue will not exercise its termination rights for the following years (average):

•	Offices: 5 years

•	Refund points: 5 years

•	Cars: 3 years

•	IT contracts: 5 years

•	Others: 3 years

For further details see Note 13.

COVID-19 Pandemic

Please refer to Note 44 for details on the impact of COVID-19.

NOTE 6	Segment information

The Company has determined the operating segments based on the reports reviewed by the Executive Committee (ExCom) for the purposes of allocating resources and assessing performance of the Group. Management considers the business from a product perspective; the performance of the Tax Free Shopping Technology Solutions (TFSS), and Added-Value Payment Solutions (AVPS) product groups are separately considered.

The ExCom assesses the performance of the operating segments based on the measures of Revenue and Adjusted EBITDA at both a segment level and a group level with the adjusted EBITDA assessed after non-allocated central costs.

The measures used by the ExCom to monitor the performance of the Group’s operating segments do not include all costs in the IFRS consolidated income statement. Marketing, sales, customer service, certain administrative, depreciation, amortization, impairment income / expense, and net finance costs are not allocated to segments. As a result, the ExCom monitors the development of EBITDA presented in the consolidated management accounts.

The segment information provided to the ExCom for the reportable segments is as follows:

		Restated
2019/20 (€ thousands)	Notes	TFSS	AVPS	Central costs	Total
Revenue		359,557	60,843	—	420,400

Operating expenses		(144,124)	(29,003)	(76,535)	(249,662)

Adjusted EBITDA		215,433	31,840	(76,535)	170,738

Depreciation and amortisation (1)	9				(113,581)
Exceptional items	10				(15,958)

Operating Profit					41,199

2018/19 (€ thousands)	Notes	TFSS	AVPS	Central costs	Total
Revenue		349,251	63,705	—	412,956

Operating expenses		(136,187)	(28,329)	(74,931)	(239,447)

Adjusted EBITDA		213,064	35,376	(74,931)	173,509

Depreciation and amortisation (1)	9				(105,133)
Exceptional items	10				(9,853)

Operating Profit					58,523

2017/18 (€ thousands)
	Notes	TFSS	AVPS	Central costs	Total
Revenue		360,224	61,220	—	421,444
Operating expenses		(140,366)	(26,297)	(83,765)	(250,428)

Adjusted EBITDA		219,858	34,923	(83,765)	171,016

Depreciation and amortisation (1)	9				(86,719)
Exceptional items	10				(24,440)

Operating Profit					59,857

(1)	Depreciation and amortisation include amortisation of intangible assets acquired through business combinations.

No measure of assets or liabilities by segment is reported to the ExCom. There are no significant transactions between segments.

Revenue is mainly derived from commissions generated from TFSS and AVPS. A geographical breakdown of revenue by point of sale is provided below:

2019/20 (€ thousands)
Revenue by geography and by segment	TFSS	AVPS	Total
Europe	317,130	14,837	331,967
Asia Pacific	39,378	45,998	85,376
Rest of the world	3,049	8	3,057

Total	359,557	60,843	420,400

2018/19 (€ thousands)
Revenue by geography and by segment	TFSS	AVPS	Total
Europe	304,156	16,658	320,814
Asia Pacific	41,796	47,042	88,838
Rest of the world	3,299	5	3,304

Total	349,251	63,705	412,956

2017/18 (€ thousands)
Revenue by geography and by segment	TFSS	AVPS	Total
Europe	314,903	16,815	331,718
Asia Pacific	41,722	44,405	86,127
Rest of the world	3,599	—	3,599

Total	360,224	61,220	421,444

There is no single external customer which accounts for more than 10% of Global Blue’s revenue, for any of the years presented.

The Company has adopted IFRS 15 ‘Revenue from contracts with customers’ from 1 April 2018 with a simplified transition method which resulted in changes in accounting policies and adjustments to the amounts recognised in the financial statements.

NOTE 7	Operating expenses

(€ thousands)		Restated
Expenses by nature	Note	2019/20	2018/19	2017/18
Employee benefit expenses	8	(131,886)	(122,088)	(117,583)
Depreciation and amortisation	9	(113,581)	(105,133)	(86,719)
Agent costs		(83,003)	(78,329)	(83,187)
IT costs		(14,279)	(15,431)	(14,949)
Auditors, lawyers and consultants		(21,885)	(12,798)	(16,084)
Advertising and promotion		(9,018)	(8,861)	(9,341)
Travel, entertainment, office and rental cost		(8,272)	(8,518)	(19,394)
Other operating expenses		2,723	(3,275)	(14,330)

Total		(379,201)	(354,433)	(361,587)

Of which exceptional items	10	(15,958)	(9,853)	(24,440)
Of which capitalized expenditure		(24,716)	(23,722)	(17,800)

Total software development expenditure capitalised for the financial year 2019/20 amounted to EUR24.7m (EUR23.7m in 2018/19, EUR17.8m in 2017/18). These expenditures are included in various of the line items above, such as Employee benefit expenses, IT costs, and Auditors, lawyers, and consultants while the amount capitalised has been reflected in the Other operating expenses line.

NOTE 8	Employee benefits expenses

(€ thousands)
Employee benefits expenses	Note	2019/20	2018/19	2017/18
Salaries and bonuses		(105,436)	(95,118)	(92,461)
Social security charges		(21,012)	(20,398)	(19,840)
Pensions costs		(2,588)	(2,448)	(1,491)
Defined benefit plans	30	(1,199)	(652)	(1,175)
Other personnel expenses		(1,651)	(3,472)	(2,616)

Total		(131,886)	(122,088)	(117,583)

Key management personnel remuneration, including pension obligations and other remuneration, for the financial year 2019/20 was EUR4.8m (EUR5.4m in 2018/19, EUR7.2m in 2017/18). The remuneration of the board of directors, including pension obligation for the financial year 2019/20 was EUR0.2m and for 2018/19 and 2017/18 was nil. For further detail, please refer to Note 42.

NOTE 9	Depreciation and amortization

(€ thousands)
Depreciation and amortisation	Notes	2019/20	2018/19	2017/18
Depreciation of property, plant and equipment	13,16	(21,651)	(19,975)	(4,515)

Amortisation of customer relationships		(71,325)	(70,332)	(71,608)
Amortisation of trademarks		(2,237)	(2,237)	(2,237)
Amortisation of other intangible assets		(18,368)	(12,589)	(8,359)

Amortisation of intangible assets	17	(91,930)	(85,158)	(82,204)

Total		(113,581)	(105,133)	(86,719)

Of which amortisation of intangible assets acquired through business combinations		(74,456)	(74,642)	(74,817)

Effective as of 1 April 2018, the depreciation of property, plant and equipment of EUR21.6m (EUR20.0m in 2018/19) includes depreciation related to the Right of use asset. For further details refer to Note 13.

The amortisation of intangible assets acquired through business combinations predominantly relates to the acquisition of Global Blue by Silver Lake and Partners Group in 2012.

NOTE 10	Exceptional items

Exceptional items consist of items which the board considers as not directly related to ordinary business operations and which are not included in the assessment of management performance and can be analysed as follows:

(€ thousands)	Restated
Exceptional items	2019/20	2018/19	2017/18
Business restructuring expenses	(2,180)	(4,361)	(2,621)
Corporate restructuring expenses	(10,303)	(1,273)	(7,096)
Monitoring fee	(709)	(756)	(1,003)
Impairment	(1,023)	—	(2,019)
Net sales of assets gain/(loss)	(91)	(722)	(28)
Share based payments	(3,288)	(1,716)	(673)
Other exceptional items	1,636	(1,025)	(11,000)

Total	(15,958)	(9,853)	(24,440)

Business restructuring expenses

Business restructuring expenses correspond to expenses related to replacement of management positions and costs associated with replacing roles, changing of facilities or discontinued operations.

Corporate restructuring expenses

Corporate restructuring expenses correspond to legal, consultancy and advisory expenses associated with preparing the Group for an exit by the shareholders of the Group which is currently underway.

Monitoring fee

Monitoring fee corresponds to fees charged by the ultimate owners of the Group, funds advised by Silver Lake and Partners Group, for services rendered by Silver Lake and Partners Group to Global Blue. They cover activities such as advising the Group on various topics, including strategy, business plan, budget and capital markets activities; the retention and supervision of independent auditors; and the work performed by third parties, including legal counsel, investment bankers, or other financial advisors or consultants. The monitoring fees were waived from 01 January 2020, meaning that there shall be no further monitoring fee payments after the financial year ended 31 March 2020.

Impairment

Impairment expenses relate primarily to impairment of capitalized software.

Share-based payments

Change in fair value of the liability for share-based payments is recognized according to IFRS 2. The share-based compensation plan was implemented as part of the 2012 acquisition of the Group by funds advised by Silver Lake and Partners Group.

Other exceptional items

The 2019/20 other exceptional item represents the derecognition of the earn-out included in the Refund Suisse acquisition in September 2018.

The 2018/19 other exceptional item represents expenses related to the closure of the Company’s TFSS operations in Malaysia.

The 2017/18 other exceptional item relates mainly to the cost related to the VAT audit in France.

The French tax authorities opened a tax audit in October 2016 regarding Global Blue France SAS (“Global Blue France”) for the financial years ended 31 March 2014, 2015 and 2016 with respect to all taxes. The tax audit is focused on Global Blue’s VAT refund business, operating transfer pricing policy, IT systems and interest rates on cash pool balances. In December 2018, the French tax authorities issued a notice of assessment to Global Blue France for the financial year ended 31 March 2014 related to VAT findings for an amount of EUR6.4m. The VAT findings relate to certain missing information on tax free forms which are mandatory according to VAT refund regulation in France. As a consequence, the VAT exemption claimed by Global Blue France in relation to these forms was denied by the French Tax Authorities. Global Blue France is waiting for the collection notice from the French tax authorities. An accrued liability of EUR10.0m to cover these amounts was booked in Global Blue’s accounts as of 31 March 2018. This accrued liability was reduced to EUR6.4m as of 31 March 2019 due to a payment of EUR1.8m to the French tax authorities and a change in management’s estimate of Global Blue’s exposure. The accrued liability is unchanged at EUR6.4m as of 31 March 2020. Separately, the tax audit in respect of the transfer pricing policy for financial years ended 31 March 2014, 2015 and 2016 is ongoing. At this stage, the Company has not deemed it necessary to book a provision for the tax audit in respect of the transfer pricing policy.

Tax effect

Management tracks the tax effects of these exceptional items, alongside exceptional tax items that are further disclosed in Note 12.

NOTE 11	Net finance cost

(€ thousands)
Finance income	2019/20	2018/19	2017/18
Interest income on short-term bank deposits	552	562	251
Net foreign exchange gains on financing activities	3,105	861	1,241
Net foreign exchange gains (1)	1	—	—
Other finance income	1,651	1,402	902

Total finance income	5,309	2,825	2,394

Finance costs
Interest expense:
- Bank borrowings (including amortization of capitalized financing fees)	(25,554)	(26,021)	(31,159)
- Lease liabilities interest	(1,309)	(1,424)	—
- Interest expenses on Non-Convertible Preferred Equity Certificates issued to third Parties (Note 26)	(170)	(155)	(361)
Net foreign exchange losses (1)	(4,178)	(398)	(936)
Other finance expenses	(5,947)	(3,507)	(1,805)

Total finance costs	(37,158)	(31,505)	(34,519)

Net finance costs	(31,849)	(28,680)	(32,125)

(1)

Net foreign exchange gains and losses arising during the period result from the difference between the value originally recorded and the amount actually paid or received, as well as unrealized gains and losses due to the difference between the original value recorded and the value at the balance sheet date.

EUR25.6m (EUR26.0m in 2018/19, EUR31.2m in 2017/18) of finance expenses in 2019/20 on bank borrowings includes EUR23.3m (EUR23.8m in 2018/19, EUR26.7m in 2017/18) of interest expenses, EUR3.8m (EUR3.8m in 2018/19, EUR3.6m in 2017/18) of amortization of capitalised financing fees and EUR(1.6)m (EUR(1.6)m in 2018/19, EUR0.9m in 2017/18) amortization of IFRS9 impact and EUR0.9m in 2017/18 amortization of the hedging reserve. For further details, refer to Note 27.

NOTE 12 Income tax expense

The below table reconciles the income tax charge at the statutory tax rate to the effective taxes reported in the income statement:

(€ thousands)		Restated
Income tax	Note	2019/20	2018/19	2017/18
Income tax charge		(24,389)	(28,772)	(27,733)
Adjustment in respect of current income tax of previous years		510	(10,181)	(970)
Deferred tax	29	16,198	15,997	20,449

Income tax expense reported in the income statement		(7,681)	(22,956)	(8,254)
Of which income tax expense related to amortization of acquisition related items		15,066	15,066	15,066
Of which tax impact on exceptional items		1,210	2,822	8,257
Of which exceptional income tax expense		(1,341)	(14,526)	(2,699)

(€ thousands)	Restated
	2019/20	2018/19	2017/18
Profit before tax	9,350	29,843	27,732
Effective tax
Tax expense calculated at the weighted average expected tax rate of 24.00% (21.40% in 2018/19, 21.40% in 2017/18)	(2,244)	(6,387)	(5,935)
Adjustment in respect of current income tax of previous years	550	(10,181)	(970)
Utilization of tax losses from prior years for which no deferred income tax was recognized	502	501	778
Expenses not deductible for tax purposes	(15,882)	(18,577)	2,542
Tax losses not generating deferred tax assets	—	(1,017)	(5,835)
Effect of income taxed at different tax rates	6,250	9,970	1,902
Deferred tax asset recognized for previously unrecognized tax loss carry forward	1,028	4,479	1,667
Deferred tax asset recognized for future tax credit	1,045	—
Other tax items	1,071	(1,744)	(2,403)

Total reported effective tax expense	(7,681)	(22,956)	(8,254)

“Tax losses not generating deferred tax assets” are related to losses at Global Blue Acquisition B.V., which are not expected to be offset against profits during the upcoming years and therefore do not result in deferred tax.

(€ thousands)
Tax items recognized directly in other comprehensive income:	Note	2019/20	2018/19	2017/18
Tax effect on actuarial gains / losses	25	307	(74)	(3)

Total tax effect		307	(74)	(3)

Exceptional Income Tax Expenses

Italy

The Italian tax authorities opened a tax audit in February 2016 on Global Blue Italia S.r.l. (“Global Blue Italy”). As a result of settlement procedures initiated in 2018, a formal settlement was reached with the Italian tax authorities in relation to certain matters in April 2019. The settlement covers the findings on license fees and intercompany interest rate for the financial years ended 31 March 2014 and 2015 as well as the finding on withholding tax on license fee for the calendar years 2013 and 2014 for a total amount of EUR3.6m which was paid in April 2019. Discussions are ongoing with the Italian tax authorities for the finding on withholding tax on interests for the calendar years 2013 to 2018, as well as the findings on (i) license fees and intercompany interest rate for the financial years ended 31 March 2016, 2017 and 2018, and (ii) withholding tax on license fees for calendar years 2015 to 2018. During the financial year ended 31 March 2020, the Company booked an additional income tax payable of EUR0.6m related to the ongoing discussions above. As a result of the settlement and the additional accrual, the income tax payable relating to Italy was EUR13.6m as at 31 March 2020 (EUR16.6m as at 31 March 2019, EUR5.8m as at 31 March 2018).

Separately, Global Blue Italy received notice of assessment from the tax authorities of the city of Milan with respect to Global Blue Italy’s treatment of certain merchant invoices issued in 2013 and 2014. At this stage the Company has not deemed it necessary to book a provision for this matter.

Germany

Global Blue New Holdings Germany GmbH (“GBNHG”), as controlling entity, and Global Blue Deutschland GmbH (“GBD”), as controlled entity, entered into a profit and loss pooling agreement (hereinafter the “PLPA”) dated 5 October 2000, allowing the pooling of income and losses of both entities for corporate income and trade tax purposes. While the provisions of the PLPA allow the utilization of capital reserves built up at the level of GBD during the term of the PLPA for loss compensation (or for the profit transfer to GBNHG), such provisions, in light of a recent court ruling issued in April 2018, may not be permissible under German law. Even though GBD has not utilized any capital reserves as permitted by the PLPA, there is a risk that the tax authorities might challenge the effectiveness of the PLPA and, as a consequence, deny the profit and loss pooling within the German Global Blue group relating to the financial year 2019 and previous tax periods. Based on the opinion of Global Blue´s advisers, the Company recognised an uncertain tax position of EUR3.8m as at 31 March 2020 (EUR3.7m as at 31 March 2019, nil as at 31 March 2018). An amended PLPA, from which the provisions in focus were removed, was registered in December 2019; therefore, the risk described above is only related to historical financial years.

NOTE 13	Leases

The Company adopted IFRS 16 as of 1 April 2018 under the cumulative catch-up approach, at which point it recognized the Right of use asset in line with the lease liability recognized.

Right of use assets recognised within in Property, plant and equipment are the following:

(€ thousands)
	2019/20	2018/19	2017/18
Offices	16,252	15,454	—
Refund points	14,889	19,578	—
IT contracts	6,416	7,329	—
Others	2,852	2,717	—

Right of use asset	40,409	45,078	—

Movements during the period of Right of use assets are the following:

(€ thousands)
	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April	45,078	—	—
Adoption of new accounting policy	—	54,325	—
New contracts	12,111	5,804	—
Modifications	73	13	—
Depreciation	(16,349)	(15,159)	—
FX effect	(504)	95	—

Closing balance at 31 March	40,409	45,078	—

Lease liabilities recognised within in Other long-term liabilities and Other current liabilities are the following:

(€ thousands)
	Note	2019/20	2018/19	2017/18
Short-term		14,001	13,713	—
Long-term	28	27,750	32,420	—

Total Lease liability		41,751	46,133	—

Movements during the period of Lease liabilities are the following:

(€ thousands)
	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April	46,133	—	—
Adoption of new accounting policy	—	54,325	—
New contracts	11,400	5,800	—
Modifications	55	13	—
Cash outflow	(16,573)	(15,508)	—
Other non-cash outflows	(137)	—	—
Interest	1,308	1,424	—
FX effect	(435)	79	—

Closing balance at 31 March	41,751	46,133	—

The contractual duration of the lease liabilities is the following:

(€ thousands)
Contractual maturities of financial liability at 31 March 2020	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	25,315	14,672	1,764

(€ thousands)
Contractual maturities of financial liability at 31 March 2019	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	25,148	17,964	3,021

(€ thousands)
Contractual maturities of financial liability at 31 March 2018	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	—	—	—

Amounts recognised in the income statement are the following:

(€ thousands)
Depreciation charge of the right of use asset	2019/20	2018/19	2017/18
Offices	4,523	3,973	—
Refund points	8,139	7,976	—
IT contracts	2,071	1,893	—
Others	1,616	1,317	—

Total Depreciation charge of right of use asset	16,349	15,159	—

(€ thousands)
Interest expense	2019/20	2018/19	2017/18
Interest expense (included in finance cost)	1,308	1,424	—

Total interest expense	1,308	1,424	—

(€ thousands)
Other lease-related expenses	2019/20	2018/19	2017/18
Expense relating to short-term leases (included in Operating expenses)	2,650	4,497	—
Expense relating to leases of low-value assets that are not short-term leases (included in Operating expenses)	106	14	—
Expense relating to variable lease payments not included in lease liabilities (included in Operating expenses)	6,997	5,929	—

Total Other lease related expenses	9,753	10,440	—

The table “Other lease-related expenses” includes expenses from the lease contracts that are not qualified as Right of Use assets according to IFRS 16.

NOTE 14	Audit fees

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed in aggregate by PricewaterhouseCoopers SA and any other member firm of PricewaterhouseCoopers International Limited that rendered audit and related services to the Company:

(€ thousands)
Audit fees	2019/20	2018/19	2017/18
Audit fee	4,247	1,996	2,222
Audit related fees	—	—	—
Tax fees	—	—	—
All other fees	242	44	—

Fees of PricewaterhouseCoopers SA	4,489	2,040	2,222

Audit fees reflects professional services rendered regarding statutory audits of the Company and its subsidiaries and audits of annual consolidated financial statements. In 2019/20, the audit fees also included services rendered as part of the ongoing exit process, which include: review of interim financial statements and assistance with registration statements.

All other fees include fees billed for products and services other than as reported above.

NOTE 15	Earnings per share

(€ thousands)		Restated
Earnings per share from continuing operations	Note	2019/20	2018/19	2017/18
Profit or loss from continuing operations attributable to the owners of the parent		(3,532)	2,350	15,683
Weighted average number of ordinary shares in issue (thousands)	24	40,000	40,000	40,000

Basic profit / (loss) per share		(0.09)	0.06	0.39

Diluted profit / (loss) per share		(0.09)	0.06	0.39

Basic

Basic earnings per share is calculated by dividing the profit or loss to equity shareholders of the Company by the weighted average number of ordinary shares in issue during the period.

Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. The Company had no dilutive potential ordinary shares during the year ended 31 March 2020, 2019 and 2018.

NOTE 16	Property, plant and equipment

The below table is a reconciliation table for Property, plant and equipment. This note excludes the balance sheet impact of the IFRS 16 Right of use asset, which has been presented and detailed in Note 13.

(€ thousands)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance at 1 April 2019	25,772	4,309	30,081
Purchases	4,828	722	5,550
Disposals	(791)	(48)	(839)
Reclassification	657	549	1,206
Exchange differences	(616)	(21)	(637)

Accumulated acquisition values at 31 March 2020	29,850	5,511	35,361

Opening balance at 1 April 2019	(16,598)	(2,348)	(18,946)
Depreciation charge for the year	(4,720)	(581)	(5,301)
Disposals	650	31	681
Reclassification	(668)	(552)	(1,220)
Exchange differences	370	1	371

Accumulated depreciation and impairment at 31 March 2020	(20,966)	(3,449)	(24,415)

Net book amount at 31 March 2020	8,884	2,062	10,946

(€ thousands)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance at 1 April 2018	23,493	5,030	28,523
Acquisition of subsidiary	15	—	15
Disposal of subsidiary	(7)	—	(7)
Purchases	5,934	866	6,800
Disposals	(4,620)	(1,852)	(6,472)
Reclassification	891	202	1,093
Exchange differences	66	63	129

Accumulated acquisition values at 31 March 2019	25,772	4,309	30,081

Opening balance at 1 April 2018	(15,443)	(3,226)	(18,669)
Disposal of subsidiary	7	—	7
Depreciation charge for the year	(4,124)	(691)	(4,815)
Disposals	3,913	1,769	5,682
Reclassification	(910)	(143)	(1,053)
Exchange differences	(41)	(57)	(98)

Accumulated depreciation and impairment at 31 March 2019	(16,598)	(2,348)	(18,946)

Net book amount at 31 March 2019	9,174	1,961	11,135

(€ thousands)
	Machinery, Equipment and computers	Leasehold Improvements	Total
Opening balance at 1 April 2017	20,370	3,495	23,865
Acquisition of subsidiary	143	23	166
Disposal of subsidiary	—	—	—
Purchases	4,822	1,128	5,950
Disposals	(1,338)	(74)	(1,412)
Reclassification	153	578	731
Adjustments due to changes in accounting policies	—	—	—
Exchange differences	(657)	(120)	(777)

Accumulated acquisition values at 31 March 2018	23,493	5,030	28,523

Opening balance at 1 April 2017	(12,901)	(2,297)	(15,198)
Disposal of subsidiary
Acquisition of subsidiary	—	—	—
Depreciation charge for the year	(4,031)	(484)	(4,515)
Disposals	1,285	41	1,326
Reclassification	(153)	(563)	(716)
Adjustments due to changes in accounting policies	—	—	—
Exchange differences	357	77	434

Accumulated depreciation and impairment at 31 March 2018	(15,443)	(3,226)	(18,669)

Net book amount at 31 March 2018	8,050	1,804	9,854

(€ thousands)
Accumulated acquisition values	2019/20	2018/19	2017/18
Machinery, Equipment and computers	29,850	25,772	23,493
Leasehold Improvements	5,511	4,309	5,030
Right of use asset	56,758	60,236	—

Total Accumulated acquisition values	92,119	90,317	28,523

Accumulated depreciation and impairment	2019/20	2018/19	2017/18
Machinery, Equipment and computers	(20,966)	(16,598)	(15,443)
Leasehold Improvements	(3,449)	(2,348)	(3,226)
Right of use asset	(16,349)	(15,159)	—

Total Accumulated depreciation and impairment	(40,764)	(34,105)	(18,669)

Total Property, plant and equipment	51,355	56,213	9,854

NOTE 17	Intangible assets

(€ thousands)	Restated
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance at 1 April 2019	413,499	45,941	660,325	7,999	81,024	1,208,788
Purchases	—	—	6,059	1,406	24,716	32,181
Disposals	—	—	—	(11)	(762)	(773)
Reclassifications	—	—	—	17	(3)	14
Exchange differences	(1,961)	(146)	(363)	(171)	(3,067)	(5,708)

Accumulated acquisition values	411,538	45,795	666,021	9,240	101,908	1,234,502

Opening balance at 1 April 2019	—	(14,913)	(462,288)	(6,166)	(25,641)	(509,008)
Amortisation	—	(2,237)	(71,325)	(1,203)	(17,165)	(91,930)
Disposals	—	—	—	10	586	596
Adjustments due to changes in accounting policies	—	—	(2)	—	—	(2)
Exchange differences	—	—	66	82	1,795	1,943

Accumulated amortization	—	(17,150)	(533,549)	(7,277)	(40,425)	(598,401)

Opening balance at 1 April 2019	(2,109)	—	—	(498)	(1,551)	(4,158)
Impairment	—	—	—	—	(1,023)	(1,023)
Exchange differences	82	—	—	—	—	82

Accumulated impairment	(2,027)	—	—	(498)	(2,574)	(5,099)

Net book value at 31 March 2020	409,511	28,645	132,472	1,465	58,909	631,002

(€ thousands)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance at 1 April 2018	405,937	45,926	664,849	7,117	57,432	1,181,261
Acquisition of subsidiaries	7,038	—	—	13	52	7,103
Purchases	169	—	1,862	862	23,722	26,615
Disposals	—	—	—	(569)	(434)	(1,003)
Reclassifications	—	—	—	458	9	467
Adjustments due to changes in accounting policies	—	1	(6,604)	—	—	(6,603)
Exchange differences	355	14	218	118	243	948

Accumulated acquisition values	413,499	45,941	660,325	7,999	81,024	1,208,788

Opening balance at 1 April 2018	—	(12,676)	(395,073)	(4,912)	(14,308)	(426,969)
Amortisation	—	(2,237)	(70,332)	(1,246)	(11,343)	(85,158)
Disposals	—	—	—	564	73	637
Reclassifications	—	—	—	(507)	—	(507)
Adjustments due to changes in accounting policies	—	—	3,155	—	—	3,155
Exchange differences	—	—	(38)	(65)	(63)	(166)

Accumulated amortization	—	(14,913)	(462,288)	(6,166)	(25,641)	(509,008)

Opening balance at 1 April 2018	(2,040)	—	—	(498)	(1,255)	(3,793)
Impairment	—	—	—	—	(296)	(296)
Exchange differences	(69)	—	—	—	—	(69)

Accumulated impairment	(2,109)	—	—	(498)	(1,551)	(4,158)

Net book value at 31 March 2019	411,390	31,028	198,037	1,335	53,832	695,622

(€ thousands)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance at 1 April 2017	406,552	46,102	663,208	6,084	43,106	1,165,052
Acquisition of subsidiaries	2,054	—	—	—	33	2,087
Purchases	—	—	2,091	747	17,774	20,612
Disposals	—	—	—	(6)	(468)	(474)
Reclassifications			—	537	(9)	528
Exchange differences	(2,669)	(176)	(450)	(245)	(3,004)	(6,544)

Accumulated acquisition values	405,937	45,926	664,849	7,117	57,432	1,181,261

Opening balance at 1 April 2017	—	(10,439)	(323,500)	(3,612)	(7,998)	(345,549)
Amortisation	—	(2,237)	(71,608)	(863)	(7,496)	(82,204)
Disposals	—	—	—	6	452	458
Reclassifications		—	—	(537)	(6)	(543)
Exchange differences	—	—	35	94	740	869

Accumulated amortization	—	(12,676)	(395,073)	(4,912)	(14,308)	(426,969)

Opening balance at 1 April 2017	—	—	—	(498)	(1,255)	(1,753)
Impairment	(2,019)	—	—	—	—	(2,019)
Reversal of impairment	—	—	—	—	—	—
Exchange differences	(21)	—	—	—	—	(21)

Accumulated impairment	(2,040)	—	—	(498)	(1,255)	(3,793)

Net book value at 31 March 2018	403,897	33,250	269,776	1,707	41,869	750,499

Goodwill

Management reviews the business performance based on a product perspective. TFSS & AVPS have been identified as the main product groups and the Group’s operating segments. Goodwill is monitored by the management at the operating segment level. The following is a summary of goodwill allocation for each operating segment:

(€ thousands)	Restated
Goodwill	31 March 2020	31 March 2019	31 March 2018
TFSS	360,311	360,721	353,700
AVPS	49,200	50,669	50,197

Total	409,511	411,390	403,897

The recoverable amount of all Cash Generating Units (CGU) has been determined based on value-in-use calculations. These calculations utilized in the goodwill impairment analysis, at 31 March 2020, use pre-tax cash flow projections based on management’s current view, including an assessment of the impact of COVID-19 on the Company’s industry. As detailed in Note 44, the ultimate impact of COVID-19 on the Company cannot be accurately and reasonably quantified at this time.

Management determined forecasted revenue based on past performance and their current expectations of market development, specifically tourist arrivals (volume). The growth rates used are supported with the forecasts included in recent tourism industry reports.

The key assumptions used for the value-in-use calculations are as follows:

•	Pre-tax discount rate of 9.91% (8.78% in 2018/19, 7.44% in 2017/18), for both CGUs.

•

For the purpose of the goodwill impairment test, the Company assumed a COVID-19 impact on near-term industry volumes, followed by a recovery. In particular, it was assumed that depressed volumes experienced in April through to June 2020 would generally persist for most of the financial year ending 31 March 2021, resulting in revenue being down 90% compared to the prior year, with the associated flow-through to cash flows from the limited revenue and full fixed cost base (but without execution of any short- or longer-term cost measures, detailed in Note 44). A near total recovery to pre-COVID revenue levels was assumed for the financial year ending 31 March 2022, with full recovery in the subsequent three financial years. As such, this implies a compounded average revenue growth (”CAGR”) over the five-year period of 6.3% (5.2% in 2018/19).

•

When considering the severity and duration of the assumptions for the first two financial years after March 31, 2020, the Company considered historical travel disruptions (e.g., natural disasters, terrorist attacks, civil unrest, and public health issues like SARS and MERS), as well as the information available regarding the potential impacts of COVID-19.

•

In all historical disruptions, growth resumed and revenues recovered to pre-disruption levels, as a result of a normalization of travel demand and longer-term structural growth drivers. In these prior travel disruptions, the recovery usually occurred within months or quarters. In recognition that the COVID-19 pandemic is more severe than these precedents, management assumed both a longer recovery period (i.e., more than one year) and a larger impact to near-term cash flows as compared with these precedents.

•

To contextualize the abovementioned five-year CAGR, this remains less than the revenue CAGR for the Company for the past decade pre-COVID of more than 10%, despite the period witnessing a wide range of travel disruptions, such as MERS, wave of terrorist attacks across Europe (e.g., Bataclan attack in Paris, Brussels airport/metro bombing, Barcelona and Cambril train station attack, Berlin Christmas Market attack, and Nice truck attack), French Yellow Jacket protests, and Icelandic volcano eruption.

•

As noted above, the analysis excludes the execution of any short- or longer-term cost measures, i.e. assumes all existing fixed costs remained in place notwithstanding downside revenue assumptions. The decision not to include these was because longer-term measures, as well as the phasing from short-term to long-term measures, had not been finalized.

•	After the business plan period, an assumed long-term growth rate of 2% (2% in 2018/19, 2% in 2017/18).

Though the TFSS and AVPS segments offer different solutions, the underlying driver of both is international travel and extra-regional transactions. As such, the same key assumptions have been applied to both CGUs.

The calculations and the cash flow projections are stress-tested using a sensitivity analysis; such analysis is a key element when there are changes to the circumstances, such as the ongoing impact of COVID-19. Changes of the parameters, including, for example, (i) a 5-percentage point increase in the discount rate or (ii) a revenue decline (detailed below), would not result in an impairment given the significant headroom.

The downside revenue sensitivity analysis included the assumption of a 90% year-over-year decline for revenue in the financial year ending March 31, 2021. Thereafter, the sensitivity assumed (i) near total recovery to pre COVID-19 levels in the financial year ended March 31, 2022 such that revenue is 5% below that of the financial year ended March 31, 2020 (recovery reflecting “pent-up” travel demand assumption) followed by (ii) 2.5% revenue decline per annum for the following three years (these being the sensitized years). Consequently, revenue, as of the financial year ending March 31, 2025, would still be 10% below the actual reported revenue for the financial year ended March 31, 2020, which compares to the central case above where revenue, in the financial year ended March 31, 2025, is 35% above of that of the financial year ended March 31, 2020 (based on the 6.3% CAGR of the above central case). In aggregate, this implies a negative 2.5% revenue CAGR over the period. In this downside case, the goodwill was still not impaired, with the recoverable amount exceeding the carrying value (including goodwill) by 24% / 27% for TFSS / AVPS, respectively. Should the impact of the COVID-19 pandemic on the Company’s revenue be more severe or of longer duration than assumed in the downside sensitivity, the goodwill balance may be at risk of impairment.

In performing the impairment test at March 31, 2020, the Company considered all available external and internal information, including the indicators in IAS 36 paragraphs 12-14, through the reissuance of the financial statements on July 31, 2020. There was no deterioration of the assumptions used from the date the Company originally issued the financial statements. The Company notes that, while significant declines in revenue have occurred subsequent to March 31, 2020, the Company had already estimated, in its impairment testing, a decline for the financial year ending March 31, 2021 of 90% as compared to prior year. Additionally, actual costs incurred by the Company have been meaningfully lower than what was estimated in the analysis performed as of March 31, 2020, in part because of refinement and implementation of the cost savings plans detailed in Note 44.

Trademarks

Trademarks were classified as intangible assets with a definite useful life. The fair value of trademarks in the PPA is determined by calculating its value-in-use, being “Relief from Royalty” method for the asset. The net book value as of 31 March 2020 was EUR 28.6m (EUR 31.0m as of 31 March 2019, EUR 33.2m as of 31 March 2018).

No impairment tests have been performed for Trademarks as there were no indications of impairment.

The assets will be fully amortised by July 2032.

Customer Relationships

As part of business combinations in 2013 and 2016 new intangibles were identified and are collectively defined as customer relationship contracts with a net book value as of 31 March 2020 of EUR 123.6m (EUR 194.9m as of 31 March 2019, EUR 263.9m as of 31 March 2018). The customer relationships have been split across the operating segments:

(€ thousands)
Customer relationships	31 March 2020	31 March 2019	31 March 2018	PPA initial valuation
TFSS	117,479	181,824	246,169	610,789
AVPS	6,113	13,083	17,776	44,256

Total	123,592	194,907	263,945	655,045

No impairment tests have been performed for Customer Relationships as there were no indications of impairment.

TFSS and AVPS Customer relationships contain different types of customers, categorized based on revenue and footprint or services offered. The expected economic life for the customer relationship contracts is between 9 and 20.5 years, driven by these varying types of customer relationships within the TFSS and AVPS operating segments. These will be fully amortised by September 2036.

The Customer relationships table includes the effects of the implementation of IFRS 15, which resulted in a decrease in the gross amount of the Customer relationships of EUR6.6m and the associated accumulated amortization of EUR3.2m upon implementation. These changes are due to the change in revenue recognition approach regarding certain limited payments for contracts with customers detailed in Note 3 and Note 22.

As at 1 April 2018, the application of IFRS 15 did not have any material impact on the opening balance of the retained earnings as the advance payments to customers have been recognized as contract assets.

Other intangible assets

Other intangibles include licenses acquired and software purchased from external parties.

Software

Software consists of IT software internally developed for TFSS and AVPS businesses and is amortised over a 3-year period. It also includes the platform software, that has been acquired as part of the Currency Select acquisition of 2015/16, with a fair value of EUR17.9m and which is being amortised over a 5-year period.

NOTE 18	Other non-current receivables

(€ thousands)
Other non-current receivables	Note	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April		12,703	13,360	16,987
Additions of non-current assets		4,106	1,541	2,622
Divestiture of non-current assets		(2,867)	(147)	(110)
Market value valuation		—	66	(67)
(Decrease)/increase in scope of consolidation		—	—	(5,568)
Share of joint venture losses on loan receivable		(1,390)	—	—
Increase in loan to joint venture		2,850	—	—
Reclassification to/from Investments in associates and joint ventures		—	(2,444)	—
Other		121	—	—
Foreign exchange effects		(353)	327	(504)

Closing balance at 31 March		15,170	12,703	13,360

EUR2.0m (EUR2.1m as of 31 March 2019, EUR2.0m as of 31 March 2018) of the other non-current receivables is related to a receivable from an insurance company related to a pension plan in Sweden. This receivable does not meet the definition of a pension plan asset. The pension plan is denominated in SEK. Payments commenced in 2018 with a second payment stream starting in 2023 and lasting for 10 years. This receivable is revalued at market value.

The fair value of other receivables does not differ significantly from the book value. The other major part of the other non-current receivables is related to rental agreements on different facilities and deposits paid.

In the financial year 2017/18, the Investments in associates and joint ventures were presented in the Non-current other receivables. From the 2018/2019 financial year, these are presented in a separate line in the balance sheet and detailed further in Note 41.

NOTE 19	Financial instruments by category

The table below detail the financial instruments as at 31 March 2020:

(€ thousands)	Restated
Assets as per balance sheet	Loans and receivables at amortised cost	Derivatives valued at FVTPL	Total
Derivative financial instruments	—	765	765
Other non-current financial receivables	27,301	—	27,301
Trade receivables	141,306	—	141,306
Other receivables excluding other non-financial receivables	8,100	—	8,100
Cash and cash equivalents	226,139	—	226,139

Balance as at 31 March 2020	402,846	765	403,611

(€ thousands)
Liabilities as per balance sheet	Other financial liabilities at amortised cost	Derivatives valued at FVTPL	Total
Loans and borrowings	625,677	—	625,677
Derivative financial instruments	—	—	—
Other long term liabilities	29,753	—	29,753
Trade payables	237,319	—	237,319
Other current liabilities excluding non-financial liabilities	37,821	—	37,821
Accrued liabilities excluding non-financial liabilities	37,277	—	37,277

Balance as at 31 March 2020	967,847	—	967,847

The table below detail the financial instruments as at 31 March 2019:

(€ thousands)
Assets as per balance sheet	Loans and receivables at amortised cost	Derivatives valued at FVTPL	Total
Other non-current financial receivables	26,723	—	26,723
Trade receivables	249,331	—	249,331
Other receivables excluding other non-financial receivables	23,869	—	23,869
Cash and cash equivalents	104,072	—	104,072

Balance as at 31 March 2019	403,995	—	403,995

(€ thousands)
Liabilities as per balance sheet	Other financial liabilities at amortised cost	Derivatives valued at FVTPL	Total
Loans and borrowings	624,500	—	624,500
Derivative financial instruments	—	176	176
Other long term liabilities	37,241	—	37,241
Trade payables	263,720	—	263,720
Other current liabilities excluding non-financial liabilities	51,337	—	51,337
Accrued liabilities excluding non-financial liabilities	36,011	—	36,011

Balance as at 31 March 2019	1,012,809	176	1,012,985

The table below detail the financial instruments as at 31 March 2018:

(€ thousands)
Assets as per balance sheet	Loans and receivables at amortised cost	Derivatives valued at FVTPL	Total
Other non-current financial receivables	23,070	—	23,070
Trade receivables	266,072	—	266,072
Other receivables excluding other non-financial receivables	14,824	—	14,824
Cash and cash equivalents	50,673	—	50,673

Balance as at 31 March 2018	354,639	—	354,639

(€ thousands)
Liabilities as per balance sheet	Other financial liabilities at amortised cost	Derivatives valued at FVTPL	Total
Loans and borrowings	615,765	—	615,765
Derivative financial instruments	—	174	174
Other long term liabilities	3,809	—	3,809
Trade payables	271,579	—	271,579
Other current liabilities excluding non-financial liabilities	25,642	—	25,642
Accrued liabilities excluding non-financial liabilities	30,429	—	30,429

Balance as at 31 March 2018	947,224	174	947,398

NOTE 20	Trade receivables

The fair value of trade receivables does not differ from the carrying amount.

Trade receivables past due relate to a number of independent customers for whom there is no recent history of or forward-looking information on defaults.

Trade receivables are measured at amortised cost.

The tables below detail the trade receivables balance as at 31 March 2020:

As at 31 March 2020
(€ thousands)	Restated
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	103,930	22,864	19,213	146,007
Less: Loss allowance	(3,013)	(141)	(1,547)	(4,701)

Total	100,917	22,723	17,666	141,306

(€ thousands)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	67,275	14,644	7,300	89,219
Trade receivables past due:
Up to 3 months	28,947	7,662	6,800	43,409
3 months - 6 months	3,335	269	944	4,548
More than 6 months	1,360	148	2,622	4,130

Total	100,917	22,723	17,666	141,306

(€thousands)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	75,520	5,647	1,250	82,417
GBP	15,198	4,136	1,352	20,686
SGD	6	9,818	544	10,368
Other	10,193	3,122	14,520	27,835

Total	100,917	22,723	17,666	141,306

The tables below detail the trade receivables balance as at 31 March 2019:

As at 31 March 2019
(€ thousands)
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	186,083	42,745	24,078	252,906
Less: Loss allowance	(2,874)	—	(701)	(3,575)

Total	183,209	42,745	23,377	249,331

(€ thousands)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	156,481	40,773	11,140	208,394
Trade receivables past due:
Up to 3 months	23,033	1,933	8,422	33,388
3 months - 6 months	3,419	39	2,323	5,781
More than 6 months	276	—	1,492	1,768

Total	183,209	42,745	23,377	249,331

(€ thousands)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	134,117	12,132	5,508	151,757
GBP	25,356	5,417	962	31,735
SGD	19	19,513	877	20,409
Other	23,717	5,683	16,030	45,430

Total	183,209	42,745	23,377	249,331

The tables below detail the trade receivables balance as at 31 March 2018:

As at 31 March 2018
(€ thousands)
Trade receivables, net	Retailers	Authorities	Other	Total
Nominal value of outstanding trade receivables	190,274	58,948	20,204	269,426
Less: Loss Allowance	(2,969)	—	(385)	(3,354)

Total	187,305	58,948	19,819	266,072

(€ thousands)
Age analysis of net trade receivables per class	Retailers	Authorities	Other	Total
Trade receivables not yet due	162,000	54,367	9,585	225,952
Trade receivables past due:
Up to 3 months	21,796	4,442	6,355	32,593
3 months - 6 months	1,704	136	1,732	3,572
More than 6 months	1,805	3	2,147	3,955

Total	187,305	58,948	19,819	266,072

(€ thousands)
Currency analysis of net trade receivables per class	Retailers	Authorities	Other	Total
EUR	140,973	14,956	8,650	164,579
GBP	27,817	4,786	595	33,198
SGD	171	26,767	424	27,362
Other	18,344	12,439	10,150	40,933

Total	187,305	58,948	19,819	266,072

The table below details the movements of the provision for the impairment of trade receivables:

(€ thousands)	Restated
Movements of the provision for the impairment of trade receivables	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April	(3,575)	(3,354)	(3,885)
Charged for the year	(2,306)	(1,970)	(964)
Utilised	184	390	623
Unused amounts reversed	913	1,309	771
Effect of movements in foreign exchange	83	50	101

Closing balance at 31 March	(4,701)	(3,575)	(3,354)

The creation and release of provision for impaired trade receivables have been included in “operating expenses”. Amounts charged to the allowance account are generally written off when there is no expectation of recovering additional cash. The maximum exposure to credit risk at the reporting date is the carrying value of trade receivables.

As at 1 April 2018, the application of IFRS 9 did not have any material impact. Trade receivables have been measured before and after 1 April 2018 at amortised cost.

NOTE 21	Other current receivables

(€ thousands)
Other current receivables	31 March 2020	31 March 2019	31 March 2018
Input VAT	23,395	22,961	14,958
Payments & DCC receivables	4,340	20,312	11,103
Advances and deposits	2,591	2,877	2,587
Withholding taxes	2,265	2,415	3,781
Other current receivables	1,169	682	1,134

Total	33,760	49,247	33,563

NOTE 22	Prepaid expenses

(€ thousands)
Prepaid expenses	31 March 2020	31 March 2019	31 March 2018
Insurance	2,052	1,978	2,891
Office and IT-related expenses	3,013	4,904	5,568
Accrued income	739	2,037	2,037
Merchants	1,586	5,219	—
Other prepaid expenses	529	907	397

Total	7,919	15,045	10,893

As a result of IFRS 15, as of 1 April 2018 a limited set of advance payments for contracts with customers is being recorded as a prepaid expense under the name “Merchants” in the financial statement, as presented in the table above.

The EUR1.6m prepaid expenses to merchants as at 31 March 2020 (EUR5.2m as at 31 March 2019), is predominantly expected to be settled within the next 12 months as a reduction in revenue.

NOTE 23	Cash and cash equivalents

Cash and cash equivalents consist of cash and bank accounts and are payable on demand. The bank accounts earn interest at various rates which differ by account. The deposits consist of highly liquid money market instruments, with withdrawals periods of up to 3 months.

(€ thousands)
Cash and cash equivalents	31 March 2020	31 March 2019	31 March 2018
Deposits	84,884	3,476	1,172
Cash and bank balances	141,255	100,596	49,502

Total	226,139	104,072	50,674

For business purposes, some external refunding agents have the authority to withdraw cash up to certain limits, on a short-term basis from specific Global Blue bank accounts to be able to refund travellers on the Group’s behalf. In cash and bank balances there are EUR0.7m (EUR0.1m at 31 March 2019, EUR0.2m at 31 March 2018) available for such purposes. The fair value of cash and cash equivalents approximates its carrying value due to its short term nature.

Please refer to Note 27 related to the pledge of cash in hand.

NOTE 24	Issued capital and reserves

In March 2018 a capital reorganisation took place within the Group. A new holding company—Global Blue Group AG—was incorporated on 16 March 2018 with a share capital of EUR0.085m divided into 10,000,000 shares. This Company became the ultimate parent of the Group. During the re-organization, an additional 30,000,000 shares were issued with the increase of the share premium.

	31 March 2020	31 March 2019	31 March 2018
Number of shares (authorized and issued)	40,000,000	40,000,000	40,000,000

Total number of shares	40,000,000	40,000,000	40,000,000

(€ thousands)
Issued share capital and share premium	2019/20	2018/19	2017/18
Opening balance at 1 April	392,197	392,197	92,870
Issue of share capital	—	—	897
Share premium contribution	—	—	76,300
Effects of the capital reorganisation	—	—	222,130

Closing balance at 31 March	392,197	392,197	392,197

The Other reserves within Equity attributable to owners of the parent consist of the following positions:

As at 31 March 2020
(€thousands)
	Notes	Other reserve	Foreign currency translation reserve	Cash Flow hedge reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 April 2019		9,890	(10,572)	—	(519)	(1,201)
Tax effect	12	—	—	—	293	293
Currency translation difference		—	(8,897)	—	—	(8,897)
Actuarial gain on post-employment benefit obligations	30	—	—	—	(2,100)	(2,100)
Restatement of hyperinflation (1)		24	—	—	—	24

Closing balance at 31 March 2020		9,914	(19,469)	—	(2,326)	(11,881)

As at 31 March 2019
(€thousands)
	Notes	Other reserve (2)	Foreign currency translation reserve	Cash Flow hedge reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 April 2018		7,607	(12,339)	—	(903)	(5,635)
Tax effect	12	—	—	—	(83)	(83)
Currency translation difference		—	1,767	—	—	1,767
Actuarial gain on post-employment benefit obligations	30	—	—	—	467	467
Restatement of hyperinflation (1)		2,283	—	—	—	2,283

Closing balance at 31 March 2019		9,890	(10,572)	—	(519)	(1,201)

As at 31 March 2018
(€thousands)
	Notes	Other reserve (2)	Foreign currency translation reserve	Cash Flow hedge reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 April 2017		298,974	(2,870)	(859)	(1,272)	293,973
Conversion of Convertible Preferred Equity Certificates		(46,774)	—	—	—	(46,774)
Redemption of Convertible Preferred Equity Certificates		(22,561)	—	—	—	(22,561)
Effects of the capital reorganisation		(222,032)	—	—	—	(222,032)
Change in cash flow hedge reserve		—	—	900	—	900
Tax effect	12	—	—	—	(5)	(5)
Currency translation difference		—	(9,449)	—	—	(9,449)
Actuarial gain on post-employment benefit obligations	30	—	—	—	327	327
Impact of changes in percentage held		—	(20)	(41)	47	(14)

Closing balance at 31 March 2018		7,607	(12,339)	—	(903)	(5,635)

(1)

Restatement due to hyperinflation represents the revaluation reserve as result of applying IAS29 in Argentina, which is considered to be a hyperinflationary economy starting 1 July 2018. The revaluation reserve covers full year transactions since 1 April 2018.

(2)

These amounts represent the reorganization reserve as a result of the capital reorganization that took place in March 2018 and is computed as the difference between the cost of the transaction and the carrying value of the net assets at the moment of reorganization.

Movements before the capital reorganisation

On 16 May 2017 the previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) increased its share capital by an amount of EUR0.4m to EUR2.198m and issued 4,345,302 fully paid ordinary shares of different classes (class A-J) with a nominal value of EUR0.10 under its authorised unissued share capital, for a total issue price of EUR35.9m to the subscriber through the conversion of 22,641,308 CPECs issued by the previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) for a total conversion value of EUR35.9m. An amount equal to the nominal value of the shares issued of EUR0.4 has been allocated to the subscribed capital and the balance of EUR35.4m has been allocated to the freely available share premium.

The previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) further increased its share capital on 16 March 2018 by an amount of EUR0.5m to EUR2.661m and issued 4,631,666 fully paid ordinary shares of different classes (class A-J) with a nominal value of EUR 0.10 under its authorised unissued share capital, for a total issue price of EUR41.4m to the subscriber through the conversion of 24,133,419 CPECs issued by the previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) for a total conversion value of EUR41.4m. An amount equal to the nominal value of the shares issued of EUR0.5m has been allocated to the subscribed capital and the balance of EUR40.9m has been allocated to the freely available share premium.

During the financial year 2017/18 the previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) repurchased on 16 May 2017 14,904,731 CPECs for a total repurchase price of EUR59.4m and in addition the previous ultimate parent of the Group (Global Blue Investment & Co S.C.A.) repurchased on 16 March 2018 7,655,952 CPECs for a total repurchase price of EUR54.4m (18,195,272 CPECs in 2016/17 for a total repurchase price of EUR55.2m).

Movements after the capital reorganisation

As a result of the reorganisation, on 22 March 2018, the CPECs became inter-company positions and are eliminated as of the end of the reporting period.

Any differences related to the capital reorganisation between the cost of the transaction and the carrying value of the net assets is recorded in other reserves.

The effects of the capital reorganisation are the following:

As at 31 March 2018 (€ thousands)
	Share capital	Share premium	Other reserves	Retained Earnings	Total
Reorganisation of Global Blue Investment & Co S.C.A.	(2,661)	(167,406)	(229,639)	399,706	—
Reorganisation of Global Blue Investment GP	—	—	—	13	13
Issue of share capital GB Group AG	85	—	—	—	85
Incorporation and capital contribution GB Group AG	256	391,856	7,607	(399,719)	—

Effects of the capital reorganisation	(2,320)	224,450	(222,032)	—	98

Silver Lake and Partners Group formed a new Limited Partnership (“Global Blue Holding L.P.”), and a new company (“Global Blue Holding Limited”).

Global Blue Holding L.P. then established a new Swiss incorporated company (“Global Blue Group AG”). Global Blue Investment GP S.à r.l distributed the shares of Global Blue Management GP S.à r.l (along with any other assets that it holds other than shares of Global Blue Investment & Co S.C.A.) to Silver Lake in settlement of a loan owed to Silver Lake.

The shares of the previous ultimate parent, Global Blue Investment & Co S.C.A., CPECs held by Silver Lake and Partners Group, and the shares of Global Blue Investment GP S.à r.l were transferred to Global Blue Holding Limited in exchange for the issuance of new shares.

These shares held in Global Blue Holding Limited by Silver Lake and Partners Group were then transferred to Global Blue Holding L.P. The Global Blue Holding Limited shares held by Global Blue Holding L.P. were then transferred to Global Blue Holding SA in exchange for the issuance of new shares – Global Blue Holding SA became the ultimate parent of the Group.

NOTE 25	Non-controlling interests

Non-controlling interests represent the participating interests of third parties in the Group’s equity and are comprised of the following Group entities:

(€ thousands)
Non-controlling interests	31 March 2020	31 March 2019	31 March 2018
Global Blue TFS Japan Co Ltd	4,873	4,524	4,048
Global Blue Lebanon SAL	714	944	1,125
IRIS Global Blue TRS Malaysia Sdn. Bhd.	—	—	1,702
Global Blue Touristik Hizmetler A.Ş.	1,917	2,573	2,403
Global Blue Management & Co S.C.A.	(508)	(433)	(373)
Global Blue Russia AO	833	218	—
Global Blue Russia Holdings B.V.	325	326	—
Global Blue Cross Border SA	222	274	—

Total Non-controlling interests	8,376	8,426	8,905

Dividends paid to non-controlling interests amounted to EUR4.8m for 2019/20 (EUR3.9m for 2018/19, EUR3.5m for 2017/18) and related to Global Blue Touristik Hizmetler A.Ş., Global Blue TFS Japan Co Ltd and Global Blue Lebanon SAL.

Summarized financial information on Subsidiaries with material non-controlling interest

Set out below is the summarized financial information for each subsidiary that has a non-controlling interest that is material for the Group.

(€ thousands)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			IRIS Global Blue TRS Malaysia Sdn. Bhd.			Global Blue Turistik Hizmetler A.Ş.
	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018
Current
Assets	13,513	11,984	7,520	3,453	5,241	3,990	—	—	8,025	6,386	6,173	3,859
Liabilities	19,978	17,536	12,116	2,098	3,981	2,812	—	—	1,348	5,498	4,535	3,258

Total current net assets (liabilities)	(6,465)	(5,552)	(4,596)	1,355	1,260	1,178	—	—	6,677	888	1,638	601

Non- current
Assets	16,404	14,786	12,857	169	202	97	—	—	443	1,239	1,165	765
Liabilities	—	3	—	371	248	112	—	—	—	512	501	171

Total non-current net assets (liabilities)	16,404	14,783	12,857	(202)	(46)	(15)	—	—	443	727	664	594

Net assets	9,939	9,231	8,261	1,153	1,214	1,163	—	—	7,120	1,615	2,302	1,195

(€ thousands)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			IRIS Global Blue TRS Malaysia Sdn. Bhd.			Global Blue Turistik Hizmetler A.Ş.
	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18
Revenue	20,375	18,773	15,631	2,310	2,729	2,351	—	0	4,510	5,525	5,808	4,525

Profit for the year from continuing operations	8,120	7,352	6,787	188	545	600	—	0	2,005	2,371	2,658	1,365

(€ thousands)
	Global Blue TFS Japan Co. Ltd.			Global Blue Lebanon SAL			IRIS Global Blue TRS Malaysia Sdn. Bhd.			Global Blue Turistik Hizmetler A.Ş.
	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18
Net increase (decrease) in cash and cash equivalents	8,709	(386)	(3,352)	228	293	90	—	—	1,210	1,248	1,275	160

(€ thousands)
	Global Blue Management & Co S.C.A.			Global Blue Russia AO			Global Blue Russia Holdings B.V.			Global Blue Cross Border SA
	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018	31 March 2020	31 March 2019	31 March 2018
Current
Assets	10	29	72	8,693	5,524	—	—	14	—	23	84	—
Liabilities	259,888	215,623	4,974	6,736	4,684	—	—	24	—	20	66	—

Total current net assets (liabilities)	(259,878)	(215,594)	(4,902)	1,957	840	—	—	(10)	—	3	18	—

Non- current
Assets	478,219	437,657	400,781	496	446	—	753	753	—	736	895	—
Liabilities	248,146	246,571	415,116	3	49	—	37	26	—	—	—	—

Total non-current net assets (liabilities)	230,073	191,086	(14,335)	493	397	—	716	727	—	736	895	—

Net assets (liabilities)	(29,805)	(24,508)	(19,237)	2,450	1,237	—	716	718	—	738	913	—

(€ thousands)
	Global Blue Management & Co S.C.A.			Global Blue Russia AO			Global Blue Russia Holdings B.V.			Global Blue Cross Border SA
	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18
Revenue	—	—	—	3,581	1,803	—	—	—	—	—	—	—

Profit (Loss) for the year from continuing operations	(5,297)	(5,270)	(86,534)	1,857	652	—	(1)	35	—	(221)	(69)	—

(€ thousands)
	Global Blue Management & Co S.C.A.			Global Blue Russia AO			Global Blue Russia Holdings B.V.			Global Blue Cross Border SA
	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18	2019/20	2018/19	2017/18
Net increase (decrease) in cash and cash equivalents	(19)	(43)	20	693	657	—	(15)	(380)	—	(82)	(888)	—

NOTE 26	Non-Convertible Equity Certificates

NC-PECs direct investment

The Non-Convertible Equity Certificates (“NC-PECs”) are part of the management investment and incentive plan put in place during the 2012 LBO.

The Company’s indirect subsidiary Global Blue Management & Co S.C.A. issued on 1 August 2012 Non- Convertible Preferred Equity Certificates with a par value of EUR1.00 and a maximum amount of EUR500m. As at 31 March 2020, the nominal value of NC-PECS, including accrued interest, was EUR1.9m (EUR1.8m as at 31 March 2019, EUR1.6m as at 31 March 2018).

The NC-PECs bear interest with a rate of 10% per annum calculated on the par value of the NC-PECs outstanding and the accrued and unpaid yield of prior periods. The mandatory redemption date of the NC-PECs is 26 July 2061. At any time, Global Blue Management & Co S.C.A. may repurchase any or all of the NC-PECs at a repurchase price, which is equal to the par value of each NC-PEC plus accrued but unpaid yield on such NC-PEC for the NC-PECs repurchased.

The NC-PECs rank prior to all subordinated securities (current and future), but the NC-PECs shall be subordinated to all other creditors of the previous ultimate parent of the Group (current and future).

The NC-PECs can be summarized as follows:

(€ thousands)
NC-PECs	31 March 2020	31 March 2019	31 March 2018
Nominal value including accrued interest on NC-PECs issued at the beginning of the year	1,750	1,591	1,983
Issuance of NC-PECs	—	—	—
Additions/ Disposals (nominal value including accrued interest on NC-PECs)	—	—	(566)
Accrued interests on NC-PECs	(5)	159	174
Reclassifications	175	—	—

Total value of NC-PECs direct investment	1,920	1,750	1,591

Interest bearing obligations towards senior management of Global Blue Group	2,971	2,744	—

Total value of NC-PECs including accrued interest	4,891	4,494	1,591

The fair value of the NC-PECs as of 31 March 2020, 2019 and 2018 approximates its carrying value.

Interest bearing obligations toward senior management of Global Blue

The liability towards senior management of the Group of EUR3.0m as of 31 March 2020 (EUR2.7m as of 31 March 2019, EUR1.8m as of 31 March 2018) relates to an obligation under the Global Blue Management Equity Plan (MEP related to the 2012 LBO). The fair value of the interest-bearing liability towards senior management of Global Blue Group is assessed to be equal to the carrying value. The applicable interest rate of the instrument equals 10% per annum and is computed on a 365-/366-day year basis and the actual number of days elapsed.

In the prior financial year of 2017/18, the Interest-bearing obligations towards senior management of Global Blue Group were presented as Other long-term liabilities (see Note 28).

NOTE 27	Loans and borrowings

(€ thousands)
Interest-bearing loans and borrowings from credit institutions	Note	31 March 2020	31 March 2019	31 March 2018
Long-term financing - Senior term debt (1)		634,267	635,839	630,000
Capitalized financing fees		(9,672)	(13,441)	(17,207)
Other bank overdraft		1,081	2,102	2,972

Total	19	625,676	624,500	615,765

Short-term portion as at closing date (presented under current liabilities)		1,081	2,102	2,972
Long-term portion as at closing date		624,595	622,398	612,793

Total	19	625,676	624,500	615,765

(1)	The amount of EUR634.3m as at 31 March 2020 (EUR635.8m as at 31 March 2019) includes EUR4.3m (EUR5.8m as at 31 March 2019) as a result of the application of IFRS 9 as of 1 April 2018.

(€ thousands)	31 March 2020			31 March 2019			31 March 2018
	Carrying value	Fair value	Effective interest	Carrying value	Fair value	Effective interest	Carrying value	Fair value	Effective interest
Senior term debt	625,507	613,220	3.61%	623,831	593,452	3.84%	614,746	613,220	4.14%
Capitalized financing fees - RCF	(912)	(912)	n.a.	(1,433)	(1,433)	n.a.	(1,953)	(1,953)	n.a.

Total non-current	624,595	612,308		622,398	592,019		612,793	611,267

Other bank overdraft	1,081	1,081	n.a.	2,102	2,102	n.a.	2,972	2,972	n.a.

Total current	1,081	1,081		2,102	2,102		2,972	2,972

Total	625,676	613,389		624,500	594,121		615,765	614,239

The fair value of Senior term debt has been estimated by discounting future cash flows using the effective interest rate of the Senior term loan as at inception, on 16 October 2017. The fair value has been measured using observable inputs (level 2) in line with the fair value hierarchy.

The effective interest rate of the Senior term debt comprises of the amortization of debt costs, effects of IFRS 9 and the nominal interest rate of the debt, being 3.61% (margin included) as at 31 March 2020 (3.84% (margin included) as at 31 March 2019, 4.14% (margin included) as at 31 March 2018).

Financing

The finance structure as at 31 March 2020 consists of one Senior term loan and an RCF. The fully drawn Senior term loan amounts to EUR630.0m (EUR630.0m as at 31 March 2019, EUR630.0m as at 31 March 2018) with a maturity date of 12 December 2022. The undrawn RCF amounts to EUR80.0m (EUR80.0m as at 31 March 2019, EUR80.0m as at 31 March 2018) with a maturity date of 10 December 2021.

As at 31 March 2020, the RCF bears interest at EURIBOR with 0.0% floor + 2.75% (EURIBOR with 0.0% floor + 3.25% as at 31 March 2019, EURIBOR with 0.0% floor +2.75% as at 31 March 2018) and the Senior term loan bears interest at the higher of EURIBOR with 0.0% floor + 3.25% (EURIBOR with 0.0% floor + 3.50% as at 31 March 2019, EURIBOR with 0.0% floor + 3.25% as at 31 March 2018).

Senior term loans are due in full at maturity.

In relation to the refinancing on 31 July 2012 as well as various amendments of the SFA in 2013, 2015, and 2017, the Company incurred costs equal to EUR46.0m. Of this amount, EUR9.7m (EUR13.4m as at 31 March 2019, EUR17.2m as at 31 March 2018) are unamortised as at 31 March 2020 and have been allocated to the loans as follows during the year:

(€ thousands)
Revolving Credit Facility (RCF)	(912)
Senior term debt	(8,760)

Total	(9,672)

As at year 31 March 2020 EUR3.8m (EUR3.8m as at 31 March 2019, EUR3.6m as at 31 March 2018) of these debt costs were amortised as follows:

(€ thousands)
Revolving Credit Facility (RCF)	(521)
Senior term debt	(3,255)

Total	(3,776)

Security

First-ranking security is provided in favour of the lenders under the Senior Facilities Agreement (SFA). This security includes pledges on the assets of all material subsidiaries of the Company at the time of the implementation of the transaction security, to the extent legally permitted and operationally practical. All debt being issued under the SFA ranks pari-passu.

(€ thousands)
Security	Notes	31 March 2020	31 March 2019	31 March 2018
Pledge of shares of consolidated companies (net equity in subsidiaries)		93,743	118,262	94,441
Pledge of trade receivables, other current receivables, prepaid expenses and income tax receivable	20, 21, 22	94,286	162,110	184,255
Pledge of cash in hand	23	169,952	73,493	22,492

Covenants

As an undertaking to the SFA that the Company entered into on 26 July 2012 and amended and restated on various occasions, the Group has been and continues to be required to comply with certain financial and non-financial covenants.

The financial covenant consists of the Leverage ratio (Net debt divided by EBITDA) which is calculated on a twelve-month rolling basis and is reported to the lenders each calendar quarter. Non-financial covenants restrict the Group to permitted activities and set reporting of general and specific information undertakings which must be reported to the lenders.

A breach of the Financial Covenants constitutes an Event of Default under the SFA, which may result in changes to the existing financing conditions or in the worst-case scenario the outstanding amounts under the SFA becoming due for payment immediately. At the end of the financial year the Company complied to all financial covenants with sufficient headroom on all covenants and Management is of the opinion that the Group will be able to meet all requirements therewith in the foreseeable future.

Interest Rate Swaps

As at 31 March 2020 (and as at 31 March 2019 and 31 March 2018), there were no interest rate swaps outstanding.

Bank overdrafts

Local credit facilities are available in certain jurisdictions and the facilities as per the end of the financial year are limited to EUR21.4m (EUR12.6m as at 31 March 2019, EUR10.5m as at 31 March 2018). None of these local overdraft facilities were committed in nature.

The total drawings under the RCF as at the end of the financial year were EUR0.9m (EUR1.1m as at 31 March 2019, EUR3.7m as at 31 March 2018) and were entirely related to guarantees issued for commercial and financial reasons, leaving the Group with EUR79.1m (EUR78.9m as at 31 March 2019, EUR76.3m as at 31 March 2018) undrawn capacity. The RCF capacity does not qualify as cash and cash equivalents.

NOTE 28	Other long-term liabilities

Other long-term liabilities can be summarized as follows:

(€ thousands)
Other long term liabilities	Note	31 March 2020	31 March 2019	31 March 2018
Other long-term liabilities		2,003	2,078	1,795
Lease liabilities long-term	13	27,750	32,420	2,015

Closing balance at 31 March		29,753	34,498	3,810

The Interest-bearing obligations towards senior management of Global Blue Group have been presented in the financial year 2019/20 as Non-Convertible Equity Certificates (see Note 26).

NOTE 29	Deferred income tax assets and liabilities

(€ thousands)	Restated
Net movement on the deferred tax account	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April	(38,512)	(54,442)	(74,742)
Income statement credit	16,198	15,997	20,449
Tax charge relating to components of other comprehensive income	(307)	74	3
Exchange differences	406	(141)	(150)

Closing balance at 31 March	(22,214)	(38,512)	(54,442)

(€ thousands)	Restated
Deferred tax Deferred tax relates to the following:	31 March 2020			31 March 2019			31 March 2018
	Assets	Liabilities	Net	Assets	Liabilities	Net	Assets	Liabilities	Net
Tax charged to income statement
Trade Receivables	489	(2)	487	843	(23)	820	232	(1)	231
Property, plant and equipment	507	(834)	(327)	578	(1,018)	(440)	479	(249)	230
Intangible assets	333	(1,516)	(1,183)	344	(1,085)	(741)	90	(846)	(756)
Current liabilities	3,798	(107)	3,691	2,825	(88)	2,737	5,406	(264)	5,142
Other items	2,215	(97)	2,118	1,282	(88)	1,194	753	(350)	403
Deferred tax on tax credits	1,028	—	1,028	—	—	—	—	—	—
Tax value of loss carry-forwards recognized	3,939	—	3,939	4,645	—	4,645	2,175	—	2,175

Tax recognised in other comprehensive income
Retirement benefit obligations	40	—	40	347	—	347	273	—	273

Deferred tax related to acquired intangibles in business combination
Intangible assets TFS	—	(15,652)	(15,652)	—	(22,360)	(22,360)	—	(29,068)	(29,068)
Intangible assets TFS KA’s and NA’s	—	(9,219)	(9,219)	—	(16,133)	(16,133)	—	(23,047)	(23,047)
Intangible assets DCC Acquirers	—	(1,290)	(1,290)	—	(2,261)	(2,261)	—	(3,232)	(3,232)
Intangible assets Global Blue Trademark	—	(5,847)	(5,847)	—	(6,320)	(6,320)	—	(6,793)	(6,793)

Total	12,349	(34,564)	(22,214)	10,864	(49,376)	(38,512)	9,408	(63,850)	(54,442)

(€ thousands)
	Restated
Deferred tax recoverable	31 March 2020	31 March 2019	31 March 2018
Deferred tax assets to be recovered after more than 12 months	7,690	8,423	5,266
Deferred tax assets to be recovered within 12 months	4,659	2,441	4,142

Deferred tax assets	12,349	10,864	9,408

Deferred tax liabilities to be recovered after more than 12 months	33,672	48,317	48,692
Deferred tax liabilities to be recovered within 12 months	892	1,059	15,158

Deferred tax liabilities	34,564	49,376	63,850

Deferred tax liabilities amount to EUR34.6m (EUR49.4m as at 31 March 2019, EUR63.8m as at 31 March 2018) and consist mainly of liabilities attributable to capitalised intangible assets in the purchase price allocation, related to the 2012 LBO. The intangible assets will be amortised, whereupon the deferred tax liability will decrease.

(€ thousands)
Expiry of total tax loss carried forward	31 March 2020	31 March 2019	31 March 2018
Expiry within 1 year	1,072	1,286	1,486
Expiry 1-2 years	2,320	2,365	2,376
Expiry 2-5 years	105,598	72,129	73,779
Expiry after 5 years	55,197	88,818	78,840
No expiration	56,707	50,439	47,153

Total	220,894	215,037	203,634

Out of the EUR220.9m (EUR215.0m in 2018/19, EUR203.6m in 2017/18) total tax loss carried forward, EUR14.5m (EUR21.6m in 2018/19, EUR8.8m in 2017/18) has been recognized as a deferred tax asset, while EUR206.4m (EUR193.5m in 2018/19, EUR194.9m in 2017/18) has not been recognized as it is not probable that future taxable profits which the Group can utilize the benefits from will be available. The unrecognized tax loss carry forwards are mainly a result of interest expenses and revaluation effects. An expiry date schedule of the unrecognized tax loss carried forward is provided below:

(€ thousands)
Tax loss carried forward for unrecognized deferred tax asset expiring by:	31 March 2020	31 March 2019	31 March 2018
Expiry within 1 year	94	195	398
Expiry 1-2 years	274	97	197
Expiry 2-5 years	102,271	68,737	70,387
Expiry after 5 years	54,242	82,615	76,867
No expiration	49,496	41,840	47,014

Total	206,377	193,484	194,863

A large part of the tax loss carried forward for which no deferred tax has been recognized either expires after 2 years or has no expiration.

The total tax loss carried forward for which a deferred tax asset has been recognised, at 31 March 2020, of EUR14.5m (EUR21.6m as at 31 March 2019) has resulted in the deferred tax receivables of EUR3.9m (EUR4.6m as at 31 March 2019, EUR2.2m as at 31 March 2018). The legal entities are allowed to carry these losses forward and deduct them against future taxable profits.

NOTE 30	Post-employment benefits

The Group offers its employees’ pension plans and other post-employment benefit plans. The specific features of these plans (benefit formulas, fund investment policy and fund assets held) vary depending on the applicable laws and regulations in each country where the employees work. The employee benefits are accounted for in accordance with the revised IAS 19.

Commitments regarding retirement pension and family pension for employees in Switzerland and Norway are secured externally through a defined benefit plan and accounted for accordingly. For employees in Austria, Korea, Italy, Turkey and France the commitment relates a severance benefit paid at retirement, as governed by local law. For employees in Australia the commitment regards long service leave plans, as governed by local law.

(€ thousands)	31 March 2020	31 March 2019	31 March 2018
Balance sheet obligations for:
Pension benefits liability	7,619	5,062	5,407
Long service leave	343	—	—
Income statement (credit) charge for:
Pension benefits	1,145	(312)	1,585
Long service leave	76	—	—
Other comprehensive income:
Remeasurements of post employment benefit obligations	2,162	(428)	(319)

The table below reconciles the net obligation in respect of the Group’s pension plans and other post-employment benefit plans with the amounts recognized in the consolidated financial statements.

(€ thousands)
Changes in the present value of defined benefit obligation	2019/20	2018/19	2017/18
Defined benefit obligation at 1 April	12,822	12,620	12,805
Current service cost	1,202	1,224	1,293
Net interest expense	166	128	122
Contributions by employees	838	1,101	899
(Gain)/loss from change in demographic assumptions	—	43	(40)
(Gain)/loss from change in financial assumptions	2,082	(362)	(425)
Experience (gains)/loss	211	(44)	99
Past service cost and gains and losses on settlements	—	—	(73)
Benefits paid	(884)	(1,036)	(1,003)
Settlements	(3)	(1,206)	(40)
Exchange differences	504	354	(1,017)

Net defined benefit obligation 31 March	16,939	12,822	12,620

(€ thousands)
Changes in the fair value of plan assets	2019/20	2018/19	2017/18
Opening balance fair value of plan assets	7,760	7,213	6,977
Net interest income (expense)	(88)	(24)	55
Return on plan assets (excluding amounts included in net interest expense)	131	65	(47)
Contributions by employer	714	717	732
Contributions by employees	838	1,101	899
Benefits paid	(575)	(919)	(785)
Settlements	—	(668)	(5)
Exchange differences	540	275	(613)

Closing balance fair value of plan assets 31 March	9,320	7,760	7,213

(€ thousands)
Amounts recognized in the income statement	31 March 2020	31 March 2019	2017/18
Current service cost	1,202	1,224	1,293
Interest cost	78	104	177
Administrative cost	—	(667)	(5)
Past service cost	—	—	—
Effect of any curtailments/ settlements (+/-)	(3)	(1,206)	(113)
Unrealized FX impact	36	233	233

Total net periodic cost (income)	1,313	(312)	1,585

The expected charge to the income statement relating to post-employment plans for the year ending 31 March 2020 amounts to EUR1.5m (EUR1.3m in 2018/19).

Actuarial valuations of the Group’s benefit obligations were computed by the Group with assistance from external actuaries as of 31 March 2020, 2019 and 2018. These calculations were based on the following financial and demographic assumptions:

(%)	2019/20
	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate	0.90%	0.30%	0.90%	0.80%	2.00%	12.00%
Inflation rate	—	1.00%	—	1.50%	—	—
Future salary increases	3.00%	1.50%	2.00%	—	2.00%	15.00%
Future pension increases	—	—	—	—	—	—

(%)	2018/19
	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate	1.75%	0.90%	1.75%	1.60%	2.30%	16.00%
Inflation rate	—	1.00%	—	1.50%	—	—
Future salary increases	3.00%	1.50%	2.00%	—	2.00%	15.00%
Future pension increases	—	—	—	—	—	—

(%)	2017/18
	Austria	Switzerland	France	Italy	Korea	Norway	Turkey
Discount rate	1.50%	0.70%	1.50%	1.30%	2.80%	2.70%	11.50%
Inflation rate	—	1.00%	—	1.50%	—	—	—
Future salary increases	3.00%	1.50%	2.00%	—	2.00%	—	6.00%
Future pension increases	—	—	—	—	—	2.50%	—

Assumptions regarding future mortality experience are set based on actuarial advice in accordance with published statistics and experience in each territory. Mortality assumptions for Group’s the most important country, Switzerland, are based on the mortality table BVG 2015 as of financial years ended 31 March 2020, 2019 and 2018 for future and current retirees.

(Retirement age)	2019/20
	Austria	Switzerland	France	Italy	Korea	Turkey
Retirement age:
- Male	62	65	64	67	60	Individual
- Female	62	64	62	67	60	Individual

Maturity profile of the post-employment benefit plan	Austria	Switzerland	France	Italy	Korea	Turkey
Duration in years	13.50	20.90	16.40	10.20	12.90	13.20
Expected contributions 2020/21 in € thousands	—	725	—	—	—	—

The table below shows the fair value of plan assets relating to the Group’s pension and other post-employment plans, split by asset category:

(€ thousands)	2019/20		2018/19		2017/19
Plan assets are comprised as follows:	Value	%	Value	%	Value	%
Equity instruments	—	0.0%	62	0.7%	69	1.0%
Debt instruments	—	0.0%	116	1.4%	148	2.1%
Euroland bonds	—	0.0%	61	0.7%	84	1.2%
Hold to maturity bonds	—	0.0%	149	1.8%	172	2.4%
Property	—	0.0%	44	0.5%	63	0.9%
Other assets	—	0.0%	54	0.6%	97	1.3%
Alternative investments	—	—	—	0.0%	—	0.0%
Insurance contracts	9,320	100.0%	7,843	94.2%	6,579	91.2%

Total	9,320	100%	8,329	100%	7,212	100%

The table below summarizes the percentage change in the Net defined benefit obligation as at 31 March 2020 as a result of sensitizing each of the metrics (discount rate, salary growth rate, and actuarial basis (mortality)) on a country-level:

(%)	2019/20
Sensitivity analysis	Austria	Switzerland	France	Italy	Korea	Turkey
Discount rate - decrease by 0.50%	+6.9%	+11.2%	+8.6%	+5.3%	+6.6%	+6.1%
Discount rate - increase by 0.50%	-6.4%	-9.6%	-7.7%	-4.8%	-6.1%	-5.6%
Salary growth rate - decrease by 0.50%	-6.3%	-1.4%	-7.7%	-4.6%	-6.0%	-5.5%
Salary growth rate - increase by 0.50%	+6.7%	+1.4%	+8.4%	+5.0%	+6.5%	+5.9%
Actuarial basis (mortality) -10.00%	—	+1.6%	—	—	—	—
Actuarial basis (mortality) +10.00%	—	-1.5%	—	—	—	—

The employer contributions to post-employment benefit plans for the financial year ending 31 March 2020 are EUR0.7m (EUR0.7m as at 31 March 2019, EUR0.7m as at 31 March 2018).

(€ thousands)
Position of the post-employment benefit plan	31 March 2020	31 March 2019	31 March 2018
Present value of defined benefit obligation	16,939	12,822	12,620
Fair value of plan assets	(9,320)	(7,760)	(7,213)
Deficit in the plan	7,619	5,062	5,407
Experience adjustments on defined benefit obligation	(211)	44	(99)

Commitments regarding retirement pension and family pension for employees in Sweden are secured through an insurance policy with Alecta. This is a defined benefit plan that includes several employers. The pension plan according to the supplementary pensions for salaried employees, ITP (industrins tilläggspension) which is secured by insurance policies with Alecta, is reported as a defined contribution plan. Please note that the related liabilities amounting to EUR2.0m as at 31 March 2020 (EUR2.0m as at 31 March 2019) are presented under “Other long-term liabilities” (Note 28).

Other pension provisions are related to pension plans for senior management. The plans have been treated as defined contribution plans. Commitments regarding endowment insurances were secured through three insurance policies with Danica, Skandia and SEB. Please note that the receivables related to these insurance policies are presented under “Other non-current receivables” (Note 18).

As at 31 March 2019, the DBN defined benefit pension plan in Norway was terminated, meaning the Group bears no further risk associated to the plan.

NOTE 31	Provision for other liabilities and charges

(€ thousands)
Legal claims	31 March 2020	31 March 2019	31 March 2018
Opening balance at 1 April	1,746	1,485	6,727
Additional provisions	537	278	297
Amounts utilized during the year	—	(17)	(4,517)
Not utilized amounts which have been reversed during the year	(50)	—	(687)
Translation differences for the financial year	2	—	(335)

Closing balance at 31 March	2,235	1,746	1,485

Non-current	2,235	1,746	653
Current	—	—	832

Total Provisions	2,235	1,746	1,485

The amounts represent provisions for certain legal claims brought against the Group. The provision charge is recognized in profit and loss within “Exceptional items” and in “Net finance costs”.

NOTE 32	Trade payables

(€ thousands)
Trade payables	31 March 2020	31 March 2019	31 March 2018
Merchants	113,128	124,008	99,878
Tourists	92,394	91,735	88,930
Agents	3,744	19,566	53,091
Other trade payables	28,053	28,411	26,489

Total	237,319	263,720	268,388

Other trade payables mainly consist of immediate refunds.

The carrying amount is a reasonable approximation of the fair value of the trade payables due to the short-term nature of the payables.

NOTE 33	Other current liabilities

(€ thousands)
		Restated
Other current liabilities	Notes	31 March 2020	31 March 2019	31 March 2018
Account payables - Non trade		12,284	10,690	12,012
Input VAT, withholding tax		3,208	4,238	5,522
Personnel taxes		4,185	3,313	3,324
Share-based payment obligation		7,396	6,161	5,474
Lease liability short-term	13	14,001	13,713	—
AVPS liabilities		3,584	19,820	7,116
Other current liabilities		578	953	624

Total		45,236	58,888	34,072

Other current liabilities of EUR0.6m (EUR1.0m as at 31 March 2019, EUR0.6m as at 31 March 2018) mainly consist of currency trading activities.

Share-based payment obligation

The first level management (“Executive Committee”) and selected first and second level management (“Senior Management”) of the Group are offered to participate in management share plans, allowing the members of these plans to invest in the equity of the Group. The first level managers are offered to invest into Global Blue Management and Co S.C.A. The senior managers are offered to invest through the Global Blue Equity Plan Employee Trust (‘the Trust’). Under both plans, the price paid for the shares equals the grant date fair value of the share. At a specified exit event (e.g. a listing or 3rd party sale), the members will sell back the shares to the Trust at fair value. The Managers are restricted from transferring or selling their shares before an exit event. This share-based compensation plan was implemented as part of the 2012 acquisition of the Group by funds advised by Silver Lake and Partners Group.

The managers’ share plans are cash-settled share-based payment arrangements in the scope of IFRS 2 “Share-based payment” due to the terms and conditions of the plan. The fair value is recalculated on each reporting date and any change in the fair value of the obligation is recognised (pro rata temporis) under expenses.

For the calculation of the fair value of the share-based payment the board of management of the General Partner takes into consideration the estimated enterprise value (based on the valuation received from a third party valuer employing the market approach), net of the financial debt as of the reporting date as well as proportion of shares held by the Trust and first level management. The value gets discounted with the percentage of the cost of debt considering the estimated exit date. The prorated value of the obligation is considered as the fair value of the liability as at the reporting date. The cash-settled share-based payment liability was valued as of 31 March 2020 at EUR7.7m (EUR6.1m as of 31 March 2019, EUR5.5m as of 31 March 2018) and the liability is reclassified to short-term liabilities.

Total number of shares held by senior management and the trust is 480,473 which is 0.59% (480,473 which is 0.59% as of 31 March 2019, 480,473 which is 0.59% as of 31 March 2018) of the total shares issued by Global Blue Management & Co S.C.A.

During the period, no new equity instruments were added to the plan.

NOTE 34	Accrued liabilities

(€ thousands)
Accrued liabilities	31 March 2020	31 March 2019	31 March 2018
Salaries and related items	22,582	19,341	22,215
Interest on external loans	—	124	162
Auditors, lawyers and consultants	5,508	3,702	5,516
Advertising and promotion	656	864	2,012
Rent	596	1,377	1,202
IT	1,113	1,465	1,063
Other accrued liabilities	11,245	13,069	11,991
Restructuring costs related to employees	133	28	807

Total	41,833	39,970	44,968

Other accrued liabilities include mainly accruals for taxes in France (see Note 10) and the contingent consideration coming from the Fair Value of the future earn out payments in the Refund Suisse acquisition (see Note 38).

NOTE 35	Adjustments to cash from operating activities

(€ thousands)
Net deductible financial income (cost)	2019/20	2018/19	2017/18
Net change in capitalized financing costs (excl. yearly amortization)	(9)	—	(1,356)
Net change in interests payable	55	3	(1)
Net foreign exchange gains/(losses) on financing activities	3,105	861	1,241
Net foreign exchange gains/(losses)	(4,178)	(399)	(897)
Other finance income	1,650	1,403	902
Interest received	552	562	248
Other finance expenses	(5,947)	(3,501)	(1,810)

Total	(4,772)	(1,071)	(1,673)

(€ thousands)
	Restated
Elimination of non-cash revenue and expenses included in Profit before tax	2019/20	2018/19	2017/18
Change in provisions	486	277	(390)
Change in the value of retirement benefit obligation	59	(712)	902
Impairment financial assets	—	101	(662)
Fair value (gain)/loss on derivative financial instruments	(894)	1	2,019
Profit/(loss) from participations in associated companies	1,839	—	(1,637)
Gain/(loss) on Share base payments and NC-PECS	1,771	1,053	5,477
Other	(322)	485	12,981

Total	2,939	1,205	18,690

NOTE 36	Cash flows from changes in working capital

(€ thousands)
	2019/20	2018/19	2017/18
Trade receivables	105,169	20,792	(39,673)
Other current receivables	14,690	(15,579)	(2,983)
Prepaid expenses	6,890	(540)	(5,682)

(Increase) / Decrease in operating receivables	126,748	4,673	(48,338)

Trade payables	(25,432)	(7,040)	36,561
Other current liabilities	(14,795)	10,888	(10,668)
Accrued liabilities	2,458	(5,183)	(133)

Increase / (decrease) in operating payables	(37,768)	(1,335)	25,760

Cash flows from changes in working capital	88,980	3,338	(22,578)

NOTE 37	Contingent liabilities and litigations

Litigations

The Group has not been involved in any legal or arbitration proceedings which may have, or have had, a significant effect on the Group’s financial position during the last 12 months preceding the date of this document. For more information see Note 31.

No contingent liabilities were identified by the Group.

NOTE 38	Business combinations

Transactions during financial year 2019/20

There were no acquisitions in the year ending 31 March 2020.

Transactions during financial year 2018/19

Refund Suisse

On 28 September 2018 Global Blue SA acquired Refund Suisse (Refund Suisse AG and RFND Digital GmbH) for EUR5.4m and a contingent consideration with a fair value of EUR1.6m. Global Blue has full ownership of these entities and, as such, they have been fully consolidated as of 31 March 2019.

The fair value of net assets acquired in respect of the acquisition of Refund Suisse were as follows:

(€ thousands)
Net assets acquired and consideration paid	Refund Suisse AG
Software	53
Property, plant and equipment	13
Long-term receivables	19
Trade and other receivables	224
Current tax assets	7
Cash	14
Trade and other payables	(291)
Long-term payables	(58)

Fair value of assets and liabilities	(20)

Goodwill arising on acquisition	7,038
Non-controlling interests	—

Consideration payable	7,018

Satisfied by:
Cash consideration paid	5,467
Cash acquired	—
FV of the contingent consideration	1,551

Total consideration	7,018

Iris Global Blue TRS Malaysia Sdn. Bhd.

On 29 March 2019, there was a EUR7.8m capital decrease in IRIS Global Blue TRS Malaysia Sdn. Bhd. EUR5.7m of share value was returned to the owners and EUR2.1m of share value was cancelled. As a result of this transaction Global Blue SA became the full owner of the entity (before the capital decrease the non-controlling interest was 23.9%.) After the capital decrease, the remaining non-controlling interest of EUR0.3m was moved from the non-controlling interest to the Retained earnings due to the ownership change.

Transactions during financial year 2017/18

On 1 April 2017 Global Blue SA increased its investment in IRIS Global Blue TRS Malaysia from 49.0% to 76.1%. From this date the group accounted for its former joint venture as a subsidiary with 23.9% non-controlling interests.

IRIS Global Blue TRS Malaysia has been fully consolidated from 1 April 2017 to 31 March 2018 and in that period contributed total revenues of EUR4.5m and a net profit of EUR2.0m

The fair value of net assets acquired in respect of the acquisition were as follows:

(€ thousands)
Net assets acquired and consideration paid
Software	33
Property, plant and equipment	166
Long-term receivables	356
Trade and other receivables	3,267
Current tax assets	186
Cash	2,307
Trade and other payables	(1,206)

Fair value of assets and liabilities	5,109

Goodwill arising on acquisition	2,054
Non-controlling interests	(1,221)
Derecognition of previously held investment	(5,942)

Consideration payable	—

The goodwill was impaired at the end of the financial year, as there was uncertainty around whether the government of Malaysia would maintain its general sales tax (“GST”), a form of VAT.

NOTE 39	Transactions with non-controlling interests

Transactions during financial year 2019/20

a) Acquisition and sale of shares and Non-Convertible Equity Certificates

The indirect subsidiary Global Blue Management & Co S.C.A. has issued shares and NC-PECs to first level management of the Group.

During the financial year Global Blue Employee Trust acquired or sold shares and MI NC-PECs from or to first level management for the total net amount of EUR0.5m (EUR0.0m in 2018/19, EUR1.3m acquired in 2017/18) (reference is made to Note 26).

Transactions during financial year 2018/19

a) Establishment of Global Blue Russia Holding B.V

On 12 April 2018, Global Blue Holland B.V established Global Blue Russia Holding B.V of which it owned 51% with the remaining 49% recognized as Non-controlling interest. On 30 June 2018 the newly established Global Blue Russia Holding B.V purchased the shares of Global Blue Russia AO from Global Blue SA and Global Blue Holland B.V. After the transaction, Global Blue Russia Holding B.V became the 100% owner of Global Blue Russia AO. As a result of the transaction the Group owns 51% in Global Blue Russia Holding B.V and there is an indirect Non-controlling interest in Global Blue Russia AO of 49%.

b) Acquisition of Global Blue Cross Border SA

On 28 September 2018 Global Blue SA established Global Blue Cross Border SA. The ownership of the Group in Global Blue Cross Border SA is 70% with 30% recognized as Non-controlling interest. The share capital of the entity is EUR1.0m with EUR0.7m contribution from Global Blue. Global Blue Cross Border SA has been consolidated fully as at 31 March 2019.

c) IRIS Global Blue TRS Malaysia Sdn. Bhd capital reorganization

On 29 March 2019, there was a capital decrease in IRIS Global Blue TRS Malaysia Sdn. Bhd. As a result of this transaction the ownership structure of the entity also changed. Global Blue SA became the full owner of the entity, whereas before the capital decrease, there was a non-controlling interest of 23.9%. Please find more details in Note 38.

Transactions during financial year 2017/18

a) Conversion of CPECs into shares on the level of Global Blue Management & Co S.C.A.

On 16 May 2017 and 16 March 2018, 46,774,727 series II C-PECs issued by Global Blue Management & Co S.C.A. to Global Blue Investment & Co S.C.A. have been converted pro rata into category II shares of different classes. As a result, the direct stake owned by the Group in Global Blue Management & Co S.C.A. has increased from 99.7% to 99.8%.

b) Acquisition of IRIS Global Blue TRS Malaysia

On 1 April 2017 Global Blue SA increased its investment in IRIS Global Blue TRS Malaysia from 49.0% to 76.1%. From this date the group accounted for its former joint venture as a subsidiary with 23.9% non-controlling interests. (Please find more details in Note 39).

NOTE 40	List of Global Blue entities

The consolidated financial statements include the financial statements of Global Blue Group AG based in Brüttisellen, Switzerland, and its subsidiaries at 31 March 2020.

Global Blue Acquisition B.V. acts as a holding company for Global Blue Holland B.V. and as the finance centre for the Group.

The Group does not hold any preference shares.

Name	Country of incorporation and place of business address		Nature of business	Proportion of ordinary shares held by the group
Global Blue Argentina S.A.	Buenos Aires	Argentina	Tax free Shopping	99.85%
Global Blue Austria GmbH	Vienna	Austria	Tax free Shopping	99.86%
Global Blue Service Company Austria GmbH	Vienna	Austria	Service Provider	99.86%
Global Blue Australia Pty Ltd	Sydney	Australia	Tax free Shopping	99.86%
Global Blue Currency Choice Australia Pty Ltd	Sydney	Australia	Currency Choice	99.86%
Currency Select Pty Limited	Sydney	Australia	Currency Choice	99.86%
Currency Select Gateway Services Pty Ltd	Sydney	Australia	Currency Choice	99.86%
Global Blue Belgium	Brussel	Belgium	Tax free Shopping	99.86%
Global Blue Bahamas Ltd	Nassau	Bahamas	Tax free Shopping	99.86%
Global Blue Schweiz AG	Brüttisellen	Switzerland	Tax free Shopping	99.86%
Global Blue SA	Eysins	Switzerland	Head office company	99.86%

Name	Country of incorporation and place of business address		Nature of business	Proportion of ordinary shares held by the group
Global Blue Service Company Suisse SA	Eysins	Switzerland	Service provider	99.86%
Refund Suisse AG	Bottighofen	Switzerland	Tax free Shopping	99.86%
Global Blue Cross Border SA	Eysins	Switzerland	Tax free Shopping	69.90%
Global Blue Currency Choice Schweiz AG	Brüttisellen	Switzerland	Currency Choice	99.86%
Global Blue Holding Limited	George Town	Cayman Islands	Holding Unit	100.00%
Global Blue Commercial Consulting (Shanghai) Co. Ltd.	Shanghai	China	Tax free Shopping	99.86%
Global Blue Commercial Consulting (Beijing) Co Ltd	Beijing	China	Tax free Shopping	99.86%
Global Blue Cyprus Ltd	Larnaca	Cyprus	Tax free Shopping	99.86%
Global Blue Czech Republic, s.r.o.	Prague	Czech Republic	Tax free Shopping	99.86%
Global Blue Deutschland GmbH	Düsseldorf	Germany	Tax free Shopping	99.86%
Global Blue New Holdings Germany GmbH	Düsseldorf	Germany	Holding Unit	99.86%
RFND Digital GmbH	Konstanz	Germany	Tax free Shopping	99.86%
Global Blue Danmark A/S	Copenhagen	Denmark	Tax free Shopping	99.86%
Global Blue Eesti OÜ	Tallinn	Estonia	Tax free Shopping	99.86%
G. Blue España SA	Madrid	Spain	Holding unit	99.86%
Global Blue España SA	Madrid	Spain	Tax free Shopping	99.86%
Global Blue Acquisition España S.A.U	Madrid	Spain	Holding unit	99.86%
Global Blue Finland Oy	Helsinki	Finland	Tax free Shopping	99.86%
Global Blue Administration Center North Oy	Helsinki	Finland	Service Provider	99.86%
Global Blue France	Paris	France	Tax free Shopping	99.86%
Global Blue Holding	Paris	France	Tax free Shopping	99.86%
Cash Paris Tax Refund	Paris	France	Tax free Shopping	59.92%
Global Blue (UK) Ltd	London	United Kingdom	Tax free Shopping	99.86%
Global Blue Service Company UK Limited	London	United Kingdom	Service provider	99.86%
Global Blue New Holdings UK Ltd	London	United Kingdom	Holding company	99.86%
Global Blue Marketing Services Limited	London	United Kingdom	Marketing Business	99.86%
Global Blue Hellas SA	Athens	Greece	Tax free Shopping	99.86%
First Currency Choice Hong Kong Limited	Hong Kong	Hong Kong	Currency Choice	99.86%
Global Blue Croatia, trgovina i turizam d.o.o.	Zagreb	Croatia	Tax free Shopping	99.86%

Name	Country of incorporation and place of business address		Nature of business	Proportion of ordinary shares held by the group
Global Blue Tax Free Ireland Limited	Dublin	Ireland	Tax free Shopping	99.86%
Global Refund India Private Limited	Mumbai	India	Dormant	50.93%
Global Blue á Íslandi hf	Reykjavik	Iceland	Tax free Shopping	99.86%
Global Blue Italia S.r.l.	Milan	Italy	Tax free Shopping	99.86%
Global Blue Service Company Italy SRL	Milan	Italy	Sevice Provider	99.86%
Global Blue Currency Choice Italia S.r.l	Milan	Italy	Currency Choice	99.86%
Global Blue Japan Co., Ltd.	Tokyo	Japan	Currency Choice	99.86%
Global Blue TFS Japan Co., Ltd.	Tokyo	Japan	Tax free Shopping	50.93%
Estera Trust Limited	St. Helier	Jersey, Channel Islands	Management Trust	100.00%
Global Blue Korea Co Ltd	Seoul	Korea	Tax free Shopping	99.86%
Global Blue Currency Choice Korea Co Ltd	Seoul	Korea	Currency Choice	99.86%
Global Blue Kazakhstan LLP	Astana	Kazakhstan	Tax free Shopping	99.86%
Global Blue Lebanon SAL	Metn	Lebanon	Tax free Shopping	60.91%
UAB Global Blue Lietuva	Vilnius	Lithuania	Tax free Shopping	99.86%
Global Blue Finance S.à r.l.	Luxembourg	Luxembourg	Holding Unit	99.86%
Global Blue Luxembourg S.A.	Luxembourg	Luxembourg	Tax free Shopping	99.86%
Global Blue Management & Co S.C.A.	Luxembourg	Luxembourg	Holding Unit	99.86%
Global Blue Investment GP	Luxembourg	Luxembourg	Holding Unit	100.00%
Global Blue Investment & Co S.C.A.	Luxembourg	Luxembourg	Holding Unit	100.00%
Global Blue Midco S.à r.l.	Luxembourg	Luxembourg	Holding Unit	99.86%
Global Blue Latvija SIA	Riga	Latvia	Tax free Shopping	99.86%
Global Blue Maroc SA	Casablanca	Morocco	Tax free Shopping	99.86%
IRIS Global Blue TRS Malaysia Sdn. Bhd.	Kuala Lumpur	Malaysia	Tax free Shopping	99.86%
Global Blue Holland BV	Amsterdam	Netherlands	Tax free Shopping	99.86%
Global Blue Holding B.V.	Amsterdam	Netherlands	Holding unit	99.86%
Global Blue Acquisition B.V.	Amsterdam	Netherlands	Finance company	99.86%
Global Blue Russia Holdings B.V.	Amsterdam	Netherlands	Holding company	50.93%
Global Blue Norge AS	Baerum	Norway	Tax free Shopping	99.86%
Currency Select New Zealand Pty Ltd	Auckland	New Zealand	Currency Choice	99.86%
Global Blue Polska Sp. Zo.o.	Warsaw	Poland	Tax free Shopping	99.86%

Name	Country of incorporation and place of business address		Nature of business	Proportion of ordinary shares held by the group
Global Refund Portugal - Prestação de Serviços Fiscais, Lda.	Lisbon	Portugal	Tax free Shopping	99.86%
Global Blue d.o.o. Beograd - Novi Beograd	Belgrad	Serbia	Tax free Shopping	99.86%
Global Blue Russia AO	Moscow	Russia	Tax free Shopping	50.93%
Global Blue Sverige AB	Stockholm	Sweden	Tax free Shopping	99.86%
Global Blue Sweden Holdings AB	Stockholm	Sweden	Holding unit	99.86%
Global Blue Service AB	Stockholm	Sweden	Service provider	99.86%
Global Blue Holdings AB	Stockholm	Sweden	Holding company	99.86%
Global Blue Currency Choice Service Europe AB	Stockholm	Sweden	Currency Choice	99.86%
Global Blue Singapore Pte Ltd	Singapore	Singapore	Tax free Shopping	99.86%
Global Blue Service Company Singapore Pte Ltd	Singapore	Singapore	Service provider	99.86%
Global Blue Currency Choice Singapore Pte Ltd	Singapore	Singapore	Currency Choice	99.86%
Taravilla Pte Ltd	Singapore	Singapore	Tax free Shopping	99.86%
Global Blue trgovina in turizem d.o.o.	Ljubljana	Slovenia	Tax free Shopping	99.86%
Global Blue Slovakia s.r.o.	Bratislava	Slovakia	Service provider	99.86%
Global Blue (Thailand) Co. Limited	Bangkok	Thailand	Currency Choice	99.86%
Global Blue Turistik Hizmetler AŞ	Istanbul	Turkey	Tax free Shopping	59.92%
Global Blue Argentina S.A. Sucursal Uruguay (Branch)	Montevideo	Uruguay	Tax free Shopping	99.86%
Europass	Lille	France	Tax free Shopping	27.20%

NOTE 41	Interest in associates and joint ventures

The Group has the following investment in associates and joint ventures as at 31 March 2020:

(€ thousands)
Name of the entity	Country of incorporation	% of ownership interest	Nature of relationship	Measurement method	Amount
Europass S.A.S.	France	27.24%	Joint venture	Equity method	2,892
Visitoslo AS	Norway	1.55%	Associate	At cost	3
Cash Paris Tax Refund	France	60%	Joint venture	Equity method	—

Total					2,895

The Group has the following investment in associates and joint ventures as at 31 March 2019:

(€ thousands)
Name of the entity	Country of incorporation	% of ownership interest	Nature of relationship	Measurement method	Amount
Europass S.A.S.	France	17%	Associate (1)	Equity method	1,600
Visitoslo AS	Norway	1.55%	Associate (1)	Equity method	4
Cash Paris Tax Refund	France	60%	Joint venture	Equity method	840

Total					2,444

(1)	In the previous fiscal year´s annual report, the investments in associates were presented within Other non-current receivables (Note 18).

For the definition of the term “joint venture”, refer to Note 3.

The Group has the following investment in associates and joint ventures as at 31 March 2018:

As a result of the additional share purchase of IRIS Global Blue TRS Malaysia, refer to Note 40, the Group does not have an interest in associates and joint ventures as of 31 March 2018.

Europass S.A.S.

Europass S.A.S. is a French-based company involved verticals adjacent to the TFSS business.

From fiscal year 2019/20, the Group has a 27.24% interest in Europass S.A.S., which was accounted for using the equity method in the consolidated financial statements. As at 31 March 2019, the Group held a 17.00% interest in Europass S.A.S therefore the investment was not part of the equity investments.

(€ thousands)	31 March 2020	31 March 2019	31 March 2018
Cash consideration paid	3,100
Net result of Europass from 1 September 2019	(762)	—	—
Global Blue´s part from the net result (27.24%)	(208)	—	—
	—	—	—

Group’s carrying amount of the investment	2,892	—	—

Cash Paris Tax Refund

Cash Paris Tax Refund is a joint venture involved in the TFSS business, specifically focused on the customer refund journey, in France.

From fiscal year 2018/19, the Group has a 60% interest in Cash Paris Tax Refund, which was accounted for using the equity method in the consolidated financial statements, given there is joint control requiring unanimous consent of both parties over the decisions about the relevant activities over the entity.

(€ thousands)	31 March 2020	31 March 2019	31 March 2018
Summarized statement of financial position of Cash Paris Tax Refund:
Current assets, incl. cash and cash equivalents	3,035	1,400	—
Non-current assets	3,290	—	—
Current liabilities	(8,642)	—	—

Equity	(2,317)	1,400	—

Group’s carrying amount of the investment	—	840	—

NOTE 42	Related party transactions

Global Blue Group AG is controlled by funds managed by Silver Lake Partners and Partners Group.

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

During the financial year, there were no transactions with related parties other than disclosed below.

Remuneration to key management personnel

The remuneration to the board of directors and the Executive Committee members, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

(€ thousands)
Remuneration to key management personnel	2019/20	2018/19	2017/18
Short-term employee benefits	4,408	5,073	6,797
Post-employment benefits	371	375	355
Other remuneration	—	—	—

Total	4,779	5,448	7,152

Purchase of services from related parties

Silver Lake Partners and Partners Group charge an annual monitoring fee of EUR0.5m (EUR0.7m in 2018/19, EUR0.8m in 2017/18) to the Group. The monitoring fee agreement was waived from 1 January 2020, meaning that there shall be no further monitoring fee payments after the financial year ended 31 March 2020. The Group also reimburses Silver Lake Partners and Partners Group for out of pocket expenses, financial advisors, legal counsels, and other costs related to the Group.

(€ thousands)
Purchases of services from related parties	2019/20	2018/19	2017/18
Monitoring fee	460	700	847
Directors fee	195	—	—
Reimbursements	54	76	145

Total	709	776	992

First level management (“Executive Committee”) of Global Blue Group have invested EUR1.9m (EUR1.8m at 31 March 2019, EUR1.6m as at 31 March 2018) including accrued interest in NC-PECs (reference is made to Note 26). A further liability of EUR3.0m (EUR2.7m at 31 March 2019, EUR1.8m as at 31 March 2018) relates to obligation of the Global Blue Equity Plan Employee Trust towards selected first and second level management (“Senior Management”) of the Group (reference is made to Note 26).

(€ thousands) Liabilities to related parties	Restated
	31 March 2020	31 March 2019	31 March 2018
Liabilities to key management personnel:
Pension liability	868	407	335
NC-PECs held by first level management	—	—	1,591
Liability of Global Blue Equity Plan Employee Trust towards senior management	—	—	1,795
Share-based payment liability	7,396	6,161	5,474

Closing balance for the year	8,264	6,568	9,195

Related to the MEP implemented as part of the 2012 acquisition by funds advised by Silver Lake and Partners Group, the Global Blue Equity Plan Employee Trust (‘the Trust’) repurchased equity from leaving managers, as approved by the Board of Managers of the General Partner of Global Blue Management & Co S.C.A. in each case. The Board of Managers has the right, but not the obligation, to repurchase any securities issued by Global Blue Management & Co S.C.A. from leaving managers. The Trust holds the remaining shares as a trustee on behalf of the beneficiaries of the Trust.

The Executive Committee and Senior Management of the Group are offered to participate in the Management Equity Plan (MEP), allowing the members of these plans to invest in the equity of the Group. The first level managers are offered to invest into Global Blue Management & Co S.C.A. The senior managers are offered to invest through the Trust which is consolidated in the financial statements of the Company. Under both plans, the price paid for the shares equals the grant date fair value of the share. At a specified exit event (e.g. a listing or 3rd party sale), the members will sell back the shares to the Trust at fair value. The Managers are restricted from transferring or selling their shares before an exit event.

The managers share plans are cash-settled share-based payment arrangements in the scope of IFRS 2 “Share-based payment” due to the terms and conditions of the plan. The portion of the fair value of cash-settled share-based payment is recognised as an expense under functional costs items and is also reported as a liability. The fair value is recalculated on each reporting date until the end of the performance period. Any change in the fair value of the obligation is recognised (pro rata temporis) under “Exceptional items” (reference is made to Notes 10, 26 and 33).

NOTE 43	Shareholders of Global Blue Group AG

	Shareholders of Global Blue Group AG		Shareholders of Global Blue Group AG		Shareholders of Global Blue Group AG
	31 March 2020		31 March 2019		31 March 2018
Number of	Ordinary shares	Management share	Ordinary shares	Management share	Ordinary shares	Management share
Global Blue Holding LP	40,000,000	—	40,000,000	—	40,000,000	—

Total	40,000,000	—	40,000,000	—	40,000,000	—

NOTE 44	COVID-19 Considerations

On 11 March 2020, the World Health Organization recognized a novel strain of coronavirus (with the resulting illness referred to as COVID-19) as a pandemic.

Governments of many countries, regions, states and cities have taken preventative measures to try to contain the spread of the coronavirus. These measures have included imposing restrictions on international travel and closing borders to all non-essential travel, business closures and social distancing. Additionally, many businesses have voluntarily chosen or been mandated to temporarily close their operations and limit business-related travel, and individuals have decided to postpone or cancel leisure travel on an unprecedented scale. Collectively, these measures have severely curtailed international travel and diminished the level of economic activity around the world, including in the international travel and extra-regional shopping sectors.

Impact on Global Blue

The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s Sales-in-Stores (“SiS”) in April, May, and June was down 96%, 96%, and 93% as compared with the respective months in the prior year (on an unaudited basis and also relative to the respective months in the prior year). Monthly revenues (on an unaudited basis and also relative to the respective months in the prior year) were also down 95%, 96%, and 86%, respectively. In the three months since the beginning of the current financial year, SiS is down 95% and revenue is down 92% (on an unaudited basis and also relative to the respective months in the prior year). Beginning in July, European countries have begun to reopen borders to the majority of the Schengen area and select non-Schengen countries. However, there can be no assurance that these border reopenings will not be reversed in response to a resurgence in COVID-19 outbreaks. As shops reopen and international travel resumes over time, management anticipates that Global Blue’s performance may improve accordingly.

The COVID-19 pandemic could have a wide range of negative secondary impacts on Global Blue. For instance, merchants or customs and tax authorities could potentially fail or refuse to pay Global Blue, which could negatively impact Global Blue, although to date, any such issues have been immaterial. Separately, as the pandemic subsides and related preventative measures are lifted, international shoppers’ continuing health concerns could potentially outweigh pent-up travel and shopping demand, which in turn would depress demand for travel and tax free shopping. A deterioration of market conditions may also slow down or reverse the growth of the middle class in emerging markets, which could in turn reduce international travel and extra-regional shopping spend. Similarly, international shoppers’ demand could also be reduced should the number of airlines or operated routes not increase to levels seen before the pandemic. A materialization of any of the above could significantly impact Global Blue’s business, results of operations and financial condition. Global Blue cannot predict when the impacts of the pandemic will subside or how quickly thereafter international travel, consumer spending and demand for TFSS and Global Blue services will return to pre-pandemic levels.

Global Blue management assesses that the main financial statements areas subject to accounting estimates and judgments as of the balance sheet date that might be impacted by the uncertainty associated with the impact of COVID-19 conditions are the following: recoverability of tangible and intangible assets, realizability of deferred tax assets, compliance with loans and borrowings covenants, Share based payments, Leases, Post-employment benefits, recoverability of trade receivables, Accrued liabilities in relation to the personnel.

Liquidity Considerations

In addition to the Cash and Cash Equivalents balance of EUR226.1m as at 31 March 2020, the Company also drew down EUR79 million in April 2020 of its existing revolving credit facility (referred to in Note 27). This was a precautionary measure without specific use of the cash proceeds, which continue to be held on our balance sheet.

As of 31 July 2020, management estimates that as a result of short-term measures, average monthly cash expenditures (comprised of fixed operating expenses, capital expenditure, cash taxes, cash interest, and lease payments) of approximately EUR20m were reduced by more than 40% to approximately EUR12m since implementation on 1 April 2020. These short-term measures included a wide range of measures related to personnel and non-personnel costs. For example, on personnel costs, Global Blue has furloughed staff or has reduced working hours and, in parallel, has applied for government employee salary support schemes where available. Regarding non-personnel costs, Global Blue prohibited non essential business-related travel, reduced promotional activities postponed non-strategic new technology expenditures, and renegotiated contracts with business partners.

These short-term measures constitute the first phase of cash expenditure reductions, calibrated for April 2020 through June 2020. Global Blue is implementing the next phase of reductions in cash expenditures, which would enable the Group to operate longer-term with a materially lower cost structure. For personnel, Global Blue is implementing extensions of furlough / partial employment schemes where longer-term government support is available and a workforce reduction where no meaningful support schemes are available; while, for non-personnel, Global Blue expects to continue certain of the short-term measures.

Net Working Capital

In periods of travel disruptions, such as those due to the ongoing COVID-19 pandemic, Global Blue’s cash generation, at the beginning of such a disruption, increases as a result of (i) a reduction in cash outflow for VAT refunds to international shoppers (due to a lack of international shoppers) and (ii) cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. Assuming a longer travel disruption, the cash balance is expected to gradually decrease as a result of (i) the lack of cash inflow from TFS processing fees due to the lack of new TFS transactions, (ii) cash outflows to settle longer-dated merchant payables and (iii) standard monthly cash expenditures, such as operating expenses, capital expenditures, interest and taxes, and lease payments.

Once the COVID-19 pandemic subsides and international travel and global economic activity resumes, Global Blue might experience rapid volume growth (assuming a very quick recovery to pre- pandemic levels), which would lead to a temporary surge of its net working capital and liquidity needs. This would be funded through cash on hand and drawings under the revolving credit facility, and other sources. Historically, Global Blue has regularly drawn its revolving credit facility, particularly over the summer (being the period with heightened leisure travel and its corresponding tax free shopping demand) to finance net working capital needs. Such drawings have typically been repaid during the months following increased needs for working capital as Global Blue collects VAT receivables.

NOTE 45	Events after the reporting period

Merger update

On 7 May 2020, the FPAC Board of Directors recommended that FPAC shareholders vote against the previously announced merger with Global Blue Group AG, though both parties are obligated, under the merger contract, to work towards closing the merger. Thereafter on 23 May, 2020, shareholders of the Company sent a memorandum, addressed to the FPAC Board of Directors, outlining certain proposed changes to the merger terms that they were prepared to offer in connection with the transaction. On 13 July 2020, shareholders of Global Blue Group sent an executed Waiver Letter to the FPAC Board of Directors (which was also filed with the SEC), which outlined certain concessions. Amongst these concessions was the creation of a $75m Supplemental Liquidity Facility funded through the holdback of sponsors’ proceeds. This Facility would be available for 18-months and have a two-year maturity once drawn with a 2.75% interest expense. The Company, subject to the approval of Global Blue Group’s Board of Directors approval, will have the ability to draw upon the facility to (i) use as an EBITDA cure should there be a covenant breach or (ii) fund liquidity needs.

In the case the contemplated transaction closes as planned, the MEP (referred to in Note 26) will cease to exist. Instead, management will receive loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their shares and NC-PECs. These loan notes will be contributed through the chain of holding companies, until management ultimately receive shares in Global Blue Group AG. At which point, a portion will be sold for cash and the remainder will remain, reflecting management’s direct ownership in Global Blue Group AG or the future ultimate parent entity.

Zürich, 31 July 2020

Board of Directors:

Christian Lucas	Jacques Stern	Marcel Erni

Joseph Osnoss	Katherine Brody	Eric Meurice

Eric Strutz	Ulf Pagenkopf

Global Blue Group Holding AG

Unaudited Condensed Consolidated

Interim Financial Statements

December 2020

Zürichstrasse 38.

CH-8306 Brüttisellen, Switzerland

CHE-442.546.212

GENERAL INFORMATION

Board of Directors

Thomas Farley

Christian Lucas

Jacques Stern

Marcel Erni

Joseph Osnoss

Eric Meurice

Eric Strutz

Angel Zhao

Registered office
Zürichstrasse 38, 8306 Brüttisellen, Switzerland

Auditors
PricewaterhouseCoopers SA (CHE-390.062.005), Geneva

Owners
The shareholders of Global Blue Group Holding AG - Group are outlined in Note 14

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT

(€ thousands)	Notes	Q3 Oct-Dec 2020	Q3 Oct-Dec 2019	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Total revenue	5	14,205	109,767	34,231	337,467

Operating expenses	6	(60,632)	(98,767)	(414,610)	(289,316)

Operating (Loss) / Profit		(46,427)	11,000	(380,379)	48,152

Finance income	6	152	2,764	1,739	3,605
Finance costs	6	(5,588)	(11,199)	(18,948)	(28,228)

Net finance costs	6	(5,436)	(8,435)	(17,209)	(24,623)

(Loss) / Profit before tax		(51,863)	2,564	(397,588)	23,529

Income tax benefit / (expense)	6	8,005	4,353	24,497	(4,599)

(Loss) / Profit for the period		(43,858)	6,917	(373,091)	18,929

(Loss) / Profit attributable to:
Owners of the parent		(43,831)	5,450	(371,988)	13,693
Non-controlling interests		(27)	1,467	(1,103)	5,236

(Loss) / Profit for the period		(43,858)	6,917	(373,091)	18,929

Basic (loss) / profit per share	7	(0.23)	0.14	(1.94)	0.34

Diluted (loss) / profit per share	7	(0.23)	0.14	(1.94)	0.34

The notes on pages 13 to 47 are an integral part of these consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME / (LOSS)

(€ thousands)	Q3 Oct-Dec 2020	Q3 Oct-Dec 2019	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
(Loss) / Profit for the period	(43,858)	6,917	(373,091)	18,929

Other comprehensive income / (loss) that may be reclassified to profit or loss in subsequent periods:
Currency translation differences	536	2,223	1,042	369

	536	2,223	1,042	369

Other comprehensive income / (loss) for the period, net of tax	536	2,223	1,042	369

Total comprehensive (loss) / income for the period	(43,322)	9,140	(372,049)	19,298

Attributable to:
Owners of the parent	(43,201)	7,920	(370,413)	13,997
Non-controlling interest	(121)	1,220	(1,635)	5,300

Total comprehensive (loss) / income for the period	(43,322)	9,140	(372,048)	19,298

The notes on pages 13 to 47 are an integral part of these consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(€ thousands)	Notes	31 Dec 2020	31 Mar 2020
ASSETS
Non-current assets
Property, plant and equipment	8,15	39,595	51,355
Intangible assets	9	576,138	631,002
Deferred income tax asset	12	26,821	12,349
Investments in associates and joint ventures	16	3,472	2,895
Other non-current receivables		9,432	15,170

		655,458	712,771

Current assets
Trade receivables	19	41,880	141,306
Other current receivables		31,929	33,760
Derivative financial instruments		98	742
Income tax receivables		1,183	1,573
Prepaid expenses		4,056	7,919
Cash and cash equivalents		209,179	226,139

		288,325	411,439

Total assets		943,783	1,124,210

EQUITY AND LIABILITIES

Equity attributable to owners of the parent
Shares	15, 18	1,789	341
Share premium	18	1,574,804	391,856
Other equity	18	(10,058)	—
Other reserves	18	(963,150)	(11,881)
Accumulated losses		(690,284)	(317,195)

		(86,899)	63,121

Non-controlling interests		6,129	8,376

Total equity		(80,770)	71,497

Liabilities

Non-current liabilities
Non convertible equity certificates	11	—	4,891
Loans and borrowings	10	721,198	624,595
Other long term liabilities		23,240	29,753
Deferred income tax liabilities	12	21,974	34,564
Post-employment benefits		8,251	7,962
Provisions for other liabilities and charges		2,240	2,235

		776,903	704,000

Current liabilities
Trade payables	19	158,355	237,319
Other current liabilities		28,561	45,236
Accrued liabilities		35,505	41,833
Current income tax liabilities		24,193	23,244
Loans and borrowings	10	1,036	1,081

		247,650	348,713

Total liabilities		1,024,553	1,052,713

Total equity and liabilities		943,783	1,124,210

The notes on pages 13 to 47 are an integral part of these consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(€ thousands)	Notes	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
(Loss) / Profit before tax		(397,588)	23,529
Depreciation and amortisation		87,178	83,608
Net financial costs	6	17,209	24,623
Other non cash items		4,348	7,233
Capital reorganization non-cash items	6	199,508	—
Capital reorganisation cash items		10,448	—
Net deductible financial income/(costs)		(377)	(4,046)
Income tax received /(paid)		(3,129)	(23,475)
Interest paid		(9,887)	(18,719)
Changes in working capital		9,338	23,637

= Net cash from / (used in) operating activities (A)		(82,952)	116,390

Purchase of tangible assets		(1,157)	(3,647)
Purchase of intangible assets	9	(15,366)	(22,059)
Acquisition of non-current financial assets		(819)	(5,295)
Divestiture of non-current financial assets		5,112	3,238

= Net cash from / (used in) investing activities (B)		(12,230)	(27,763)

Proceeds from issued of share capital		947	—
Acquisition of shares and NC-PECs issued by subsidiaries		—	(2,097)
Proceeds from loans and borrowings	11	630,000	—
Repayment of loans and borrowings	11	(630,000)	—
Financing fee		(8,417)	—
Principal elements of lease payments	15	(10,932)	(12,076)
Proceeds from revolving credit facilities		177,991	—
Repayment of revolving credit facilities		(78,996)	—
Dividends paid to non-controlling interests		—	(4,798)

= Net cash from / (used in) in financing activities (C)		80,593	(18,971)

Net foreign exchange difference (D)		(2,431)	(633)

=Net increased / (decrease) in cash and cash equivalents (E) = (A) + (B) + (C) + (D)		(17,020)	69,023

Cash and cash equivalents at beginning of period		226,139	104,072
Cash and cash equivalents at end of period		209,179	172,457
Net change in bank overdraft facilities		60	(638)

= NET CHANGE IN CASH AND CASH EQUIVALENTS		(17,020)	69,023

The notes on pages 13 to 47 are an integral part of these consolidated financial statements.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

As at 31 December 2020
(€ thousands)	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Equity settled share based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non- controlling interests	Total equity
Balance as at 1 April 2020	341	—	391,856	—	—	—	—	—	9,914	(19,469)	(2,326)	(317,195)	63,121	8,376	71,497
Loss for the period	—	—	—	—	—	—	—	—	—	—	—	(371,988)	(371,988)	(1,103)	(373,091)
Other comprehensive income / (loss)	—	—	—	—	—	—	—	—	—	1,574	—	—	1,574	(532)	1,042

Total comprehensive income / (loss)	—	—	—	—	—	—	—	—	—	1,574	—	(371,988)	(370,415)	(1,635)	(372,050)

Issuance of share capital Global Blue Group Holding A.G.	1,302	184	1,181,450	166,969	—	—	—	—	(1,495,526)	—	—	—	(145,621)	—	(145,621)
Acquisition of treasury shares	—	—	—	—	(8,812)	(1,246)	—	—	10,058	—	—	—	—	—	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.	(41)	(6)	(37,508)	(5,301)	—	—	—	—	42,856	—	—	—	—	—	—
Exchange of Global Blue management loan notes into shares	(299)	(42)	(343,335)	(48,521)	—	—	—	—	464,163	—	—	—	71,966	—	71,966

Effects of the capital reorganisation	962	136	800,607	113,147	(8,812)	(1,246)	—	—	(978,449)	—	—	—	(73,655)	—	(73,655)

Issueance of share capital Global Blue Group Holding A.G.	55	—	—	—	—	—	—	—	—	—	—	—	55	—	55
Conversion of preference shares into ordinary shares	55	(55)	50,045	(50,045)	—	—	—	—	—	—	—	—	—	—	—
Exercises of warrants	1	—	1,011	—	—	—	—	(65)	—	—	—	—	947	—	947
Issuance of share capital as consideration for the merger with FPAC	258	36	234,976	33,208	—	—	—	—	—	—	—	—	268,478	—	268,478
Employee share schemes	—	—	—	—	—	—	517	—	—	—	—	—	517	—	517
Conversion of shares into equity settled plan	—	—	—	—	—	—	42,632	—	—	—	—	—	42,632	—	42,632
Issuance costs	—	—	—	—	—	—	—	20,196	115,113	—	—	—	135,309	—	135,309
Shares bought back by Global Blue Group A.G.	—	—	—	—	—	—	—	—	(152,787)	—	—	—	(152,787)	—	(152,787)

Total contribution by and distribution to owners of the parent, recognised directly in Equity	368	(19)	286,032	(16,837)	—	—	43,149	20,131	(37,674)	—	—	—	295,151	—	295,151

Decrease of NCI in GB Investment & Co SCA	—	—	—	—	—	—	—	—	—	—	—	621	621	(621)	—
Acquisition of NCI in GB Holding Limited	—	—	—	—	—	—	—	—	—	—	—	—	—	14	14
Other transactions	—	—	—	—	—	—	—	—	—	—	—	(1,722)	(1,722)	(5)	(1,727)

Total transactions with owners of the parent, recognised directly in equity	—	—	—	—	—	—	—	—	—	—	—	(1,101)	(1,101)	(612)	(1,713)

Balance as at 31 December 2020	1,672	117	1,478,494	96,310	(8,812)	(1,246)	43,149	20,131	(1,006,208)	(17,895)	(2,326)	(690,284)	(86,899)	6,129	(80,770)

Q3 Oct-Dec 2020
(€ thousands)	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Equity settled share base payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non- controlling interests	Total equity
Balance as at 1 October 2020	1,562	172	1,427,439	146,355	(8,812)	(1,246)	42,632	20,196	(1,006,208)	(18,526)	(2,326)	(646,388)	(45,150)	6,251	(38,900)
Loss for the period	—	—	—	—	—	—	—	—	—	—	—	(43,831)	(43,831)	(27)	(43,858)
Other comprehensive income / (loss)	—	—	—	—	—	—	—	—	—	630	—	—	630	(94)	536

Total comprehensive income / (loss)	—	—	—	—	—	—	—	—	—	630	—	(43,831)	(43,201)	(121)	(43,322)

Issuance of share capital Global Blue Group Holding A.G.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Acquisition of treasury shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exchange of Global Blue management loan notes into shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Effects of the capital reorganisation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Issueance of share capital Global Blue Group Holding A.G.	55	—	—	—	—	—	—	—	—	—	—	—	55	—	55
Conversion of preference shares into ordinary shares	55	(55)	50,045	(50,045)	—	—	—	—	—	—	—	—	—	—	—
Exercises of warrants	1	—	1,011	—	—	—	—	(65)	—	—	—	—	947	—	947
Issuance of share capital as consideration for the merger with FPAC	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Employee share schemes	—	—	—	—	—	—	517	—	—	—	—	—	517	—	517
Conversion of shares into equity settled plan	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Shares bought back by Global Blue Group A.G.	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total contribution by and distribution to owners of the parent, recognised directly in Equity	110	(55)	51,056	(50,045)	—	—	517	(65)	—	—	—	—	1,518	—	1,518

Decrease of NCI in GB Investment & Co SCA	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Acquisition of NCI in GB Holding Limited	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other transactions	—	—	—	—	—	—	—	—	—	—	—	(66)	(66)	—	(66)
Total transactions with owners of the parent, recognised directly in equity	—	—	—	—	—	—	—	—	—	—	—	(66)	(66)	—	(66)

Balance as at 31 December 2020	1,672	118	1,478,495	96,310	(8,812)	(1,246)	43,149	20,131	(1,006,208)	(17,896)	(2,326)	(690,285)	(86,899)	6,130	(80,770)

As at 31 December 2020 the share capital comprises of 197,573,362 shares with a nominal value of EUR0.0093 each.

As at 31 December 2019
(€ thousands)	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Equity settled share based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non- controlling interests	Total equity
Balance as at 1 April 2019	341	—	391,856	—	—	—	—	—	9,890	(10,572)	(519)	(312,455)	78,541	8,426	86,967
Profit for the period	—	—	—	—	—	—	—	—	—	—	—	13,693	13,693	5,236	18,929
Other comprehensive income	—	—	—	—	—	—	—	—	—	304	—	—	304	65	369

Total comprehensive income	—	—	—	—	—	—	—	—	—	304	—	13,693	13,997	5,300	19,298

Dividends	—	—	—	—	—	—	—	—	—	—	—	(64)	(64)	(4,798)	(4,862)
Total contribution by and distribution to owners of the parent, recognised directly in Equity	—	—	—	—	—	—	—	—	—	—	—	(64)	(64)	(4,798)	(4,862)

Effects of the capital reorganisation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Capital increase	—	—	—	—	—	—	—	—	—	—	—	(2)	(2)	—	(2)
Other transactions	—	—	—	—	—	—	—	—	24	—	—	(197)	(173)	(69)	(242)

Total transactions with owners of the parent, recognised directly in equity	—	—	—	—	—	—	—	—	24	—	—	(199)	(175)	(69)	(244)

Balance as at 31 December 2019	341	—	391,856	—	—	—	—	—	9,914	(10,268)	(519)	(299,024)	92,300	8,859	101,159

Q3 Oct-Dec 2019
(€ thousands)	Issued capital ordinary shares	Issued capital preference shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Equity settled share base payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Accumulated losses	Equity	Non- controlling interests	Total equity
Balance as at 1 October 2019	341	—	391,856	—	—	—	—	—	9,914	(12,738)	(519)	(304,321)	84,533	7,653	92,187
Profit for the period	—	—	—	—	—	—	—	—	—	—	—	5,450	5,450	1,467	6,917
Other comprehensive income	—	—	—	—	—	—	—	—	—	2,470	—	—	2,470	(247)	2,223

Total comprehensive income	—	—	—	—	—	—	—	—	—	2,470	—	5,450	7,920	1,220	9,140

Dividends	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total contribution by and distribution to owners of the parent, recognised directly in Equity	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Effects of the capital reorganisation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Capital increase	—	—	—	—	—	—	—	—	—	—	—	(2)	(2)	—	(2)
Other transactions	—	—	—	—	—	—	—	—	—	—	—	(152)	(152)	(14)	(165)

Total transactions with owners of the parent, recognised directly in equity	—	—	—	—	—	—	—	—	—	—	—	(154)	(154)	(14)	(167)

Balance as at 31 December 2019	341	—	391,856	—	—	—	—	—	9,914	(10,268)	(519)	(299,024)	92,300	8,859	101,159

As at 31 December 2019 the share capital was comprised of 40,000,000 shares with a nominal value of EUR0.009 each.

The notes on pages 13 to 47 are an integral part of these consolidated financial statements.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1        Corporate information

Global Blue Group Holding AG (‘the Company’ or ‘Global Blue’) and its subsidiaries (together ‘the Group’) provide technology-enabled transaction processing services for merchants, banks, governments and travellers. The Group has operating subsidiaries around the world.

On 28 August 2020 Global Blue became a publicly traded company on the New York Stock Exchange through a merger with Far Point Acquisition Corporation (NYSE: FPAC), a special purpose acquisition company co-sponsored by the institutional asset manager Third Point LLC and former NYSE President Thomas W. Farley. The new public company trades as Global Blue under ticker symbol “NYSE: GB”.

The Company is a partnership limited by shares incorporated on 10 December 2019. The registered office is established in 38, Zürichstrasse, CH-8306 Brüttisellen, Switzerland under the number CHE-442.546.212. Global Blue Group Holding AG is the ultimate parent of the Group.

These unaudited condensed consolidated interim financial statements were authorized for issue by the Directors of the Company on 1st March 2021.

The unaudited condensed consolidated interim financial statements of Global Blue Group Holding AG have been prepared in accordance with International Accounting Standard IAS 34 ‘Interim financial reporting’ as issued by the International Accounting Standards Board (IASB) and are presented in thousands of Euros (EURk).

The principal activities of the Group are described in Note 2.

Owners’ structure

Global Blue Group Holding AG is the ultimate holding company for the Group.

NOTE 2        General information about the business

Product offering

The Company serves as a strategic technology and payments partner to merchants, empowering them to capture the structural growth of international travellers shopping abroad, driven by multiple macroeconomic tailwinds. The Company offers third-party serviced tax free shopping solutions (“TFSS”) and offers added-value payment solutions (“AVPS”), including dynamic currency conversion. At its core, the Company is a technology platform that serves a network of merchant stores globally through both TFSS and AVPS, delivering economic benefits to a complex ecosystem of merchants, international shoppers and customs and authorities.

NOTE 3        Basis of preparation and significant accounting policies

Basis of preparation

The Group’s unaudited condensed consolidated interim financial statements for the nine months reporting period ended 31 December 2020 have been prepared in accordance with IAS 34 ‘Interim financial reporting’.

The comparative balances presented in these financial statements are those of Global Blue Group AG, the previous parent of the group, prior to the reorganisation conducted as part of the merger and subsequent listing. The consolidated financial statements have been prepared on a historical cost basis, except for derivative financial instruments that have been measured at fair value.

The primary financial statements are presented in a format consistent with the consolidated financial statements presented in the 2020 Annual Financial Report for Global Blue Group AG under IAS 1 Presentation of Financial Statements, but this interim financial report contains condensed financial statements prepared in accordance with IAS 34, in that it does not include all of the notes that would be required in a complete set of financial statements. This interim financial report should be read in conjunction with the consolidated financial statements for Global Blue Group AG for the year ended 31 March 2020.

The accounting policies are those applied in the annual financial statements, except for income tax and grants.

Taxation

Income tax is recognised based on the best estimate of the weighted average effective annual income tax rate expected for the full financial year. The tax benefit for the period ended 31 December 2020 consisted of tax on losses carried forward, withholding taxes and deferred tax movements.

Grants

A government grant is recognised in the income statement when there is reasonable assurance that both:

(a)	the Group will comply with any conditions attached to the grant, and

(b)	the grant will be received in accordance with IAS 20.

Government grants relating to costs are recognised in profit or loss over the period necessary to match them with the costs that they are intended to compensate.

Grants received are recognised within Operating Expenses as an offset to the associated costs.

Share-based payments

The Group operates a share-based plan which qualifies as an equity-settled plan in accordance with IFRS 2.

The fair value of the employee’s services received in exchange of the grant of the shares is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the shares granted and is recognised over the vesting period.

Changes in accounting policy

A number of new or amended standards became applicable for the current reporting period. The Company did not have to change its accounting policies or make retrospective adjustments as a result of adopting these standards.

NOTE 4        Significant changes in current reporting period

Information about capital reorganization

As at 28 August 2020, a capital reorganisation took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated on 10 December 2019 with a share capital of EUR0.093m divided into 10,000,000 shares. This Company became the ultimate parent of the Group. During the reorganization, an additional 181,542,785 shares were issued with the increase of the share premium. Please refer to Note 18 for details.

Information about the business

During the nine months ended 31 December 2020, the Company has been able to maintain the same level of material merchants or acquirers. Similarly, during the same period, there have been no changes in the list of countries in which the company operates but the company has increased the number of legal units as a direct consequence of the capital reorganisation.

Seasonality

The TFSS business is subject to predictable seasonality because a significant part of the business serves the leisure segment of the travel industry, which is particularly active during the summer holiday season for Chinese, Russian and US tourists. In addition, during recent years, this has also coincided with post-Ramadan travel by Gulf Cooperation Council shoppers. The second half of Global Blue’s financial year sees upticks in travel and shopping due to specific events that are more dispersed, such as the Chinese National Day (“Golden Week”) in October, Christmas / New Year in December, and Chinese New Year in February.

All in all, this drives a degree of seasonality in the net working capital need, with a greater outflow during the first half of the financial year, which typically is recovered in the second half.

The AVPS business, which serves both seasonal shoppers and regular travellers, is more protected from the seasonal variations driven by traditional holiday periods and as a result does not have a distinct seasonality profile.

Financing

In conjunction with the capital reorganization and merger with FPAC, the Company repaid its historic long-term financing senior debt and Revolving Credit Facility and entered into a new Senior debt and Revolving Credit Facility with maturity date of 28 August 2025. The conditions of the credit facilities are set as Euribor of the period with a floor of 0.00% plus a margin. The starting conditions were 2.00% for the long-term loan and 1.75% to the revolving credit facility and the margins are dependent on Total Net Leverage.

COVID-19

The transaction volumes during the first nine months for the TFSS and AVPS business have been heavily impacted by COVID-19. Please refer to Note 19 for details.

NOTE 5        Segment information

The Company has determined the operating segments based on the reports reviewed by the Executive Committee (ExCom) for the purposes of allocating resources and assessing performance of the Group.

ExCom consists of the chief executive officer and president, chief financial officer, senior vice president product TFSS, chief technology officer, general counsel, chief operating officer global accounts, chief operating officer north, chief operating officer south, senior vice president operations, senior vice president new market & public affairs.

Management considers the business from a product perspective; the performance of the TFSS, and AVPS product groups are separately considered.

The ExCom assesses the performance of the operating segments based on the measures of Revenue and Adjusted EBITDA at both a segment level and a group level with the adjusted EBITDA assessed after non-allocated central costs.

The measures used by the ExCom to monitor the performance of the Group’s operating segments do not include all costs in the IFRS consolidated income statement. Marketing, sales, customer service, certain administrative services, depreciation, amortization, impairment income / expense, and net finance costs are not allocated to segments. As a result, the ExCom monitors the development of EBITDA presented in the consolidated management accounts.

The segment information provided to the ExCom for the reportable segments is as follows:

YTD 9 months Apr-Dec 2020
(€ thousands)
	Note	TFSS	AVPS	Central costs	Total
Revenue		24,521	9,710	—	34,231
Operating expenses (1)		(22,495)	(5,945)	(34,125)	(62,565)
Adjusted EBITDA		2,026	3,765	(34,125)	(28,333)
Depreciation and amortisation (2)	6				(87,178)
Exceptional items	6				(264,867)
Operating Loss					(380,379)

Q3 Oct-Dec 2020
(€ thousands)
	Note	TFSS	AVPS	Central costs	Total
Revenue		10,440	3,765	—	14,205
Operating expenses (1)		(7,796)	(2,671)	(12,594)	(23,028)
Adjusted EBITDA		2,644	1,094	(12,594)	(8,856)
Depreciation and amortisation (2)	6				(28,760)
Exceptional items	6				(8,811)
Operating Loss					(46,427)

YTD 9 months Apr-Dec 2019
(€ thousands)
	Note	TFSS	AVPS	Central costs	Total
Revenue		288,343	49,124	—	337,467
Operating expenses (1)		(112,235)	(22,185)	(58,331)	(192,751)
Adjusted EBITDA		176,108	26,939	(58,331)	144,716
Depreciation and amortisation (2)	6				(83,608)
Exceptional items	6				(12,956)
Operating Profit					48,152

Q3 Oct-Dec 2019
(€ thousands)
	Note	TFSS	AVPS	Central costs	Total
Revenue		93,632	16,135	—	109,767
Operating expenses (1)		(38,536)	(8,157)	(19,629)	(66,323)
Adjusted EBITDA		55,096	7,978	(19,629)	43,444
Depreciation and amortisation (2)	6				(28,687)
Exceptional items	6				(3,758)
Operating Profit					11,000

(1)	Operating expenses excluding Depreciation and Amortization and Exceptional items.

For the period YTD Apr-Dec 2020 the fixed cost amounted to EUR56.0m (EUR120.4m for the period YTD Apr-Dec 2019) and variable cost amounted to EUR6.5m (EUR72.4m for the period YTD Apr-Dec 2019). Fixed personnel cost amounted to EUR36.9m (EUR77.7m for the period YTD Apr-Dec 2019) and fixed non personnel cost amounted to EUR19.1m (EUR42.7m for the period YTD Apr-Dec 2019).

For the period Q3 Oct-Dec 2020 the fixed cost amounted to EUR19.8m (EUR40.7m for the period Q3 Oct-Dec 2019) and variable cost amounted to EUR3.3m (EUR25.6m for the period Q3 Oct-Dec 2019).

Fixed personnel cost amounted to EUR13.8m (EUR26.2m for the period Q3 Oct-Dec 2019) and fixed non personnel cost amounted to EUR6.0m (EUR14.5m for the period Q3 Oct-Dec 2019).

(2)	Depreciation and amortisation include amortisation of intangible assets acquired through business combinations.

No measure of assets or liabilities by segment is reported to the ExCom. There are no significant transactions between segments.

Revenue is mainly derived from commissions generated from TFSS and AVPS. Geographical and by Country breakdowns of revenue by point of sale is provided below:

YTD 9 months Apr-Dec 2020
(€ thousands)

Revenue by geography and by segment	TFSS	AVPS	Total
Europe	20,995	2,640	23,634
Asia Pacific	3,423	7,071	10,494
Rest of the world	103	—	103

Total	24,521	9,710	34,231

Q3 Oct-Dec 2020
(€ thousands)

Revenue by geography and by segment	TFSS	AVPS	Total
Europe	9,107	786	9,893
Asia Pacific	1,274	2,979	4,253
Rest of the world	59	—	59

Total	10,440	3,765	14,205

YTD 9 months Apr-Dec 2019
(€ thousands)

Revenue by geography and by segment	TFSS	AVPS	Total
Europe	253,529	12,527	266,056
Asia Pacific	32,723	36,592	69,315
Rest of the world	2,091	5	2,096

Total	288,343	49,124	337,467

Q3 Oct-Dec 2019
(€ thousands)

Revenue by geography and by segment	TFSS	AVPS	Total
Europe	80,848	3,260	84,108
Asia Pacific	12,046	12,873	24,919
Rest of the world	738	2	740

Total	93,632	16,135	109,767

YTD 9 Months Apr-Dec 2020
(€ thousands)

Revenue by Country	TFSS	AVPS	Total	% of Total Revenue
Australia	293	6,023	6,316	18%
Italy	1,992	1,335	3,327	10%

Total	2,285	7,358	9,643	28%

YTD 9 Months Apr-Dec 2019
(€ thousands)

Revenue by Country	TFSS	AVPS	Total	% of Total Revenue
Italy	44,279	5,639	49,918	15%
United Kingdom	38,829	1,614	40,443	12%
Germany	32,051	543	32,594	10%

Total	115,159	7,796	122,955	37%

Q3 Oct-Dec 2020
(€ thousands)
Revenue by Country	TFSS	AVPS	Total	% of Total Revenue
Australia	279	2,565	2,845	20%

Total	279	2,565	2,845	20%

Q3 Oct-Dec 2019
(€ thousands)
Revenue by Country	TFSS	AVPS	Total	% of Total Revenue
Italy	14,133	1,308	15,441	14%
United Kingdom	12,606	482	13,088	12%
Germany	11,061	159	11,220	10%

Total	37,800	1,949	39,749	36%

There is no single external customer which accounts for more than 10% of Global Blue’s revenue, for any of the reporting periods presented except Q3 Oct – Dec 2020 where Cuscal POS Ecommerce accounts for 14% of Global Blue’s revenue.

NOTE 6        Profit and loss information

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Expenses by nature	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
Employee benefit expense	(18,428)	(32,308)	(49,582)	(96,736)
Depreciation and amortisation	(28,760)	(28,687)	(87,178)	(83,608)
Agent costs	(1,739)	(23,283)	(4,220)	(66,988)
IT costs	(2,133)	(3,290)	(7,364)	(10,700)
Auditors, lawyers and consultants	(1,780)	(2,503)	(4,991)	(12,926)
Advertising and promotion	(199)	(2,886)	(827)	(7,648)
Travel, entertainment, office and rental cost	(420)	(2,392)	(1,142)	(5,956)
Other operating expenses	(7,173)	(3,418)	(259,306)	(4,754)

Total	(60,632)	(98,767)	(414,610)	(289,316)

Of which exceptional items	(8,811)	(3,758)	(264,867)	(12,956)

During the nine months ending 31 December 2020 the Group has benefited from grants in relation to COVID-19 offered by various countries governments amounting to EUR14.2m (EUR0.0m ending 31 December 2019). The grants are presented within Operating Expenses in the Income Statement as a reduction of the related expense that they are intended to compensate. There are no unfulfilled conditions or other contingencies related to these grants.

Exceptional items

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Exceptional items	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
Business restructuring expenses	(3,531)	(1,007)	(9,784)	(1,920)
Corporate restructuring expenses	(1,503)	(419)	(250,053)	(6,737)
Monitoring fee (including Directors fee)	(80)	(100)	(178)	(519)
Impairment	(2,656)	—	(3,033)	(115)
Net sales of assets (loss)	(32)	(382)	(76)	(571)
Share based payments	(517)	(1,870)	(517)	(3,060)
Other exceptional items	(492)	20	(1,226)	(34)

Total	(8,811)	(3,758)	(264,867)	(12,956)

Business restructuring expenses

December 2020

Business restructuring expenses correspond to expenses related to workforce reduction in several jurisdictions as a result of COVID -19 and the abolishment of the Tax Free Shopping scheme in the United Kingdom (UK).

December 2019

Business restructuring expenses correspond to expenses related to replacement of management positions and costs associated with replacing roles, changing of facilities or discontinued operations.

Corporate restructuring expenses

December 2020

Corporate restructuring expenses correspond to charges incurred associated with the capital reorganization and subsequent merger with FPAC. This included a non-cash issuance charge of EUR135.3m which represents the difference in the fair value of equity instruments held by FPAC stockholders over the fair value of identifiable net assets of FPAC, a non-cash share-based revaluation charge of EUR59.7m upon conversion of previously cash-settled plans to equity-settled plans, the write-off of historical unamortized debt costs of EUR8.1m partially offset by EUR3.6m of IFRS 9 conversion unwinding amounts, a transaction bonus of EUR6.0m and advisory expenses associated with the transaction of EUR44.5m.

December 2019

Corporate restructuring expenses correspond to legal, consultancy and advisory expenses associated with preparing the Group for an exit by the shareholders of the Group which was underway then.

Impairment

December 2020

Impairment corresponds mainly to the write down of customer contracts in the UK, which were previously recognised as Other non-current receivables and Prepaid expenses.

Depreciation and amortisation

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Depreciation and amortisation	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
Depreciation of property, plant and equipment	(4,634)	(5,260)	(14,977)	(15,961)

Amortisation of customer relationships	(18,144)	(17,955)	(54,345)	(53,130)
Amortisation of trademarks	(559)	(559)	(1,677)	(1,677)
Amortisation of other intangible assets	(5,424)	(4,913)	(16,179)	(12,841)
Amortisation of intangible assets	(24,127)	(23,427)	(72,201)	(67,647)

Total	(28,760)	(28,687)	(87,178)	(83,608)

Of which amortisation of intangible assets acquired through business combinations	(18,638)	(18,627)	(55,886)	(55,845)

Net finance costs

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Finance income	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
Interest income on short-term bank deposits	147	134	263	367
Foreign exchange gains on financing activities	—	—	562	1
Foreign exchange gains (1)	5	—	6	1
Other finance income	—	2,630	908	3,237

Total finance income	152	2,764	1,739	3,605

Finance costs
Interest expense:
- Bank borrowings (including amortization of capitalized financing fees)	(4,425)	(6,448)	(16,070)	(19,381)
- Lease liabilities interest	(208)	(281)	(678)	(833)
- Interest income/(expenses) on Non-Convertible Preferred Equity Certificates issued to 3rd Parties	—	(46)	(80)	(130)
Foreign exchange losses (1)	(557)	(2,632)	(686)	(2,010)
Other finance expenses	(398)	(1,792)	(1,434)	(5,874)

Total finance costs	(5,588)	(11,199)	(18,948)	(28,228)

Net finance costs	(5,436)	(8,435)	(17,209)	(24,624)

(1)

Foreign exchange gains and losses arising during the period result from the difference between the value originally recorded and the amount actually paid or received, as well as unrealized gains and losses due to the difference between the original value recorded and the value at the balance sheet date.

Income tax

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Income tax	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
Income tax charge/(benefit)	(809)	1,487	(1,755)	(16,910)
Adjustment in respect of current income tax of previous years	(490)	(4)	(1,416)	(439)
Deferred tax	9,304	2,870	27,668	12,750

Income tax benefit/(expense) reported in the income statement	8,005	4,353	24,497	(4,599)
Of which income tax expense related to amortization of acquisition related items	3,799	3,766	11,299	11,299
Of which tax impact on exceptional items	1,213	48	2,903	1,171
Of which exceptional income tax (income)/expense	(491)	5,210	(1,416)	4,152

Exceptional Income Tax Expenses

Italy

The Italian tax authorities opened a tax audit in February 2016 on Global Blue Italia S.r.l. (“Global Blue Italy”). As a result of settlement procedures initiated in 2018, a formal settlement was reached with the Italian tax authorities in relation to certain matters in April 2019. The settlement covers the findings on license fees and intercompany interest rate for the financial years ended 31 March 2014 and 2015 as well as the finding on withholding tax on license fee for the calendar years 2013 and 2014 for a total amount of EUR3.6m which was paid in April 2019.

Subsequently, Global Blue signed another final settlement with the Italian tax authorities for an amount of EUR10.9m which became legally binding on 3 August 2020. This settlement covers the findings on withholding tax on interests for the calendar years 2013 to 2017 and license fees and intercompany interest rate for the financial years ended 31 March 2016, 2017 and 2018, as well as withholding tax on license fees for calendar years 2015 to 2017. The amount of EUR10.9m is payable in 16 quarterly instalments with a first and second payment made on 3 August 2020 and 30 November 2020 respectively. Discussions with the Italian tax authorities are ongoing with respect to their finding on withholding tax on interests and license fees for the calendar year 2018.

During the nine months ended 31 December 2020, the Company booked an additional income tax payable of EUR0.8m related to the settlement above. As a result of the payment of the two first instalments and the additional accrual, the income tax payable relating to Italy is EUR12.9m as at 31 December 2020 (EUR13.6m as at 31 March 2020).

Separately, Global Blue Italy received notice of assessment from the tax authorities of the city of Milan with respect to Global Blue Italy’s treatment of certain merchant invoices issued in 2013, 2014 and 2015. At this stage the Company has not deemed it necessary to book a provision for this matter.

Germany

Global Blue New Holdings Germany GmbH (“GBNHG”), as controlling entity, and Global Blue Deutschland GmbH (“GBD”), as controlled entity, entered into a profit and loss pooling agreement (hereinafter the “PLPA”) dated 5 October 2000, allowing the pooling of income and losses of both entities for corporate income and trade tax purposes. While the provisions of the PLPA allow the utilization of capital reserves built up at the level of GBD during the term of the PLPA for loss compensation (or for the profit transfer to GBNHG), such provisions, in light of a recent court ruling issued in April 2018, may not be permissible under German law. Even though

GBD has not utilized any capital reserves as permitted by the PLPA, there is a risk that the tax authorities might challenge the effectiveness of the PLPA and, as a consequence, deny the profit and loss pooling within the German Global Blue group relating to the financial year 2019 and previous tax periods. Based on the opinion of Global Blue´s advisers, the Company recognised an uncertain tax position of EUR4.0m as at 31 December 2020, including an additional EUR0.2m related to the late interests until 31 December 2020 (EUR3.8m as at 31 March 2020). An amended PLPA, from which the provisions in focus were removed, was registered in December 2019; therefore, the risk described above is only related to historical financial years.

NOTE 7        Earnings per share

(€ thousands)
	Q3	Q3	YTD 9 months	YTD 9 months
Earnings per share	Oct-Dec 2020	Oct-Dec 2019	Apr-Dec 2020	Apr-Dec 2019
(Loss) / Profit from continuing operations attributable to the owners of the parent	(43,831)	5,450	(371,988)	13,693
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to ordinary shares	(49,937)	5,450	(337,459)	13,693
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to preference shares	6,106	—	(34,528)	—
Number of ordinary shares in issue (thousands)	173,855	40,000	173,855	40,000
Number of preference shares in issue (thousands)	17,789	—	17,789	—

Basic earnings per share	(0.23)	0.14	(1.94)	0.34

Basic earnings per ordinary share	(0.29)	0.14	(1.94)	0.34

Basic earnings per preference share	0.34	—	(1.94)	—

(Loss) / Profit from continuing operations attributable to the owners of the parent	(43,831)	5,450	(371,988)	13,693
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to ordinary shares	(49,937)	5,450	(337,459)	13,693
(Loss) / Profit from continuing operations attributable to the owners of the parent attributable to preference shares	6,106	—	(34,528)	—
Diluted number of ordinary shares in issue (thousands)	173,855	40,000	173,855	40,000
Diluted number of preference shares in issue (thousands)	17,789	—	17,789	—

Diluted earnings per share	(0.23)	0.14	(1.94)	0.34

Diluted earnings per ordinary share	(0.29)	0.14	(1.94)	0.34

Diluted earnings per preference share	0.34	—	(1.94)	—

Basic

Basic earnings per share are calculated by dividing the profit or loss attributable to owners of parent (i.e. equity shareholders of the Company) by the number of ordinary/preference shares outstanding at the end of the period.

Diluted

Diluted earnings per share are calculated by dividing the profit or loss attributable to owners of the parent by the number of ordinary/preference shares outstanding at the end of the period plus the number of ordinary/preference shares that would be issued on the conversion of all the dilutive potential ordinary/preference shares into ordinary/preference shares. The Company has excluded 23,718 thousand preference shares from the diluted earnings per ordinary share calculation, as the impact of the shares are considered anti-dilutive for the period ending 31 December 2020.

The 30,748,874 outstanding Warrants as at 31 December 2020 are considered as anti-dilutive.

NOTE 8        Property, plant and equipment

(€ thousands)
Accumulated acquisition values	31 Dec 2020	31 Mar 2020
Machinery, equipment and computers	30,631	29,850
Leasehold improvements	5,795	5,511
Right of use asset	58,796	56,758

Total accumulated acquisition values	95,222	92,119

Accumulated depreciation and impairment	31 Dec 2020	31 Mar 2020
Machinery, equipment and computers	(24,169)	(20,966)
Leasehold improvements	(3,817)	(3,449)
Right of use asset	(27,641)	(16,349)

Total accumulated depreciation and impairment	(55,627)	(40,764)

Total Property, plant and equipment	39,595	51,355

NOTE 9        Intangible assets

As at 31 December 2020
(€ thousands)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance at 1 April 2020	411,538	45,795	666,021	9,240	101,908	1,234,502
Purchases	—	—	1,050	1,154	13,162	15,366
Disposals	—	—	—	—	(337)	(337)
Exchange differences	1,772	132	278	131	2,421	4,734

Accumulated acquisition values	413,310	45,927	667,349	10,525	117,154	1,254,265

Opening balance at 1 April 2020	—	(17,150)	(533,549)	(7,277)	(40,425)	(598,401)
Amortisation	—	(1,677)	(54,345)	(640)	(15,539)	(72,201)
Disposals	—	—	(2)	—	256	254
Exchange differences	—	—	(55)	(47)	(1,640)	(1,742)

Accumulated amortization	—	(18,827)	(587,951)	(7,964)	(57,348)	(672,090)

Opening balance at 1 April 2020	(2,027)	—	—	(498)	(2,574)	(5,099)
Impairment	—	—	(356)	—	(658)	(1,014)
Exchange differences	77	—	(1)	—	—	76

Accumulated impairment	(1,950)	—	(357)	(498)	(3,232)	(6,037)

Net book value at 31 December 2020	411,360	27,100	79,041	2,063	56,574	576,138

As at 31 December 2019
(€ thousands)
	Goodwill	Trademarks	Customer relationships	Other int. assets	Software	Total
Opening balance at 1 April 2019	413,499	45,941	660,325	7,999	81,024	1,208,788
Purchases	—	—	3,506	1,032	17,522	22,060
Disposals	—	—	—	(3)	(756)	(874)
Reclassifications	—	—	—	17	(3)	14
Exchange differences	(11)	(12)	(22)	21	(164)	(188)

Accumulated acquisition values	413,488	45,929	663,809	9,066	97,623	1,229,800

Opening balance at 1 April 2019	—	(14,913)	(462,288)	(6,166)	(25,641)	(509,008)
Amortisation	—	(1,677)	(53,130)	(797)	(12,044)	(67,648)
Disposals	—	—	—	2	44	46
Adjustments due to changes in accounting policies	—	—	—	—	—	—
Exchange differences	—	—	1	(12)	72	61

Accumulated amortization	—	(16,590)	(515,417)	(6,973)	(37,569)	(576,549)

Opening balance at 1 April 2019	(2,109)	—	—	(498)	(1,551)	(4,158)
Impairment	—	—	—	—	(115)	—
Exchange differences	10	—	—	—	—	10

Accumulated impairment	(2,099)	—	—	(498)	(1,666)	(4,148)

Net book value at 31 December 2019	411,389	29,339	148,392	1,595	58,388	649,103

Amortisation expense of intangible assets was EUR24m and EUR23m for the three months ended 31 December 2020 and 2019, respectively.

Goodwill

Management reviews the business performance based on a product perspective. TFSS and AVPS have been identified as the main product groups and the Group’s operating segments. Goodwill is monitored by management at the operating segment level. The following is a summary of goodwill allocation for each operating segment:

(€ thousands)
Goodwill	31 Dec 2020	31 Mar 2020
TFSS	360,311	360,311
AVPS	51,049	49,200

Total	411,360	409,511

The recoverable amount of all Cash Generating Units (CGU) has been determined based on value-in-use calculations. These calculations utilized in the goodwill impairment analysis, as at 31 March 2020, use pre-tax cash flow projections based on management’s current view, including an assessment of the impact of COVID-19 on the Company’s industry. The ultimate impact of COVID-19 on the Company cannot be accurately and reasonably quantified at this time.

Management assessed whether there were any additional indicators for impairment of CGU’s during the nine month period ended 31 December 2020. The Company notes that, while significant declines in revenue have occurred subsequent to 31 March 2020, the Company had already estimated, in its impairment testing, a decline for the financial year ending 31 March 2021 of 90% as compared to prior year. Additionally, actual cash outflows incurred by the Company have been meaningfully lower than what was estimated in the analysis performed as at 31 March 2020. The potential impact on the abolition of the Tax Free Shopping scheme in UK, effective from 1 January 2021, while decreasing the revenue the company is expected to generate, is not expected to have any impact on the result of the sensitivity analysis. The assessment performed at March 2020 is still considered valid and management did not consider there to be any further impairment indicators which would require an updated impairment test to be performed as at 31 December 2020.

NOTE 10         Loans and borrowings

(€ thousands)
Interest-bearing loans and borrowings from credit institutions	31 Dec 2020	31 Mar 2020
Long-term financing - Term senior debt	—	634,267
Long-term financing - Senior debt facility	630,000	—
Capitalized financing fees	(7,802)	(9,672)
Revolving Credit Facility (RCF)	99,000	—
Other bank overdraft	1,036	1,081

Total	722,234	625,676

Short-term portion	1,036	1,081
Long-term portion	721,198	624,595

Total	722,234	625,676

(€ thousands)
	31 Dec 2020			31 Mar 2020
	Carrying value	Fair value	Effective interest	Carrying value	Fair value	Effective interest
Term senior debt	—	—	n.a.	625,507	613,220	n.a.
Senior debt facility	622,198	649,658	3.31%	—	—	3.61%
Capitalized financing fees - RCF	—	—	n.a.	(912)	(912)	n.a.
Revolving Credit Facility (RCF)	99,000	99,000	n.a.	—	—	n.a.

Total non-current	721,198	748,658		624,595	612,308

Other bank overdraft	1,036	1,036	n.a.	1,081	1,081	n.a.

Total current	1,036	1,036		1,081	1,081

Total	722,234	749,694		625,676	613,389

The fair value of Term senior debt loan has been estimated by discounting future cash flows using the effective interest rate of the Term senior debt loan as at inception, on 28 August 2020. The fair value has been measured using observable inputs (level 2) in line with the fair value hierarchy.

The effective interest rate of the Term senior debt loan comprises the amortisation of debt costs, and the nominal interest rate of the debt, being 2.75% (margin included) as at 31 December 2020.

Financing

On 28 August 2020, the group entered into a new Senior Facilities Agreement (“SFA”).

The SFA comprises of a term loan of EUR630.0m, fully drawn since inception and a Revolving Credit Facility (“RCF”) of EUR100.0m which was drawn in cash for EUR99.0m. The proceeds from the term loan under the SFA were used to fully repay the term loan and amounts outstanding under the RCF under the previous SFA. The SFA has a maturity date of 28 August 2025.

The interest conditions of the term loan and RCF are set as the Euribor of the period with a floor of 0.00% plus a margin. The respective margins are dependent on the Total Net Leverage, which is calculated based on the Annual financial statements or Half-year financial statements as per the below table.

Total Net Leverage	Term Loan	Revolving Credit Facility
> 4.00x	2.75%	2.50%
≤ 4.00x > 3.50x	2.25%	2.00%
≤ 3.50x > 3.00x	2.00%	1.75%
≤ 3.00x > 2.50x	1.75%	1.50%
≤ 2.50x > 2.00x	1.50%	1.25%
≤ 2.00x > 1.50x	1.25%	1.00%
≤ 1.50x	1.00%	0.75%

On 16 December 2020, based on the Total Net Leverage on 30th September 2020, the applicable interest conditions (margin included) on the term loan and the RCF changed to 2.75% and 2.50% (2.00% and 1.75% as of 28th August 2020) respectively.

The financial covenant associated with the SFA is based on a level of Total Net Leverage and will be tested semi-annually, with the first test date being 30 September 2021. For purposes of the 30 September 2021 test, the Company will be required to have a Total Net Leverage Ratio lower than 5.0x. Please refer to Note 20 for further details.

Security

First-ranking security has been provided in favour of the lenders under the new SFA. This security includes pledges on the assets of material subsidiaries of the Company at the time of the implementation of the transaction security, to the extent legally permitted and operationally practical. All debt being issued under the SFA ranks pari-passu.

Bank overdrafts

Local credit facilities are available in certain jurisdictions and the facilities as per the end of the period ending 31 December 2020 are limited to EUR19.5m (EUR21.4m as of 31 March 2020). None of these local overdraft facilities were committed in nature.

Revolving Credit Facilities

The total drawings under the RCF as at the end of the period ending 31 December 2020 were EUR99.2m (EUR0.9m under the old RCF as of 31 March 2020). This consists of EUR99.0m of cash drawings, which was drawn as a precautionary measure and EUR0.2m of non-cash guarantees issued for commercial and financial reasons. This leaves the Group with EUR0.8m (EUR79.1m as of 31 March 2020) undrawn capacity. The RCF capacity does not qualify as cash and cash equivalents. Under the SFA, Global Blue is permitted to maintain the current level of cash drawings from the RCF until the maturity date of the facility, being 28 August 2025. At this moment, Global Blue does not intend to repay the cash drawings under the RCF within the next 12 months.

Supplemental Liquidity Facility

In connection with the closing of the merger and listing, certain pre-transaction shareholders put in place a USD75m Supplemental Liquidity Facility. The shareholders who are lenders under the Supplemental Liquidity Facility have retained, and not distributed to their investors, transaction proceeds to provide funding for loans they may be required to make to the Group under this commitment. This Facility would be available for 18-months, starting from 31 August 2020, and have a two-year maturity once drawn with a 2.75% interest expense. The Company, subject to the approval of the Group’s Board of Directors, will have the ability to draw upon the facility to (i) use as an EBITDA cure should there be a covenant breach or (ii) fund liquidity needs.

As at 31 December 2020, no amount from the above-mentioned facility has been drawn.

NOTE 11        Share-based Payments and Non-Convertible Equity Certificates

Share Based payments and Non-convertible Equity Certificates settled with IPO

Management Equity Plan

31 December 2020

As at 28 August 2020, as part of the Group capital reorganization and merger with FPAC, the Management Equity Plan (MEP) ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their previously held shares. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G, the previous parent of the Group. The shares were fully vested and were revalued according to IFRS 2 upon the capital reorganization, resulting in a non-cash revaluation charge of EUR 58.7M. At which point, a portion of the shares were sold for cash and the rest remained, reflecting management’s direct ownership in Global Blue Group Holding AG, and were reclassified into equity upon conversion from a cash-settled plan to an equity-settled plan. The movement in the share-based payment liability during the period is reflected below:

(€ thousands)
SBP	31 Dec 2020
Opening balance as at 1 April	7,396
Valuation up to 27 August	974

SBP value as at 27 August	8,370

Expense recognized in the profit and loss upon capital reorganization	58,744

SBP value as at 28 August	67,114

Cash settlements upon reorganization	(29,333)
Conversion upon reorganization of remaining SBP liability to equity at FV	(37,781)

Closing balance as at 31 December 2020	—

31 December 2019

The first level management (“Executive Committee”) and selected first and second level management (“Senior Management”) of the Group were offered to participate in management share plans, allowing the members of these plans to invest in the equity of the Group. The Executive Committee were offered to invest into Global Blue Management and Co S.C.A. The senior managers were offered to invest through the Global Blue Equity Plan Employee Trust (‘the Trust’). Under both plans, the price paid for the shares equaled the grant date fair value of the share. The managers’ share plans were fully vested and were cash-settled share-based payment arrangements in the scope of IFRS 2 “Share-based payment” due to the terms and conditions of the plan.

NC-PECs

31 December 2020

As at 28 August 2020, as part of the Group capital reorganization and merger with FPAC, the NC-PECs ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their NC-PECs. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G, the previous parent of the Group. The NC-PECs were liability classified as they were cash-settled. Immediately prior to conversion into shares of the Company, the NC-PEC’s were revalued according to IFRS 2 as at the conversion date and reclassified in equity upon conversion from a cash-settled plan to an equity-settled plan.

Refer to Note 18 for further details.

31 December 2019

The Non-Convertible Equity Certificates (“NC-PECs”) were part of the management investment and incentive plan put in place during the 2012 LBO.

The Company’s indirect subsidiary Global Blue Management & Co S.C.A. issued on 1 August 2012 Non- Convertible Preferred Equity Certificates (“NC-PECs”) with a par value of EUR1.00 and a maximum amount of EUR500m. As at 31 December 2019, the nominal value of NC-PECS, including accrued interest, was EUR1.9m.

The NC-PECs bear interest with a rate of 10% per annum calculated on the par value of the NC-PECs outstanding and the accrued and unpaid yield of prior periods. The mandatory redemption date of the NC-PECs is 26 July 2061. At any time, Global Blue Management & Co S.C.A. may repurchase any or all of the NC-PECs at a repurchase price, which is equal to the par value of each NC-PEC plus accrued but unpaid yield on such NC-PEC for the NC-PECs repurchased.

The NC-PECs rank prior to all subordinated securities (current and future), but the NC-PECs shall be subordinated to all other creditors of the previous ultimate parent of the Group (current and future).

The movement in the NC-PECs liability is reflected below:

(€ thousands)
NC-PECs	31 Dec 2020	31 Dec 2019
Nominal value including accrued interest on NC-PECs issued at the beginning of the period	1,920	1,750
Mark-to-market fair value charge	(138)	—
Accrued interests on NC-PECs	78	132
Transfer to equity	(1,861)	—

Total value of NC-PECs direct investment	—	1,882

Value at the beginning of the year	2,971	2,744
Accrued interest	121	158
Derecognition of residual amout to profit and loss	(101)	—
Transfer to equity	(2,990)	—

Interest bearing obligations towards senior management of Global Blue Group	—	2,902

Total value of NC-PECs including accrued interest	—	4,784

(Thousand of units)
NC-PECs	31 Dec 2020	31 Dec 2019
NC-PECs issued at the beginning of the year	927	927
Issuance of NC-PECs	—	—
Transfer of NC-PECs to equity	(927)	—

Number of NC-PECs issued	—	927

The fair value of the NC-PECs as of 31 December 2019 approximates its carrying value.

The liability towards senior management of the Group of EUR2.9m as of 31 December 2019 relates to obligation of the Global Blue Management Equity Plan (MEP related to the 2012 LBO). The fair value of the interest-bearing liability towards senior management of Global Blue Group is assessed to be equal to the carrying value. The applicable interest rate of the instrument equals 10% per annum and computed on a 365-/366-day year basis and the actual number of days elapsed.

Share based payment plans in place

As part of Global Blue’s Management Incentive Plan (“MIP”) the board has decided to issue a series of equity grants in the form of Global Blue share options and Global Blue restricted shares.

On 25 June 2019, under the MIP, Global Blue granted 486,527 share options (“SOP”), and on 12 November 2020 granted 7,970,000 share options (“SOP”) and 475,491 restricted shares (“RSA”) to its employees.

Participation in these plans is at the board’s discretion and subject to the consent of the individual receiving the grant.

Equity settled share options - SOP

On 25 June 2019, 487k share options were granted to employees of the Company, 50 percent with the vesting date 24th June 2022 and 50 percent with the vesting date 24 June 2024. Holders of share options once vested will be granted the right to purchase the Company’s shares at the exercise price of USD10.59. Expiry date for the granted share options is 23 June 2027.

The fair value was calculated using a binomial option pricing model. Beside the exercise price mentioned above, the model inputs were the share price at grant date of USD10.59, expected volatility of 25 percent and a risk-free interest rate of 1.906 percent. The calculated value of the option was USD1.03 per share.

On 12 November 2020, a total of 7.97m share options were granted to employees of the Company. Holders of share options once vested will be granted the right to purchase the Company’s shares at the exercise price. Four tranches of options vesting on four respective vesting dates have been granted. Within each respective tranche, there are a further four tranches of options with four different exercise prices.

Share options granted (thousands)	2/15/2022	8/15/2022	8/15/2023	8/15/2024	Total
8.5 USD	971	324	647	647	2,589
10.5 USD	822	274	547	548	2,192
12.5 USD	672	224	448	448	1,794
14.5 USD	523	175	349	348	1,395

Total	2,989	997	1,992	1,992	7,970

Grant date	11/12/2020	11/12/2020	11/12/2020	11/12/2020
Share price at grant date (USD)	10.34	10.34	10.34	10.34
Expiry date	8/15/2026	8/15/2026	8/15/2026	8/15/2026
Exercise price (USD)	8.5	10.5	12.5	14.5

Fair value per share option (USD)	0.58	0.20	0.05	0.01

The fair value was calculated using a binomial option pricing model. The model inputs were the share price at grant date of USD10.34, exercise prices as mentioned above, expected volatility of 50 percent and a risk-free interest rate of 0.498 percent.

Equity settled restricted share grants - RSA

Under this plan, participants are granted Company’s ordinary share in line with the following vesting conditions:

•	50% vesting based on the service condition: the employee remain in the employment of Global Blue

•	25% vesting based on market performance conditions: increase of the absolute total shareholder return and benchmarking the total shareholder return to the MSCI ASWI index

•	25% vesting based on non-market performance condition: measured by the CAGR (compounded annual growth rate)

On 12 November 2020, four tranches, a total of 475,491 restricted shares were granted to employees of the company.

Grant date	11/12/2020	11/12/2020	11/12/2020	11/12/2020
Vesting date	2/15/2022	8/15/2022	8/15/2023	8/15/2024
Share price at grant date (USD)	10.34	10.34	10.34	10.34
Number of shares	178,170	59,464	118,928	118,928
Expiry date	8/15/2026	8/15/2026	8/15/2026	8/15/2026
Risk free interest rate	0.14%	0.16%	0.22%	0.30%

Fair value per share (USD)	8.65	8.65	8.65	8.65

The estimated fair value is calculated based on the share price as at grant date, adjusted using the probability of achievement of the market-based performance conditions. The estimated fair value is based on the assumption that the service condition and non-market performance condition will be fully met. The model inputs were the share price at grant date of USD10.34, expected volatility of 50 percent, and the risk free interest rate as stipulated in the table above.

Due to the limited history of the company’s publicly traded shares, the volatility for all plans was calculated based on the historical share price volatility of a peer group which consists of similar publicly traded companies. This list of peers was selected from the peer group which was jointly defined by FPAC management and Global Blue management for the purpose of business valuation prior to the business reorganization.

Expenses amounting to EUR0.5m related to the above-mentioned plans were recorded during the period with a corresponding increase in equity. All these plans are equity settled in accordance with IFRS 2.

NOTE 12     Deferred income tax asset and liability

(€ thousands)
Deferred income tax asset	31 Dec 2020	31 Dec 2019
Opening balance at 1 April	12,349	10,864
Deferred tax additions	14,202	1,805
Exchange rate effect	270	(17)

Closing balance at 31 December	26,821	12,652

(€ thousands)
Deferred income tax liability	31 Dec 2020	31 Dec 2019
Opening balance at 1 April	34,564	49,376
Deferred tax utilisation	(12,776)	(11,304)
Exchange rate effect	185	(21)

Closing balance at 31 December	21,974	38,051

The deferred income tax asset as at 31 December 2020 of EUR26.8m (EUR12.7m as at 31 December 2019) consists in principal of deferred tax asset on losses carried forward.

The deferred income tax liability as at 31 December 2020 of EUR22.0m (EUR38.1m as at 31 December 2019) consists in principal of deferred tax liability on purchase price allocation.

Deferred income tax have been recognized on tax losses of the period incurred in operating entities due to the COVID-19 business downturn.

These entities which were profit-making on a regular basis prior to the pandemic are expected to recover gradually as international travel will resume and as further described in Note 19 (COVID-19 Considerations).

NOTE 13    Related party transactions

Global Blue Group Holding AG is a publicly listed company, where the largest shareholders are funds managed by Silver Lake Partners and Partners Group.

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

The related party transactions as at 31 December 2020 are as follows:

Remuneration to key management personnel

The remuneration to the board of directors and the Executive Committee members, who are the key management personnel of the Group, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

(€ thousands)
Remuneration to key management personnel	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Short-term employee benefits	4,119	3,586
Post-employment benefits	296	278

Total	4,415	3,864

Purchase of services from related parties

Silver Lake Partners and Partners Group charged a monitoring fee to the Group (EUR0.2m for the YTD 9 months Apr-Dec 2020 and EUR0.1m for Q3 Oct-Dec 2020). The Group also reimburses Silver Lake Partners and Partners Group for out of pocket expenses, financial advisors, legal counsel, and other costs related to the Group.

(€ thousands)
Purchases of services from related parties	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Monitoring fee	(20)	233
Directors fee	109	—
Reimbursements	89	186

Total	178	419

Executive Committee members of Global Blue Group have invested EUR1.9m at 31 March 2020 including accrued interest in NC-PECs (reference is made to Note 11). A further liability of EUR3.0m at 31 March 2020 relates to obligation of the Global Blue Equity Plan Employee Trust towards senior management of the Group (reference is made to Note 11).

(€ thousands)
Liabilities to related parties	31 Dec 2020	31 March 2020
Liabilities to key management personnel:
Pension liability	1,294	868
Share-based payment liability	—	7,396

Closing balance for the period	1,294	8,264

Equity plan after the capital reorganization

As a result of the capital reorganization, the management equity plan was restructured and, as a result, managers own shares directly in the Company. Please refer to Note 11 and Note 14 for further details.

NOTE 14        Shareholders of Global Blue Group Holding AG

						Shareholders of Global Blue Group AG
	Shareholders of Global Blue Group Holding AG
	31 Dec 2020					31 Mar 2020
	Ordinary shares	Preference shares	Total	Ownership	Warrants	Ordinary shares
Global Blue Holding LP	—	—	—	—		40,000,000
Silver Lake and Affiliates (1)	98,017,072	11,970,487	109,987,559	55.7%	6,548,415	—
Partners Group and Affiliates (2)	40,442,783	4,939,137	45,381,920	23.0%	2,701,935	—
Ant Group	12,500,000	—	12,500,000	6.3%	—	—
Third Point	9,129,625	—	9,129,625	4.6%	1,333,333	—
Tom Farley	3,723,363	—	3,723,363	1.9%	—	—
Management	4,297,259	774,753	5,072,012	2.6%	—	—
EBT	1,086,280	104,135	1,190,415	0.6%	516,317	—
GB Directors, Executive Management & Other Employees	9,106,902	878,888	9,985,790	5.1%	516,317	—
Other Shareholders (3)	4,658,991	—	4,658,991	2.4%	19,648,874	—

Total excl. GB Group	173,855,373	17,788,512	191,643,885	97.0%	30,748,874	40,000,000

GB Group	—	5,929,477	5,929,477	3.0%	—	—

Total incl. GB Group	173,855,373	23,717,989	197,573,362	100.0%	30,748,874	40,000,000

As at 28 August 2020 a capital reorganisation took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated in December 2019 and became the ultimate parent of the Group. During the reorganization additional shares were issued with the increase of the share premium. Please refer to Note 18 for details.

Ordinary shares

Holders of these shares are entitled to dividends and are entitled to one vote per share at general meetings of the Company. From FY2025/26 the preferential dividend will have to be first approved before approval of a dividend for ordinary shares to be granted.

Preference shares

Holders of these shares are entitled to dividends and are entitled to one vote per share at general meetings of the Company. In addition, the holders are entitled to preferential dividends beginning in FY2025/26 at a rate of 8% with an increase by 1% each year thereafter.

Given that no Preference Dividend is owed to Series A holders and no Preference Dividend has currently been approved by shareholders, no adjustment has been made to basic earnings per share related to the Series A Preferred Shares.

Put Option

Preference shares can be exchanged 1:1 for Ordinary shares at any time at the Shareholder´s election. The exchange will take place no earlier than 25 days, no later than 65 days after exercise of the put option.

Call Option

The Company can exercise a call option with 20 days’ notice to exchange the Preference shares 1:1 for Ordinary shares.

The call option can only be exercised if (i) the 30 day VWAP of the ordinary shares is at least USD18.00 per share and (ii) no blackout or lockup is in effect.

Redemption

The Company may redeem the Preference shares for cash or Ordinary shares at the Shareholder election following the fifth anniversary of closing or on a change of control (if earlier).

The redemption right can only be exercised if the 30 day VWAP of the Common Shares is at least USD10.00 or the value attributable on such change of control is USD10.00.

Liquidation

Each holder of Preference shares is entitled to a priority share of the liquidation proceeds up to USD10. The remainder is distributed to the holders of the Ordinary shares.

Warrants

As part of the reorganisation and listing, 21,083,307 Public Warrants and 9,766,667 Private Warrants were issued for a total number of warrants (“Warrants”) of 30,849,974 at a fair value of EUR20.2m.

The Warrants were issued in exchange for goods or services provided by FPAC at the date of the merger. The Warrants were accounted for in accordance with IFRS2 as equity settled and were measured at the fair value of the equity instrument granted.

30,748,874 warrants are outstanding as of 31 December 2020. Please refer to Note 18 for details of the movement in the number of warrants during the period.

The conditions for the Warrants are as listed below:

Public Warrants

Exercisability of Public Warrants

The Public Warrants became exercisable on 30 September 2020 (30 days after the closing). The Public Warrants expire on 31 August 2025 (the fifth anniversary of the closing).

Exercise Price

The Private Warrants represent the right to purchase one of the Company shares at a price of USD11.50 per share.

Adjustment

The exercise price and the number of the Company shares issuable on exercise of the Public Warrants will be adjusted in certain circumstances, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation.

Fractional Shares

No fractional shares will be issued upon exercise of the Public Warrants (rounding shall be down to the nearest whole number of the Company Shares).

Redemption

By contrast, the Company may call the Public Warrants for redemption in certain circumstances where the closing price of the shares equals or exceeds USD18.00. The Company may only call Public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder.

If the Company calls the Public Warrants for redemption as described above, it will have the option to require any holder that wishes to exercise its Public Warrant prior to such redemption to do so on a “cashless basis.”

Other

The Public Warrants may be amended with the approval of at least 50% of the then outstanding Public Warrants to make any other change that adversely affects the interests of the Warrant holders.

The Warrant holders do not have the rights or privileges of holders of the Company´s shares or any voting rights until they exercise their Public Warrants and receive the Company´s shares.

Private Warrants

Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants that become the Company Warrants described above, including as to exercise price, exercisability and exercise period, and adjustment. However, the Private warrants will not be redeemable and may be exercised on a cashless basis.

The Private Warrants are transferable (and have been transferable since they became exercisable on 30 September 2020). Open Market Trades, Block Trades or Public Offerings of Private Warrants shall be carried out pursuant to the registration statement that has been declared effective by the SEC, together with any required supplementary disclosure or prospectus at the time.

NOTE 15        Leases

Amounts recognised in the balance sheet are the following:

(€ thousands)

Right of use asset	31 Dec 2020	31 Mar 2020
Offices	13,666	16,252
Refund points	10,360	14,889
IT contracts	4,987	6,416
Others	2,142	2,852

Right of use asset	31,155	40,409

(€ thousands)

Movement of Right of use asset	31 Dec 2020	31 Dec 2019
Opening balance at 1 April	40,409	45,078
New contracts	1,136	10,464
Modifications	972	1,051
Depreciation	(11,292)	(11,957)
FX effect	(70)	86

Closing balance at 31 December	31,155	44,722

(€ thousands)

Lease liability	31 Dec 2020	31 Mar 2020
Short-term	12,622	14,001
Long-term	20,356	27,750

Total Lease liability	32,978	41,751

(€ thousands)

Movement of Lease liability	31 Dec 2020	31 Dec 2019
Opening balance at 1 April	41,751	46,133
New contracts and modifications	1,615	12,107
Cash outflow	(11,605)	(12,905)
Interest	673	829
FX effect	544	407

Closing balance at 30 September	32,978	46,571

(€ thousands)
Contractual maturities of financial liability at 31 December 2020	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	22,012	10,129	837

(€ thousands)
Contractual maturities of financial liability at 31 March 2020	Less than 2 years	Between 2 years and 5 years	More than 5 years
Lease liability	25,315	14,672	1,764

Amounts recognised in the income statement are the following:

(€ thousands)
Depreciation charge of the right of use asset	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Offices	3,361	2,860
Refund points	5,101	5,919
IT contracts	1,706	564
Others	1,124	2,614

Total Depreciation charge of right of use asset	11,292	11,957

(€ thousands)
Interest expense	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Interest expense (included in finance cost)	678	833

(€ thousands)
Other lease related (gains) / expenses	YTD 9 months Apr-Dec 2020	YTD 9 months Apr-Dec 2019
Expense relating to short-term leases (included in Operating expenses)	328	1,765
Expense relating to leases of low-value assets that are not short-term leases (included in Operating expenses)	26	33
(Gain) / Expense relating to variable lease payments not included in lease liabilities (included in Other expenses)	(1,494)	97

Total Other lease related (gains) / expenses	(1,140)	1,895

The table “Other lease-related (gains) / expenses” includes expenses from the lease contracts that are not qualified as Right of Use assets according to IFRS 16.

NOTE 16        Interest in associates and joint venture

The Group has the following investment in associates and joint ventures as at 31 December 2020:

(€ thousands)
Name of the entity	Country of incorporation	% of ownership interest	Nature of relationship	Measurement method	Amount
Europass S.A.S.	France	27.24%	Joint venture	Equity method	2,719
Kinphire Ltd	United Kingdom	10.40%	Associate	At cost	750
Visitoslo AS	Norway	1.55%	Associate	At cost	3
Cash Paris Tax Refund	France	60.00%	Joint venture	Equity method	—

Total					3,472

The Group has the following investment in associates and joint ventures as at 31 March 2020:

(€ thousands)
Name of the entity	Country of incorporation	% of ownership interest	Nature of relationship	Measurement method	Amount
Europass S.A.S.	France	27.24%	Joint venture	Equity method	2,892
Visitoslo AS	Norway	1.55%	Associate	At cost	3
Cash Paris Tax Refund	France	60.00%	Joint venture	Equity method	—

Total					2,895

Europass S.A.S.

Europass S.A.S. is a French-based company involved in the TFSS business. From fiscal year 2019/20, the Group has a 27.24% interest in Europass S.A.S., which is accounted for using the equity method in the consolidated financial statements.

Cash Paris Tax Refund

Cash Paris Tax Refund is a joint venture involved in the TFSS business, specifically focused on the customer refund journey, in France. The Group’s interest in Cash Paris Tax Refund is accounted for using the equity method in the consolidated financial statements given there is joint control requiring unanimous consent of both parties over the decisions about the relevant activities over the entity.

NOTE 17         Fair value of the Financial assets and liabilities not measured at fair value

In case of the following short-term financial instruments the carrying amount is a reasonable approximation of the fair value:

•	Trade receivables

•	Other current receivables

•	Income tax receivables

•	Prepaid expenses

•	Trade payables

•	Other current liabilities

•	Accrued liabilities

•	Current income tax liabilities

•	Loans and borrowings.

The fair value of the non-current other receivables does not differ significantly from the book value. The major part of the non-current other receivables is related to deposits paid for rental of different facilities.

Non-current loans and borrowings include the Senior term debt of which the fair value is disclosed in Note 10.

NOTE 18         Issued capital and reserves

As at 28 August 2020 a capital reorganisation took place within the Group. A new holding company - Global Blue Group Holding AG - was incorporated on 10 December 2019 with a share capital of EUR0.093m divided into 10,000,000 shares. This Company became the ultimate parent of the Group. During the re-organization, an additional 181,542,785 shares were issued with the increase of the share premium.

During the 3 months to 31 December 2020, 5,929,477 ordinary shares were issued in the holding company.

Number of shares authorized and issued

	31 Dec 2020			31 Dec 2019
	Ordinary shares	Preference shares	Total	Ordinary shares
Number of shares (authorized and issued)	173,855,373	23,717,989	197,573,362	40,000,000

Total number of shares	173,855,373	23,717,989	197,573,362	40,000,000

	31 Dec 2020			31 Dec 2019
	Ordinary shares	Preference shares	Total	Ordinary shares
Opening balance at 1 April	40,000,000	—	40,000,000	40,000,000
Effects of the capital reorganisation on 28 Aug 2020	127,824,796	23,717,989	151,542,785	—
Issuance of share capital Global Blue Group Holding A.G. November 2020	5,929,477	—	5,929,477	—
Conversion of preference shares into ordinary shares	—	(5,929,477)	(5,929,477)	—
Assign the preference shares to ListCo.	—	5,929,477	5,929,477	—
Exercises of warrants	101,100	—	101,100	—

Closing balance at 31 December	173,855,373	23,717,989	197,573,362	40,000,000

	Q3 Oct-Dec 2020			Q3 Oct-Dec 2019
	Ordinary shares	Preference shares	Total	Ordinary shares
Opening balance at 1 October	167,824,796	23,717,989	191,542,785	40,000,000
Issuance of share capital Global Blue Group Holding A.G. November 2020	5,929,477	—	5,929,477	—
Conversion of preference shares into ordinary shares	—	(5,929,477)	(5,929,477)	—
Assign the preference shares to ListCo.	—	5,929,477	5,929,477	—
Exercises of warrants	101,100	—	101,100	—

Closing balance at 31 December	173,855,373	23,717,989	197,573,362	40,000,000

Issued share capital and share premium

(€ thousands) Issued share capital and share premium	31 Dec 2020			31 Dec 2019
	Ordinary shares	Preference shares	Total	Ordinary shares
Opening balance at 1 April	392,197	—	392,197	392,197
Issue of share capital	313	36	349	—
Share premium contribution	235,987	33,208	269,195	—
Acquisition of treasury shares	(8,812)	(1,246)	(10,058)	—
Effects of the capital reorganisation	801,569	113,283	914,851	—

Closing balance at 31 December	1,421,254	145,281	1,566,535	392,197

(€ thousands) Issued share capital and share premium	Q3 Oct-Dec 2020			Q3 Oct-Dec 2019
	Ordinary shares	Preference shares	Total	Ordinary shares
Opening balance at 1 October	1,420,189	145,282	1,565,471	392,197
Issue of share capital	55	—	55	—
Share premium contribution	1,011	—	1,011	—
Acquisition of treasury shares	—	—	—	—
Effects of the capital reorganisation	—	—	—	—

Closing balance at 31 December	1,421,255	95,183	1,566,537	392,197

The Other reserves within Equity attributable to owners of the parent consist of the following positions:

As at 31 December 2020
(€ thousands)
Other reserves	Foot note	Equity settled shared based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 April 2020		—	—	9,914	(19,469)	(2,326)	(11,881)

Currency translation difference		—	—	—	1,574	—	1,574

Issuance of share capital Global Blue Group Holding A.G.		—	—	(1,495,526)	—	—	(1,495,526)
Acquisition of treasury shares		—	—	10,058	—	—	10,058
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.		—	—	42,856	—	—	42,856
Exchange of Global Blue management loan notes into shares	(4)	—	—	464,163	—	—	464,163

Effects of capital reorganization (1)		—	—	(978,449)	—	—	(978,449)

Employee share schemes		517	—	—	—	—	517
Exercises of warrants		—	(65)	—	—	—	(65)
Conversion of shares into equity settled plan		42,632	—	—	—	—	42,632
Issuance costs	(2)	—	20,196	115,113	—	—	135,308
Shares bought back by Global Blue Group A.G.	(6)	—	—	(152,787)	—	—	(152,787)

Total contribution by and distribution to owners of the parent, recognised directly in Equity		43,149	20,131	(37,674)	—	—	25,605

Closing balance at 31 December 2020		43,149	20,131	(1,006,209)	(17,895)	(2,326)	(963,151)

Q3 Oct-Dec 2020
(€ thousands)
Other reserves	Foot note	Equity settled shared based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 October 2020		42,632	20,196	(1,006,208)	(18,526)	(2,326)	(964,232)

Currency translation difference		—	—	—	630	—	630

Issuance of share capital Global Blue Group Holding A.G.		—	—	—	—	—	—
Acquisition of treasury shares		—	—	—	—	—	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.		—	—	—	—	—	—
Exchange of Global Blue management loan notes into shares	(4)	—	—	—	—	—	—

Effects of capital reorganization (1)		—	—	—	—	—	—

Employee share schemes		517	—	—	—	—	517
Exercises of warrants		—	(65)	—	—	—	(65)
Conversion of shares into equity settled plan		—	—	—	—	—	—
Issuance costs	(2)	—	—	—	—	—	(1)
Shares bought back by Global Blue Group A.G.	(6)	—	—	—	—	—	—

Total contribution by and distribution to owners of the parent, recognised directly in Equity		517	(65)	—	—	—	452

Closing balance at 31 December 2020		43,149	20,131	(1,006,208)	(17,896)	(2,326)	(963,150)

As at 31 December 2019
(€ thousands)
	Notes	Equity settled shared based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 April 2019		—	—	9,890	(10,572)	(519)	(1,201)
Currency translation difference		—	—	—	304	—	304
Other transactions		—	—	24	—	—	24

Closing balance at 31 December 2019		—	—	9,914	(10,268)	(519)	(873)

Q3 Oct-Dec 2019
(€ thousands)
	Notes	Equity settled shared based payment	Warrants	Other reserve	Foreign currency translation reserve	Remeasurements of post employment benefit obligations	Net other reserves
Opening balance at 1 October 2019		—	—	9,914	(12,738)	(519)	(3,343)
Currency translation difference		—	—	—	2,470	—	2,470
Other transactions		—	—	—	—	—	—

Closing balance at 31 December 2019		—	—	9,914	(10,268)	(519)	(873)

Movements after the capital reorganisation

Any differences related to the capital reorganisation between the cost of the transaction and the carrying value of the net assets is recorded in other reserves.

The effects of the capital reorganisation are the following:

As at 28 August 2020
(€ thousands)
Effects of capital reorganization	Foot note	Issued capital ordinary shares	Issued capital preferense shares	Share premium ordinary shares	Share premium preference shares	Other equity ordinary shares	Other equity preference shares	Warrants	Other reserve	Total
Issuance of share capital Global Blue Group Holding A.G.	(1)	1,302	184	1,181,450	166,969	—	—	—	(1,495,526)	(145,621)
Acquisition of treasury shares	(5)	—	—	—		(8,812)	(1,246)	—	10,058	—
Reclassification adjustment from Global Blue Group A.G. to Global Blue Group Holding A.G.	(3)	(41)	(6)	(37,508)	(5,301)	—	—	—	42,856	—

Exchange of Global Blue management loan notes into shares	(4)	(299)	(42)	(343,335)	(48,521)	—	—	—	464,163	71,966

Effects of capital reorganization		962	136	800,607	113,148	(8,812)	(1,246)	—	(978,448)	(73,654)

SL Globetrotter LP contributed the shares of Global Blue Management GP Sarl to Global Blue Holding LP. The shares of Global Blue Management GP were then further contributed to Global Blue Investment & Co S.C.A. through a series of capital contributions.

(3)As a result of the reorganisation, on 28 August 2020, the MEP ceased to exist. Instead, management received loan notes in Global Blue Investment and Co S.C.A. in exchange for all of their shares and NC-PECs. These loan notes were contributed through the chain of holding companies, until management ultimately received shares in Global Blue Group A.G. At which point, a portion was sold for cash and the rest remained, reflecting management’s direct ownership in Global Blue Group Holding A.G. The new shares owned by Management and the Estera Trust Limited are accounted for as equity-settled instruments under IFRS 2.

(1) SL Globetrotter and Global Blue Holding LP established a new company (“Global Blue Group Holding A.G.”).

The Global Blue Holding Group A.G. established a Swiss subsidiary, Global Blue Group II GmbH, and a United States based subsidiary, US Holdco LLC, which in turn created another United States based subsidiary, US Sub.

(1) (3)SL Globetrotter LP and Global Blue Holding LP and Management contributed part of their shares in Global Blue Group A.G. to Global Blue Group Holding A.G. in exchange for new shares in Global Blue Group Holding A.G. Ant Group and Estera Trust Limited contributed all of their shares in Global Blue Group A.G. to Global Blue Group Holding A.G. in exchange for new shares in Global Blue Group Holding A.G.

(1)Other Cornerstone investors subscribed in cash for new shares in Global Blue Group Holding A.G.

(1)Global Blue Group Holding A.G. acquired some of the shares in Global Blue Group A.G. from the SL Globetrotter LP, Global Blue Holding LP and Management.

(6)Global Blue Group II GmbH and Global Blue Group Holding A.G. acquired the remaining shares in Global Blue Group A.G. from the SL Globetrotter LP and Global Blue Holding LP and Management.

(4)Global Blue Group Holding A.G. contributed its shares in Global Blue Group A.G. to Global Blue Group II GmbH, such that Global Blue Group A.G. became a wholly owned subsidiary of Global Blue Group II GmbH.

(2)The United States company held by the SPAC investors, Far Point Acquisition Corporation, merged with the United States subsidiary held by Global Blue Group Holding A.G., US Sub, with Far Point Acquisition Corporation being the surviving entity.

(2)In consideration for the merger, Global Blue Group Holding A.G. issued shares to the SPAC investors. The SPAC founders received ordinary shares. In addition, the warrant holders in the United States company held by the SPAC investors were exchanged for new warrants in Global Blue Group Holding A.G.

(2)The issuance costs of EUR135.3m represents the difference between the fair value of the shares issued by Global Blue Group Holding A.G. and the fair value of the identifiable net assets of the United States company held by the SPAC investors. The difference was considered to be a non-cash payment for the service of a stock exchange listing according to IFRS 2.

(1)The issue of share capital Global Blue Group Holding A.G. Reflected in Other reserve as at 31 December 2020 is composed of the following:

Nine months ended December 31, 2020
(€ thousands)
Issue of share capital Global Blue Group Holding A.G.	Foot note		Other reserve
Issue of share capital ordinary shares Global Blue Group Holding A.G.	(1)		(1,209)
Issue of share capital preference shares Global Blue Group Holding A.G.	(1)		(184)
Issue of share premium ordinary shares Global Blue Group Holding A.G.	(1)		(1,181,450)
Issue of share premium preference shares Global Blue Group Holding A.G.	(1)		(166,969)
Conversion of shares into equity settled plan	(1	) (2)	(42,632)
Issuance costs	(2)		(115,113)
Effect of the merge	(2)		12,031

Issue of share capital Global Blue Group Holding A.G.			(1,495,526)

(5)Treasury shares

As at 31 December 2020
(€ thousands)
Acquisition of treasury shares	Number of shares			Value (€ thousands)
	Ordinary shares	Preference shares	Total	Ordinary shares	Preference shares	Total
Opening balance at 1 April 2020	—	—	—	—	—	—
Acquisition of treasury shares	1,051,569	138,846	1,190,415	(8,812)	(1,246)	(10,058)

Closing balance at 31 December 2020	1,051,569	138,846	1,190,415	(8,812)	(1,246)	(10,058)

Three months ended December 31, 2020
(€ thousands)
Acquisition of treasury shares	Number of shares			Value (€ thousands)
	Ordinary shares	Preference shares	Total	Ordinary shares	Preference shares	Total
Opening balance at 1 October 2020	1,051,569	138,846	1,190,415	(8,812)	(1,246)	(10,058)
Acquisition of treasury shares	—	—	—	—	—	—

Closing balance at 31 December 2020	1,051,569	138,846	1,190,415	(8,812)	(1,246)	(10,058)

Under the 2012 Investment Agreement any unallocated securities would be distributed to all shareholders (Silver Lake, Partners Group and Management Equity Plan participants), proportional to shareholding, on an exit event.

Pursuant to an arrangement and agreement signed in August 2020 and as part of the capital reorganisation, it was agreed that whilst these unallocated securities would be distributed to Silver Lake and Partners Group on the listing, the shares that should have been distributed to the MEP would instead be held by the Trust.

The Trust is consolidated in the financial statements of the Company and the amount of treasury shares are held at the fair value of EUR10.1m and reflected within Other Equity.

The distribution of shares to management is conditional upon and at the discretion of the Global Blue Nomination and Remuneration Committee.

Warrants

In December 2020, 101,100 warrants were exercised at price of 11.50USD. The warrants were exercised at a 1:1 equivalent to ordinary shares.

The outstanding warrants as at 31 December 2020 amount to 30,748,874 with a fair value of EUR20.1m.

As at 31 December 2020
(€ thousands)
Warrants	Number of warrants	Value (€ thousands)
Opening balance at 1 April 2020	—	—
Acquisition of warrants	30,849,974	20,196
Exercises of warrants	(101,100)	(65)

Closing balance at 31 December 2020	30,748,874	20,131

Q3 Oct-Dec 2020
(€ thousands)
Warrants	Number of warrants	Value (€ thousands)
Opening balance at 1 October 2020	30,849,974	20,196
Acquisition of treasury shares	—	—
Exercises of warrants	(101,100)	(65)

Closing balance at 31 December 2020	30,748,874	20,131

NOTE 19         COVID-19 Considerations

The COVID-19 pandemic and the related preventative measures, as well as the associated curtailment of international travel and diminished economic activity, have negatively impacted Global Blue’s business and recent results of operations and financial condition. Since early March 2020, when government travel restrictions have been generally implemented, international travel and extra-regional shopping sectors have experienced a significant reduction in activity. Global Blue’s Sales-in-Stores (“SiS”) for the nine months ended 31 December 2020 were down 90% relative to the respective period in the prior year. Revenues for the same period and relative to the respective period in the prior year, were also down 90%. Beginning in July, European countries began to reopen borders to the majority of the Schengen area and select non-Schengen countries. However, and as a result of a second wave of COVID-19 outbreak and more recently the third wave of COVID-19 outbreak cases after the summer, governments gradually reinstated some of the preventive measures leading to a delay in the reopening of the economy. Following the recent approvals of various SARS-COV-2 vaccines and progressive roll-out of vaccination, it is expected that shops will re-open and international travel will resume gradually over time; management therefore anticipates that Global Blue’s performance may improve accordingly.

Global Blue has adopted a wide range of short-term measures to reduce its monthly cash expenditures while still maintaining core internal functions, serving clients who remain active and preserving the ability to ramp-up operations to capture volume rebound. These short-term measures included the following impacts to personnel and non-personnel costs:

Personnel costs:

Depending on the jurisdiction, Global Blue furloughed staff or has reduced working hours and, in parallel, has applied for employee salary support schemes introduced by certain governments. Such schemes allow companies to place employees on paid leave or on reduced working hours, with the difference to an employee’s ordinary salary being partially reimbursed by the respective government. In countries in which no such employee salary support schemes were available, Global Blue required personnel to take (partially paid or unpaid) leave or reduced its workforce. These personnel decisions varied based on function, country, and seniority. In addition, members of senior management agreed to temporary salary cuts.

Non-personnel costs:

Global Blue renegotiated contracts with business partners and reduced local-level third-party employment or advisory services. Global Blue also prohibited any but essential business-related travel, reduced promotional activities and postponed non-strategic new technology expenditures. In addition, where available, Global Blue adhered to any tax holidays provided by relevant governments, allowing the Global Blue group to postpone certain tax payments.

As of 31 December 2020 as a result of these short-term measures and gradually some longer-term measures, Global Blue’s average monthly Fixed Adjusted Operating expenses (Operating expenses excluding exceptional items and depreciation and amortization) of EUR13.4m for the nine months ended 31 December 2019 were reduced by 53.5% to EUR6.2m in the nine months ended 31 December 2020.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet cash requirements of its business operations, including working capital needs, capital expenditure, debt interest and service, acquisitions, other commitments, and contractual obligations. Historically our principal sources of liquidity include cash flow from operating activities, cash and cash equivalents on our statement of financial position and amounts available under our revolving credit facilities, bank overdraft facilities and the Supplemental Liquidity Facility. We consider liquidity in terms of the sufficiency of these resources to fund our operating, investing, and financing activities for a period of 12 months. The objective of our capital management is to have sufficient liquidity and to stay within financial and maintenance covenants in order to fulfil our obligations to our creditors.

Our cash flow from operating activities is generated primarily from revenue from VAT refunds. Revenue is generated when an international shopper is refunded, which at first triggers a cash outflow. The cash outflow mirrors a subsequent collection of VAT by Global Blue and payment of revenue share by Global Blue to merchants, which can take several weeks and months, respectively, until cash is received. As a result, we experience cash flow seasonality throughout the year, with a larger net working capital need (and corresponding cash outflow) during the summer months, when international shoppers travel more frequently.

In periods of travel disruptions, such as the ongoing COVID-19 pandemic, Global Blue’s cash generation during the first few months increases as a result of (i) a reduction in cash outflow for VAT refunds to international shoppers and (ii) cash inflow from short-dated VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. Assuming a longer travel disruption, the cash balance is expected to gradually decrease as a result of (i) the lack of cash inflow from TFS processing fees due to the lack of new TFS transactions, (ii) cash outflows for monthly expenditures and to settle longer-dated merchant payables and (iii) monthly cash expenditures.

Once the COVID-19 pandemic subsides and international travel and global economic activity resumes, Global Blue might experience rapid volume growth (assuming a quick recovery to pre-pandemic levels), which would lead to a temporary surge of its net working capital and liquidity needs. We expect this would be funded through cash and cash equivalents on our statement of financial position and bank overdraft facilities. Historically, Global Blue has regularly drawn its revolving credit facilities, particularly over the summer (being the period with heightened leisure travel and its corresponding tax-free shopping demand) to finance net working capital needs. Such drawings have typically been repaid during the months following increased needs for working capital as Global Blue collects VAT receivables. Given the global and evolving nature of the pandemic and its impact on the international travel and extra-regional shopping sectors, and its impact on consumer spending through any economic recession, the level of our working capital needs for the financial year ending 31 March 2022 cannot be accurately quantified at this time.

The Company requires and will need significant cash resources to, among others, fund its working capital requirements, make capital expenditures, meet debt service requirements and interest payments under its indebtedness, fund general corporate uses, and, in certain cases, expand its business through acquisitions. Future capital requirements will depend on many factors, such as the pace at which government policies change (i.e., new TFS countries, reduction in minimum purchase amounts), spending on product roll-out, and changes in consumer demand linked to relative foreign exchange movements. The Company has made no firm commitments with respect to future investments. The Company could be required or could elect to seek additional funding through public or private equity or debt financings, however additional funds may not be available on terms acceptable to the Company, or at all.

As at 31 December 2020, the Company had cash and cash equivalents of EUR209.2m, which were predominantly held in Euro, which includes a drawn EUR99.0m revolving credit facility, which was drawn as a precautionary measure without specific use of the cash proceeds and which is held on the balance sheet. As at 31 December 2020, the Company had EUR722.2m of interest-bearing loans and borrowings recorded on its statement of financial position, consisting of EUR622.2m in long-term financing (borrowings of EUR630.0m less EUR7.8m of capitalized financing fees), EUR99.0m drawn on the revolving credit facility and EUR1.0m in other bank overdraft facilities. Global Blue has additional liquidity of EUR81.0m comprising of EUR62.0m equivalent of capacity on a committed Supplemental Liquidity Facility (USD75.0m funded by certain selling shareholders), EUR18.0m of uncommitted local credit lines and RCF availability of EUR1.0m.

Global Blue’s trade payables decreased from EUR237.3m as of 31 March 2020 to EUR158.4m as of 31 December 2020. Of the remaining 31 December 2020 balance, EUR57.6m represents payables to merchants for revenue shares generally subject to those merchants having settled their respective outstanding VAT receivables or representing a credit for merchants to buy Global Blue’s marketing and BI services. In addition, EUR77.0m represents a payable related to unsuccessful refunds (i.e., payments to international shoppers that have not been completed successfully and thus the amounts remain unclaimed). As a result of this payable having been accumulated over multiple years and based on past experience, Global Blue does not expect its unsuccessful refunds balance to fluctuate in the coming 12 months in a manner that would be material to its overall liquidity position.

Global Blue’s trade receivables decreased from EUR141.3m of 31 March 2020 to EUR 41.9m as of 31 December 2020, mainly from collection of VAT receivables from merchants. In the initial months following travel disruptions such as the ongoing COVID-19 pandemic, Global Blue generates cash from collecting near-term VAT receivables from merchants and tax authorities for the full VAT associated with earlier refunded TFS transactions. The Company believes that its cash and cash equivalents, the Supplemental Liquidity Facility and our local credit lines will be sufficient to meet liquidity needs and fund necessary capital expenditure for at least the next 12 months. Given the near-term impacts of the COVID-19 pandemic, and that the exact timing of the revenue recovery to pre-COVID levels are based on the uncertainties of the pandemic and related macro effects as opposed to company-specific factors, Global Blue considered a range of potential recovery scenarios in formulating this view.

In scenarios wherein the low volume environment persists, Global Blue took into account its current run-rate monthly cash expenditure of approximately EUR10.4m (Fixed Adjusted Operating Expenses EUR6.2m, Capital Expenditures EUR1.8m, Lease payments EUR1.2m and Interest EUR1.1m), as well as the fact that while certain short-term cost savings initiatives are associated with government schemes that have started to expire or will expire over the coming months (unless they are extended), management’s permanent cost-savings will partially offset the expiration of these schemes and therefore keep the monthly expenditures materially below the EUR19.7m pre-COVID-19 level.

In scenarios wherein the business rebounds within the next 12 months, Global Blue took into account operating income improving but working capital requirements increasing.

NOTE 20         Events after the reporting period

On 3 February 2021, Global Blue obtained a covenant waiver from its lenders under the Senior Facilities Agreement. The waiver provides that the semi-annual total net leverage financial covenant under the Facilities Agreement shall not be tested on the first two test dates, which would have been 30 September 2021 and 31 March 2022 as originally required by the Facilities Agreement. Consequently, the first testing date of the total net leverage financial covenant will be 30 September 2022.

In connection to the terms of the waiver, Global Blue agreed that for the period from (and including) 30 September 2021 to (and excluding) 30 September 2022 (the “Waiver Period”), Global Blue shall ensure that the liquidity (being the aggregate amount of cash and cash equivalents of the Group and the aggregate amount available to the Company and its subsidiaries (the “Group”) on a committed or uncommitted basis for utilisation under any facilities or other debt or equity financing) on the last day of each calendar month (or, if such day is not a business day, then on the next succeeding business day) shall not be less than EUR35.0m (the “Liquidity Condition”).

The Liquidity Condition shall cease to apply if the revenues of the Group for any calendar month first being equal to or more than an amount equal to 40% of the revenues of the Group for the pre-COVID-19 period, namely the corresponding calendar month during the period from (and including) 1 February 2019 to (and including) 31 January 2020. If the Liquidity Condition is not met, the Company can cure a breach of the Liquidity Condition with the proceeds of equity or subordinated debt contributions or any other source available to the Group.

Zurich, 1st March 2021

Board of Directors:

Christian Lucas	Jacques Stern

Marcel Erni	Joseph Osnoss

Angel Zhao	Eric Meurice

Eric Strutz	Thomas Farley

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Far Point Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Far Point Acquisition Corporation (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the close of business on September 14, 2020, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2018.

New York, New York

March 12, 2020

FAR POINT ACQUISITION CORPORATION

BALANCE SHEETS

	December 31,
	2019	2018
Assets:
Current assets:
Cash	$1,051,725	$1,666,639
Prepaid expenses and other current assets	157,646	157,616

Total current assets	1,209,371	1,824,255
Investments held in Trust Account	649,394,916	639,719,665
Other assets	25,525	25,525

Total Assets	$650,629,812	$641,569,445

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$2,193,441	$635,139
Income tax payable	—	1,491,470
Franchise tax payable	110,678	116,994

Total current liabilities	2,304,119	2,243,603
Deferred underwriting commissions	20,737,500	20,737,500

Total Liabilities	23,041,619	22,981,103

Commitments
Class A common stock, $0.0001 par value; 62,258,819 and 61,358,834 shares subject to possible redemption at $10.00 per share at December 31, 2019 and 2018, respectively	622,588,190	613,588,340

Stockholders’ Equity:
Preferred stock, $0.0001 par value: 1,000,000 shares authorized: none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 991,181 and 1,891,166 shares issued and outstanding (excluding 62,258,819 and 61,358,834 shares subject to possible redemption) at December 31, 2019 and 2018, respectively.	99	189
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 15,812,500 shares issued and outstanding at December 31, 2019 and 2018	1,581	1,581
Additional paid-in capital	—	375,406
Retained earnings	4,998,323	4,622,826

Total Stockholders’ Equity	5,000,003	5,000,002

Total Liabilities and Stockholders’ Equity	$650,629,812	$641,569,445

The accompanying notes are an integral part of these financial statements.

FAR POINT ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2019	For the period from February 23, 2018 (inception) through December 31, 2018
General and administrative costs	$2,116,043	$988,375
Franchise tax expense	195,241	116,994

Loss from operations	(2,311,284)	(1,105,369)
Interest and investment income	14,377,603	7,219,665

Income before income tax expense	12,066,319	6,114,296
Income tax expense	3,019,314	1,491,470

Net income	$9,047,005	$4,622,826

Weighted average shares outstanding of Class A common stock	63,250,000	63,250,000

Basic and diluted net income per share, Class A	$0.18	$0.09

Weighted average shares outstanding of Class B common stock	15,812,500	15,812,500

Basic and diluted net loss per share, Class B	$(0.13)	$(0.06)

The accompanying notes are an integral part of these financial statements.

FAR POINT ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock				Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—February 23, 2018 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor (1)	—	—	15,812,500	1,581	23,419	—	25,000
Sale of units in initial public offering	63,250,000	6,325	—	—	632,493,675	—	632,500,000
Offering costs	—	—	—	—	(33,209,484)	—	(33,209,484)
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	14,650,000	—	14,650,000
Class A common stock subject to possible redemption	(61,358,834)	(6,136)	—	—	(613,582,204)	—	(613,588,340)
Net income	—	—	—	—	—	4,622,826	4,622,826

Balance—December 31, 2018	1,891,166	$189	15,812,500	$1,581	$375,406	$4,622,826	$5,000,002

Adjusted offering costs in connection with the Initial Public Offering	—	—	—	—	(47,153)	—	(47,153)
Class A common stock subject to possible redemption	(899,985)	(90)	—	—	(328,253)	(8,671,508)	(8,999,851)
Net income	—	—	—	—	—	9,047,005	9,047,005

Balance—December 31, 2019	991,181	$99	15,812,500	$1,581	$—	$4,998,323	$5,000,003

The accompanying notes are an integral part of these financial statements.

FAR POINT ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2019	For the period from February 23, 2018 (inception) through December 31, 2018
Cash Flows from Operating Activities:
Net income	$9,047,005	$4,622,826
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid on behalf of the Company	—	21,541
Income earned on investments held in Trust Account	(14,377,163)	(7,219,665)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(30)	(140,628)
Other assets	—	(1,825)
Accounts payable and accrued expenses	1,511,149	635,139
Income tax payable	(1,491,470)	1,491,470
Franchise tax payable	(6,316)	116,994

Net cash used in Operating activities	(5,316,825)	(474,148)

Cash Flows from Investing Activities:
Investment income released from Trust Account	4,701,911	—
Cash deposited in Trust Account	—	(632,500,000)

Net cash provided by (used in) investing activities	4,701,911	(632,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds received from initial public offering	—	632,500,000
Payment of offering costs	—	(12,193,937)
Proceeds received from private placement	—	14,650,000
Repayment of note payable and advances to related parties	—	(340,276)

Net cash provided by financing activities	—	634,640,787

Net change in cash	(614,914)	1,666,639
Cash—beginning of the period	1,666,639	—

Cash—end of the period	$1,051,725	$1,666,639

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$47,153	$—
Offering costs paid by related parties under note payable and advances	$—	$278,047
Prepaid expenses and other assets paid by related parties under note payable and advances	$—	$40,688
Deferred underwriting commissions charged to additional paid-in capital in connection with the initial public offering	$—	$20,737,500
Change in value of Class A common stock subject to possible redemption	$8,999,850	$613,588,340
Supplemental cash flow data:
Cash paid for income taxes	$4,612,289	$—

The accompanying notes are an integral part of these financial statements.

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Far Point Acquisition Corporation (the “Company”) was incorporated in Delaware on February 23, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2019, the Company had not commenced any operations. All activity for the period from February 23, 2018 (inception) through December 31, 2019 had been related to the Company’s formation and the initial public offering (“Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of income earned on investments on cash and cash equivalents in the Trust Account (as defined below).

Sponsor and Financing

The Company’s Sponsor is Far Point LLC, a Delaware limited liability company (the “Sponsor”). On May 11, 2018, the Sponsor changed its name from FPAC Sponsor LLC to Far Point LLC. The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”). on June 11, 2018. On June 14, 2018, the Company consummated its Initial Public Offering of 63,250,000 units (each, a “Unit” and collectively, the “Units”), including 8,250,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of $632.5 million, and incurring offering costs of approximately $33.2 million, inclusive of $20.7 million in deferred underwriting commissions (Note 3). The Company intends to finance its Initial Business Combination with the proceeds from the Initial Public Offering and a $14.65 million private placement of warrants (Note 4). Upon the closing of the Initial Public Offering and the private placement, $632.5 million was held in a trust account (the “Trust Account”) (discussed below).

Trust Account

The proceeds held in the Trust Account was invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses.

The Company’s amended certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of its Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if the Company does not complete its Initial Business Combination by September 14, 2020 (since the Company has executed a

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

definitive agreement for an Initial Business Combination by June 14, 2020 but may not have completed the Initial Business Combination by such date) (the “Combination Period”) or (B) with respect to any other provision relating to stockholders’ rights for pre-Initial Business Combination activities; and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an Initial Business Combination within the Combination Period, subject to the requirements of law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. As a result, such shares of Class A common stock have been recorded as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Pursuant to the Company’s amended certificate of incorporation, if the Company is unable to complete the Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less $100,000 of accrued interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s directors and officers have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

On January 16, 2020, as disclosed in Form 8-K/A, as amended on January 21, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SL Globetrotter, L.P., a Cayman Islands exempted limited partnership (“Globetrotter”), Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in 38, Zürichstrasse, 38-8306 Brüttisellen, Switzerland (“New Global Blue”), Global Blue US Holdco LLC, a Delaware limited liability company (“US Holdco”), Global Blue US Merger Sub Inc., a Delaware corporation (“US Merger Sub”), Global Blue Holding L.P., a Cayman Islands exempted limited partnership (“Cayman Holdings”), the individuals whose names appear on the signature pages thereof under the heading “Management Sellers” (the “Management Sellers” and, together with Globetrotter and Cayman Holdings, the “Seller Parties”), Global Blue Group AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in 38, Zürichstrasse, 38-8306 Brüttisellen, Switzerland (“Global Blue”), Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative (“FPAC Shareholders’ Representative”), solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC, a Delaware limited liability company (“Founder”), and Jacques Stern, solely in his capacity as the Management Representative (“Management Representative”).

Going Concern Consideration

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

normal course of business. As of December 31, 2019, the Company had approximately $1.1 million in its operating bank account, approximately $17 million of investment income available in the Trust Account to pay for franchise and income taxes, and a working capital deficit of approximately $984,000 (excluding franchise and income tax obligations). Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

Through December 31, 2019, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 4) to the Sponsor, $300,000 in note payable and $40,276 in advances from related party, the proceeds from the consummation of the private placement not held in Trust Account of approximately $2.2 million, and investment income withdrawn from the Trust Account of approximately $4.0 million since inception to pay for tax obligations. The Company fully repaid these borrowings and advances from the Sponsor and related parties on June 15, 2018.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity, the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 14, 2020 (since the Company has executed a definitive agreement for an Initial Business Combination by June 14, 2020 but may not have completed the Initial Business Combination by such date).

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 30,850,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for each period presented.

The Company’s statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock, for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018, is calculated by dividing the investment income earned on the Trust Account of approximately $14.4 million and approximately $7.2 million, net of applicable income and franchise taxes of approximately $3,215,000 and approximately $1,608,000, resulted to a total of approximately $11.1 million and approximately $5.6 million, respectively, by the weighted average number of shares of Class A common stock outstanding of 63,250,000 for the periods. Net loss per share, basic and diluted for Class B common stock, for the year ended December 31, 2019 and for the period from February 23, 2018 (inception) through December 31, 2018, is calculated by dividing the net income of approximately $9.0 million and approximately $4.6 million, less income attributable to Class A common stock, resulted to a net loss of approximately $2.1 million and approximately $988,000, respectively, by the weighted average number of shares of Class B common stock outstanding of 15,812,500 for the periods.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At December 31, 2019 and 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual result could differ from those estimates.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the underwriting discount, were charged to additional paid-in capital upon completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

As discussed in Note 1, all of the 63,250,000 Public Shares contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital or in the absence of additional paid-in capital, retained earnings.

Accordingly, at December 31, 2019 and 2018, 62,258,819 and 61,358,834 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3—Initial Public Offering

On June 14, 2018, the Company sold 63,250,000 Units at a price of $10.00 per Unit, including 8,250,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option.

Funds managed or advised by Third Point, LLC (“Third Point”) directly or indirectly purchased an aggregate of 4,000,000 Units in the Initial Public Offering at the public offering price.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one warrant (each, a “Public Warrant” and, collectively, the “Public Warrants”). Each whole Public

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share (see Note 6). No fractional shares will be issued upon separation of the Units and only whole Public Warrants will trade.

Note 4—Related Party Transactions

Founder Shares

On March 16, 2018, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. In June 2018, the Company effected two stock dividends, the first for 0.25 share per share, and the second for 0.1 share per share, aggregating 0.375 share of Class B common stock for each outstanding share of Class B common stock, resulting in 15,812,500 Founder Shares outstanding. On May 18, 2018, the Sponsor transferred 40,000 Founder Shares to each of the Company’s independent director nominees, at the original per share purchase price. Following the stock dividends in June 2018, each of the independent director nominees transferred 15,000 shares back to the Sponsor. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination on a one-for-one basis, subject to adjustments and certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The Sponsor had agreed to forfeit up to 2,062,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On June 14, 2018, the underwriters exercised their over-allotment option in full, hence, these Founder Shares were no longer subject to forfeiture.

The Company’s initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,766,667 whole warrants at a price of $1.50 per whole warrant (the “Private Placement Warrants”) ($14.65 million in the aggregate) in a private placement. Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Forward Purchase Agreement

On May 18, 2018, Cloudbreak Aggregator LP, the managing member of the Sponsor and an affiliate of Third Point, (the “Forward Purchaser”), entered into a forward purchase agreement (“Forward Purchase Agreement”) with the Company that provides for the purchase of shares of the Company’s Class A common stock for $9.50 per share in a private placement that will close simultaneously with the closing of the Company’s Initial Business Combination (“Forward Purchase Shares”). The actual number of Forward Purchase Shares to be purchased will be a number of shares (rounded up to the nearest whole share) equal to (A) the excess of the number of shares of Class A common stock that are redeemed from holders in connection with the Company’s Initial Business Combination (which redemptions are not revoked prior to the date of the Company’s Initial Business Combination) over 20,000,000, multiplied by (B) a fraction, the numerator of which is $10.00 and the denominator of which is $9.50. The Forward Purchase Shares will be identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, except that the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. The Forward Purchaser has the right to transfer a portion of its obligation to purchase the Forward Purchase Shares to permitted transferees, and the Sponsor may, in its discretion, transfer, directly or indirectly, certain of its Founder Shares and Private Placement Warrants to any such permitted transferees, subject to compliance with applicable securities laws. The Forward Purchase Agreement also provides that the Forward Purchaser and any permitted transferees are entitled to certain registration rights with respect to their Forward Purchase Shares.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated as of June 11, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans and Advances

The Company’s Sponsor had agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. In addition to the fully outstanding Note, the Sponsor and certain affiliates of the Company also paid certain administrative expenses and offering costs of $40,276 on behalf of the Company. These advances were due on demand and were non-interest bearing. The Company fully repaid the Note and advances to the Sponsor and affiliates on June 15, 2018.

Note 5—Commitments and Contingencies

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $11.85 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred underwriting commission of $0.35 per unit, or approximately $20.7 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive, and will not receive, any underwriting discounts on Units purchased, directly or indirectly, by Third Point.

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6—Stockholders’ Equity

Common Stock

On June 11, 2018, the Company amended and restated the certificate of incorporation, which increased the authorized common stock of the Company to include up to 400,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. The Company effectuated two stock dividends paid in June 2018, the first for 0.25 share per share, and the second for 0.1 share per share, aggregating 0.375 shares of Class B common stock for each outstanding share of Class B common stock outstanding prior to the initial dividend. At December 31, 2019 and 2018, there were 63,250,000 and 15,812,500 shares of Class A and Class B common stock issued and outstanding, respectively. Of the outstanding shares of Class A common stock, 62,258,819 and 61,358,834 shares of Class A common stock were subject to possible redemption at December 31, 2019 and 2018, respectively.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

Note 7—Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$649,394,916	$0	$0

December 31, 2018

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$639,719,665	$—	$—

As of December 31, 2019 and 2018, the investments held in the Trust Account were held in marketable securities.

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 8—Income Taxes

The income tax provision (benefit) consists of the following:

	December 31,
	2019	2018
Current
Federal	$3,019,314	$1,491,470
State	—	—
Deferred
Federal	484,405	207,377
State	—	—
Change in valuation allowance	(484,405)	(207,377)

Income tax provision expense	$3,019,314	$1,491,470

The Company’s net deferred tax assets are as follows:

	December 31,
	2019	2018
Deferred tax asset
Startup/Organizational Costs	$691,782	$207,377

Total deferred tax assets	691,782	207,377
Valuation Allowance	(691,782)	(207,377)

Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At December 31, 2019 and 2018, the valuation allowance was approximately $692,000 and $207,000, respectively.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	December 31,
	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Valuation allowance	4.0%	3.4%

Income tax provision expense	25.0%	24.4%

FAR POINT ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 9—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements, except as disclosed in Note 1.

FAR POINT ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets:
Current assets:
Cash	$516,847	$1,051,725
Prepaid expenses and other current assets	463,299	157,646

Total current assets	980,146	1,209,371
Investments held in Trust Account	651,392,585	649,394,916
Other assets	—	25,525

Total Assets	$652,372,731	$650,629,812

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$222,256	$1,978
Accrued expenses	9,732,227	2,191,463
Income tax payable	—	—
Franchise tax payable	20,000	110,678

Total current liabilities	9,974,483	2,304,119
Deferred underwriting commissions	20,737,500	20,737,500

Total Liabilities	30,711,983	23,041,619
Commitments and Contingencies
Class A common stock, $0.0001 par value; 61,666,074 and 62,258,819 shares subject to possible redemption at $10.00 per share at June 30, 2020 and December 31, 2019, respectively	616,660,740	622,588,190
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,583,926 and 991,181 shares issued and outstanding (excluding 61,666,074 and 62,258,819 shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively.	159	99
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 15,812,500 shares issued and outstanding at June 30, 2020 and December 31, 2019	1,581	1,581
Additional paid-in capital	—	—
Retained earnings	4,998,268	4,998,323

Total Stockholders’ Equity	5,000,008	5,000,003

Total Liabilities and Stockholders’ Equity	$652,372,731	$650,629,812

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR POINT ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative costs	$1,448,351	$799,320	$8,004,877	$1,133,716
Franchise tax expense	50,000	50,000	99,664	95,241

Loss from operations	(1,498,351)	(849,320)	(8,104,541)	(1,228,957)
Interest and investment income	179,103	4,327,095	2,691,097	8,115,944

Income (loss) before income tax expense	(1,319,248)	3,477,775	(5,413,444)	6,886,987
Income tax expense	(3,069)	916,758	514,002	1,738,671

Net (loss) income	$(1,316,179)	$2,561,017	$(5,927,446)	$5,148,316

Weighted average shares outstanding of Class A common stock	63,250,000	63,250,000	63,250,000	63,250,000

Basic and diluted net income per share, Class A	$0.00	$0.05	$0.03	$0.10

Weighted average shares outstanding of Class B common stock	15,812,500	15,812,500	15,812,500	15,812,500

Basic and diluted net loss per share, Class B	$(0.09)	$(0.05)	$(0.51)	$(0.07)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR POINT ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	For the three and six months ended June 30, 2020
	Common Stock						Total Stockholders’ Equity
	Class A		Class B		Additional Paid-In Capital	Retained Earnings
	Shares	Amount	Shares	Amount
Balance - December 31, 2019	991,181	$99	15,812,500	$1,581	$—	$4,998,323	$5,000,003
Class A common stock subject to possible redemption	461,127	46	—	—	—	4,611,224	4,611,270
Net loss	—	—	—	—	—	(4,611,267)	(4,611,267)

Balance - March 31, 2020 (unaudited)	1,452,308	145	15,812,500	1,581	—	4,998,280	5,000,006
Class A common stock subject to possible redemption	131,618	14	—	—	—	1,316,167	1,316,181
Net loss	—	—	—	—	—	(1,316,179)	(1,316,179)

Balance - June 30, 2020 (unaudited)	1,583,926	$159	15,812,500	$1,581	$—	$4,998,268	$5,000,008

	For the three and six months ended June 30, 2019
	Common Stock						Total Stockholders’ Equity
	Class A		Class B		Additional Paid-In Capital	Retained Earnings
	Shares	Amount	Shares	Amount
Balance - December 31, 2018	1,891,166	$189	15,812,500	$1,581	$375,406	$4,622,826	$5,000,002

Common stock subject to possible redemption	(258,730)	(26)	—	—	(375,406)	(2,211,868)	(2,587,300)
Net income	—	—	—	—	—	2,587,299	2,587,299

Balance - March 31, 2019 (unaudited)	1,632,436	163	15,812,500	1,581	—	4,998,257	5,000,001

Common stock subject to possible redemption	(256,101)	(26)	—	—	—	(2,560,984)	(2,561,010)
Net income	—	—	—	—	—	2,561,017	2,561,017

Balance - June 30, 2019 (unaudited)	1,376,335	$137	15,812,500	$1,581	$—	$4,998,290	$5,000,008

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR POINT ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(5,927,446)	$5,148,316
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Income earned on investments held in Trust Account	(2,690,964)	(8,115,790)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(305,653)	7,062
Other assets	25,525	—
Accounts payable	220,278	11,522
Accrued expenses	7,540,764	746,970
Income tax payable	—	(1,443,619)
Franchise tax payable	(90,678)	(61,798)

Net cash used in operating activities	(1,228,174)	(3,707,337)

Cash Flows from Investing Activities:
Investment income released from Trust Account	693,296	3,182,539

Net cash provided by investing activities	693,296	3,182,539

Net change in cash	(534,878)	(524,798)
Cash - beginning of the period	1,051,725	1,666,639

Cash - end of the period	$516,847	$1,141,841

Supplemental disclosure of noncash activities:
Change in value of Class A common stock subject to possible redemption	$5,927,450	$5,148,310
Supplemental cash flow data:
Cash paid for income taxes	$613,296	$3,182,289

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Far Point Acquisition Corporation (the “Company”) was incorporated in Delaware on February 23, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At June 30, 2020, the Company had not commenced any operations. All activity for the period from February 23, 2018 (inception) through June 30, 2020 had been related to the Company’s formation and the initial public offering (“Initial Public Offering”) described below, and since the Initial Public Offering, the search for a prospective Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of income earned on investments on cash and cash equivalents in the Trust Account (as defined below).

Sponsor and Financing

The Company’s Sponsor is Far Point LLC, a Delaware limited liability company (the “Sponsor”). On May 11, 2018, the Sponsor changed its name from FPAC Sponsor LLC to Far Point LLC. The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”). on June 11, 2018. On June 14, 2018, the Company consummated its Initial Public Offering of 63,250,000 units (each, a “Unit” and collectively, the “Units”), including 8,250,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at $10.00 per Unit, generating gross proceeds of $632.5 million, and incurring offering costs of approximately $33.2 million, inclusive of $20.7 million in deferred underwriting commissions (Note 3). The Company intends to finance its Initial Business Combination with the proceeds from the Initial Public Offering and a $14.65 million private placement of warrants (Note 4). Upon the closing of the Initial Public Offering and the private placement, $632.5 million was held in a trust account (the “Trust Account”) (discussed below).

Trust Account

The proceeds held in the Trust Account was invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of its Initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if the Company does not complete its Initial Business Combination by September 14, 2020 (since the Company has executed a

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

definitive agreement for an Initial Business Combination by June 14, 2020 but may not have completed the Initial Business Combination by such date) (the “Combination Period”) or (B) with respect to any other provision relating to stockholders’ rights for pre-Initial Business Combination activities; and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an Initial Business Combination within the Combination Period, subject to the requirements of law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination. See “-Merger Agreement” below for a description of the pending Global Blue Transaction (as defined therein).

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NYSE rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the Initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes. As a result, such shares of Class A common stock have been recorded as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Pursuant to the Company’s amended certificate of incorporation, if the Company is unable to complete the Initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes (less $100,000 of accrued interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s directors and officers have entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Merger Agreement

On January 16, 2020, as disclosed in the Current Report on Form 8-K filed on January 16, 2020, as amended on January 21, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, SL Globetrotter, L.P., a Cayman Islands exempted limited partnership (“Globetrotter”), Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in 38, Zürichstrasse, 38-8306 Brüttisellen, Switzerland (“New Global Blue”), Global Blue US Holdco LLC, a Delaware limited liability company, Global Blue US Merger Sub Inc., a Delaware corporation, Global Blue Holding L.P., a Cayman Islands exempted limited partnership (“Cayman Holdings”), the individuals whose names appear on the signature pages thereof under the heading “Management Sellers” (the “Management Sellers” and, together with Globetrotter and Cayman Holdings, the “Seller Parties”), Global Blue Group AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in 38, Zürichstrasse, 38-8306 Brüttisellen, Switzerland (“Global Blue”), Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC, a Delaware limited liability company (“Founder”), and Jacques Stern, solely in his capacity as the Management Representative. The total consideration payable to the Seller Parties in connection with the Business Combination is based upon an enterprise value of Global Blue post-transaction of €2.3 billion (subject to adjustments based on indebtedness and other factors as more fully described in the Merger Agreement), a portion of which will be paid in cash and the remainder of which will be paid in shares of the surviving company. The pending Business Combination with Global Blue is referred to as the “Global Blue Transaction”.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

On August 4, 2020, the Company filed the SEC, and mailed to its stockholders, a notice of special meeting and a definitive proxy statement with respect to a special meeting of stockholders to be held on August 24, 2020 at which meeting the Company’s stockholders will be asked to vote on the Global Blue Transaction.

Going Concern Consideration

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2020, the Company had approximately $517,000 in its operating bank account, approximately $18.9 million of investment income available in the Trust Account to pay for franchise and income taxes, and a working capital deficit of approximately $9.0 million (excluding franchise and income tax obligations). Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

Through June 30, 2020, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 4) to the Sponsor, $300,000 in note payable and $40,276 in advances from related party, the proceeds from the consummation of the private placement not held in Trust Account of approximately $2.2 million, and investment income withdrawn from the Trust Account of approximately $5.4 million since inception to pay for tax obligations. The Company fully repaid these borrowings and advances from the Sponsor and related parties on June 15, 2018.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or pending business combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity, the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 14, 2020 (since the Company has executed a definitive agreement for an Initial Business Combination by June 14, 2020 but may not have completed the Initial Business Combination by such date).

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected through December 31, 2020. These accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 12, 2020.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 30,850,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for each period presented.

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock, for the three and six months ended June 30, 2020 is calculated by dividing the investment income earned on the Trust Account of approximately $179,000 and approximately $2.7 million, net of applicable income and franchise taxes of approximately $47,000 and approximately $614,000, resulting in total net income of approximately $132,000 and approximately $2.1 million, respectively, by the weighted average number of shares of Class A common stock outstanding of 63,250,000 for the periods. Net loss per share, basic and diluted for Class B common stock, for the three and six months ended June 30, 2020 is calculated by dividing the net loss of approximately $1.3 million and approximately $5.9 million, less income attributable to Class A common stock of approximately $132,000 and approximately $2.1 million, resulted to a net loss of approximately $1.4 million and approximately $8.0 million, respectively, by the weighted average number of shares of Class B common stock outstanding of 15,812,500 for the periods.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Net income per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account of approximately $4.3 million and approximately $8.1 million, net of applicable income and franchise taxes of approximately $967,000 and approximately $1.8 million, resulting in total net income of approximately $3.4 million and approximately $6.3 million, for three and six months ended June 30, 2019, respectively, by the weighted average number of shares of Class A common stock outstanding for the periods. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net income of approximately $2.6 million and $5.1 million, less income attributable to Class A common stock of approximately $3.4 million and $6.3 million, respectively, by the weighted average number of shares of Class B common stock outstanding for the periods.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. At June 30, 2020 and December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual result could differ from those estimates.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

As discussed in Note 1, all of the 63,250,000 Public Shares contain a redemption feature which allows for the redemption of Class A common stock under the Company’s liquidation or tender offer/stockholder approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares of Class A common stock shall be affected by charges against additional paid-in capital or in the absence of additional paid-in capital, retained earnings.

Accordingly, at June 30, 2020 and December 31, 2019, 61,666,074 and 62,258,819 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020 and December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3—Initial Public Offering

On June 14, 2018, the Company sold 63,250,000 Units at a price of $10.00 per Unit, including 8,250,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option.

Funds managed or advised by Third Point, LLC (“Third Point”) directly or indirectly purchased an aggregate of 4,000,000 Units in the Initial Public Offering at the public offering price.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one warrant (each, a “Public Warrant” and, collectively, the “Public Warrants”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share (see Note 6). No fractional shares will be issued upon separation of the Units and only whole Public Warrants will trade.

Note 4—Related Party Transactions

Founder Shares

On March 16, 2018, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. In June 2018, the Company effected two stock dividends, the first for 0.25 share per share, and the second for 0.1 share per share, aggregating 0.375 share of Class B common stock for each outstanding share of Class B common stock, resulting in 15,812,500 Founder Shares outstanding. On May 18, 2018, the Sponsor transferred 40,000 Founder Shares to each of the Company’s independent director nominees, at the original per share purchase price. Following the stock dividends in June 2018, each of the independent director nominees transferred 15,000 shares back to the Sponsor. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination on a one-for-one basis, subject to adjustments and certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The Sponsor had agreed to forfeit up to 2,062,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On June 14, 2018, the underwriters exercised their over-allotment option in full, hence, these Founder Shares were no longer subject to forfeiture.

The Company’s initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,766,667 whole warrants at a price of $1.50 per whole warrant (the “Private Placement Warrants”) ($14.65 million in the aggregate) in a private placement. Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Forward Purchase Agreement

On May 18, 2018, Cloudbreak Aggregator LP, the managing member of the Sponsor and an affiliate of Third Point, (the “Forward Purchaser”), entered into a forward purchase agreement (“Forward Purchase Agreement”) with the Company that provides for the purchase of shares of the Company’s Class A common stock for $9.50 per share in a private placement that will close simultaneously with the closing of the Company’s Initial Business Combination (“Forward Purchase Shares”). The actual number of Forward Purchase Shares to be purchased will be a number of shares (rounded up to the nearest whole share) equal to (A) the excess of the number of shares of Class A common stock that are redeemed from holders in connection with the Company’s Initial Business Combination (which redemptions are not revoked prior to the date of the Company’s Initial Business Combination) over 20,000,000, multiplied by (B) a fraction, the numerator of which is $10.00 and the denominator of which is $9.50. The Forward Purchase Shares will be identical to the shares of Class A common stock included in the Units sold in the Initial Public Offering, except that the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. The Forward Purchaser has the right to transfer a portion of its obligation to purchase the Forward Purchase Shares to permitted transferees, and the Sponsor may, in its discretion, transfer, directly or indirectly, certain of its Founder Shares and Private Placement Warrants to any such permitted transferees, subject to compliance with applicable securities laws. The Forward Purchase Agreement also provides that the Forward Purchaser and any permitted transferees are entitled to certain registration rights with respect to their Forward Purchase Shares.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated as of June 11, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Related Party Loans and Advances

The Company’s Sponsor had agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. In addition to the fully outstanding Note, the Sponsor and certain affiliates of the Company also paid certain administrative expenses and offering costs of $40,276 on behalf of the Company. These advances were due on demand and were non-interest bearing. The Company fully repaid the Note and advances to the Sponsor and affiliates on June 15, 2018.

Note 5—Commitments and Contingencies

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $11.85 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred underwriting commission of $0.35 per unit, or approximately $20.7 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive, and will not receive, any underwriting discounts on Units purchased, directly or indirectly, by Third Point.

Note 6—Stockholders’ Equity

Common Stock

On June 11, 2018, the Company amended and restated the certificate of incorporation, which increased the authorized common stock of the Company to include up to 400,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. The Company effectuated two stock dividends paid in June 2018, the first for 0.25 share per share, and the second for 0.1 share per share, aggregating 0.375 shares of Class B common stock for each outstanding share of Class B common stock outstanding prior to the initial dividend. At June 30, 2020 and 2019, there were 63,250,000 and 15,812,500 shares of Class A and Class B common stock issued and outstanding, respectively. Of the outstanding shares of Class A common stock, 61,666,074 and 62,258,819 shares of Class A common stock were subject to possible redemption at June 30, 2020 and December 31, 2019, respectively.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Warrants

The Public Warrants will become exercisable on the later of (a) 30 days after the completion of an Initial Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of an Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

FAR POINT ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7—Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of June 30, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

June 30, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$651,392,585	$—	$—

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account	$649,394,916	$—	$—

As of June 30, 2020 and December 31, 2019, the investments held in the Trust Account were comprised of U.S. treasury bills and investments in money market funds.

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the financial statements.

6,666,665 ORDINARY SHARES

PROSPECTUS

                , 2021

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Swiss law authorizes a corporation to indemnify past and present directors and officers of the corporation and any other individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons. The foregoing indemnification is prohibited under Swiss law unless (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Our Articles of Association provide that we shall indemnify directors and officers.

We have entered into indemnification agreements with our directors and certain executive officers, which provide, among others, that we will indemnify each such individual to the fullest extent permitted by law and as permitted by Swiss law from and against all judgements, penalties, fines or settlements to which he or she may be liable, and expenses that he or she may actually and reasonably incur, as a result of his or her actions in the exercise of his or her duties as director or officer; provided, that we shall not indemnify such individual if, among others, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item	7. Recent Sales of Unregistered Securities

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 16,107,708 Series A Preferred Shares to affiliates of SL Globetrotter, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 6,646,193 Series A Preferred Shares to affiliates of Global Blue Holding L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 138,846 Series A Preferred Shares to Estera Trust (Jersey) Limited, in its capacity as trustee of the Global Blue Equity Plan Employee Trust, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 825,242 Series A Preferred Shares to certain members of Global Blue management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such Series A Preferred Shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 93,879,851 ordinary shares to affiliates of SL Globetrotter, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 38,735,727 ordinary shares to affiliates of Global Blue Holding L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 10,421,052 ordinary shares to affiliates of Third Point in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 3,723,363 ordinary shares to Thomas W. Farley in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 1,051,569 ordinary shares to Estera Trust (Jersey) Limited, in its capacity as trustee of the Global Blue Equity Plan Employee Trust, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 4,246,770 ordinary shares to certain members of Global Blue management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 712,958 ordinary shares to certain members of FPAC management in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 1,500,000 ordinary shares to Manulife in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Such ordinary shares are being registered pursuant to this registration statement.

On August 28, 2020, in connection with the Business Combination and the related transactions described in this registration statement, Global Blue issued 12,500,000 ordinary shares to Antfin (Hong Kong) Holding Limited in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 1,904,761 ordinary shares to Alyeska Master Fund, L.P. in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 225,000 ordinary shares to Wells Fargo Global Small Cap Fund in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

On March 22, 2021, in connection with the acquisition of ZigZag Global, Global Blue issued 4,536,904 ordinary shares to Wells Fargo Special Small Cap Value Fund in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

Item	8. Exhibits.

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

EXHIBIT NO.	Description

2.1	Merger Agreement, dated January 16, 2020, by and among Far Point Acquisition Corporation, SL Globetrotter, L.P., Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc., Global Blue Holding L.P., Global Blue Group AG, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC and Jacques Stern, solely in his capacity as the Management Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A of Far Point Acquisition Corporation filed January 21, 2020 (file no. 001-38521))

3.1	Articles of Association of Global Blue Group Holding AG (incorporated by reference to Exhibit 3.1 to the Report of Foreign Private Issuer on Form 6-K filed on February 24, 2021 (file no. 001-39477))

3.2	Organizational Regulations of the Board of Directors of Global Blue Group Holding AG (incorporated by reference to Exhibit 1.2 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

4.1	Specimen ordinary share certificate of Global Blue Group Holding AG (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4/A filed June 19, 2020 (file no. 333- 236581))

4.2	Specimen warrant certificate of Global Blue Group Holding AG (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4/A filed June 19, 2020 (file no. 333- 236581))

4.3	Warrant Agreement, dated June 11, 2018, by and between Far Point Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed June 15, 2018 (file no. 001-38521))

4.4	Warrant Assumption Agreement, dated August 28, 2020, by and among Far Point Acquisition Corporation, Global Blue Holding AG and Continental Stock Transfer & Trust Company, as Warrant agent (incorporated by reference to Exhibit 2.4 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

5.1	Opinion of Niederer Kraft Frey AG as to validity of ordinary shares as of Global Blue Group Holding AG*

10.1	Relationship Agreement, dated September 7, 2020, between Global Blue Group Holding AG, SL Globetrotter, L.P. and Antfin (Hong Kong) Holding Limited (incorporated by reference to Exhibit B to Schedule 13D filed by Global Blue Holding L.P., SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on September 8, 2020 (file no. 005-91658))

10.2	Shareholders Agreement, dated August 28, 2020, by and among Global Blue Holding L.P., SL Globetrotter, L.P., Thomas W. Farley and certain members of management of Global Blue Group Holding AG (incorporated by reference to Exhibit 10.1 to the Report of the Foreign Private Issuer on Form 6-K filed on August 31, 2020 (file no. 001-39477))

EXHIBIT NO.	Description

10.3	Management Shareholders Agreement, dated January 16, 2020, by and among Global Blue Holding LP, SL Globetrotter, L.P., Jacques Stern, as Management Representative, Global Blue Group Holding AG, with respect to Clause 7, Partners Group Private Equity (Master Fund), LLC, Partners Group Barrier Reef, L.P. and Partners Group Client Access 5, L.P. Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form F-4 filed February 24, 2020 (file no. 333-236581))

10.4	Management Shareholders Agreement Deed of Amendment, dated August 26, 2020, by and among Global Blue Holding L.P., Jacques Stern in his capacity as Management Representative, Global Blue Group Holding AG, SL Globetrotter, L.P. and Estera Trust (Jersey) Limited in its capacity as trustee of the Global Blue Equity Plan Employee Trust (incorporated by reference to Exhibit 10.3 to the Report of Foreign Private Issuer on Form 6-K filed August 31, 2020 (file no. 001-39477))

10.5	Conversion Agreement, dated August 28, 2020, by and among Global Blue Group Holding AG, Global Blue Holding LP, SL Globetrotter, L.P. and the several persons whose names and addresses are set out in each of his/her respective joinder agreements in a form substantively the same as that set out in Schedule 1 thereto (incorporated by reference to Exhibit 4.7 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

10.6	Registration Rights Agreement, dated August 28, 2020, by and among Global Blue Group Holding AG, certain affiliates of Third Point LLC, SL Globetrotter, L.P., Global Blue Holding L.P. and certain other holders listed therein (incorporated by reference to Exhibit 10.2 to the Report of Foreign Private Issuer on Form 6-K filed August 31, 2020 (file no. 001-39477))

10.7	Waiver Letter, dated July 13, 2020, from SL Globetrotter, L.P. to Far Point Acquisition Corporation (incorporated by reference to Exhibit I to Amendment No. 1 to Schedule 13D filed by SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on July 14, 2020 (file no. 005-90520))

10.8	Commitment Letter, dated July 13, 2020, from certain Seller Parties to Global Blue Group Holding AG, including form of Loan Agreement among certain Seller Parties and Global Blue Group Holding AG (incorporated by reference to Exhibit J to Amendment No. 1 to Schedule 13D filed by SL Globetrotter, L.P., SL Globetrotter GP, Ltd., Silver Lake Technology Associates III Cayman, L.P., and Silver Lake (Offshore) AIV GP III, Ltd. on July 14, 2020 (file no. 005-90520))

10.9	Loan Indemnity Letter, dated September 30, 2020, by and among Global Blue Holding L.P., SL Globetrotter, L.P. and Global Blue Group Holding AG (incorporated by reference to Exhibit 10.9 to the Report of Foreign Private Issuer on Form F-1/A filed October 6, 2020 (file no. 333-248927))

10.10	Letter Agreement, dated August 15, 2020, by and among Far Point Acquisition Corporation, SL Globetrotter, L.P., individually and in its capacity as the GB Shareholders’ Representative under Merger Agreement, Global Blue Group AG, Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc. and Global Blue Holding L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

10.11	Letter Agreement, dated August 15, 2020, by and among SL Globetrotter, L.P., individually and in its capacity as the GB Shareholders’ Representative under Merger Agreement, Global Blue Group AG, Global Blue Group Holding AG, Global Blue US Holdco LLC, Global Blue US Merger Sub Inc. and Global Blue Holding L.P., Cloudbreak Aggregator LP, Far Point LLC, Third Point Ventures LLC (as nominee of the TP Funds), Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners Qualified L.P., Third Point Partners L.P. and Third Point Enhanced L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

EXHIBIT NO.	Description

10.12	Letter Agreement, dated August 15, 2020, by and among Far Point Acquisition Corporation, Cloudbreak Aggregator LP, Far Point LLC, Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Partners Qualified L.P., Third Point Partners L.P. and Third Point Enhanced L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Far Point Acquisition Corporation filed August 17, 2020 (file no. 001-38521))

10.13	Conformed copy of Second Amended IPO Facilities Agreement, dated as of October 25, 2019 as amended by an amendment letter dated January 14, 2020, by and among Global Blue Group AG and the banks named therein (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form F-4/A filed on June 19, 2020 (file no. 333-236581))

10.14	Waiver Letter, dated as of February 3, 2021, between, among others, Global Blue Group Holding AG and RBC Europe Limited as agent*

20.1	Employment Agreement, dated as of August 31, 2020, between Jacques Stern and Global Blue SA (incorporated by reference to Exhibit 4.11 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

20.2	Director Agreement, dated as of August 31, 2020, between Global Blue Group Holding AG and Eric Meurice (incorporated by reference to Exhibit 4.5 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

20.3	Director Agreement, dated as of August 31, 2020, between Global Blue Group Holding AG and Eric Strutz (incorporated by reference to Exhibit 4.6 to the Shell Company Report on Form 20-F filed on September 3, 2020 (file no. 001-39477))

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-4 filed February 24, 2020 (file no. 333-236581))

23.1	Consent of PricewaterhouseCoopers SA*

23.2	Consent of WithumSmith+Brown, PC*

23.3	Consent of Niederer Kraft Frey AG (included in Exhibit 5.1)*

24.1	Powers of Attorney*

*	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item	9. Undertakings.

(a)	The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby undertakes:

(1)

that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused Form F-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zürich, Switzerland, on March 23, 2021.

GLOBAL BLUE GROUP HOLDING AG

By:	/s/ Jacques Stern
Jacques Stern

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Jacques Stern as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Joseph Howard Osnoss as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form F-1 Registration Statement has been signed by the following on March 23, 2021 in the capacities indicated.

Signature	Title

/s/ Thomas W. Farley Thomas W. Farley	Chairman of the Board of Directors

/s/ Jacques Stern Jacques Stern	President and Chief Executive Officer (Principal Executive Officer), Director

Signature	Title

/s/ Loïc Jenouvrier Loïc Jenouvrier	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Marcel Erni Marcel Erni	Director

/s/ Christian Lucas Christian Lucas	Director

/s/ Joseph Osnoss Joseph Osnoss	Director

/s/ Angel Ying Zhao Angel Ying Zhao	Director

/s/ Eric Strutz Eric Strutz	Director

/s/ Eric Meurice Eric Meurice	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Global Blue Group Holding AG, has signed this registration statement in the City of New York, State of New York, on March 23, 2021.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President